FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-227446-04

MSC 2019-H6

Free Writing Prospectus

Structural and Collateral Term Sheet

$686,832,759

(Approximate Total Mortgage Pool Balance)

$601,837,000

(Approximate Offered Certificates)

Morgan Stanley Capital I Inc.

as Depositor

Morgan Stanley Mortgage Capital Holdings LLC

Argentic Real Estate Finance LLC

Cantor Commercial Real Estate Lending, L.P.

Starwood Mortgage Capital LLC

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates

Series 2019-H6

May 29, 2019

MORGAN STANLEY Co-Lead Bookrunning Manager		Cantor Fitzgerald & Co. Co-Lead Bookrunning Manager
Bancroft Capital, LLC Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (File No. 333-227446) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-718-1649 or by email to prospectus@ms.com.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.

Neither this Term Sheet nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. This Term Sheet is subject to change, completion or amendment from time to time. The information contained herein will be superseded by similar information delivered to you as part of the Preliminary Prospectus. The information contained herein supersedes any such information previously delivered. The information contained herein should be reviewed only in conjunction with the entire Preliminary Prospectus. All of the information contained herein is subject to the same limitations and qualifications contained in the Preliminary Prospectus. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described in the Preliminary Prospectus. The information contained herein will be more fully described in the Preliminary Prospectus. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Preliminary Prospectus in its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Term Sheet is truthful or complete. Any representation to the contrary is a criminal offense.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this Term Sheet may have been attached are not applicable to this Term Sheet and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this Term Sheet having been sent via Bloomberg or another email system.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

THE ASSET-BACKED SECURITIES REFERRED TO IN THIS TERM SHEET ARE BEING OFFERED WHEN, AS AND IF ISSUED. IN PARTICULAR, YOU ARE ADVISED THAT THE ASSET-BACKED SECURITIES, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING, AMONG OTHER THINGS, THE POSSIBILITY THAT ONE OR MORE CLASSES OF SECURITIES MAY BE SPLIT, COMBINED OR ELIMINATED), AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS. AS A RESULT, YOU MAY COMMIT TO PURCHASE SECURITIES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND YOU ARE ADVISED THAT ALL OR A PORTION OF THE SECURITIES MAY NOT BE ISSUED THAT HAVE THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. OUR OBLIGATION TO SELL SECURITIES TO YOU IS CONDITIONED ON THE SECURITIES AND THE UNDERLYING TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. IF WE DETERMINE THAT THE FOREGOING CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, WE WILL NOTIFY YOU, AND NEITHER THE ISSUING ENTITY NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION OF THE SECURITIES WHICH YOU HAVE COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN US AS A CONSEQUENCE OF THE NON-DELIVERY.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-H6	Structural Overview

Offered Certificates

Class	Expected Ratings (Fitch/KBRA/S&P)(1)	Approximate Initial Certificate Balance or Notional Amount(2)		Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
Class A-1	AAAsf/AAA(sf)/AAA(sf)	$18,000,000		30.000%	(7)	2.76	1 – 58	16.6%	40.7%
Class A-2	AAAsf/AAA(sf)/AAA(sf)	$21,100,000		30.000%	(7)	4.82	58 – 58	16.6%	40.7%
Class A-SB	AAAsf/AAA(sf)/AAA(sf)	$27,300,000		30.000%	(7)	7.28	58 – 114	16.6%	40.7%
Class A-3	AAAsf/AAA(sf)/AAA(sf)		(8)	30.000%	(7)	(8)	(8)	16.6%	40.7%
Class A-4	AAAsf/AAA(sf)/AAA(sf)		(8)	30.000%	(7)	(8)	(8)	16.6%	40.7%
Class X-A	AAAsf/AAA(sf)/AAA(sf)	$480,782,000	(9)	N/A	Variable(10)	N/A	N/A	N/A	N/A
Class X-B	A-sf/AAA(sf)/NR	$121,055,000	(9)	N/A	Variable(10)	N/A	N/A	N/A	N/A
Class A-S	AAAsf/AAA(sf)/AA(sf)	$63,532,000		20.750%	(7)	9.91	119 – 119	14.6%	46.0%
Class B	AA-sf/AA+(sf)/NR	$26,615,000		16.875%	(7)	9.91	119 – 119	14.0%	48.3%
Class C	A-sf/A(sf)/NR	$30,908,000		12.375%	(7)	9.91	119 – 119	13.2%	50.9%

Privately Offered Certificates(11)

Class	Expected Ratings (Fitch/KBRA/S&P)(1)	Approximate Initial Certificate Balance or Notional Amount(2)		Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
Class X-D(12)	BBBsf/AAA(sf)/NR	$14,938,000	(9)	N/A	Variable(10)	N/A	N/A	N/A	N/A
Class D(12)	BBBsf/A-(sf)/NR	$14,938,000		10.200%	(7)	9.94	119 – 120	12.9%	52.2%
Class E-RR(12)	BBB-sf/BBB+(sf)/NR	$11,676,000		8.500%	(7)	9.99	120 – 120	12.7%	53.2%
Class F-RR	BBB-sf/BBB(sf)/NR	$10,303,000		7.000%	(7)	9.99	120 – 120	12.5%	54.0%
Class G-RR	BB+sf/BBB-(sf)/NR	$7,727,000		5.875%	(7)	9.99	120 – 120	12.3%	54.7%
Class H-RR	BB-sf/BB(sf)/NR	$10,302,000		4.375%	(7)	9.99	120 – 120	12.1%	55.6%
Class J-RR	B-sf/B(sf)/NR	$6,869,000		3.375%	(7)	9.99	120 – 120	12.0%	56.1%
Class K-RR	NR/NR/NR	$23,180,759		0.000%	(7)	9.99	120 – 120	11.6%	58.1%

(1)	Ratings shown are those of Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, Inc. (“KBRA”) and S&P Global Ratings, a Standard & Poor’s Financial Services LLC business (“S&P”). Certain nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the certificates. There can be no assurance as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings” in the Preliminary Prospectus, expected to be dated on or about May 29, 2019 (the “Preliminary Prospectus”). Capitalized terms used but not defined herein have the meanings assigned to such terms in the Preliminary Prospectus.

(2)	Approximate, subject to a permitted variance of plus or minus 5% or, in the case of the Class A-3, Class A-4, Class X-D, Class D and Class E-RR certificates, such greater percentages as are contemplated by footnotes (8) and (12) below. In addition, the notional amounts of the Class X-A, Class X-B and Class X-D certificates may vary depending upon the final pricing of the classes of principal balance certificates whose certificate balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any class of the Class X-A, Class X-B or Class X-D certificates, as applicable, would be equal to zero at all times, such class of certificates will not be issued on the closing date of this securitization.

(3)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, are represented in the aggregate.

(4)	The Expected Weighted Average Life and Expected Principal Window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.

(5)	Certificate Principal UW NOI Debt Yield for any class of principal balance certificates is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial certificate balance of all the principal balance certificates, and the denominator of which is the total initial certificate balance of the subject class of principal balance certificates and all other classes of principal balance certificates, if any, that are senior to such class. The Certificate Principal UW NOI Debt Yields of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates are calculated in the aggregate for those classes as if they were a single class.

(6)	Certificate Principal to Value Ratio for any class of principal balance certificates is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial certificate balance of the subject class of principal balance certificates and all other classes of principal balance certificates, if any, that are senior to such class, and the denominator of which is the total initial certificate balance of all the principal balance certificates. The Certificate Principal to Value Ratios of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates are calculated in the aggregate for those classes as if they were a single class.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-H6	Structural Overview

(7)	The pass-through rate for each class of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class J-RR and Class K-RR certificates (collectively referred to as the “principal balance certificates”) will be one of the following: (i) a fixed rate per annum; (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date; (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date; or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the net mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(8)	The exact initial certificate balances of the Class A-3 and Class A-4 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the initial certificate balances, weighted average lives and principal windows of the Class A-3 and Class A-4 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-3 and Class A-4 certificates is expected to be approximately $414,382,000, subject to a variance of plus or minus 5%.

Class of Certificates	Expected Range of Initial Certificate Balance	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window (Months)
Class A-3	$90,000,000 - $190,000,000	9.65 – 9.73	114 – 117 / 114 – 118
Class A-4	$224,382,000 - $324,382,000	9.84 – 9.86	117 – 119 / 118 – 119

(9)	The Class X-A, Class X-B and Class X-D certificates (collectively referred to as the “Class X certificates”) are notional amount certificates and will not be entitled to distributions of principal. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class A-S, Class B and Class C certificates. The notional amount of the Class X-D certificates will be equal to the certificate balance of the Class D certificates. If the certificate balance of a class of principal balance certificates constitutes all or part of the notional amount of a class of Class X certificates, then such class of principal balance certificates constitutes “an underlying class of principal balance certificates” for such class of Class X certificates.

(10)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class D certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the net mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(11)	Not offered pursuant to the Preliminary Prospectus or this Term Sheet. Information provided in this Term Sheet regarding the characteristics of these certificates is provided only to enhance your understanding of the offered certificates. The privately offered certificates also include the Class V and Class R certificates, which do not have a certificate balance, notional amount, pass-through rate, rating or rated final distribution date, and which are not shown in the chart. The Class V certificates represent a beneficial ownership interest held through the grantor trust in certain excess interest in respect of mortgage loans having anticipated repayment dates, if any. The Class R certificates represent the beneficial ownership of the residual interest in each of the real estate mortgage investment conduits, as further described in the Preliminary Prospectus.

(12)	The initial certificate balance of each class of the Class D and Class E-RR certificates and the initial notional amount of the Class X-D certificates are subject to change based on final pricing of all certificates (other than the Class R certificates) and the final determination of the fair market value of the Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class J-RR and Class K-RR certificates (collectively, the “RR Certificates”), which will be retained by a “third-party purchaser” or its “majority-owned affiliate” (in each case as defined under Regulation RR) in satisfaction of the retention obligations of Morgan Stanley Mortgage Capital Holdings LLC, in its capacity as “retaining sponsor” (as defined under Regulation RR). The initial certificate balance of the Class D certificates (and correspondingly, the initial notional amount of the Class X-D certificates) is expected to fall within a range of $12,534,000 to $17,342,000. The initial certificate balance of the Class E-RR certificates is expected to fall within a range of $9,272,000 to $14,080,000. For more information regarding the methodology and key inputs and assumptions used to determine the sizing of the RR Certificates, see “Credit Risk Retention” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-H6	Structural Overview

Issue Characteristics

Offered Certificates:	$601,837,000 (approximate) monthly pay, multi-class, commercial mortgage pass-through certificates, consisting of eight principal balance classes (Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B and Class C) and two interest-only classes (Class X-A and Class X-B)
Co-Lead Bookrunning Managers:	Morgan Stanley & Co. LLC and Cantor Fitzgerald & Co.
Co-Manager:	Bancroft Capital, LLC
Mortgage Loan Sellers:	Morgan Stanley Mortgage Capital Holdings LLC, Argentic Real Estate Finance LLC, Cantor Commercial Real Estate Lending, L.P. and Starwood Mortgage Capital LLC
Rating Agencies:	Fitch, KBRA and S&P
Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association
Special Servicer:	Midland Loan Services, a Division of PNC Bank, National Association
Trustee/Certificate Administrator/ Certificate Registrar/Custodian:	Wells Fargo Bank, National Association
Operating Advisor:	Park Bridge Lender Services LLC
Asset Representations Reviewer:	Park Bridge Lender Services LLC
Initial Directing Certificateholder:	KKR Real Estate Credit Opportunity Partners Aggregator I L.P. or an affiliate thereof
Credit Risk Retention:	Eligible horizontal residual interest
Cut-off Date:	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in June 2019 (or, in the case of any mortgage loan that has its first due date after June 2019, the date that would have been its due date in June 2019 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Expected Pricing Date:	Week of June 3, 2019
Expected Closing Date:	June 19, 2019
Determination Dates:	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.
Distribution Dates:	The 4th business day following each determination date. The first distribution date will be in July 2019.
Rated Final Distribution Date:	The distribution date in June 2052
Interest Accrual Period:	Preceding calendar month
Payment Structure:	Sequential pay
Tax Treatment:	REMIC
Optional Termination:	1.00% clean-up call
Minimum Denominations:	$10,000 for each class of Offered Certificates (other than Class X-A and Class X-B certificates); $1,000,000 for the Class X-A and Class X-B certificates
Settlement Terms:	DTC, Euroclear and Clearstream
Legal/Regulatory Status:	Each class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No class of Offered Certificates is SMMEA eligible.
Analytics:	The certificate administrator is expected to make available all distribution date statements, CREFC® reports and supplemental notices received by it to certain modeling financial services as described in the Preliminary Prospectus.
Bloomberg Ticker:	MSC 2019-H6<MTGE><GO>
Risk Factors:	THE OFFERED CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE PRELIMINARY PROSPECTUS.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-H6	Structural Overview

Structural Overview

Accrual:	Each class of Offered Certificates will accrue interest on a 30/360 basis.
Amount and Order of Distributions:

On each distribution date, funds available for distribution on the certificates from the mortgage loans, net of (i) any yield maintenance charges and prepayment premiums or (ii) any excess interest, will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B and Class X-D certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes;

Second, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates as follows, to the extent of available funds allocable to principal: either (i)(a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E to the Preliminary Prospectus, and (b) second, to principal on each class of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, in that order, in each case until the certificate balance of such class of certificates has been reduced to zero, or (ii) if the certificate balance of each class of the Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class J-RR and Class K-RR certificates has been reduced to zero as a result of the allocation of losses on the mortgage loans to those certificates, to principal on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates;

Third, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates: (a) first, up to an amount equal to, and pro rata based on, any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by each such class, and (b) second, up to an amount equal to, and pro rata based on, interest on such unreimbursed losses previously allocated to each such class at the pass-through rate for such class from the date the related loss was allocated to such class;

Fourth, to each class of the Class A-S, Class B and Class C certificates, in that order, as follows: (a) to interest on such class of certificates in the amount of its interest entitlement; (b) to the extent of available funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in this clause or prior enumerated clauses set forth above), to principal on such class of certificates until its certificate balance has been reduced to zero; and (c) to reimburse such class of certificates, first, for any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, and second, for interest on such unreimbursed losses at the pass-through rate for such class from the date the related loss was allocated to such class;

Fifth, to the Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class J-RR and Class K-RR certificates in the amounts and order of priority described in “Description of the Certificates—Distributions” in the Preliminary Prospectus; and

Sixth, to the Class R certificates, any remaining amounts.

Interest and Principal Entitlements:

The interest entitlement of each class of Offered Certificates on each distribution date generally will be the interest accrued during the related interest accrual period on the related certificate balance or notional amount at the related pass-through rate, net of any prepayment interest shortfalls allocated to that class for such distribution date as described below. If prepayment interest shortfalls arise from voluntary prepayments on serviced mortgage loans during any collection period, the master servicer is required to make a limited compensating interest payment to offset those shortfalls. See “Description of the Certificates—Prepayment Interest Shortfalls” in the Preliminary Prospectus. The remaining amount of prepayment interest shortfalls will be allocated to reduce the interest entitlement on all classes of certificates (other than the Class V and Class R certificates), pro rata, based on their respective amounts of accrued interest for the related distribution date. If a class receives less than the entirety of its interest entitlement on any distribution date, then the shortfall (excluding any shortfall due to prepayment interest shortfalls), together with interest thereon, will be added to its interest entitlement for the next succeeding distribution date.

The principal distribution amount for each distribution date generally will be the aggregate amount of principal received or advanced in respect of the mortgage loans, net of any non-recoverable advances and interest thereon and any workout-delayed reimbursement amounts that are reimbursed to the master servicer or the trustee during the related collection period. Non-recoverable advances and interest thereon are reimbursable from principal collections before reimbursement from other amounts. Workout-delayed reimbursement amounts will be reimbursable from principal collections.

Special Servicer Compensation:

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee.

The special servicing fee for each distribution date is calculated at the special servicing fee rate based on the outstanding principal balance of each mortgage loan and any related companion loan that is serviced under the pooling and servicing agreement for this securitization (a “serviced mortgage loan” and “serviced companion loan”, respectively) and that is being specially serviced or as to which the related mortgaged property has become an REO property. The special servicing fee rate will be a rate equal to the greater of 0.25% per annum and the per annum rate that would result in a special servicing fee of $3,500 for the related month. The special servicing fee will be payable monthly, first, from liquidation proceeds, insurance and condemnation proceeds,

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-H6	Structural Overview

and other collections in respect of the related specially serviced mortgage loan or REO property and, then, from general collections on all the mortgage loans and any REO properties.

The special servicer will also be entitled to (i) liquidation fees generally equal to 1.0% of liquidation proceeds and certain other collections in respect of a specially serviced mortgage loan (and any related serviced companion loan) or related REO property and of amounts received in respect of mortgage loan repurchases by the related mortgage loan sellers and (ii) workout fees generally equal to 1.0% of interest (other than post-ARD excess interest on mortgage loans with anticipated repayment dates and other than default interest) and principal payments made in respect of a rehabilitated mortgage loan (and any related serviced companion loan), in the case of each of clause (i) and (ii), subject to a cap of $1,000,000 and a floor of $25,000 with respect to any mortgage loan, whole loan or related REO property and subject to certain adjustments and exceptions as described in the Preliminary Prospectus under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicing Compensation”.

With respect to any non-serviced mortgage loan, the related special servicer under the related other pooling and servicing agreement pursuant to which such mortgage loan is being serviced will be entitled to similar compensation as that described above with respect to such non-serviced mortgage loan under such other pooling and servicing agreement as further described in the Preliminary Prospectus, although any related fees may accrue at a different rate and there may be a higher (or no) cap on liquidation and workout fees.

Prepayment Premiums/Yield Maintenance Charges:

If any yield maintenance charge or prepayment premium is collected during any collection period with respect to any mortgage loan, then on the immediately succeeding distribution date, the certificate administrator will pay to the holders of each class of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C and Class D certificates the product of (a) the amount of such yield maintenance charge or prepayment premium (net of any liquidation fees payable therefrom), (b) the related Base Interest Fraction for such class and the applicable principal prepayment, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that distribution date, and the denominator of which is the total amount of principal distributed to all principal balance certificates (other than the Control Eligible Certificates) for that distribution date.  Any yield maintenance charge or prepayment premium (net of any liquidation fees payable therefrom) that is collected during any collection period with respect to any mortgage loan and remaining after the distributions in the preceding sentence (as to the applicable distribution date, the “Class X YM Distribution Amount”) will be distributed to the holders of the Class X certificates as follows:  (a) first, to the Class X-A and Class X-B certificates, in the case of each such class in an amount equal to the product of (i) a fraction, the numerator of which is equal to the amount of principal distributed on the applicable distribution date with respect to the underlying class(es) of principal balance certificates whose certificate balances comprise the notional amount of such class of Class X certificates, and the denominator of which is the total amount of principal distributed on the applicable distribution date with respect to the principal balance certificates, multiplied by (ii) the Class X YM Distribution Amount for the applicable distribution date, and (b) second, to the Class X-D certificates, in an amount equal to the portion of the Class X YM Distribution Amount remaining after the distributions to the holders of the Class X-A and Class X-B certificates.

Notwithstanding any of the foregoing to the contrary, if at any time the certificate balances of the principal balance certificates (other than the Control Eligible Certificates) have been reduced to zero as a result of the allocation of principal payments on the mortgage loans, the certificate administrator will pay to the holders of each remaining class of principal balance certificates then entitled to distributions of principal on the related distribution date the product of (a) any yield maintenance charge or prepayment premium distributable on the subject distribution date (net of any liquidation fees payable therefrom) and (b) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that distribution date, and the denominator of which is the total amount of principal distributed to all principal balance certificates for that distribution date.

“Base Interest Fraction” means, with respect to any principal prepayment of any mortgage loan that provides for the payment of a yield maintenance charge or prepayment premium, and with respect to any class of principal balance certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class, and (ii) the applicable discount rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related mortgage loan and (ii) the applicable discount rate; provided, that: under no circumstances will the Base Interest Fraction be greater than one; if the discount rate referred to above is greater than or equal to both the mortgage interest rate on the related mortgage loan and the pass-through rate on that class, then the Base Interest Fraction will equal zero; and if the discount rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

Consistent with the foregoing, the Base Interest Fraction is equal to:
(Pass-Through Rate – Discount Rate)
(Mortgage Rate – Discount Rate)

Realized Losses:

On each distribution date, immediately following the distributions to be made to the certificateholders on that date, the certificate administrator is required to calculate the amount, if any, by which (i) the aggregate stated principal balance of the mortgage loans, including any successor REO loans expected to be outstanding immediately following that distribution date is less than (ii) the then aggregate certificate balance of the principal balance certificates after giving effect to distributions of principal on that distribution date (any such deficit, a “Realized Loss”), which amount will be applied to reduce the certificate balances of the Class K-RR, Class J-RR, Class H-RR, Class G-RR, Class F-RR, Class E-RR, Class D, Class C, Class B and Class A-S certificates, in that order, in each case until the related certificate balance has been reduced to zero, and then to the Class A-1,

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-H6	Structural Overview

Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, pro rata, based upon their respective certificate balances, until their respective certificate balances have been reduced to zero.
Serviced Whole Loans:

Each of the following mortgaged properties or portfolio of mortgaged properties secures a mortgage loan and one or more pari passu promissory notes (each, a “serviced pari passu companion loan” and also a “serviced companion loan”) that will be serviced pursuant to the related intercreditor agreement and (subject to the discussion in the next paragraph) the pooling and servicing agreement for this transaction: SoCal Retail Portfolio (prior to the securitization of the related control note) and FedEx Niles. With respect to each such mortgaged property or portfolio of mortgaged properties, the related mortgage loan, together with the related serviced pari passu companion loan(s), is referred to herein (for so long as it is serviced under the pooling and servicing agreement for this transaction) as a “serviced pari passu whole loan” and also a “serviced whole loan.” Each serviced pari passu companion loan is not part of the mortgage pool and may be contributed to one or more future securitization transactions (if not already securitized) or may be otherwise transferred at any time, subject to compliance with the related intercreditor agreement. See the table below entitled “Mortgage Loans with Pari Passu Companion Loans” and “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus, for additional information regarding each such whole loan.

With respect to the SoCal Retail Portfolio whole loan (a “servicing shift whole loan”), the pooling and servicing agreement for this transaction will govern servicing of such whole loan until the securitization of the related control note; however, servicing of such whole loan will generally be directed by the holder of the related control note (which is not included in this securitization), and such holder will have the right to replace the special servicer with respect to the related whole loan with or without cause. After the securitization of the related control note, a servicing shift whole loan will cease to be a serviced whole loan and will be serviced pursuant to the pooling and servicing agreement for another securitization transaction (see “Non-Serviced Whole Loans” below).

Non-Serviced Whole Loans:	Each of the following mortgaged properties or portfolio of mortgaged properties secures a mortgage loan (each, a “non-serviced mortgage loan”), one or more pari passu promissory notes and, in some cases, one or more generally subordinate promissory notes (each such pari passu or generally subordinate promissory note, a “non-serviced companion loan”) that will be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement or trust and servicing agreement (referred to herein as a related “pooling and servicing agreement”) for another securitization transaction: 9201 West Sunset Boulevard, SoCal Retail Portfolio (on and after the securitization of the related control note), ILPT Hawaii Portfolio, Tower 28, The Block Northway, 65 Broadway, AC by Marriott San Jose, Westin Atlanta Airport, Shelbourne Global Portfolio II and 3 Columbus Circle. With respect to each such mortgaged property, the related mortgage loan, together with the related non-serviced companion loan(s), is referred to herein (for so long as it is serviced under the pooling and servicing agreement for another securitization transaction) as a “non-serviced whole loan.” Each non-serviced companion loan is not part of the mortgage pool and may be contributed to one or more future securitization transactions (if not already securitized) or may be otherwise transferred at any time, subject to compliance with the related intercreditor agreement. Servicing of each non-serviced whole loan will generally be directed by the holder of the related control note (or, if such control note is included in a securitization, the directing certificateholder thereunder (or other party designated to exercise the rights of such control note)), and such holder will have the right to replace the special servicer with respect to the related whole loan with or without cause. See the table below entitled “Mortgage Loans with Pari Passu Companion Loans” and “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus for additional information regarding each such whole loan.
Directing Certificateholder/ Controlling Class:

The initial Directing Certificateholder is expected to be KKR Real Estate Credit Opportunity Partners Aggregator I L.P. (or an affiliate thereof).

The “Directing Certificateholder” will be the Controlling Class Certificateholder (or its representative) selected by more than 50% (by certificate balance) of the Controlling Class Certificateholders; provided, that (1) absent that selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders (by certificate balance) that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate certificate balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, that (i) if such holder elects or has elected to not be the Directing Certificateholder, the holder of the next largest aggregate certificate balance of the Controlling Class will be the Directing Certificateholder, (ii) in the event no one holder owns the largest aggregate certificate balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the pooling and servicing agreement, and (iii) the certificate administrator and the other parties to the pooling and servicing agreement will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar) or the resignation of the then current Directing Certificateholder.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate certificate balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts (as defined below)) at least equal to 25% of the initial certificate balance thereof; provided, that if at any time the certificate balances of the principal balance certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a certificate balance greater than zero without regard to the application of any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the closing date will be the Class K-RR certificates.

The “Control Eligible Certificates” will be any of the Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class J-RR and Class K-RR certificates.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-H6	Structural Overview

Control Rights:

Prior to a Control Termination Event, the Directing Certificateholder will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Control Termination Event” will occur when the Class E-RR Certificates have a certificate balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balance thereof) of less than 25% of the initial certificate balance thereof; provided, that a Control Termination Event will be deemed not continuing in the event that the certificate balances of the principal balance certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent rights, but the Directing Certificateholder will have certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Consultation Termination Event” will occur when there is no class of Control Eligible Certificates that has a then outstanding certificate balance at least equal to 25% of the initial certificate balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; provided, that a Consultation Termination Event will be deemed not continuing in the event that the certificate balances of the principal balance certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent or consultation rights, except with respect to any rights expressly set forth in the pooling and servicing agreement.

Notwithstanding any proviso to, or other contrary provision in, the definitions of “Control Termination Event,” “Consultation Termination Event” and “Operating Advisor Consultation Event,” a Control Termination Event, a Consultation Termination Event and an Operating Advisor Consultation Event will be deemed to have occurred with respect to any Excluded DCH Loan, and neither the Directing Certificateholder nor any Controlling Class Certificateholder will have any consent or consultation rights with respect to the servicing of such Excluded DCH Loan.

An “Excluded DCH Loan” is a mortgage loan or whole loan with respect to which the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party. It is expected that there will be no Excluded DCH Loans as of the closing date with respect to this securitization.

“Borrower Party” means a borrower, a manager of a mortgaged property, an Accelerated Mezzanine Loan Lender or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a manager of a mortgaged property or an Accelerated Mezzanine Loan Lender, (a) any other person or entity controlling or controlled by or under common control with such borrower, manager or Accelerated Mezzanine Loan Lender, as applicable, or (b) any other person or entity owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, manager or Accelerated Mezzanine Loan Lender, as applicable. For the purposes of this definition, “control” when used with respect to any specified person or entity means the power to direct the management and policies of such person or entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

Notwithstanding any of the foregoing to the contrary, if any mortgage loan is part of a whole loan, the Directing Certificateholder’s consent and/or consultation rights with respect thereto may be limited as described in the Preliminary Prospectus. In particular, with respect to each non-serviced whole loan and any servicing shift whole loan, the Directing Certificateholder will only have certain consultation rights with respect to certain major decisions and other matters related to such whole loan, in each case only prior to a Control Termination Event (and, in the case of any such whole loan with a subordinate companion loan, only if the holder of such subordinate companion loan is no longer the controlling noteholder), and the holder of the related control note (or, if such control note has been securitized, the directing certificateholder with respect to such securitization or other designated party under the related pooling and servicing agreement) will be entitled to similar consent and/or consultation rights with respect to such whole loan. In addition, with respect to any serviced A/B whole loan, for so long as the holder of the related subordinate companion loan is the controlling note holder, the holder of such subordinate companion loan (in lieu of the Directing Certificateholder) will be entitled to exercise such consent and consultation rights with respect to such whole loan.

Appraisal Reduction Amounts and Collateral Deficiency Amounts:

An “Appraisal Reduction Amount” generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Preliminary Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan.

A mortgage loan will cease to be subject to an Appraisal Reduction Amount when it has been brought current for at least three consecutive months, no additional event of default is foreseeable in the reasonable judgment of the special servicer and no other circumstances exist that would cause such mortgage loan or any related companion loan to be a specially serviced mortgage loan; however, a “Collateral Deficiency Amount” may exist with respect to any mortgage loan that is modified into an AB loan structure (an “AB Modified Loan”) and remains a rehabilitated mortgage loan and, if so, will generally equal the excess of (i) the stated principal

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-H6	Structural Overview

balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein, as well as any equity interests or other obligations senior thereto), over (ii) the sum of (in the case of a whole loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value for the related mortgaged property or mortgaged properties plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided, that in the case of a non-serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the master servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination.

As used herein, a “Cumulative Appraisal Reduction Amount” will be the sum of any Appraisal Reduction Amounts and any Collateral Deficiency Amounts.

Any Appraisal Reduction Amount in respect of any non-serviced mortgage loan generally will be calculated in accordance with the other servicing agreement pursuant to which such mortgage loan is being serviced, which calculations are expected to be generally similar to those provided for in the pooling and servicing agreement for this transaction.

If any mortgage loan is part of a whole loan, any Appraisal Reduction Amount or Collateral Deficiency Amount will (or effectively will) be calculated in respect of such whole loan taken as a whole and allocated, to the extent provided in the related intercreditor agreement and the related pooling and servicing agreement, first, to any related subordinate companion loan(s) until the principal balance(s) thereof has been notionally reduced to zero, and second, to the related mortgage loan and any pari passu companion loan(s) on a pro rata basis by unpaid principal balance.

Appraisal Reduction Amounts in respect of, or allocable to, any mortgage loan will proportionately reduce the interest portion of debt service advances required to be made in respect of such mortgage loan. Appraisal Reduction Amounts and Collateral Deficiency Amounts will be taken into account in determining the identity of the controlling class entitled to appoint the Directing Certificateholder, the existence of a Control Termination Event or an Operating Advisor Consultation Event and the allocation and/or exercise of voting rights for certain purposes (see “—Directing Certificateholder/Controlling Class” above).

Appraised-Out Class:	An “Appraised-Out Class” is any class of Control Eligible Certificates, the certificate balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the certificate balance of such class) has been reduced to less than 25% of its initial certificate balance. Any Appraised-Out Class may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class, and the rights of the Controlling Class will be exercised by the most subordinate class of Control Eligible Certificates that is not an Appraised-Out Class, if any, during such period.
Appraisal Remedy:	The holders of the majority (by certificate balance) of an Appraised-Out Class (such holders, the “Requesting Holders”) will have the right, at their sole expense, to require the special servicer to order (or, with respect to a non-serviced mortgage loan, require the master servicer to request from the applicable outside special servicer) a second appraisal of any mortgage loan (or serviced whole loan) for which an appraisal reduction event has occurred or as to which there exists a Collateral Deficiency Amount. With respect to any serviced mortgage loan, the special servicer will be required to use its reasonable efforts to cause such appraisal to be (i) delivered within 30 days from receipt of the Requesting Holders’ written request and (ii) prepared on an “as-is” basis by an MAI appraiser. With respect to any non-serviced mortgage loan, the master servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable outside special servicer and to forward such second appraisal to the special servicer. Upon receipt of such supplemental appraisal, the master servicer (for Collateral Deficiency Amounts on the non-serviced mortgage loans), the outside special servicer (for Appraisal Reduction Amounts on non-serviced mortgage loans, but only to the extent provided for in the applicable outside pooling and servicing agreement and applicable intercreditor agreement) and the special servicer (for any serviced mortgage loans) will be required to determine, in accordance with the servicing standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount is warranted and, if so warranted, will be required to recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and receipt of information requested by the special servicer from the master servicer. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each Appraised-Out Class will, if applicable, have its related certificate balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.
Sale of Defaulted Loans:

Under certain circumstances, the special servicer may be required to use reasonable efforts to solicit offers for a defaulted serviced mortgage loan (and any related companion loan (to the extent provided under the related intercreditor agreement) and/or related REO properties). If the special servicer does not receive an offer at least equal to the outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other specified amounts (the “Par Purchase Price”), the special servicer may purchase the defaulted loan or REO property at the Par Purchase Price or may accept the highest offer received from any person that is determined to be a fair price for such defaulted loan or REO property. If multiple offers are received during the period designated by the special servicer for receipt of offers, the special servicer is generally required to select the highest offer. If the highest offer is made by an Interested Person (i.e., certain

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-H6	Structural Overview

specified parties under the pooling and servicing agreement for this transaction, including the parties to such agreement, the Directing Certificateholder, any sponsor, any Borrower Party and known affiliates of the foregoing), the trustee, rather than the special servicer, will generally be required to determine whether the offer constitutes a fair price. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (x) it is the highest offer received and (y) at least one other offer is received from an independent third party. Neither the trustee nor any of its affiliates may make an offer for or purchase any specially serviced loan or REO property. See “Pooling and Servicing Agreement—Sale of Defaulted Loans and REO Properties” in the Prospectus.

Notwithstanding any of the foregoing to the contrary, the special servicer is not required to accept the highest offer and may accept a lower offer for a defaulted loan or REO property if it determines (in consultation with the Directing Certificateholder (unless a Consultation Termination Event exists or the mortgage loan is an Excluded DCH Loan) and any related companion loan holders), in accordance with the Servicing Standard (and subject to the requirements of any related intercreditor agreement), that a rejection of such offer would be in the best interests of the certificateholders and any related companion loan holders, as a collective whole as if they constituted a single lender and, if applicable, taking into account the subordinate nature of any subordinate companion loan, so long as such lower offer was not made by the special servicer or any of its affiliates.

If title to any mortgaged property is acquired by the trust fund, the special servicer will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (a) the IRS grants or has not denied an extension of time to sell such mortgaged property or (b) the special servicer, trustee and the certificate administrator receive an opinion of independent counsel to the effect that the holding of the property by the trust longer than the above-referenced three-year period will not result in the imposition of a tax on any REMIC of the trust fund or cause any REMIC of the trust fund to fail to qualify as a REMIC.

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted loan.

The foregoing applies to mortgage loans serviced under the pooling and servicing agreement for this transaction. With respect to any non-serviced whole loan, if the special servicer under the applicable pooling and servicing agreement determines to sell the related controlling companion loan if it becomes a defaulted mortgage loan, then the applicable special servicer will be required to sell the related whole loan, including the related mortgage loan included in the MSC 2019-H6 securitization trust and the related pari passu companion loan(s) and, under certain circumstances, any subordinate companion loan(s), as a single loan. In connection with any such sale, the special servicer under the applicable pooling and servicing agreement will be required to follow procedures substantially similar to those set forth above.

Appointment and Replacement of Special Servicer:

The Directing Certificateholder will appoint the initial special servicer as of the closing date. Prior to the occurrence and continuance of a Control Termination Event, the special servicer may generally be replaced by the Directing Certificateholder with or without cause.

After the occurrence and during the continuance of a Control Termination Event and upon (a) the written direction of holders of principal balance certificates evidencing not less than 25% of the voting rights allocable to all the principal balance certificates (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balances of the respective classes thereof) requesting a vote to replace the special servicer with a replacement special servicer, (b) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (c) delivery by such holders to each applicable rating agency of a rating agency communication, the certificate administrator will be required to post such notice on its internet website and by mail and conduct the solicitation of votes of all certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of principal balance certificates evidencing at least 75% of the voting rights that constitute a minimum Certificateholder Quorum, the trustee will be required to terminate all of the rights and obligations of the special servicer under the pooling and servicing agreement and immediately replace the special servicer with a qualified replacement special servicer designated by such holders of certificates.

If the operating advisor determines, in its sole discretion exercised in good faith, that (i) the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, and (ii) the replacement of the special servicer would be in the best interest of the certificateholders as a collective whole, then the operating advisor may recommend the replacement of the special servicer. The operating advisor’s recommendation to replace the special servicer must be confirmed within 180 days of the posting of such notice by an affirmative vote of holders of certificates representing a majority of the outstanding principal balance of all certificates whose holders voted on the matter, provided that the certificateholders that so voted on the matter (i) hold certificates representing at least 20% of the outstanding principal balance of all certificates on an aggregate basis and (ii) include at least three certificateholders and/or certificate owners that are not affiliated with each other.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer or the asset representations reviewer, the holders of principal balance certificates evidencing at least 75% of the aggregate voting rights allocable to all principal balance certificates (taking into account, other than with respect to the termination of the asset representations reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balances of the respective classes thereof).

With respect to each serviced whole loan, any holder of a related pari passu companion loan, following a servicer termination event with respect to the special servicer that affects such holder, will be entitled to direct the trustee (and the trustee will be required) to terminate the special servicer solely with respect to such serviced whole loan. A replacement special servicer will be selected by the trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, that any successor special servicer appointed to replace the

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-H6	Structural Overview

special servicer with respect to such whole loan can generally not be the entity (or its affiliate) that was terminated at the direction of the holder of the related pari passu companion loan.

Notwithstanding any of the foregoing to the contrary, with respect to any servicing shift whole loan and any serviced A/B whole loans as to which the subordinate companion loan holder is the related controlling note holder, the holder of the related control note will be entitled to replace the special servicer with respect to such whole loan at any time, with or without cause, and while it is a serviced whole loan, no other party may replace the special servicer for such whole loan unless there is a servicer termination event with respect thereto.

With respect to any non-serviced whole loan, the MSC 2019-H6 trust, as holder of the related mortgage loan, has the right to terminate the special servicer under the related pooling and servicing agreement if a servicer termination event occurs with respect to such special servicer that affects the trust in its capacity as such holder. Such rights may be exercised by the Directing Certificateholder prior to a Control Termination Event (or the operating advisor, following the occurrence and during the continuance of a Control Termination Event). The successor special servicer will be selected pursuant to the applicable pooling and servicing agreement by the related directing holder prior to a control termination event under such pooling and servicing agreement.

Servicing Standard:	Each of the master servicer and the special servicer is obligated to service and administer the mortgage loans (and, if applicable, the serviced companion loans) in accordance with the definition of the “Servicing Standard” described in the Preliminary Prospectus and the terms of the pooling and servicing agreement, provided that each non-serviced mortgage loan, if any, will be serviced by another master servicer or special servicer under the pooling and servicing agreement with respect to the securitization of the related companion loan, which entities will be obligated to service and administer such non-serviced mortgage loan pursuant to a similar standard set forth in the related pooling and servicing agreement.
Voting Rights:	Voting rights for the certificates will be allocated as follows: (1) 2% in the case of the Class X Certificates, allocated pro rata among the respective classes thereof based upon their respective notional amounts as of the date of determination; and (2) in the case of any class of principal balance certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the related certificate balance of such class of principal balance certificates, determined as of the prior distribution date, and the denominator of which is equal to the aggregate of the certificate balances of all classes of the principal balance certificates, determined as of the prior Distribution Date (and solely in connection with certain votes relating to the replacement of the special servicer and the operating advisor as described in the Preliminary Prospectus, such numerator and denominator will take into account any notional reduction in the certificate balance of any class of principal balance certificates for Cumulative Appraisal Reduction Amounts allocated to such class). The voting rights of any class of certificates will be allocated among certificateholders of such class in proportion to their respective percentage interests. The Class V and the Class R certificates will not be entitled to any voting rights.
Excluded Special Servicer:	If the special servicer obtains knowledge that it has become a Borrower Party with respect to any mortgage loan (an “Excluded Special Servicer Loan”), the special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will be entitled to select a successor special servicer that is not a Borrower Party (an “Excluded Special Servicer”) with respect to any Excluded Special Servicer Loan, unless such Excluded Special Servicer Loan is also an Excluded DCH Loan. After the occurrence and during the continuance of a Control Termination Event, if at any time the applicable Excluded Special Servicer Loan is also an Excluded DCH Loan or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint within 30 days of notice of such resignation, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. Any Excluded Special Servicer will be required to perform all of the obligations of the special servicer and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned while the related mortgage loan is an Excluded Special Servicer Loan.
Liquidated Loan Waterfall:	On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan (but not any related companion loan) will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any delinquent interest that was not advanced as a result of Appraisal Reduction Amounts or accrued on the portion of the stated principal balance thereof equal to any related Collateral Deficiency Amount in effect from time to time and as to which no advance was made. After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to offset certain advances and to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay delinquent interest that was not advanced as a result of Appraisal Reduction Amounts or that accrued on the portion of the stated principal balance thereof equal to any related Collateral Deficiency Amount in effect from time to time and as to which no advance was made.
Operating Advisor:

The operating advisor will have access to any final asset status report and information available with respect to the transaction on the certificate administrator’s website and will have certain monitoring responsibilities on behalf of the entire issuing entity. After the occurrence and during the continuance of an Operating Advisor Consultation Event, the operating advisor will be entitled to consult with the master servicer and the special servicer with respect to certain major decisions on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders, as a collective whole, as if those certificateholders constituted a single lender.

After the occurrence and during the continuance of a Consultation Termination Event, the operating advisor will be subject to termination without cause if the holders of certificates representing at least 15% of the voting rights

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-H6	Structural Overview

allocable to the Non-Reduced Classes vote to terminate and replace the operating advisor and such vote is approved by the holders of certificates representing more than 50% of the voting rights allocable to the Non-Reduced Classes that exercise their right to vote, provided that the holders of certificates representing at least 50% of the voting rights allocable to the Non-Reduced Classes have exercised their right to vote. The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement.

An “Operating Advisor Consultation Event” will occur when either (i) the aggregate certificate balance of the RR Certificates (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balances of such classes) is 25% or less of the initial aggregate certificate balance of such classes or (ii) a Control Termination Event has occurred and is continuing.

“Non-Reduced Class” means any class of principal balance certificates then outstanding for which (a)(1) the initial certificate balance of such class of certificates, minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) distributed to the certificateholders of such class of certificates, (y) any Cumulative Appraisal Reduction Amounts allocated to such class of certificates and (z) any realized losses previously allocated to such class of certificates is equal to or greater than (b) 25% of the difference between (1) the initial certificate balance of such class of certificates and (2) any payments of principal (whether as principal prepayments or otherwise) distributed to the certificateholders of such class of certificates.

Operating Advisor Expenses:	In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the pooling and servicing agreement for this transaction. “Operating Advisor Expenses” for each distribution date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the pooling and servicing agreement for this transaction (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).
Asset Representations Reviewer:

The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been met and the required percentage of certificateholders vote to direct a review as described below. The asset representations reviewer will be entitled to the Asset Representations Reviewer Fee with respect to such review. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

The certificate administrator will be required to notify certificateholders if the specified delinquency threshold has been met as described in the Preliminary Prospectus under “—The Asset Representations Reviewer”.

If certificateholders entitled to not less than 5.0% of the voting rights request a vote to commence an asset review, and if subsequently (i) a majority of the voting rights allocable to those certificateholders who cast votes and (ii) a majority of the voting rights that constitute a minimum Asset Review Quorum authorizes an asset review within 150 days of the request for a vote, the asset representations reviewer will be required to conduct an asset review of delinquent loans.

An “Asset Review Quorum” is, in connection with any solicitation of votes to authorize an asset review as described above, the holders of certificates evidencing at least 5.0% of the aggregate voting rights.

The asset representations reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders entitled to not less than 25% of the voting rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will be required to promptly provide notice to all certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing such notice to all certificateholders and the asset representations reviewer. Upon the written direction of certificateholders entitled to at least 75% of the voting rights that constitute a minimum Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee will be required to terminate all of the rights and obligations of the asset representations reviewer under the pooling and servicing agreement (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights arising out of events occurring prior to such termination) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

Dispute Resolution Provisions:

The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the pooling and servicing agreement for this transaction to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller, and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result. Generally, in the event that a Repurchase Request is not “Resolved” within 180 days after the related mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the first certificateholder (or beneficial owner) to deliver a repurchase request with respect to the mortgage loan (the “Initial Requesting Certificateholder”) (if any) and to the certificate administrator (which will be required to make such notice available to certificateholders via the certificate administrator’s website) indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-H6	Structural Overview

nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the Initial Requesting Certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the special servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related material defect or breach has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a loss of value payment, (v) a contractually binding agreement has been entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the pooling and servicing agreement. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Investor Communications:	The certificate administrator is required to include on any Form 10-D any request received from a certificateholder to communicate with other certificateholders related to certificateholders exercising their rights under the terms of the pooling and servicing agreement for this transaction. Any certificateholder wishing to communicate with other certificateholders regarding the exercise of its rights under the terms of the pooling and servicing agreement for this transaction will be able to deliver a written request signed by an authorized representative of the requesting investor to the certificate administrator.
Deal Website:	The certificate administrator will be required to maintain a deal website which will include, among other items: (a) summaries of asset status reports prepared by the special servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Preliminary Prospectus, (e) the “Investor Q&A Forum” and (f) a voluntary “Investor Registry”. Investors may access the deal website following execution of a certification and confidentiality agreement.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-H6	Collateral Overview

Mortgage Loan Sellers	No. of Mortgage Loans	No. of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool(1)
Morgan Stanley Mortgage Capital Holdings LLC	20	205	$371,778,133	54.1%
Argentic Real Estate Finance LLC	7	20	$115,552,026	16.8%
Cantor Commercial Real Estate Lending, L.P.	8	9	$101,442,332	14.8%
Starwood Mortgage Capital LLC	11	21	$98,060,268	14.3%
Total:	46	255	$686,832,759	100.0%

Pool Statistics

Aggregate Cut-off Date Balance:	$686,832,759
Number of Mortgage Loans:	46
Average Cut-off Date Balance per Mortgage Loan:	$14,931,147
Number of Mortgaged Properties:	255
Average Cut-off Date Balance per Mortgaged Property:	$2,693,462
Weighted Average Mortgage Rate:	4.6047%
% of Pool Secured by 5 Largest Mortgage Loans:	38.4%
% of Pool Secured by 10 Largest Mortgage Loans:	57.1%
% of Pool Secured by ARD Loans(2):	6.0%
Weighted Average Original Term to Maturity (months)(2):	118
Weighted Average Remaining Term to Maturity (months)(2):	116
Weighted Average Seasoning (months):	2
% of Pool Secured by Single Tenant Mortgaged Properties:	6.9%
% of Pool Secured by Refinance Loans:	66.3%
% of Pool Secured by Acquisition Loans:	25.8%
% of Pool Secured by Recapitalization Loans:	7.9%

Additional Debt

% of Pool with Pari Passu Mortgage Debt:	46.1%
% of Pool with Mezzanine Debt:	4.4%
% of Pool with Subordinate Mortgage Debt:	8.1%

Credit Statistics(3)

Weighted Average UW NOI DSCR:	2.23x
Weighted Average UW NOI Debt Yield(4):	11.6%
Weighted Average UW NCF DSCR:	2.09x
Weighted Average UW NCF Debt Yield(4):	10.9%
Weighted Average Cut-off Date LTV Ratio(4)(5):	58.1%
Weighted Average Maturity Date LTV Ratio(2)(5):	53.9%

Footnotes are set forth on the following page.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-H6	Collateral Overview

Amortization

Weighted Average Original Amortization Term (months)(2)(6):	353
Weighted Average Remaining Amortization Term (months)(2)(6):	352
% of Pool Interest Only through Maturity:	50.9%
% of Pool Amortizing Balloon:	23.7%
% of Pool Interest Only followed by Amortizing Balloon:	19.5%
% of Pool Interest Only, ARD:	6.0%

Lockboxes

% of Pool with Hard Lockboxes:	55.1%
% of Pool with Springing Lockboxes:	39.4%
% of Pool with No Lockboxes:	3.2%
% of Pool with Soft Lockboxes:	2.4%

Reserves

% of Pool Requiring Tax Reserves:	85.5%
% of Pool Requiring Insurance Reserves:	35.8%
% of Pool Requiring Replacement Reserves:	80.8%
% of Pool Requiring TI/LC Reserves(7):	77.7%

Call Protection

% of Pool with lockout period, followed by defeasance until open period:	70.1%
% of Pool with lockout period, followed by the greater of a prepayment premium and yield maintenance until open period:	24.1%
% of Pool with lockout period, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	5.8%

(1)	Unless otherwise indicated, all references to “% of Pool” in this Term Sheet reflect a percentage of the aggregate principal balance of the mortgage pool as of the Cut-off Date, after application of all payments of principal due during or prior to June 2019.

(2)	With respect to any ARD Loan, unless otherwise indicated, references in this Term Sheet to the applicable “maturity date” or “maturity” refer to the applicable anticipated repayment date with respect to such ARD Loan, and such applicable anticipated repayment date is treated as its maturity date for all purposes hereof.

(3)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans, as applicable. Additionally, LTV, DSCR and Debt Yield figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date.

(4)	With respect to certain mortgage loans, debt yields and LTVs (such as, for example, UW NOI Debt Yield, UW NCF Debt Yield or Cut-off Date LTV Ratio) have been calculated based on a principal balance that is net of a holdback or earnout reserve. Such mortgage loans are identified under the definitions of “Underwritten NOI Debt Yield”, “Underwritten NCF Debt Yield” and “Cut-off Date LTV Ratio” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.

(5)	The LTV ratios set forth in this Term Sheet are generally based on the “as-is” values of the related mortgaged properties; provided that the “as-is” value for a portfolio of mortgaged properties may include a premium relating to the valuation of the mortgaged properties as a whole rather than as the sum of the appraised values of the individually valued mortgaged properties; provided, further, that such LTV ratios may be based on “as-stabilized”, “as complete” or other contingent values in certain cases in which reserves have been established at origination for the applicable condition or circumstance that is expected to result in stabilization; provided, further, that such LTV ratios may have been calculated based on a principal balance that is net of a holdback or earnout reserve. See the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.

(6)	Excludes mortgage loans that provide for payments of interest only through the related maturity date or anticipated repayment date, as applicable.

(7)	Excludes hospitality, multifamily, self storage and manufactured housing properties.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-H6	Characteristics of the Mortgage Loans

Top 10 Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans(1)

Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Units/ Rooms	Cut-off Date Balance per SF/Unit/Room	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV
1	MSMCH	9201 West Sunset Boulevard	West Hollywood	CA	Office	$65,000,000	9.5%	166,599	$810.33	1.87x	8.7%	64.6%	64.6%
2	AREF	SoCal Retail Portfolio	Various	CA	Various	$64,785,000	9.4%	1,481,231	$145.00	2.28x	9.9%	52.0%	52.0%
3	MSMCH	Marriott San Diego Mission Valley	San Diego	CA	Hospitality	$64,040,178	9.3%	353	$181,416.94	1.75x	13.1%	69.9%	58.1%
4	MSMCH	ILPT Hawaii Portfolio	Honolulu	HI	Various	$40,000,000	5.8%	9,591,512	$67.77	2.40x	10.6%	45.2%	45.2%
5	MSMCH	Tower 28	Long Island City	NY	Multifamily	$30,000,000	4.4%	450	$248,888.89	2.31x	13.0%	33.4%	28.8%
6	CCRE	Doubletree Modesto	Modesto	CA	Hospitality	$30,000,000	4.4%	260	$115,384.62	3.43x	17.6%	51.7%	51.7%
7	MSMCH	FedEx Niles	Niles	IL	Industrial	$30,000,000	4.4%	314,202	$147.99	2.14x	9.4%	54.7%	54.7%
8	MSMCH	Lake Meadows Shopping Center	Chicago	IL	Retail	$25,900,000	3.8%	176,594	$146.66	2.14x	10.4%	63.8%	63.8%
9	SMC	Shoppes at Fox River	Waukesha	WI	Retail	$21,885,338	3.2%	331,541	$66.01	2.76x	19.8%	38.1%	28.2%
10	AREF	Columbia Corporate Center	Florham Park	NJ	Office	$20,500,000	3.0%	159,058	$128.88	2.67x	12.8%	53.8%	53.8%
		Total/Wtd. Avg.				$392,110,517	57.1%			2.26x	11.8%	55.2%	52.3%

(1)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Unit/Room calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans, as applicable. Additionally, LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Unit/Room figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date. With respect to any leased fee loans, the SF/Units/Rooms and Cut-off Date Balance per SF/Unit/Room figures in this Term Sheet are based on the size of the non-collateral improvements.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-H6	Characteristics of the Mortgage Loans

Mortgage Loans with Pari Passu Companion Loans
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Combined Cut-off Date Balance	Lead Servicing Agreement	Master Servicer	Special Servicer	Control Rights	Combined UW NCF DSCR(1)	Combined UW NOI Debt Yield(1)	Combined Cut-off Date LTV(1)
1	MSMCH	9201 West Sunset Boulevard	$65,000,000	$70,000,000	$135,000,000	BANK 2019-BNK18	Wells Fargo	Rialto	BANK 2019-BNK18	1.87x	8.7%	64.6%
2	AREF	SoCal Retail Portfolio	$64,785,000	$150,000,000	$214,785,000	MSC 2019-H6	Midland	Midland	(2)	2.28x	9.9%	52.0%
4	MSMCH	ILPT Hawaii Portfolio	$40,000,000	$610,000,000	$650,000,000	ILPT Trust 2019-SURF	Midland	Rialto	ILPT Trust 2019-SURF	2.40x	10.6%	45.2%
5	MSMCH	Tower 28	$30,000,000	$82,000,000	$112,000,000	BANK 2019-BNK17	Wells Fargo	Midland	(3)	2.31x	13.0%	33.4%
7	MSMCH	FedEx Niles	$30,000,000	$16,500,000	$46,500,000	MSC 2019-H6	Midland	Midland	MSC 2019-H6	2.14x	9.4%	54.7%
11	MSMCH	The Block Northway	$19,000,000	$65,000,000	$84,000,000	BBCMS 2019-C3	Midland	Midland	BBCMS 2019-C3	1.40x	9.0%	68.6%
12	CCRE	65 Broadway	$15,500,000	$40,000,000	$55,500,000	CF 2019-CF1	KeyBank	Trimont	(3)	3.30x	16.7%	25.8%
14	CCRE	AC by Marriott San Jose	$15,000,000	$45,000,000	$60,000,000	CF 2019-CF1	KeyBank	LNR	CF 2019-CF1	2.05x	11.4%	59.7%
15	MSMCH	Westin Atlanta Airport	$14,963,196	$45,388,361	$60,351,557	BANK 2019-BNK18	Wells Fargo	Rialto	BANK 2019-BNK18	2.07x	14.7%	69.0%
19	CCRE	Shelbourne Global Portfolio II	$12,500,000	$42,500,000	$55,000,000	BBCMS 2018-C2	Wells Fargo	LNR	BBCMS 2018-C2	1.89x	11.4%	58.7%
22	CCRE	3 Columbus Circle	$10,000,000	$480,000,000	$490,000,000	BMARK 2019-B10	KeyBank	LNR	(3)	2.91x	12.3%	45.4%

(1)	DSCR, Debt Yield and LTV calculations include any related pari passu companion loans and exclude any subordinate companion loans, as applicable.

(2)	The SoCal Retail Portfolio pari passu companion loan is currently held by AREF and is expected to be contributed to one or more future securitization transactions. The SoCal Retail Portfolio whole loan will be serviced pursuant to the MSC 2019-H6 pooling and servicing agreement until the securitization of the related control note.

(3)	The initial directing holder is the holder of the related Note B until the occurrence of a control appraisal event under the related intercreditor agreement, at which time the directing holder will be the directing certificateholder (or other designated party) under the related lead servicing agreement. With respect to the 65 Broadway whole loan, the related Note B is currently held by the CF 2019-CF1 securitization trust and backs a separate series of certificates issued by such trust, and a holder of such certificates is currently entitled to exercise control rights with respect to the 65 Broadway whole loan. With respect to the 3 Columbus Circle whole loan, the related Note B is currently held by the BMARK 2019-B10 securitization trust and backs a separate series of certificates issued by such trust, and a holder of such certificates is currently entitled to exercise control rights with respect to the 3 Columbus Circle whole loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu-A/B Whole Loans” in the Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-H6	Characteristics of the Mortgage Loans

Prior Securitization History(1)
Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/ Rooms	Cut-off Date Balance per SF/ Room	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV	Prior Securitization
1	MSMCH	9201 West Sunset Boulevard	West Hollywood	CA	Office	$65,000,000	9.5%	166,599	$810.33	1.87x	8.7%	64.6%	64.6%	GSMS 2012-GCJ9
6	CCRE	Doubletree Modesto	Modesto	CA	Hospitality	$30,000,000	4.4%	260	$115,384.62	3.43x	17.6%	51.7%	51.7%	COMM 2014-CCRE18
10	AREF	Columbia Corporate Center	Florham Park	NJ	Office	$20,500,000	3.0%	159,058	$128.88	2.67x	12.8%	53.8%	53.8%	WFRBS 2011-C3
15	MSMCH	Westin Atlanta Airport	College Park	GA	Hospitality	$14,963,196	2.2%	500	$120,703.11	2.07x	14.7%	69.0%	56.3%	PFP 2017-4
16	SMC	Storage Xxtra Highway 85	Fayetteville	GA	Mixed Use	$14,928,861	2.2%	196,610	$75.93	1.47x	9.8%	62.2%	51.7%	JPMBB 2014-C22
19	CCRE	Shelbourne Global Portfolio II(2)(3)	Newark	DE	Office	$12,500,000	1.8%	676,538	$81.30	1.89x	11.4%	58.7%	58.7%	WFCM 2015-NXS3, MSBAM 2015-C20, MSBAM 2014-C19
22	CCRE	3 Columbus Circle	New York	NY	Office	$10,000,000	1.5%	753,713	$650.11	2.91x	12.3%	45.4%	45.4%	CGCMT 2015-GC29, COMM 2015-CCRE22, COMM 2015-CCRE23, WFCM 2015-LC20
29	CCRE	Midland Center	Oklahoma City	OK	Retail	$7,242,332	1.1%	54,573	$132.71	1.47x	10.4%	74.7%	61.6%	BACM 2006-2
41	MSMCH	Rockingham Square	Harrisonburg	VA	Retail	$4,000,000	0.6%	55,857	$71.61	1.57x	11.4%	65.6%	58.5%	COMM 2014-CCRE19
		Total				$179,134,389	26.1%

(1)	Includes mortgage loans for which all or a portion of the previously existing debt was most recently securitized within the last 10 years, based on information provided by the related borrower or obtained through searches of a third-party database. The information has not otherwise been confirmed by the mortgage loan sellers. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Unit/Room calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable.

(2)	For properties that are part of a portfolio, the SF/Rooms, Cut-off Date Balance Per SF/Unit/Room, UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations reflect the values of the portfolio as a whole.

(3)	The Shelbourne Global Portfolio II Properties were previously securitized in three different deals. 500 White Clay Center Drive, 600 White Clay Center Drive and 700 White Clay Center Drive were securitized in MSBAM 2014-C19, 200 White Clay Center Drive and 400 White Clay Center Drive were securitized in MSBAM 2015-C20, and 256 Chapman Road, 258 Chapman Road and 260-263 Chapman Road were securitized in WFCM 2015-NXS3.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-H6	Characteristics of the Mortgage Loans

Mortgage Loans with Subordinate Debt
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Cut-off Date Balance per Unit/SF	Subordinate Debt Cut-off Date Balance	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Whole Loan UW NCF DSCR(1)	Whole Loan UW NOI Debt Yield(1)	Whole Loan Cut-off Date LTV(1)
5	MSMCH	Tower 28	$30,000,000	$248,888.89	$53,000,000	2.31x	13.0%	33.4%	1.49x	8.8%	49.3%
12	CCRE	65 Broadway	$15,500,000	$156.24	$96,000,000	3.30x	16.7%	25.8%	1.21x	6.1%	70.5%
22	CCRE	3 Columbus Circle	$10,000,000	$650.11	$105,000,000	2.91x	12.3%	45.4%	2.40x	10.2%	55.1%

(1)	Whole Loan UW NCF DSCR, Whole Loan UW NOI Debt Yield and Whole Loan Cut-off Date LTV figures shown above are calculated based on any related pari passu notes and any related subordinate note(s).

Mortgage Loans with Mezzanine Debt
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Cut-off Date Balance per Unit	Mezzanine Debt Cut-off Date Balance	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Total Debt UW NCF DSCR(1)	Total Debt UW NOI Debt Yield(1)	Total Debt Cut-off Date LTV(1)
5	MSMCH	Tower 28	$30,000,000	$248,888.89	$50,000,000	2.31x	13.0%	33.4%	1.07x	6.8%	64.2%

(1)	Total Debt UW NCF DSCR, Total Debt UW NOI Debt Yield and Total Debt Cut-off Date LTV figures shown above are calculated based on any related pari passu notes, any related subordinate note(s) and the mezzanine debt.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-H6	Characteristics of the Mortgage Loans

Mortgage Loans with Scheduled Balloon Payments and Related Classes(1)

Class A-2 ($21,100,000)
Loan No.	Mortgage Loan Seller	Property Name	State	Property Type	Cut-off Date Balance	% of Pool	Maturity Date Balance	% of Class A-2 Certificate Principal Balance	SF	Cut-off Date Balance per SF/ Room	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
12	CCRE	65 Broadway	NY	Office	$15,500,000	2.3%	$15,500,000	73.5%	355,217	$156.24	3.30x	16.7%	25.8%	25.8%	58	58
33	AREF	Serene Plaza	TX	Office	$5,975,000	0.9%	$5,624,037	26.7%	67,959	$87.92	1.30x	9.9%	74.7%	70.3%	4	58
		Total/Wtd. Avg.			$21,475,000	3.1%	$21,124,037	100.1%			2.74x	14.8%	39.4%	38.2%	43	58

(1)	The table above reflects the mortgage loans whose balloon payments will be applied to pay down the Class A-2 certificates, assuming (i) that none of the mortgage loans experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates; and (iii) each mortgage loan is paid in full on its stated maturity date or, in the case of any mortgage loan with an anticipated repayment date, on such anticipated repayment date. The table above is otherwise based on the Structuring Assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-H6	Characteristics of the Mortgage Loans

Property Type Distribution(1)
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
Retail	28	$201,621,664	29.4%	4.5311%	1.96x	11.1%	59.9%	54.9%
Anchored	18	$160,329,560	23.3%	4.4543%	2.06x	11.4%	58.1%	54.0%
Unanchored	8	$37,595,361	5.5%	4.9048%	1.52x	10.1%	68.0%	59.1%
Shadow Anchored	2	$3,696,743	0.5%	4.0590%	2.28x	9.9%	52.0%	52.0%
Hospitality	7	$150,564,469	21.9%	4.9046%	2.18x	14.2%	63.7%	55.1%
Full Service	3	$109,003,374	15.9%	4.8945%	2.26x	14.6%	64.8%	56.1%
Limited Service	3	$26,561,094	3.9%	4.9316%	1.96x	14.3%	61.3%	48.5%
Select Service	1	$15,000,000	2.2%	4.9300%	2.05x	11.4%	59.7%	59.7%
Office	10	$148,121,035	21.6%	4.6212%	2.21x	10.9%	57.4%	57.2%
Medical	1	$65,000,000	9.5%	4.4450%	1.87x	8.7%	64.6%	64.6%
Suburban	6	$46,521,035	6.8%	4.9086%	2.15x	11.5%	59.0%	58.4%
CBD	2	$25,500,000	3.7%	4.5346%	3.15x	15.0%	33.5%	33.5%
Single Tenant	1	$11,100,000	1.6%	4.6470%	2.23x	11.6%	63.4%	63.4%
Multifamily	16	$76,575,000	11.1%	4.2571%	2.16x	11.4%	49.0%	46.4%
Garden	12	$30,555,590	4.4%	4.4361%	2.27x	11.5%	55.2%	53.2%
High Rise	1	$30,000,000	4.4%	3.7842%	2.31x	13.0%	33.4%	28.8%
Mid Rise	3	$16,019,410	2.3%	4.8015%	1.68x	8.3%	66.3%	66.3%
Leased Fee	177	$37,760,349	5.5%	4.3100%	2.40x	10.6%	45.2%	45.2%
Leased Fee	177	$37,760,349	5.5%	4.3100%	2.40x	10.6%	45.2%	45.2%
Industrial	10	$36,643,798	5.3%	4.3454%	2.11x	9.8%	55.7%	54.2%
Warehouse Distribution	7	$31,531,495	4.6%	4.2358%	2.15x	9.5%	54.2%	54.2%
Flex	3	$5,112,303	0.7%	5.0213%	1.81x	12.0%	64.4%	54.3%
Mixed Use	4	$30,046,483	4.4%	5.0215%	1.45x	9.9%	64.1%	54.1%
Self Storage & Office	1	$14,928,861	2.2%	5.1100%	1.47x	9.8%	62.2%	51.7%
Office & Retail	2	$11,100,000	1.6%	5.0008%	1.43x	10.0%	67.1%	57.9%
Retail, Office & Multifamily	1	$4,017,621	0.6%	4.7500%	1.44x	9.7%	62.5%	52.5%
Self Storage	1	$3,000,000	0.4%	5.1000%	1.87x	9.9%	62.9%	62.9%
Self Storage	1	$3,000,000	0.4%	5.1000%	1.87x	9.9%	62.9%	62.9%
Manufactured Housing Community	1	$2,358,820	0.3%	4.8400%	1.61x	10.4%	69.4%	61.3%
Manufactured Housing Community	1	$2,358,820	0.3%	4.8400%	1.61x	10.4%	69.4%	61.3%
Parking	1	$141,142	0.0%	4.3100%	2.40x	10.6%	45.2%	45.2%
Parking	1	$141,142	0.0%	4.3100%	2.40x	10.6%	45.2%	45.2%
Total/Wtd. Avg.	255	$686,832,759	100.0%	4.6047%	2.09x	11.6%	58.1%	53.9%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-H6	Characteristics of the Mortgage Loans

Geographic Distribution(1)
State or Other Jurisdiction	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
California	18	$238,825,178	34.8%	4.5650%	2.16x	11.5%	60.7%	57.5%
California – Southern(2)	16	$193,825,178	28.2%	4.5638%	1.97x	10.6%	62.1%	58.2%
California – Northern(2)	2	$45,000,000	6.6%	4.5700%	2.97x	15.5%	54.4%	54.4%
New York	7	$79,997,289	11.6%	4.3523%	2.39x	12.7%	43.5%	40.7%
Illinois	12	$62,800,000	9.1%	4.3527%	2.20x	10.1%	58.7%	58.7%
Georgia	4	$41,010,000	6.0%	4.8187%	1.81x	12.5%	62.6%	51.9%
Hawaii	186	$40,000,000	5.8%	4.3100%	2.40x	10.6%	45.2%	45.2%
Texas	5	$38,303,125	5.6%	5.0877%	1.56x	11.0%	66.5%	58.6%
Wisconsin	3	$30,155,988	4.4%	4.5853%	2.42x	17.3%	47.8%	37.0%
North Carolina	2	$23,715,026	3.5%	4.8266%	1.80x	12.6%	71.3%	58.0%
Pennsylvania	2	$23,600,000	3.4%	4.6681%	1.49x	9.1%	65.3%	60.8%
New Jersey	1	$20,500,000	3.0%	4.3750%	2.67x	12.8%	53.8%	53.8%
Nevada	1	$15,500,000	2.3%	4.2480%	2.33x	10.3%	52.0%	52.0%
Mississippi	1	$13,500,000	2.0%	5.3300%	1.26x	9.1%	71.1%	60.7%
Delaware	2	$12,500,000	1.8%	5.5780%	1.89x	11.4%	58.7%	58.7%
Tennessee	1	$11,100,000	1.6%	4.6470%	2.23x	11.6%	63.4%	63.4%
Michigan	3	$7,800,000	1.1%	4.7608%	1.44x	9.7%	62.5%	52.5%
Florida	2	$7,358,820	1.1%	4.8468%	1.64x	9.3%	67.0%	64.4%
Oklahoma	1	$7,242,332	1.1%	5.0200%	1.47x	10.4%	74.7%	61.6%
Virginia	1	$4,000,000	0.6%	5.2600%	1.57x	11.4%	65.6%	58.5%
Ohio	1	$3,975,000	0.6%	4.8300%	2.04x	13.8%	66.3%	58.5%
Arizona	1	$3,000,000	0.4%	5.1000%	1.87x	9.9%	62.9%	62.9%
South Carolina	1	$1,950,000	0.3%	4.9500%	1.60x	11.7%	75.0%	63.4%
Total/Wtd. Avg.	255	$686,832,759	100.0%	4.6047%	2.09x	11.6%	58.1%	53.9%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable.

(2)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-H6	Collateral Statistics

Collateral Statistics(1)

Cut-off Date Balance ($)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1,950,000 - 10,000,000	25	139,015,159	20.2
10,000,001 - 20,000,000	11	155,707,083	22.7
20,000,001 - 30,000,000	6	158,285,338	23.0
30,000,001 - 40,000,000	1	40,000,000	5.8
55,000,001 - 65,000,000	3	193,825,178	28.2
Total:	46	$686,832,759	100.0%
Min: $1,950,000	Max: $65,000,000 Avg: $14,931,147

State or Other Jurisdiction(2)

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
California	18	238,825,178	34.8
California – Southern(3)	16	193,825,178	28.2
California – Northern(3)	2	45,000,000	6.6
New York	7	79,997,289	11.6
Illinois	12	62,800,000	9.1
Georgia	4	41,010,000	6.0
Hawaii	186	40,000,000	5.8
Texas	5	38,303,125	5.6
Wisconsin	3	30,155,988	4.4
North Carolina	2	23,715,026	3.5
Pennsylvania	2	23,600,000	3.4
New Jersey	1	20,500,000	3.0
Nevada	1	15,500,000	2.3
Mississippi	1	13,500,000	2.0
Delaware	2	12,500,000	1.8
Tennessee	1	11,100,000	1.6
Michigan	3	7,800,000	1.1
Florida	2	7,358,820	1.1
Oklahoma	1	7,242,332	1.1
Virginia	1	4,000,000	0.6
Ohio	1	3,975,000	0.6
Arizona	1	3,000,000	0.4
South Carolina	1	1,950,000	0.3
Total:	255	$686,832,759	100.0%

Property Type(2)

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
Retail	28	201,621,664	29.4
Anchored	18	160,329,560	23.3
Unanchored	8	37,595,361	5.5
Shadow Anchored	2	3,696,743	0.5
Hospitality	7	150,564,469	21.9
Full Service	3	109,003,374	15.9
Limited Service	3	26,561,094	3.9
Select Service	1	15,000,000	2.2
Office	10	148,121,035	21.6
Medical	1	65,000,000	9.5
Suburban	6	46,521,035	6.8
CBD	2	25,500,000	3.7
Single Tenant	1	11,100,000	1.6
Multifamily	16	76,575,000	11.1
Garden	12	30,555,590	4.4
High Rise	1	30,000,000	4.4
Mid Rise	3	16,019,410	2.3
Leased Fee	177	37,760,349	5.5
Leased Fee	177	37,760,349	5.5
Industrial	10	36,643,798	5.3
Warehouse Distribution	7	31,531,495	4.6
Flex	3	5,112,303	0.7
Mixed Use	4	30,046,483	4.4
Self Storage & Office	1	14,928,861	2.2
Office & Retail	2	11,100,000	1.6
Retail, Office & Multifamily	1	4,017,621	0.6
Self Storage	1	3,000,000	0.4
Self Storage	1	3,000,000	0.4
Manufactured Housing Community	1	2,358,820	0.3
Manufactured Housing	1	2,358,820	0.3
Parking	1	141,142	0.0
Parking	1	141,142	0.0
Total/Wtd. Avg.	255	$686,832,759	100.0%

Mortgage Rate (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
3.7842 - 4.4999	12	360,470,338	52.5
4.5000 - 4.9999	21	164,615,734	24.0
5.0000 - 5.7500	13	161,746,687	23.5
Total:	46	$686,832,759	100.0%
Min: 3.7842%	Max: 5.7500% Wtd Avg: 4.6047%

Original Term to Maturity or ARD (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
60	2	21,475,000	3.1
120	44	665,357,759	96.9
Total:	46	$686,832,759	100.0%
Min: 60 mos.	Max: 120 mos. Wtd Avg: 118 mos.

Remaining Term to Maturity or ARD (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
58	2	21,475,000	3.1
114 - 120	44	665,357,759	96.9
Total:	46	$686,832,759	100.0%
Min: 58 mos.	Max: 120 mos. Wtd Avg: 116 mos.

Original Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	19	390,485,000	56.9
300	2	32,850,364	4.8
360	25	263,497,395	38.4
Total:	46	$686,832,759	100.0%
Min: 300 mos.	Max: 360 mos. Wtd Avg: 353 mos.

Remaining Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	19	390,485,000	56.9
297 -298	2	32,850,364	4.8
356 - 360	25	263,497,395	38.4
Total:	46	$686,832,759	100.0%
Min: 297 mos.	Max: 360 mos. Wtd Avg: 352 mos.

Mortgage Loan Sellers

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
MSMCH	20	371,778,133	54.1
AREF	7	115,552,026	16.8
CCRE	8	101,442,332	14.8
SMC	11	98,060,268	14.3
Total:	46	$686,832,759	100.0%

Amortization Type

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	17	349,385,000	50.9
Amortizing Balloon	11	162,436,939	23.7
Partial Interest Only	16	133,910,820	19.5
Interest Only, ARD	2	41,100,000	6.0
Total:	46	686,832,759	100.0%

Cut-off Date LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
25.8 - 50.0	5	117,385,338	17.1
50.1 - 55.0	8	176,502,943	25.7
55.1 - 60.0	4	43,878,125	6.4
60.1 - 65.0	9	141,480,861	20.6
65.1 - 75.0	20	207,585,491	30.2
Total:	46	$686,832,759	100.0%
Min: 25.8%	Max: 75.0% Wtd Avg: 58.1%

Maturity Date or ARD LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
25.8 - 40.0	3	67,385,338	9.8
40.1 - 50.0	5	70,596,068	10.3
50.1 - 55.0	10	199,078,887	29.0
55.1 - 60.0	12	148,932,702	21.7
60.1 - 65.0	13	183,664,763	26.7
65.1 - 70.5	3	17,175,000	2.5
Total:	46	$686,832,759	100.0%
Min: 25.8%	Max: 70.5% Wtd Avg: 53.9%

UW NCF DSCR (x)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1.25 - 1.40	5	50,525,000	7.4
1.41 - 1.60	10	61,191,843	8.9
1.61 - 1.80	6	93,694,287	13.6
1.81 - 2.00	7	109,817,026	16.0
2.01 - 2.20	7	105,434,264	15.4
2.21 - 3.43	11	266,170,338	38.8
Total:	46	$686,832,759	100.0%
Min: 1.25x	Max: 3.43x Wtd Avg: 2.09x

UW NOI Debt Yield (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
7.0 - 9.0	5	104,200,000	15.2
9.1 - 10.0	11	158,438,861	23.1
10.1 - 11.0	9	121,021,802	17.6
11.1 - 12.0	5	44,550,000	6.5
12.1 - 13.0	6	76,945,289	11.2
13.1 - 14.0	4	78,885,121	11.5
14.1 - 16.0	3	35,406,347	5.2
16.1 - 19.8	3	67,385,338	9.8
Total:	46	$686,832,759	100.0%
Min: 7.0%	Max: 19.8% Wtd Avg: 11.6%

(1)	All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable.
(2)	In the case of mortgage loans secured by multiple properties, Cut-off Date Balance information is based on allocated loan amounts with respect to such properties.
(3)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

(THIS PAGE INTENTIONALLY LEFT BLANK)

Office - Medical	Loan #1	Cut-off Date Balance:	$65,000,000
9201 West Sunset Boulevard	9201 West Sunset Boulevard	Cut-off Date LTV:	64.6%
West Hollywood, CA 90069		U/W NCF DSCR:	1.87x
		U/W NOI Debt Yield:	8.7%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office - Medical	Loan #1	Cut-off Date Balance:	$65,000,000
9201 West Sunset Boulevard	9201 West Sunset Boulevard	Cut-off Date LTV:	64.6%
West Hollywood, CA 90069		U/W NCF DSCR:	1.87x
		U/W NOI Debt Yield:	8.7%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office - Medical	Loan #1	Cut-off Date Balance:	$65,000,000
9201 West Sunset Boulevard	9201 West Sunset Boulevard	Cut-off Date LTV:	64.6%
West Hollywood, CA 90069		U/W NCF DSCR:	1.87x
		U/W NOI Debt Yield:	8.7%

Burbank
Glendale
Pasadena
Arcadia
Alhambra
El Monte
LOS ANGELES
E. Los Angeles
Monterey Park
Santa Monica
Montebello
Florence
Pico Rivera
South Gate
Whittier
Inglewood
Lynwood
Downey
Santa Fe Springs
Hawthorne
Norwalk
Gardena
Compton
Paramount
Bellflower
Pacific Ocean
Redondo Beach
Torrance
Lakewood
Cerritos
Carson
Garden Grove
LONG BEACH
Huntington Beach
SANTA MONICA MOUNTAINS
Laurel Canyon Rd
Trebek Open Space
Wattles Garden Park
Hollywood Blvd
Stahl House
LOS ANGELES COUNTY
The Laugh Factory
Hollywood
Sunset Blvd
Sunset Laurel Plaza
The Comedy Store
Santa Monica Mts. Natl. Recr. Area
Franklin Canyon Reservoir
Greystone Park
Greystone Mansion
Coldwater Cyn Dr
House of Blues
West Hollywood
The Roxy Theater
Whisky a Go Go
SUNSET STRIP
Santa Monica Blvd
2
The Viper Room
Soho House
Sunset Blvd
Santa Monica Blvd
Tri-West
9201 West Sunset Boulevard
9201 West Sunset Boulevard
West Hollywood, CA 90069
Melrose Ave
Melrose Ave
Pacific Design Center
Hollywood Improv
Fairfax High School
Troubadour
Dan Tana's
The Beverly Hills Hotel
The Flats
Beverly Hills
Beverly Grove
Fairfax
Beverly Dr
Rodeo Dr
Beverly Blvd
La Cienega Blvd
Crescent Heights Blvd
Fairfax Ave
Beverly Blvd
Los Angeles Museum of the Holocaust
The Ivy
Cedars-Sinai Medical Center
Beverly Center
CBS Studios
The Grove
Pan Pacific Park
3rd St
LOS ANGELES
Farmers Market
Santa Monica Blvd
Burton Way
Beverly Hills City Hall
3rd St
RODEO DRIVE
San Vicente Blvd
Town and Country Shopping Ctr.
DOWNTOWN BEVERLY HILLS
The Palm Beverly Hills
Samuel Goldwyn Theater
Fairfax Ave
Mid-Wilshire
Wilshire Blvd
LA County Museum of Art
ACTV8
Writers Guild Theater
Rodeo Screening Room
Architecture & Design Museum
Hancock Park
Wilshire Blvd
Saban Theatre
La Brea Tar Pits
Page Museum
Castaway Studios
Beverly Hills High School
Beverly Dr
Doheny Dr
Robertson Blvd
La Cienega Blvd
La Cienega Park
Peterson Automotive Museum
Craft & Folk Art Museum
Olympic Blvd
Miracle Mile
Olympic Blvd
Roxbury Park
Olympic Blvd
Pico-Robertson
Olympia Medical Ctr.
Century City
Pico Blvd
San Vicente Blvd
Avenue of the Stars
Pico Blvd
Museum of Tolerance
Beverlywood
Carthay Square
Pico Blvd
Hillcrest Country Club
The Mint
20th Century Fox Studios

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 1 – 9201 West Sunset Boulevard

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (KBRA/Fitch/S&P):	NR/NR/NR			Location:	West Hollywood, CA 90069
Original Balance(1):	$65,000,000			General Property Type:	Office
Cut-off Date Balance(1):	$65,000,000			Detailed Property Type:	Medical
% of Initial Pool Balance:	9.5%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1963/2012
Sponsor:	Mani Brothers Real Estate Group			Size:	166,599 SF
Guarantors:	The Daniel Mani Family Trust;			Cut-off Date Balance per SF(1):	$810
	The Simon Mani Family Trust;			Maturity Date Balance per SF(1):	$810
	Daniel Mani; Simon Mani			Property Manager:	Mani Brothers, LLC (borrower-related)
Mortgage Rate:	4.4450%			Underwriting and Financial Information
Note Date:	4/17/2019			UW NOI:	$11,699,279
First Payment Date:	6/5/2019			UW NOI Debt Yield(1):	8.7%
Maturity Date:	5/1/2029			UW NOI Debt Yield at Maturity(1):	8.7%
Original Term to Maturity:	120 months			UW NCF DSCR(1):	1.87x
Original Amortization Term:	0 months			Most Recent NOI:	$10,925,948 (12/31/2018)
IO Period:	120 months			2nd Most Recent NOI:	$9,814,705 (12/31/2017)
Seasoning:	1 month			3rd Most Recent NOI:	$9,286,672 (12/31/2016)
Prepayment Provisions:	LO (25); DEF (91); O (4)			Most Recent Occupancy:	92.8% (3/31/2019)
Lockbox/Cash Mgmt Status:	Springing/Springing			2nd Most Recent Occupancy:	91.4% (12/31/2018)
Additional Debt Type(1)(2):	Pari passu			3rd Most Recent Occupancy:	90.0% (12/31/2017)
Additional Debt Balance(1)(2):	$70,000,000			Appraised Value (as of):	$209,000,000 (2/12/2019)
Future Debt Permitted (Type):	No (N/A)			Appraised Value per SF:	$1,255
Reserves(3)				Cut-off Date LTV Ratio(1):	64.6%
Type	Initial	Monthly	Cap	Maturity Date LTV Ratio(1):	64.6%
RE Tax:	$206,965	$41,393	N/A
Insurance:	$0	Springing	N/A
Recurring Replacements:	$0	$2,947	N/A
TI/LC:	$1,500,000	Springing	$1,000,000

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$135,000,000	100.0%	Loan Payoff:	$73,699,450	54.6%
			Return of Equity:	$58,621,078	43.4%
			Reserves:	$1,706,965	1.3%
			Closing Costs:	$972,507	0.7%
Total Sources:	$135,000,000	100.0%	Total Uses:	$135,000,000	100.0%

(1)	The 9201 West Sunset Boulevard Mortgage Loan (as defined below) is part of the 9201 West Sunset Boulevard Whole Loan (as defined below), which is comprised of two pari passu notes with an aggregate principal balance of $135,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the 9201 West Sunset Boulevard Whole Loan.

(2)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt.

(3)	See “Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The largest mortgage loan (the “9201 West Sunset Boulevard Mortgage Loan”) is part of a whole loan (the “9201 West Sunset Boulevard Whole Loan”) evidenced by two pari passu promissory notes in the aggregate original principal amount of $135,000,000, both of which are secured by a first priority fee mortgage encumbering a medical office property located in West Hollywood, California (the “9201 West Sunset Boulevard Property”). Promissory Note A-2, in the original principal amount of $65,000,000, represents the 9201 West Sunset Boulevard Mortgage Loan and will be included in the MSC 2019-H6 securitization trust. Promissory Note A-1, in the original principal amount of $70,000,000 (the “9201 West Sunset Boulevard Non-Serviced Pari Passu Companion Loan”), represents the controlling interest in the 9201 West Sunset Boulevard Whole Loan and is expected to be contributed to the BANK 2019-BNK18 securitization trust. The 9201 West Sunset Boulevard Whole Loan is expected to be serviced pursuant to the pooling and servicing agreement for the BANK 2019-BNK18 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office - Medical	Loan #1	Cut-off Date Balance:	$65,000,000
9201 West Sunset Boulevard	9201 West Sunset Boulevard	Cut-off Date LTV:	64.6%
West Hollywood, CA 90069		U/W NCF DSCR:	1.87x
		U/W NOI Debt Yield:	8.7%

9201 West Sunset Boulevard Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Lead Servicing Interest
A-1	$70,000,000	$70,000,000	BANK 2019-BNK18(1)	Yes
A-2	$65,000,000	$65,000,000	MSC 2019-H6	No
Total	$135,000,000	$135,000,000

(1)	Anticipated to be contributed to the BANK 2019-BNK18 securitization upon the closing of such securitization.

The Borrower and the Borrower Sponsor. The borrower is Mani Brothers Sunset Medical Tower (DE), LLC (the “9201 West Sunset Boulevard Borrower”), a single-purpose Delaware limited liability company with one independent director. The borrower sponsor is Mani Brothers Real Estate Group and the non-recourse carve-out guarantors are The Daniel Mani Family Trust, The Simon Mani Family Trust, Daniel Mani and Simon Mani. The 9201 West Sunset Boulevard Borrower is owned by The Daniel Mani Family Trust (50.0%) and The Simon Mani Family Trust (50.0%). Daniel Mani and Simon Mani founded Mani Brothers Real Estate Investment Group, a privately-held real estate investment firm that owns, renovates, operates, manages and leases 1.3 million SF of commercial property.

The Property. The 9201 West Sunset Boulevard Property is a Class A, nine-story medical office property totaling 166,599 SF with ground floor retail, on an approximately 1.87 acre site in West Hollywood, California. The 9201 West Sunset Boulevard Property was built in 1963 and renovated in 2012. Amenities at the 9201 West Sunset Boulevard Property include air conditioning, security systems with video surveillance and tenant access key cards, energy-efficient designs and restaurants. There is on-site tenant and visitor parking, on-site storage, and cable and satellite television is available in all offices. The 9201 West Sunset Boulevard Property is in close proximity to Beverly Hills and Cedars-Sinai Medical Center and is easily accessible from Sunset Boulevard. The 9201 West Sunset Boulevard Property contains approximately 507 parking spaces (3.0 spaces per 1,000 SF) in a three story parking structure that is open to the general public. Retail space at the 9201 West Sunset Boulevard Property includes HH Sunset – Innovative Dining and two vacant units totaling 16,096 SF (9.7% of NRA). The 9201 West Sunset Boulevard Property includes a completely finished mezzanine area located above grade that is built out with office suites and common area finishes comparable to other upper floors in the building. The 9201 West Sunset Boulevard Property also generates significant income from a wall mural (billboard) leased through November 2022. The 9201 West Sunset Boulevard Property was 92.8% leased as of March 31, 2019 to 55 tenants. Since 2017, eight new leases totaling 18,726 SF (11.2% of NRA) were executed at the 9201 West Sunset Boulevard Property.

Major Tenants.

HH Sunset – Innovative Dining (13,258 SF, 8.0% of NRA, 6.2% of underwritten rent). HH Sunset – Innovative Dining leases 13,258 SF at the 9201 West Sunset Boulevard Property. HH Sunset – Innovative Dining has been a tenant at the 9201 West Sunset Boulevard Property since 2012, has a lease expiration date of September 30, 2022 and has two, five-year renewal options remaining.

Oncotherapeutics (11,239 SF, 6.7% of NRA, 6.5% of underwritten rent). Oncotherapeutics offers a service portfolio that supports preclinical studies and clinical trials. Oncotherapeutics provides deliverables to clients ranging from small start-up biotechs (16-50 employees) to large biotechnology and pharmaceutical companies (10,000+ employees). Oncotherapeutics has been a tenant at the 9201 West Sunset Boulevard Property since 2004, has a lease expiration date of June 30, 2024 and has two, five-year renewal options remaining.

Anthony Mills, M.D. (10,979 SF, 6.6% of NRA, 7.2% of underwritten rent). Anthony Mills, M.D. is a healthcare practice that focuses on nutrition, exercise and wellness. Anthony Mills, M.D. has been a tenant at the 9201 West Sunset Boulevard Property since 2001 and has extended its original term of seven years to 22 years and seven months. Anthony Mills, M.D. has a lease expiration date of April 30, 2024 and two, five-year renewal options remaining.

The following table presents certain information relating to the major tenants at the 9201 West Sunset Boulevard Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(2)	Lease Expiration	Termination Option (Y/N)
HH Sunset - Innovative Dining	NR/NR/NR	13,258	8.0%	$643,155	6.2%	$48.51	9/30/2022	N
Oncotherapeutics	NR/NR/NR	11,239	6.7%	$670,934	6.5%	$59.70	6/30/2024	N
Anthony Mills, M.D.	NR/NR/NR	10,979	6.6%	$748,596	7.2%	$68.18	4/30/2024	N
Gary Motykie	NR/NR/NR	7,746	4.6%	$603,181	5.8%	$77.87	2/28/2022	N
David L. Matlock M.D.	NR/NR/NR	7,109	4.3%	$501,270	4.8%	$70.51	12/31/2026	N
Subtotal/Wtd. Avg.		50,331	30.2%	$3,167,136	30.5%	$62.93

Other Tenants		104,231	62.6%	$7,216,996	69.5%	$69.24
Vacant Space		12,037	7.2%	$0	0.0%	$0
Total/Wtd. Avg.		166,599	100.0%	$10,384,132	100.0%	$67.18

(1)	Information is based on the underwritten rent roll as of March 31, 2019.

(2)	Total/Wtd. Avg. Annual UW Rent PSF excludes vacant space.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office - Medical	Loan #1	Cut-off Date Balance:	$65,000,000
9201 West Sunset Boulevard	9201 West Sunset Boulevard	Cut-off Date LTV:	64.6%
West Hollywood, CA 90069		U/W NCF DSCR:	1.87x
		U/W NOI Debt Yield:	8.7%

The following table presents certain information relating to the lease rollover schedule at the 9201 West Sunset Boulevard Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	1	2,040	$46.73	1.2%	1.2%	$95,325	0.9%	0.9%
2019	3	2,959	$73.75	1.8%	3.0%	$218,239	2.1%	3.0%
2020	8	12,952	$76.99	7.8%	10.8%	$997,114	9.6%	12.6%
2021	5	12,053	$64.67	7.2%	18.0%	$779,415	7.5%	20.1%
2022	10	32,323	$62.44	19.4%	37.4%	$2,018,381	19.4%	39.6%
2023	4	12,027	$72.83	7.2%	44.6%	$875,872	8.4%	48.0%
2024	7	33,809	$64.72	20.3%	64.9%	$2,187,973	21.1%	69.1%
2025	3	5,818	$70.47	3.5%	68.4%	$410,005	3.9%	73.0%
2026	4	16,712	$68.78	10.0%	78.4%	$1,149,383	11.1%	84.1%
2027	4	5,577	$70.02	3.3%	81.8%	$390,501	3.8%	87.8%
2028	4	13,662	$67.84	8.2%	90.0%	$926,769	8.9%	96.8%
2029	3	4,630	$72.39	2.8%	92.8%	$335,154	3.2%	100.0%
2030 & Beyond	0	0	$0.00	0.0%	92.8%	$0	0.0%	100.0%
Vacant Space	0	12,037	$0.00	7.2%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	56	166,599	$67.18	100.0%		$10,384,132	100.0%

(1)	Information is based on the underwritten rent roll as of March 31, 2019.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.
(3)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The 9201 West Sunset Boulevard Property is located in West Hollywood, California, in Los Angeles County, approximately five miles west of downtown Los Angeles. The 9201 West Sunset Boulevard Property is located along a portion of Sunset Boulevard known as the Sunset Strip. This area is an active urban destination offering a range of boutiques, nightclubs, restaurants, hotels, and other entertainment venues that draw visitors from surrounding communities and tourists from around the world. The 9201 West Sunset Boulevard Property is located in the Santa Monica Mountains submarket of the Los Angeles office market. According to a third party market report, as of the fourth quarter of 2018, the vacancy rate in the Santa Monica Mountains submarket was approximately 13.5%, with average asking rents of $56.17 PSF and inventory of approximately 895,866 SF. According to a third party market report, as of the fourth quarter of 2018, the vacancy rate in the Los Angeles office market was approximately 9.9%, with average asking rents of $39.12 PSF and inventory of approximately 417 million SF.

According to the appraisal, the 2018 population within a one-, three- and five-mile radius of the 9201 West Sunset Boulevard Property was 19,030, 209,964 and 693,354, respectively. The 2018 average household income within the same one-, three- and five-mile radius was $149,470, $136,175 and $119,546, respectively.

The following table presents certain information relating to the appraiser’s market rent conclusion for the 9201 West Sunset Boulevard Property:

Market Rent Summary
	Medical	Mezzanine	Retail
Market Rent (PSF)	$67.80	$49.80	$51.00
Lease Term (Years)	10	5	5
Lease Type (Reimbursements)	Full service gross	Full service gross	NNN
Rent Increase Projection	3.0% per annum	3.0% per annum	3.0% per annum

Source: Appraisal.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office - Medical	Loan #1	Cut-off Date Balance:	$65,000,000
9201 West Sunset Boulevard	9201 West Sunset Boulevard	Cut-off Date LTV:	64.6%
West Hollywood, CA 90069		U/W NCF DSCR:	1.87x
		U/W NOI Debt Yield:	8.7%

The following table presents comparable office leases with respect to the 9201 West Sunset Boulevard Property:

Comparable Office Lease Summary
Property/Location	Year Built	SF	Tenant Name		Lease Date	Lease Term (Mos.)	Rent PSF	Lease Type
				Size (SF)
Parkside Medical Center Santa Monica, CA	1923	65,610	Rapid Smile	1,574	July 2018	84	$54.00	Full Service
2825 Santa Monica Santa Monica, CA	1984	52,676	Santa Monica Fertility	7,604	March 2017	60	$61.20	Mod. Gross
Medical Center of Santa Monica Santa Monica, CA	1965	204,312	Medical Tenant Medical Tenant	1,462 1,014	May 2017 Sept. 2015	120 60	$61.20 $55.80	Full Service Full Service
Santa Monica Medical Plaza Santa Monica, CA	1973	87,386	Confidential	1,300	Aug. 2017	120	$69.00	Full Service
Rox-San Medical Plaza Beverly Hills, CA	1963	55,545	Medical Tenant	3,500	March 2016	37	$75.00	Full Service
Wilshire Linden Medical Beverly Hills, CA	1958	72,800	Medical Tenant	1,500	March 2017	60	$69.00	Full Service
Roxbury Medical Building Beverly Hills, CA	1952	37,924	Medical Tenant	1,158	June 2017	60	$60.00	NNN

Source: Appraisal.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 9201 West Sunset Boulevard Property:

Cash Flow Analysis
	2016	2017	2018	UW	UW PSF
Base Rent(1)	$9,272,739	$9,781,200	$10,323,694	$10,705,926	$64.26
Total Recoveries	$264,687	$201,603	$273,209	$273,209	$1.64
Discounts Concessions	($206,798)	($223,897)	($242,369)	$0	$0.00
Other Income(2)	$3,461,852	$3,503,433	$4,036,562	$4,036,562	$24.23
Less Vacancy & Credit Loss	$0	$0	$0	$0	$0
Effective Gross Income	$12,792,481	$13,262,339	$14,391,096	$15,015,696	$90.13

Real Estate Taxes	$787,559	$631,892	$644,872	$644,872	$3.87
Insurance	$47,832	$46,594	$39,206	$39,206	$0.24
Other Expenses	$2,670,419	$2,769,148	$2,781,069	$2,632,339	$15.80
Total Expenses	$3,505,810	$3,447,634	$3,465,148	$3,316,417	$19.91

Net Operating Income(3)	$9,286,672	$9,814,705	$10,925,948	$11,699,279	$70.22
Capital Expenditures	$0	$0	$0	$32,515	$0.20
TI/LC	$0	$0	$0	$283,913	$1.70
Net Cash Flow	$9,286,672	$9,814,705	$10,925,948	$11,382,851	$68.32

Occupancy %	92.0%	90.0%	92.8%(4)	92.8%
NOI DSCR	1.53x	1.61x	1.80x	1.92x
NCF DSCR	1.53x	1.61x	1.80x	1.87x
NOI Debt Yield	6.9%	7.3%	8.1%	8.7%
NCF Debt Yield	6.9%	7.3%	8.1%	8.4%

(1)	UW Base Rent is based on the underwritten rent roll dated March 31, 2019 and includes rent steps through April 20, 2020 totaling $321,794.

(2)	UW Other Income includes signage ($1,192,868), parking ($2,605,994) and miscellaneous income ($237,700).

(3)	The increase from 2018 Net Operating Income to UW Net Operating Income is primarily due to two new leases executed in 2019, including Ghalili & Sedgh (1,937 SF, $133,653 of underwritten rent) and Victor Khatchaturian (1,580 SF, $109,020 of underwritten rent), rent steps (totaling $321,794) and a decrease in administrative expenses.

(4)	2018 Occupancy % is as of March 31, 2019. Occupancy as of December 31, 2018 is 91.4%.

Escrows and Reserves.

Real Estate Taxes – The 9201 West Sunset Boulevard Whole Loan documents provide for an upfront reserve of $206,965 for real estate taxes and ongoing monthly reserves for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months (initially $41,393).

Insurance – The 9201 West Sunset Boulevard Whole Loan documents do not require ongoing monthly reserves for insurance as long as (i) no event of default has occurred and is continuing, (ii) the insurance coverage for the 9201 West Sunset Boulevard Property is included in a blanket policy approved by the lender in its reasonable discretion, and (iii) the 9201 West Sunset Boulevard Borrower provides the lender with evidence of timely payment of the

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office - Medical	Loan #1	Cut-off Date Balance:	$65,000,000
9201 West Sunset Boulevard	9201 West Sunset Boulevard	Cut-off Date LTV:	64.6%
West Hollywood, CA 90069		U/W NCF DSCR:	1.87x
		U/W NOI Debt Yield:	8.7%

insurance premiums and renewals of the insurance policies, no later than ten days prior to the expiration of the current policy. If such conditions are not satisfied, the 9201 West Sunset Boulevard Whole Loan documents require monthly reserves for insurance premiums in an amount equal to 1/12 of the estimated annual insurance premiums.

Recurring Replacements – The 9201 West Sunset Boulevard Whole Loan documents provide for monthly deposits of approximately $2,947 into a replacement reserve.

TI/LC Reserve – The 9201 West Sunset Boulevard Whole Loan documents provide for an upfront reserve of $1,500,000 for future tenant improvements and leasing commissions. In addition, if at any time the amount in such reserve (including the initial upfront deposit) is less than $1,000,000, monthly deposits of approximately $14,034 are required to be made into such reserve until the amount then on deposit in such reserve is at least equal to $1,000,000.

Lockbox and Cash Management. The 9201 West Sunset Boulevard Whole Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Cash Sweep Event Period (as defined below), the 9201 West Sunset Boulevard Borrower is required to establish a lockbox account, to direct tenants to pay rents directly into the lockbox account, and, if notwithstanding such direction, the 9201 West Sunset Boulevard Borrower or property manager receives any rents, to deposit or to cause to be deposited such rents into the lockbox account within one business day of receipt. Upon the first occurrence of a Cash Sweep Event Period, the lender is required to establish, and the 9201 West Sunset Boulevard Borrower is required to cooperate with a cash management bank chosen by the lender to establish, a lender-controlled cash management account, into which all funds in the lockbox account will be required to be deposited periodically so long as a Cash Sweep Event Period is continuing. So long as a Cash Sweep Event Period is continuing, and provided no event of default is continuing, funds in the cash management account are required to be applied (i) to make deposits into the tax and insurance escrows (if any are then required), as described above under “Escrows and Reserves”, (ii) to pay debt service on the 9201 West Sunset Boulevard Whole Loan, (iii) to make deposits into the capital expenditure reserve and (if then required) TI/LC reserve, as described above under “Escrows and Reserves,” (iv) to pay operating expenses set forth in the annual budget (which is required to be approved by the lender during a Cash Sweep Event Period) and extraordinary operating or capital expenses reasonably approved by the lender, and (v) to pay any remainder into an excess cash flow account to be held by the lender as additional security for the 9201 West Sunset Boulevard Whole Loan during the continuance of the Cash Sweep Event Period. If no Cash Sweep Event Period is continuing, all funds in the lockbox account are required to be disbursed to an account designated by the 9201 West Sunset Boulevard Borrower.

A “Cash Sweep Event Period” means a period:

(a)	commencing upon an event of default under the 9201 West Sunset Boulevard Whole Loan and ending if no event of default exists; or

(b)	commencing upon the interest only debt service coverage ratio (assuming the actual loan constant) falling below 1.30x for 12 consecutive calendar months and ending upon the interest only debt service coverage ratio being at least 1.30x for the immediately preceding 12 consecutive calendar months.

Additional Secured Indebtedness (not including trade debts). In addition to the 9201 West Sunset Boulevard Mortgage Loan, the 9201 West Sunset Boulevard Property also secures the 9201 West Sunset Boulevard Non-Serviced Pari Passu Companion Loan, which has a Cut-off Date principal balance of $70,000,000. The 9201 West Sunset Boulevard Non-Serviced Pari Passu Companion Loan accrues interest at the same rate as the 9201 West Sunset Boulevard Mortgage Loan. The 9201 West Sunset Boulevard Mortgage Loan is entitled to payments of interest and principal on a pro rata and pari passu basis with the 9201 West Sunset Boulevard Non-Serviced Pari Passu Companion Loan. The holders of the 9201 West Sunset Boulevard Mortgage Loan and the 9201 West Sunset Boulevard Non-Serviced Pari Passu Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the 9201 West Sunset Boulevard Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Right of First Offer/Right of First Refusal. None.

Ground Lease. None.

Letter of Credit. None.

Terrorism Insurance. The 9201 West Sunset Boulevard Whole Loan documents require that the “all risk” insurance policy required to be maintained by the 9201 West Sunset Boulevard Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the 9201 West Sunset Boulevard Property. The loan documents also require business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a twelve-month extended period of indemnity. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), and covers both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance that insures against “covered acts” as defined by TRIPRA (or such other program). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Various	Loan #2	Cut-off Date Balance:	$64,785,000
Various	SoCal Retail Portfolio	Cut-off Date LTV:	52.0%
Various, CA		U/W NCF DSCR:	2.28x
		U/W NOI Debt Yield:	9.9%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Various	Loan #2	Cut-off Date Balance:	$64,785,000
Various	SoCal Retail Portfolio	Cut-off Date LTV:	52.0%
Various, CA		U/W NCF DSCR:	2.28x
		U/W NOI Debt Yield:	9.9%

Burbank
Glendale
Pasadena
Arcadia
Alhambra
El Monte
LOS ANGELES
Santa Monica
Monterey Park
Montebello
Pico Rivera
Whittier
Florence
South Gate
Inglewood
Lynwood
Downey
Hawthorne
Gardena
Compton
Paramount
Bellflower
Norwalk
Lakewood
Cerritos
Torrance
Redondo Beach
Carson
LONG BEACH
Huntington Beach
Pacific Ocean
Palmdale
Victorville
Apple Valley
Hesperia
Rancho Cucamonga
Rialto
SAN BERNARDINO
Pasadena
Pomona
Ontario
Fontana
RIVERSIDE
Fullerton
Corona
ANAHEIM
SANTA ANA
Orange
Irvine
Costa Mesa
Moreno Valley
Perris
Murrieta
Temecula
Ventura
Santa Paula
Fillmore
Moorpark
Camarillo
OXNARD
Thousand Oaks
Sacramento
San Francisco
San Jose
CALIFORNIA
Fresno
Bakersfield
Camarillo
Los Angeles
San Bernardino
Palm Springs
San Diego
El Cajon
Santee
Lakeside
Winter Gardens
SAN DIEGO
Bostonia
El Cajon
La Mesa
Lemon Grove
Rancho San Diego
Spring Valley
La Presa
North Palm Springs
PALM SPRINGS
Cathedral City
Thousand Palms
COACHELLA VALLEY
Rancho Mirage
PALM DESERT
SAN JACINTO MOUNTAINS

## SoCal Retail Portfolio

| | | | | | |
|---|---|---|---|---|---|
| 1 | The Springs | Palm Springs, CA | 8 | El Cajon (CVS) | El Cajon, CA |
| 2 | Summerwood | Lakewood, CA | 9 | Loma Vista | Fontana, CA |
| 3 | Food 4 Less – Target Center | Long Beach, CA | 10 | MLK Medical | Lynwood, CA |
| 4 | El Super Center | La Puente, CA | 11 | Hawthorne Plaza | Hawthorne, CA |
| 5 | Island Plaza | West Covina, CA | 12 | Five Points Plaza | Rialto, CA |
| 6 | Baldwin Park Promenade | Baldwin Park, CA | 13 | Towne Center Square | Rancho Cucamonga, CA |
| 7 | Lynwood Plaza | Lynwood, CA | 14 | Camarillo | Camarillo, CA |

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 2 – SoCal Retail Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		AREF		Single Asset/Portfolio:	Portfolio
Credit Assessment (KBRA/Fitch/S&P):		NR/NR/NR		Location:	Various, CA
Original Balance(1):		$64,785,000		General Property Type(5):	Retail & Office
Cut-off Date Balance(1):		$64,785,000		Detailed Property Type(5):	Various
% of Initial Pool Balance:		9.4%		Title Vesting:	Fee
Loan Purpose:		Refinance		Year Built/Renovated:	Various/Various
Sponsor:		Mark Gabay		Size(5):	1,481,231 SF
Guarantor:		Mark Gabay		Cut-off Date Balance per SF(1):	$145
Mortgage Rate:		4.0590%		Maturity Date Balance per SF(1):	$145
Note Date:		4/25/2019		Property Manager:	Excel Property Management
First Payment Date:		6/6/2019			(borrower-related)
Maturity Date:		5/6/2029		Underwriting and Financial Information
Original Term to Maturity:		120 months		UW NOI:	$21,229,564
Original Amortization Term:		0 months		UW NOI Debt Yield(1):	9.9%
IO Period:		120 months		UW NOI Debt Yield at Maturity(1):	9.9%
Seasoning:		1 month		UW NCF DSCR(1):	2.28x
Prepayment Provisions(2):		LO(25); YM1(90); O(5)		Most Recent NOI:	$20,078,785 (12/31/2018)
Lockbox/Cash Mgmt Status:		Hard/Springing		2nd Most Recent NOI:	$19,757,624 (12/31/2017)
Additional Debt Type(1)(3):		Pari Passu		3rd Most Recent NOI:	$17,772,993 (12/31/2016)
Additional Debt Balance(1)(3):		$150,000,000		Most Recent Occupancy:	99.0% (3/1/2019)
Future Debt Permitted (Type):		No (N/A)		2nd Most Recent Occupancy:	94.6% (12/31/2018)
Reserves(4)				3rd Most Recent Occupancy:	95.4% (12/31/2017)
Type	Initial	Monthly	Cap	Appraised Value (as of):	$413,250,000 (3/1/2019)
RE Tax:	$680,770	$226,923	N/A	Appraised Value per SF:	$279
Insurance:	$0	Springing	N/A	Cut-off Date LTV Ratio(1):	52.0%
Recurring Replacements:	$0	$24,687	$592,492	Maturity Date LTV Ratio(1):	52.0%
TI/LC:	$3,000,000	Springing	$3,000,000
Other	$729,724	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$214,785,000	100.0%	Refinance Payoff:	$193,896,558	90.3%
			Return of Equity:	$15,151,443	7.1%
			Reserves:	$4,410,494	2.1%
			Closing Costs:	$1,326,506	0.6%
Total Sources:	$214,785,000	100.0%	Total Uses:	$214,785,000	100.0%

(1)	The SoCal Retail Portfolio Mortgage Loan (as defined below) is part of the SoCal Retail Portfolio Whole Loan (as defined below), which is comprised of eight pari passu promissory notes with an aggregate original principal balance of $214,785,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the SoCal Retail Portfolio Whole Loan.

(2)	After the earlier of (i) April 25, 2022 or (ii) two years from the closing date of the securitization that includes the last pari passu note of the SoCal Retail Portfolio Whole Loan to be securitized, and prior to January 6, 2029, the SoCal Retail Portfolio Whole Loan may be prepaid in whole, but not in part, subject to payment of the greater of (a) 1% of any applicable prepayment, or (b) a yield maintenance premium.

(3)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for further discussion of the additional debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(5)	The SoCal Retail Portfolio Properties (as defined below) consist of 13 retail properties comprising 1,448,731 SF and one office property comprising 32,500 SF, of which 5,000 SF is retail.

The Mortgage Loan. The second largest mortgage loan (the “SoCal Retail Portfolio Mortgage Loan”) is part of a whole loan (the “SoCal Retail Portfolio Whole Loan”) evidenced by eight pari passu promissory notes in the aggregate original principal amount of $214,785,000, which are secured by first priority fee mortgages encumbering 13 retail properties comprising 1,448,731 SF and one office property comprising 32,500 SF, of which 5,000 SF is retail, located in various cities in California (the “SoCal Retail Portfolio Properties”). The non-controlling Promissory Notes A-2, A-7 and A-8, in the aggregate original principal amount of $64,785,000 represent the SoCal Retail Portfolio Mortgage Loan and will be included in the MSC 2019-H6 securitization trust. The controlling Promissory Note A-1 and the non-controlling Promissory Notes A-3, A-4, A-5 and A-6, in the aggregate original principal amount of $150,000,000 (the “SoCal Retail Portfolio Pari Passu Companion Loans”), are expected to be contributed to one or more future securitization transactions. The SoCal Retail Portfolio Whole Loan is expected to be serviced pursuant to the pooling and servicing agreement for the MSC 2019-H6 securitization transaction until the controlling Note A-1 is securitized, at which time it will be serviced pursuant to the securitization to which Note A-1 is contributed. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the Servicing Shift Mortgage Loans” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Various	Loan #2	Cut-off Date Balance:	$64,785,000
Various	SoCal Retail Portfolio	Cut-off Date LTV:	52.0%
Various, CA		U/W NCF DSCR:	2.28x
		U/W NOI Debt Yield:	9.9%

SoCal Retail Portfolio Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Lead Servicing Interest(1)
SoCal Retail Portfolio Mortgage Loan
A-2, A-7, A-8	$64,785,000	$64,785,000	MSC 2019-H6	No(1)
SoCal Retail Portfolio Pari Passu Companion Loans
A-1	$40,000,000	$40,000,000	AREF or an affiliate	Yes(1)
A-3	$40,000,000	$40,000,000	AREF or an affiliate	No
A-4	$35,000,000	$35,000,000	AREF or an affiliate	No
A-5	$20,000,000	$20,000,000	AREF or an affiliate	No
A-6	$15,000,000	$15,000,000	AREF or an affiliate	No
Total	$214,785,000	$214,785,000

(1)	The SoCal Retail Portfolio Whole Loan will be serviced under the MSC 2019-H6 pooling and servicing agreement until Note A-1 is securitized.

The Borrowers and the Borrower Sponsor. The borrowers are Iris19 LP, Azalea19 LP, Camellia19 LP, Magnolia19 LP, Carnation19 LP, Lilac19 LP, Lily19 LP, Dahlia19 LP, Marigold19 LP, Lavender19 LP, Primrose19 LP, Gardenia19 LP, Orchid19 LP, Daphne19 LP and Tulip19 LP (the “SoCal Retail Portfolio Borrowers”), each a Delaware limited partnership structured to be a bankruptcy-remote entity. The general partner of the SoCal Retail Portfolio Borrowers is Flowerfield19 LLC, a Delaware limited liability company with two independent directors. The borrower sponsor and nonrecourse carve-out guarantor of the SoCal Retail Portfolio Whole Loan is Mark Gabay.

Mark Gabay owns approximately 50.5% of the ownership interest in the SoCal Retail Portfolio Borrowers and is a co-managing partner at the Charles Company. Headquartered in West Hollywood, the Charles Company is a family-owned real estate development group established in 1979. The Charles Company controls and administers all aspects of acquisition, design planning, property management, and leasing through its in-house staff. It has developed projects throughout California, accumulating over 4.0 million SF of commercial real estate, with a focus on eight Southern California counties (Imperial, Los Angeles, Orange, Riverside, Sacramento, San Bernardino, San Diego and Ventura) and one Nevada county (Washoe).

Arman Gabay, the holder of a non-controlling 49.5% limited interest in the SoCal Retail Portfolio Borrowers and the brother of the borrower sponsor, is a defendant to a criminal complaint alleging, among other things, three felony counts of wire fraud and two felony counts of federal program bribery relating to Arman’s allegedly having conspired with and bribing a senior Los Angeles County Official who had responsibility for Los Angeles County’s process for leasing office space for various of its agencies for the purpose of securing leases in properties in which he owned an interest. None of the leases or properties associated with the criminal proceeding are SoCal Retail Portfolio Properties. The borrower sponsor is not a named defendant in such criminal complaint and the SoCal Retail Portfolio Whole Loan documents prohibit the transfer of a controlling interest in the SoCal Retail Portfolio Borrowers, the general partner of the SoCal Retail Portfolio Borrowers, or any SoCal Retail Portfolio Property to Arman Gabay.

The Properties. The SoCal Retail Portfolio Properties include 13 retail properties comprising 1,448,731 SF and one office property comprising 32,500 SF located in 13 cities throughout Southern California. The SoCal Retail Portfolio Properties range in size from 10,324 SF to 397,718 SF and were built between 1958 and 2014. As of March 1, 2019, the SoCal Retail Portfolio Properties were occupied by 138 tenants and have a portfolio occupancy of 99.0% with six vacant spaces totaling 14,190 SF. The tenant roster is granular, with no tenant comprising more than 10.1% of the portfolio’s total net rentable area or 5.2% of underwritten base income. In addition, the lease expiration schedule is dispersed with no more than 14.9% of net rentable area and 14.8% of underwritten base income expiring during any one year of the SoCal Retail Portfolio Whole Loan term. Ten of the 14 properties are 100.0% occupied. Current tenants have a weighted average remaining lease term of approximately 6.6 years, excluding month-to-month tenants. Approximately 43 tenants (or 50.6% of NRA) have been at the respective properties for over 10 years. Furthermore, investment grade tenants lease 43.9% of the net rentable square footage and contribute to approximately 35.7% of the underwritten base rent.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Various	Loan #2	Cut-off Date Balance:	$64,785,000
Various	SoCal Retail Portfolio	Cut-off Date LTV:	52.0%
Various, CA		U/W NCF DSCR:	2.28x
		U/W NOI Debt Yield:	9.9%

The following table presents certain information relating to the allocated loan balances, appraised values, and UW NCF for the SoCal Retail Portfolio Properties:

Portfolio Summary
Property Name	Property Type	Property SF	Allocated Whole Loan Cut-Off Date Balance	% of Whole Loan Cut-off Date Balance	Appraised Value	% of Total Appraised Value	UW NCF	% of UW NCF
The Springs	Retail	397,718	$45,650,000	21.3%	$87,000,000	21.1%	$3,830,786	19.0%
Summerwood	Retail	178,770	$31,687,000	14.8%	$58,000,000	14.0%	$2,931,334	14.5%
Food 4 Less - Target Center	Retail	196,436	$21,690,000	10.1%	$45,000,000	10.9%	$1,985,727	9.8%
El Super Center	Retail	117,230	$21,219,000	9.9%	$40,000,000	9.7%	$2,058,807	10.2%
Island Plaza	Retail	77,772	$16,220,000	7.6%	$30,500,000	7.4%	$1,572,064	7.8%
Baldwin Park Promenade	Retail	49,906	$11,505,000	5.4%	$23,700,000	5.7%	$1,203,691	6.0%
Lynwood Plaza	Retail	75,245	$11,411,000	5.3%	$23,500,000	5.7%	$1,150,049	5.7%
El Cajon (CVS)	Retail	29,986	$9,902,000	4.6%	$15,500,000	3.8%	$974,290	4.8%
Loma Vista	Retail	97,547	$8,771,000	4.1%	$17,000,000	4.1%	$921,060	4.6%
MLK Medical	Office	32,500	$8,441,000	3.9%	$15,200,000	3.7%	$823,913	4.1%
Hawthorne Plaza	Retail	70,750	$8,111,000	3.8%	$17,500,000	4.2%	$728,567	3.6%
Five Points Plaza	Retail	89,537	$7,922,000	3.7%	$17,100,000	4.1%	$865,842	4.3%
Towne Center Square	Retail	57,510	$7,261,000	3.4%	$14,600,000	3.5%	$682,915	3.4%
Camarillo	Retail	10,324	$4,995,000	2.3%	$8,650,000	2.1%	$463,657	2.3%
Total/Wtd. Avg.		1,481,231	$214,785,000	100.0%	$413,250,000	100.0%	$20,192,703	100.0%

The following table presents certain information relating to the SoCal Retail Portfolio Properties:

Property Summary
Property Name	City	State	Property SF	Year Built/ Renovated	Physical Occupancy(1)	# of Tenants(1)	Major Tenants(1)
The Springs	Palm Springs	CA	397,718	2008/2015	98.4%	25	The Home Depot(2), Ross Dress for Less, Marshalls, Bed Bath and Beyond, Burlington Coat Factory and Aldi
Summerwood	Lakewood	CA	178,770	1968/2011	100.0%	13	Smart & Final, Marshalls, Henry’s Market/Sprouts, Alin Party Supply, Home Goods
Food 4 Less - Target Center	Long Beach	CA	196,436	1993, 2007/N/A	100.0%	7	Target(2), Food 4 Less
El Super Center	La Puente	CA	117,230	2012, 2014/N/A	100.0%	14	El Super
Island Plaza	West Covina	CA	77,772	1967, 1968, 1980, 1995/N/A	100.0%	11	Island Pacific Market
Baldwin Park Promenade	Baldwin Park	CA	49,906	2006, 2007/N/A	100.0%	11	Smart & Final, CVS(2)
Lynwood Plaza	Lynwood	CA	75,245	2003/N/A	96.0%	9	Smart & Final, 99cents Only Store, Goodwill
El Cajon (CVS)	El Cajon	CA	29,986	2005/N/A	100.0%	7	CVS
Loma Vista	Fontana	CA	97,547	1990/N/A	99.2%	13	Superior Super Warehouse
MLK Medical	Lynwood	CA	32,500	1958/2005	100.0%	3	ALTAMED Health Services, Kaiser Foundation Health Plan
Hawthorne Plaza	Hawthorne	CA	70,750	1978/N/A	100.0%	2	Marshalls, WalMart
Five Points Plaza	Rialto	CA	89,537	1985-1986/N/A	95.6%	15	El Super, Planet Fitness
Towne Center Square	Rancho Cucamonga	CA	57,510	1995/N/A	100.0%	3	Seafood City Supermarket
Camarillo	Camarillo	CA	10,324	2014/N/A	100.0%	5	N/A(3)
Total/Wtd. Avg.			1,481,231		99.0%	138

(1)	Information is based on the underwritten rent roll.

(2)	The tenants lease their spaces pursuant to a ground lease.

(3)	Camarillo consists of in-line tenants but is a part of a power/outlet shopping center (the remainder of which is not collateral for the SoCal Retail Portfolio Whole Loan) anchored by Saks Off 5th, Neiman Marcus Last Call, Forever 21, and Gap.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Various	Loan #2	Cut-off Date Balance:	$64,785,000
Various	SoCal Retail Portfolio	Cut-off Date LTV:	52.0%
Various, CA		U/W NCF DSCR:	2.28x
		U/W NOI Debt Yield:	9.9%

The following table presents certain information relating to the historical occupancies of the SoCal Retail Portfolio Properties:

Historical Occupancy(1)
Property Name	2015	2016	2017	2018	3/1/2019
The Springs	80.3%	91.8%	91.1%	95.7%	98.4%
Summerwood	98.0%	99.2%	100.0%	100.0%	100.0%
Food 4 Less - Target Center	100.0%	100.0%	100.0%	100.0%	100.0%
El Super Center	62.2%	92.6%	77.4%	77.4%	100.0%
Island Plaza	80.7%	100.0%	100.0%	100.0%	100.0%
Baldwin Park Promenade	93.0%	93.0%	97.0%	100.0%	100.0%
Lynwood Plaza	94.4%	90.4%	96.0%	80.1%	96.0%
El Cajon (CVS)	100.0%	100.0%	100.0%	100.0%	100.0%
Loma Vista	100.0%	100.0%	99.2%	99.2%	99.2%
MLK Medical	100.0%	100.0%	100.0%	100.0%	100.0%
Hawthorne Plaza	100.0%	100.0%	100.0%	100.0%	100.0%
Five Points Plaza	98.0%	100.0%	100.0%	77.7%	95.6%
Towne Center Square	100.0%	100.0%	100.0%	100.0%	100.0%
Camarillo	100.0%	100.0%	100.0%	100.0%	100.0%
Total/Wtd. Avg.	88.7%	96.3%	95.4%	94.6%	99.0%

(1)	Information is based on the underwritten rent roll.

The four largest SoCal Retail Portfolio Properties (The Springs, Summerwood, Food 4 Less – Target Center and El Super Center) represent 56.0% of the total Cut-off Date Balance of the SoCal Retail Portfolio Whole Loan, comprise 60.1% of the net rentable area and account for 53.5% of the underwritten base rent.

The Springs (21.3% of Allocated Cut-off Date Balance; 26.9% of NRA; 19.0% of U/W NCF) – The Springs property is a 397,718 SF, multi-tenant anchored neighborhood center featuring nine, single-story buildings located in Palm Springs, California. The Springs property is 98.4% leased as of March 1, 2019 and includes three pad sites that are ground leased to Jack in the Box and Wells Fargo, and one single-tenant outparcel building that is ground leased to The Home Depot. The improvements were constructed in 2008. The Springs property is served by 1,748 open parking spaces providing for a parking ratio of approximately 4.4 spaces per 1,000 SF of net rentable area.

Summerwood (14.8% of Allocated Cut-off Date Balance; 12.1% of NRA; 14.5% of U/W NCF) – The Summerwood property is a 178,770 SF multi-tenant anchored neighborhood center featuring four, single-story buildings in Lakewood, California. The Summerwood property is 100.0% leased as of March 1, 2019 and includes three pad sites that are leased to Chase Bank, US Army, US Air Force, Der Wienerschnitzel, Burgerhim, and IP Nails Spa. The majority of the improvements (main building) were constructed in 1968. The Summerwood property is anchored by Smart & Final, Marshalls, Henry’s Market/Sprouts, Alin Party Supply, and Home Goods with the remaining tenants representing a mix of local and national retailers. The Summerwood property is served by 674 open parking spaces providing for a parking ratio of approximately 3.8 spaces per 1,000 SF of net rentable area.

Food 4 Less – Target Center (10.1% of Allocated Cut-off Date Balance; 13.3% of NRA; 9.8% of U/W NCF) – The Food 4 Less – Target Center property is a 196,436 SF, multi-tenant anchored neighborhood center featuring four, single-story buildings located in Long Beach, California. The Food 4 Less – Target Center property is 100.0% leased as of March 1, 2019. The majority of the improvements (main building) were constructed in 1993 and 2007. The Food 4 Less – Target Center property is anchored by Target and Food 4 Less with the remaining tenants representing a mix of local and national retailers. Target and Taco Bell are leased pursuant to ground leases. The Food 4 Less – Target Center property is served by 782 open parking spaces providing for a parking ratio of approximately 4.0 spaces per 1,000 SF of net rentable area.

El Super Center (9.9% of Allocated Cut-off Date Balance; 7.9% of NRA; 10.2% of U/W NCF) – The El Super Center property is an 117,230 SF, multi-tenant anchored neighborhood center featuring three, single-story buildings located in La Puente, California. The majority of the improvements (main building) were constructed in 2012 and 2014. The El Super Center property is 100.0% leased as of March 1, 2019 and is anchored by El Super with the remaining tenants representing a mix of local and national retailers. The El Super Center property is served by 478 open parking spaces providing for a parking ratio of approximately 4.1 spaces per 1,000 SF of net rentable area.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Various	Loan #2	Cut-off Date Balance:	$64,785,000
Various	SoCal Retail Portfolio	Cut-off Date LTV:	52.0%
Various, CA		U/W NCF DSCR:	2.28x
		U/W NOI Debt Yield:	9.9%

The following table presents certain information relating to the leases at the SoCal Retail Portfolio Properties:

Tenant Summary(1)
Tenant Name	Locations	Credit Rating (Fitch/ Moody’s/ S&P) (2)	Tenant SF	Approx. % of Total SF	Annual UW Rent(3)	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Term. Options (Y/N)	2018 Sales PSF / Occupancy Cost %
RETAIL PROPERTIES
Anchor Tenants
The Home Depot	1	A/A2/A	149,591	10.1%	$572,180	2.4%	$3.82	1/31/2034	5 x 5 Yrs	N	$401 / 1.0%
Target	1	A-/A2/A	133,987	9.0%	$1,168,940	5.0%	$8.72	1/31/2028	8 x 5 Yrs	N	$261 / 4.4%
Marshalls(4)	3	NR/A2/A+	92,132	6.2%	$1,214,542	5.2%	$13.18	Various	Various	N	(5)
El Super(6)	2	NR/NR/NR	91,967	6.2%	$984,419	4.2%	$10.70	Various	Various	N	(7)
Superior Super Warehouse	1	NR/NR/NR	81,071	5.5%	$603,979	2.6%	$7.45	4/30/2021	3 x 5 Yrs	N	$176 / 4.8%
Smart & Final(8)	3	NR/NR/B	73,150	4.9%	$1,328,265	5.7%	$18.16	Various	Various	N	(9)
Food 4 Less	1	NR/Baa1/BBB	52,924	3.6%	$899,708	3.8%	$17.00	6/30/2033	3 x 5 Yrs	N	$505 / 4.2%
WalMart	1	AA/Aa2/AA	35,500	2.4%	$419,000	1.8%	$11.80	7/9/2023	4 x 5 Yrs	N	N/A
Ross Dress for Less	1	NR/A3/A-	30,000	2.0%	$262,500	1.1%	$8.75	2/1/2029	4 x 5 Yrs	N	$433 / 2.7%
Seafood City Supermarket	1	NR/NR/NR	28,583	1.9%	$385,871	1.6%	$13.50	10/31/2023	3 x 5 Yrs	N	$455 / 4.1%
Bed Bath & Beyond	1	NR/Baa3/BB+	28,245	1.9%	$372,834	1.6%	$13.20	1/31/2025	4 x 5 Yrs	N	$276 / 5.7%
Party City	2	NR/NR/NR	27,724	1.9%	$495,203	2.1%	$17.86	Various	Various	N	$166 / 14.1%(10)
Henry’s Market/Sprouts	1	NR/NR/NR	27,072	1.8%	$536,026	2.3%	$19.80	6/30/2021	4 x 5 Yrs	N	$768 / 2.8%
Alin Party Supply	1	NR/NR/NR	27,004	1.8%	$560,603	2.4%	$20.76	5/31/2024	3 x 5 Yrs	N	N/A
Home Goods	1	NR/A2/A+	24,000	1.6%	$252,000	1.1%	$10.50	2/28/2023	4 x 5 Yrs	N	$325 / 3.8%
Planet Fitness	1	NR/NR/NR	19,700	1.3%	$295,500	1.3%	$15.00	5/31/2029	2 x 5 Yrs	N	N/A
Subtotal/Wtd. Avg.			922,650	62.3%	$10,351,569	44.1%	$11.22

Major Tenants			101,738	6.9%	$1,885,286	8.0%	$18.53
In Line Tenants			389,148	26.3%	$9,746,706	41.6%	$25.05
Remaining Outparcel Tenant			20,505	1.4%	$517,454	2.2%	$25.24
Other Tenants			500	0.0%	$63,937	0.3%	$127.87
Subtotal/Wtd. Avg.			511,891	34.6%	$12,213,382	52.1%	$23.86

Vacant Retail			14,190	1.0%

Retail Collateral Subtotal			1,448,731	97.8%	$22,564,951	96.2%	$15.73

Office Collateral Subtotal(11)			32,500	2.2%	$886,881	3.8%	$27.29

Total/Wtd. Avg.			1,481,231	100.0%	$23,451,832	100.0%	$15.99

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

(3)	Annual UW Rent PSF and Annual UW Rent include contractual rent steps through March 2020 totaling $168,288 and straight-line rent totaling $176,105 for investment grade rated tenants through their respective lease terms within the SoCal Retail Portfolio Whole Loan term.

(4)	Marshalls leases 35,250 SF at the Hawthorne Plaza property expiring October 31, 2020, 28,652 SF at The Springs property expiring April 30, 2024 and 28,230 SF at the Summerwood property expiring September 30, 2022.

(5)	The 2018 Sales PSF / Occupancy Cost % for Marshalls at the Hawthorne Plaza property, The Springs property, and the Summerwood property were $336 / 5.0%, $234 / 7.4%, and $336 / 4.1%, respectively.

(6)	El Super leases 46,967 SF at the Five Points Plaza property expiring March 31, 2025 and 45,000 SF at the El Super Center property expiring March 31, 2027.

(7)	The 2018 Sales PSF / Occupancy Cost % for El Super at the Five Points Plaza property and El Super Center property were $516 / 1.9% and $476 / 4.2%, respectively.

(8)	Smart & Final leases 31,500 SF at the Summerwood property expiring June 30, 2021, 20,925 SF at the Lynwood Plaza property expiring September 30, 2023 and 20,725 SF at the Baldwin Park Promenade property expiring December 31, 2022.

(9)	The 2018 Sales PSF / Occupancy Cost % for Smart & Final at the Summerwood property, the Lynwood Plaza property, and the Baldwin Park Promenade property were $619 / 4.1%, $516 / 3.6%, and $753 / 3.3%, respectively.

(10)	2018 Sales PSF / Occupancy Cost % is for the Party City located at the Towne Center Square property.

(11)	5,000 SF of the MLK Medical property is leased to Chase Bank as retail space.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Various	Loan #2	Cut-off Date Balance:	$64,785,000
Various	SoCal Retail Portfolio	Cut-off Date LTV:	52.0%
Various, CA		U/W NCF DSCR:	2.28x
		U/W NOI Debt Yield:	9.9%

The following table presents certain information relating to the lease rollover schedule at the SoCal Retail Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Base Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Base Rent Rolling(3)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	15	27,215	$24.74	1.8%	1.8%	$673,216	2.9%	2.9%
2019	8	12,218	$42.17	0.8%	2.7%	$515,232	2.2%	5.1%
2020	13	72,769	$24.41	4.9%	7.6%	$1,776,342	7.6%	12.7%
2021	16	221,015	$15.75	14.9%	22.5%	$3,481,695	14.8%	27.5%
2022	16	128,134	$17.92	8.7%	31.1%	$2,295,693	9.8%	37.3%
2023	22	195,734	$16.69	13.2%	44.4%	$3,266,662	13.9%	51.2%
2024	12	114,267	$20.75	7.7%	52.1%	$2,371,547	10.1%	61.3%
2025	9	103,441	$15.47	7.0%	59.1%	$1,600,345	6.8%	68.2%
2026	3	31,483	$15.29	2.1%	61.2%	$481,336	2.1%	70.2%
2027	5	64,986	$17.13	4.4%	65.6%	$1,113,493	4.7%	75.0%
2028	6	163,984	$11.64	11.1%	76.6%	$1,908,358	8.1%	83.1%
2029	7	86,866	$18.47	5.9%	82.5%	$1,604,278	6.8%	90.0%
2030 & Beyond	6	244,929	$9.65	16.5%	99.0%	$2,363,634	10.1%	100.0%
Vacant	0	14,190	$0.00	1.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	138	1,481,231	$15.99	100.0%		$23,451,832	100.0%

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

(3)	Total/Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

The Market. The SoCal Retail Portfolio Properties are located in 13 cities and nine submarkets throughout Southern California. For the fourth quarter of 2018, the submarket vacancies for the respective submarkets ranged between 2.7% and 10.1% and asking rent ranged from $17.17 to $27.09 PSF. The population within a three-mile radius of the SoCal Retail Portfolio Properties ranged from 48,516 to 429,921. The median household income within a three-mile radius of the SoCal Retail Portfolio Properties ranged from $42,214 to $94,080.

The following table presents certain information relating to market statistics for the SoCal Retail Portfolio Properties:

Market Statistics(1)
Submarket	Property Type	Submarket	Inventory (SF)	Completions (SF)	Submarket Vacancy	Asking Rent ($/ SF NNN)	Net Absorption (SF)
The Springs	Retail	Coachella Valley	27,060,941	6,004	9.6%	$21.03	(38,054)
Summerwood	Retail	Long Beach	13,077,931	1,958	5.4%	$27.09	(6,302)
Food 4 Less - Target Center	Retail	Long Beach	13,077,931	1,958	5.4%	$27.09	(6,302)
El Super Center	Retail	Eastern SGV	42,865,608	-	3.9%	$23.63	(35,787)
Island Plaza	Retail	Eastern SGV	42,865,608	-	3.9%	$23.63	(35,787)
Baldwin Park Promenade	Retail	Eastern SGV	42,865,608	-	3.9%	$23.63	935,787)
Lynwood Plaza	Retail	Mid-Cities Retail	50,095,580	3,595	4.2%	$25.31	(149,897)
El Cajon (CVS)	Retail	El Cajon	9,188,919	-	3.6%	$22.41	(44,004)
Loma Vista	Retail	Airport Area	25,730,577	49,335	4.4%	$23.81	45,463
MLK Medical	Office	Mid-Cities Office	12,718,440	-	8.4%	$26.05	(8,101)
Hawthorne Plaza	Retail	Hathorne/Gardena	13,056,068	(5,679)	8.6%	$24.87	(10,996)
Five Points Plaza	Retail	East San Bernardino	30,615,010	324,545	10.1%	$17.17	240,319
Towne Center Square	Retail	Airport Area	25,730,577	49,335	4.4%	$23.81	45,463
Camarillo	Retail	Camarillo/Point Mugu	3,969,547	-	2.7%	$28.89	56,988

Source: Appraisal

(1)	Information is as of fourth quarter of 2018.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Various	Loan #2	Cut-off Date Balance:	$64,785,000
Various	SoCal Retail Portfolio	Cut-off Date LTV:	52.0%
Various, CA		U/W NCF DSCR:	2.28x
		U/W NOI Debt Yield:	9.9%

The following table presents certain information relating to demographics for the SoCal Retail Portfolio Properties:

Demographics(1)
	Population			Median Household Income
Property Name	1-Mile	3-Mile	5-Mile	1-Mile	3-Mile	5-Mile
The Springs	6,790	76,543	110,219	$46,718	$49,891	$53,041
Summerwood	25,194	189,839	694,263	$97,235	$84,591	$68,307
Food 4 Less – Target Center	32,522	325,054	729,684	$50,603	$53,094	$57,644
El Super Center	35,118	227,960	517,284	$61,130	$65,727	$65,131
Island Plaza	29,058	184,247	452,622	$67,837	$71,080	$73,079
Baldwin Park Promenade	36,573	246,866	550,678	$54,003	$57,071	$61,888
Lynwood Plaza	53,533	429,921	1,019,580	$44,938	$42,214	$41,818
El Cajon (CVS)	30,732	159,196	323,928	$42,689	$57,248	$62,408
Loma Vista	25,643	184,192	353,738	$47,165	$60,000	$67,422
MLK Medical	50,648	401,924	993,087	$52,947	$45,187	$45,113
Hawthorne Plaza	32,586	301,044	616,823	$63,030	$69,015	$66,332
Five Points Plaza	28,601	168,909	369,807	$45,520	$49,344	$46,296
Towne Center Square	18,587	138,763	277,709	$77,844	$77,476	$77,923
Camarillo	9,811	48,516	87,345	$70,983	$94,080	$91,576

Source: Appraisal

(1)	Information is as of 2018.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow of the SoCal Retail Portfolio Properties:

Cash Flow Analysis
	2015	2016	2017	2018	UW	UW PSF
Gross Potential Rent(1)	$17,808,656	$19,501,322	$20,755,370	$21,205,934	$23,849,512	$16.10
Total Recoveries	$4,098,198	$3,632,909	$4,616,106	$4,506,449	$5,509,490	$3.72
Total Other Income(2)	$46,737	$65,476	$72,632	$60,051	$60,051	$0.04
Less Vacancy	$0	$0	$0	$0	($1,726,743)	($1.17)
Effective Gross Income	$21,953,591	$23,199,707	$25,444,108	$25,772,434	$27,692,309	$18.70

Real Estate Taxes	$1,903,334	$2,101,831	$2,356,042	$2,309,614	$3,044,165	$2.06
Insurance	$336,737	$392,448	$370,666	$398,828	$375,777	$0.25
Management Fee	$658,608	$695,991	$763,323	$773,173	$830,769	$0.56
Other Operating Expenses	$1,787,917	$2,236,444	$2,196,453	$2,212,034	$2,212,034	$1.49
Total Expenses	$4,686,595	$5,426,714	$5,686,484	$5,693,649	$6,462,745	$4.36

Net Operating Income(3)	$17,266,996	$17,772,993	$19,757,624	$20,078,785	$21,229,564	$14.33
Capital Expenditures	$0	$0	$0	$0	$296,246	$0.20
TI/LC	$0	$0	$0	$0	$740,616	$0.50
Net Cash Flow	$17,266,996	$17,772,993	$19,757,624	$20,078,785	$20,192,703	$13.63

Occupancy %	88.7%	96.3%	95.4%	99.0%(4)	94.1%
NOI DSCR(5)	1.95x	2.01x	2.24x	2.27x	2.40x
NCF DSCR(5)	1.95x	2.01x	2.24x	2.27x	2.28x
NOI Debt Yield(5)	8.0%	8.3%	9.2%	9.3%	9.9%
NCF Debt Yield(5)	8.0%	8.3%	9.2%	9.3%	9.4%

(1)	Includes contractual rent steps through March 2020 totaling $168,288 and straight-line rent totaling $176,105 for investment grade rated tenants through their respective lease terms within the SoCal Retail Portfolio Whole Loan term.

(2)	Total Other Income is comprised of miscellaneous fees and expenses.

(3)	The increase in UW Net Operating Income from 2018 Net Operating Income is primarily due to $344,394 of rent steps and straight-line rent and new leases executed at higher rents.

(4)	Based on the underwritten rent roll as of March 1, 2019.

(5)	Debt service coverage ratios and debt yields are calculated based on the SoCal Retail Portfolio Whole Loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Various	Loan #2	Cut-off Date Balance:	$64,785,000
Various	SoCal Retail Portfolio	Cut-off Date LTV:	52.0%
Various, CA		U/W NCF DSCR:	2.28x
		U/W NOI Debt Yield:	9.9%

Escrows and Reserves.

Real Estate Taxes - The SoCal Retail Portfolio Borrowers escrowed an initial real estate tax reserve of $680,770 at origination and are required to escrow monthly 1/12 of the annual estimated real estate taxes (initially, $226,923 per month).

Insurance - The SoCal Retail Portfolio Borrowers are required to escrow monthly 1/12 of the annual estimated insurance premiums (unless the SoCal Retail Portfolio Borrowers maintain acceptable blanket insurance policies and no event of default is continuing).

Replacement Reserves – The SoCal Retail Portfolio Borrowers are required to escrow monthly replacement reserves of 1/12 of $0.20 multiplied by the portfolio aggregate SF (initially $24,687), subject to a cap of $592,492.

TI/LC Reserve – The SoCal Retail Portfolio Borrowers escrowed an initial TI/LC reserve of $3,000,000 at origination and are required to escrow monthly TI/LC reserves of $123,436 upon the TI/LC reserve balance being less than $1,000,000, subject to a cap of $3,000,000.

Free Rent Reserve – The SoCal Retail Portfolio Borrowers escrowed an amount equal to $729,724 at origination on account of outstanding free rent.

Lockbox and Cash Management. The SoCal Retail Portfolio Whole Loan is structured with a hard lockbox and springing cash management. The SoCal Retail Portfolio Borrowers are required to direct each tenant of the SoCal Retail Portfolio Properties to deposit funds directly into the lockbox account, and to deposit any funds received by the SoCal Retail Portfolio Borrowers and property manager, notwithstanding such direction, into the lockbox account within one business day of receipt. If no Cash Management Period (as defined below) exists, amounts on deposit in the lockbox account are required to be disbursed to the SoCal Retail Portfolio Borrowers’ operating account on each business day. Upon the occurrence of a Cash Management Period, the lender may establish, and the SoCal Retail Portfolio Borrowers are required to cooperate to establish, a lender-controlled cash management account. If a Cash Management Period exists, funds on deposit in the lockbox account are required to be transferred to a lender-controlled cash management account, and applied to make monthly deposits to the tax reserve and insurance reserve as described above under “Escrows and Reserves,” to pay debt service on the SoCal Retail Portfolio Whole Loan, to make monthly deposits to the replacement reserve, to make monthly deposits to the TI/LC reserve, to pay approved operating expenses in accordance with the annual budget (which is required to be reasonably approved by the lender during the continuance of a Cash Management Period) and pay extraordinary expenses approved by the lender, and to pay any remainder into a cash collateral account. In each case, the amounts deposited in the cash collateral account are required to be held as additional collateral for the SoCal Retail Portfolio Whole Loan during the continuance of the Cash Management Period; provided that during the continuance of an event of default under the SoCal Retail Portfolio Whole Loan such amounts may be applied to prepay the debt.

A “Cash Management Period” will commence (a) upon the stated maturity date, (b) upon the occurrence of an event of default under the loan documents, or (c) if, as of the last day of each calendar quarter, the interest only debt service coverage ratio is less than 1.45x. A Cash Management Period will terminate if (i) the SoCal Retail Portfolio Whole Loan and all other obligations under the loan documents have been repaid in full or (ii) the stated maturity date has not occurred and (A) with respect to the matters described in clause (b) above, such event of default has been cured (or has been otherwise waived in writing) and no other event of default is continuing or (B) with respect to the matter described in clause (c) above, the SoCal Retail Portfolio Properties have achieved an interest only debt service coverage ratio of at least 1.50x for two consecutive calendar quarters.

Additional Secured Indebtedness (not including trade debts). In addition to the SoCal Retail Portfolio Mortgage Loan, the SoCal Retail Portfolio Properties also secure the SoCal Retail Portfolio Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $150,000,000. The SoCal Retail Portfolio Pari Passu Companion Loans accrue interest at the same rate as the SoCal Retail Portfolio Mortgage Loan. The SoCal Retail Portfolio Mortgage Loan is pari passu in right of payment with the SoCal Retail Portfolio Pari Passu Companion Loans. The holders of the SoCal Retail Portfolio Mortgage Loan and the SoCal Retail Portfolio Pari Passu Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the SoCal Retail Portfolio Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. On any business day after the earlier to occur of (i) the third anniversary date of the SoCal Retail Portfolio Whole Loan origination date or (ii) two years after the final note is securitized (the “Release Date”), the SoCal Retail Portfolio Whole Loan documents permit any of the SoCal Retail Portfolio Borrowers to obtain the release of any property in the SoCal Retail Portfolio Properties upon a bona fide third-party sale of such property subject to among other things, the following: (i) no default or event of default has occurred or is continuing, (ii) there is a payment of principal in an amount equal to 120% of the allocated loan amount of the applicable property; provided however, in the event that the debt yield of the SoCal Retail Portfolio Properties is equal to or greater than 10.25%, the foregoing release condition will instead be 110% of the allocated loan amount of the applicable property, (iii) there is payment of any yield maintenance premium (if then applicable), (iv) the debt yield for all the properties then remaining will be no less than the greater of (A) the lesser of (x) the debt yield immediately preceding such release and (y) 10.00% and (B) 9.25%, and (v) customary REMIC requirements are satisfied.

Transfer and Assumption. In connection with an arms’ length sale of one or more of the SoCal Retail Portfolio Properties to a third party unaffiliated with the SoCal Retail Portfolio Borrowers or the related guarantor (“New Borrower”), the SoCal Retail Portfolio Whole Loan documents grant the SoCal Retail Portfolio Borrowers the one-time right to request the lender’s consent to sever the SoCal Retail Portfolio Whole Loan and have such New Borrower partially assume the SoCal Retail Portfolio Whole Loan, whereby (i) the SoCal Retail Portfolio Properties that are then serving as collateral will be divided into two or more pools of properties (the severed loan(s) that is secured by the SoCal Retail Portfolio Properties being assumed in connection with such partial transfer and assumption (the “New Severed Loan”) and the severed loan which is secured by the remaining SoCal Retail Portfolio Properties (the “Existing Severed Loan”)) and (ii) the New Severed Loan(s) and Existing Severed Loan(s) will each be in the principal amount corresponding to the sum of the respective allocated loan amounts of the SoCal Retail Portfolio Properties in the related pool. The lender’s consent to such request may be withheld in its reasonable discretion and will be subject to the satisfaction of certain conditions, including, among other things, the following: (i) no default or event of default is continuing, (ii) the transferee is a special purpose bankruptcy remote entity, (iii) there is receipt of a rating agency confirmation, (iv) there is receipt of satisfactory public record searches of such transferee, (v) customary REMIC requirements are satisfied, (vi) there is delivery of an assumption fee in the amount of 0.25% of the amount of the New Severed Loan; (vii) each pool of properties consists of no less than one property; (viii) after giving effect to such partial transfer and assumption, the debt yield for each of the severed loans will be no less than the

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Various	Loan #2	Cut-off Date Balance:	$64,785,000
Various	SoCal Retail Portfolio	Cut-off Date LTV:	52.0%
Various, CA		U/W NCF DSCR:	2.28x
		U/W NOI Debt Yield:	9.9%

greater of (a) the debt yield of the SoCal Retail Portfolio Whole Loan preceding such partial transfer and assumption and (b) 9.25%; (ix) after giving effect to such partial transfer and assumption, the principal balance for each of the severed loans will be no more than 65% of the appraised value of all of the respective properties included in the related pool securing such severed loans; (x) the weighted average of the remaining unexpired lease terms in the pool of SoCal Retail Portfolio Properties securing the New Severed Loan is greater than the weighted average of the remaining unexpired lease terms included in the pools securing all other severed loans; and (xi) the debt service coverage ratio (on an interest-only basis) applicable to each severed loan and the related pool of SoCal Retail Portfolio Properties is no less than 2.28x. Additionally, the related co-lender agreement requires the holders of the SoCal Retail Portfolio Mortgage Loan and the SoCal Retail Portfolio Pari Passu Companion Loans to cooperate (i) to execute amendments to the related co-lender agreement to reflect the SoCal Retail Portfolio Properties securing the Existing Severed Loan following such partial transfer and assumption and the reduction in the principal balances of the promissory notes evidencing the Existing Severed Loan in an amount corresponding to the principal amount of the New Severed Loan and (ii) to execute a separate co-lender agreement on terms substantially similar to those in the related co-lender agreement with respect to the new promissory notes evidencing the New Severed Loan.

Real Estate Substitution. On any business day after the Release Date, the SoCal Retail Portfolio Whole Loan documents permit any SoCal Retail Portfolio Borrower to obtain the release of a property from the lien of the mortgage and the release of such SoCal Retail Portfolio Borrower’s obligations under the SoCal Retail Portfolio Whole Loan documents with respect to such released property by simultaneously substituting another property for the released property, subject to the satisfaction of certain conditions, including, among other things, that: (i) no monetary event of default has occurred and is continuing; (ii) the allocated loan amounts for all properties substituted would not exceed 20% of the original principal balance of the SoCal Retail Portfolio Whole Loan; (iii) such substitution would not occur in the 12-month period prior to the stated maturity date of the SoCal Retail Portfolio Whole Loan; (iv) after giving effect to such substitution, the debt service coverage ratio for all remaining SoCal Retail Portfolio Properties subject to the lien of the mortgage is greater than or equal to the debt service coverage ratio for all SoCal Retail Portfolio Properties subject to the lien of the mortgage immediately preceding such substitution; (v) the borrower delivers to the lender an appraisal with respect to the released property and the substitute property indicating that the appraised value of such substitute property is greater than or equal to 110% of the appraised value of the released property, (vi) delivery of a rating agency confirmation letter to the lender; (vii) delivery to the lender of all industry standard due diligence materials similar to those delivered at the origination of the SoCal Retail Portfolio Whole Loan; and (viii) customary REMIC requirements are satisfied. Additionally, if two substitutions have previously been requested by a SoCal Retail Portfolio Borrower, any additional substitutions will only be permitted by the lender in its sole discretion.

Right of First Offer/Right of First Refusal. A tenant or tenants at each of Food 4 Less – Target Center, Baldwin Park Promenade, Lynwood Plaza and Loma Vista properties has a right of first refusal to purchase the related SoCal Retail Portfolio Property (or the applicable portion thereof) in the event of a proposed transfer of such property (or the applicable portion of such property). A tenant or tenants at each of Hawthorne Plaza and The Springs properties has a right of first offer to purchase the related SoCal Retail Portfolio Property (or a portion thereof) in the event the applicable SoCal Retail Portfolio Borrower desires to sell such property (or the applicable portion thereof).  None of such rights of first refusal or rights of first offer are applicable to a transfer of (i) any of the related SoCal Retail Portfolio Properties in connection with any foreclosure sale, deed-in-lieu of foreclosure or other similar sale or (ii) the entire portfolio of properties.

Ground Lease. None.

Letter of Credit. None.

Terrorism Insurance. The SoCal Retail Portfolio Whole Loan documents require that the “all risk” insurance policy required to be maintained by the SoCal Retail Portfolio Borrowers provides coverage for terrorism in an amount equal to the full replacement cost of the SoCal Retail Portfolio Properties and 18 months of business interruption insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

(THIS PAGE INTENTIONALLY LEFT BLANK)

Hospitality – Full Service	Loan #3	Cut-off Date Balance:	$64,040,178
8757 Rio San Diego Drive	Marriott San Diego Mission Valley	Cut-off Date LTV:	69.9%
San Diego, CA 92108		U/W NCF DSCR:	1.75x
		U/W NOI Debt Yield:	13.1%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Hospitality – Full Service	Loan #3	Cut-off Date Balance:	$64,040,178
8757 Rio San Diego Drive	Marriott San Diego Mission Valley	Cut-off Date LTV:	69.9%
San Diego, CA 92108		U/W NCF DSCR:	1.75x
		U/W NOI Debt Yield:	13.1%

Marriott San Diego Mission Valley
8757 Rio San Diego Drive
San Diego, CA 92108
SAN DIEGO
Montgomery-Gibbs Executive Airport
Aero Dr.
San Diego Mesa College
Sharp Memorial Hospital/ Rady Children's Hospital
Stonecrest Plaza
Escondido Fwy
Sierra Mesa
Jacob Dekema Fwy
Murray Ridge Rd.
Mission Vill. Dr.
Kinder Morgan San Diego
Linda Vista Rd.
Cabrillo Fwy
Mission Ctr. Rd.
Mission City
Friars Rd.
SDCCU Stadium
Fenton Marketplace
Serra Mesa
Linda Vista
Rio Vista Shopping Center
Friars-Mission Shopping Center
Mission Valley Fwy
Trolley
Tecolote Canyon Natural Park
Fowler Park and Cunningham Field
Torero Stadium
University of San Diego
Mission Valley
Hazard Center
Fashion Valley
Mission Valley West
Westfield Mission Valley
SAN DIEGO COUNTY
Riverwalk Golf Course
SD TROLLEY
COASTER
Presidio Park
Junipero Serra Museum
Fort Stockton
OLD TOWN
Old Town SD State Historic Park
Mission Hills
UCSD Medical Ctr.-Hillcrest
Scripps Mercy Hospital SD
University Heights
Adams Ave.
Normal Heights
El Cajon Blvd.
University Ave.
Sunset Blvd.
Loma Square
Mission Hills Park
Washington St.
Hillcrest
Utah St.
30th St.
Pacific Hwy
San Diego Marine Corps Recruit Depot
San Diego International Airport
San Diego Fwy
Midtown
1st Ave.
4th Ave.
6th Ave.
Richmond St.
Upas St.
Boundary St.
Park West
San Diego Zoo
SD Natural History Museum
Morey Field Sports Complex
BALBOA PARK
Laurel St.
Fleet Science Center
SD Automotive Museum
Naval Medical Center
San Diego Air & Space Museum
Balboa Park Municipal Golf Course
Juniper St.
N. Harbor Dr.
MIDDLETOWN
LITTLE ITALY
San Diego Bay
Maritime Museum
County Center
California Intl. Business University
Civic Center
Balboa Stadium
San Diego City College
South Park
B St.
Broadway
MLK Fwy
Santa Fe Depot
USS Midway Museum
One America Plaza
Downtown
Horton Plaza
Market St.
North Island Naval Air Station
Tuna Harbor Park
Seaport Village
Gaslamp Quarter
Coronado-Broadway Pier Ferry
San Diego Convention Center
Petco Park
Grant Hill
Imperial Ave.
SD TROLLEY
Oceanside
Vista
San Marcos
Carlsbad
Escondido
Encinitas
Solana Beach
Rancho Bernardo
San Pasqual Valley
Ramona
Poway
Del Mar
SAN DIEGO COUNTY
Pacific Ocean
Miramar
Santee
SAN DIEGO
El Cajon
La Mesa
Lemon Grove
Spring Valley
Jamul
Coronado
National City
Chula Vista
Imperial Beach
UNITED STATES
MEXICO
TIJUANA

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 3 – Marriott San Diego Mission Valley

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		MSMCH		Single Asset/Portfolio:	Single Asset
Credit Assessment (KBRA/Fitch/S&P):		NR/NR/NR		Location:	San Diego, CA 92108
Original Balance:		$64,180,000		General Property Type:	Hospitality
Cut-off Date Balance:		$64,040,178		Detailed Property Type:	Full Service
% of Initial Pool Balance:		9.3%		Title Vesting:	Fee
Loan Purpose:		Acquisition		Year Built/Renovated:	1988/2017
Borrower Sponsor:		Driftwood Acquisition & Development L.P.		Size:	353 Rooms
Guarantor:		Driftwood Acquisition & Development L.P.		Cut-off Date Balance per Room:	$181,417
Mortgage Rate:		5.1950%		Maturity Date Balance per Room:	$150,777
Note Date:		3/18/2019		Property Manager:	Driftwood Hospitality
First Payment Date:		5/1/2019			Management II, LLC
Maturity Date:		4/1/2029			(borrower-related)
Original Term to Maturity:		120 months		Underwriting and Financial Information
Original Amortization Term:		360 months		UW NOI:	$8,413,749
IO Period:		0 months		UW NOI Debt Yield:	13.1%
Seasoning:		2 months		UW NOI Debt Yield at Maturity:	15.8%
Prepayment Provisions:		LO (26); DEF (87); O (7)		UW NCF DSCR:	1.75x
Lockbox/Cash Mgmt Status:		Hard/Springing		Most Recent NOI:	$8,624,314 (2/28/2019 TTM)
Additional Debt Type:		N/A		2nd Most Recent NOI:	$8,179,983 (12/31/2018)
Additional Debt Balance:		N/A		3rd Most Recent NOI:	$6,398,819 (12/31/2017)
Future Debt Permitted (Type)(1):		Yes (Mezzanine)		Most Recent Occupancy:	87.7% (2/28/2019)
Reserves(2)				2nd Most Recent Occupancy:	87.5% (12/31/2018)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	85.0% (12/31/2017)
RE Tax:	$68,417	$133,789	N/A	Appraised Value (as of)(3):	$91,625,000 (1/16/2019)
Insurance:	$0	Springing	N/A	Appraised Value per Room:	$259,561
FF&E:	$0	$85,298	N/A	Cut-off Date LTV Ratio:	69.9%
PIP:	$7,300,000	Springing	N/A	Maturity Date LTV Ratio:	58.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$64,180,000	64.6%	Purchase Price:	$85,700,000	86.3%
Borrower Equity:	$35,133,149	35.4%	Reserves:	$7,368,417	7.4%
			Closing Costs:	$6,244,732	6.3%
Total Sources:	$99,313,149	100.0%	Total Uses:	$99,313,149	100.0%

(1)	See “Mezzanine Loan and Preferred Equity” below for further discussion of future permitted debt.

(2)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(3)	The Appraised Value does not include $2.175 million attributed to the Adjacent Property (as defined below), which was not included in the appraised value of the Marriott San Diego Mission Valley Property (as defined below).

The Mortgage Loan. The third largest mortgage loan (the “Marriott San Diego Mission Valley Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $64,180,000, and secured by a first priority fee mortgage encumbering the full service, 353-room Marriott San Diego Mission Valley hotel located in San Diego, California (the “Marriott San Diego Mission Valley Property”). The proceeds of the Marriott San Diego Mission Valley Mortgage Loan, together with approximately $35.1 million of borrower equity, were used to acquire the Marriott San Diego Mission Valley Property, fund reserves and pay closing costs.

The Borrower and the Borrower Sponsor. The borrower is 8757 Rio San Diego Mission Valley Owner, LLC (the “Marriott San Diego Mission Valley Borrower”), a single-purpose Delaware limited liability company with one independent director. The borrower sponsor and the non-recourse carve-out guarantor is Driftwood Acquisition & Development L.P. The Marriott San Diego Mission Valley Borrower is owned by DAD San Diego Mission Valley Holdings, LP (99.99%) and 8757 Rio San Diego Mission Valley GP, LLC (0.01%), both of which are controlled by Driftwood Acquisition & Development L.P.

Driftwood Acquisition & Development L.P. is a Miami, Florida-based company that provides a vehicle for accredited investors to co-invest in hotel assets. Driftwood Acquisition & Development L.P. finds and acquires investments in the U.S. hotel market. Driftwood Acquisition & Development L.P. was launched in 2015 and since 2015 has a portfolio of approximately 20 properties, including the Marriott San Diego Mission Valley Property.

The Property. The Marriott San Diego Mission Valley Property is a 17-story, full service hotel located in San Diego, California. The Marriott San Diego Mission Valley Property contains 353 rooms, including 172 double/double bedrooms, 101 king bedrooms, 60 executive king rooms, eight executive double/double rooms, six parlor rooms, four hospitality rooms, one executive suite and one presidential suite. Amenities include an outdoor swimming pool and whirlpool with outdoor patio and fire pit, a convenience store, a fitness room, a guest laundry area and a lobby lounge. The Marriott San Diego Mission Valley Property also features seven indoor meeting rooms totaling 21,392 SF. The largest ballroom, the Rio Vista Grand Ballroom, is divisible into eight separate rooms, and the Marriott San Diego Mission Valley Property also offers five outdoor meeting spaces, including the landscaped West Lawn, which is popular for weddings and catered social events. There are 393 parking spaces located between two surface lots and a two story parking

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Hospitality – Full Service	Loan #3	Cut-off Date Balance:	$64,040,178
8757 Rio San Diego Drive	Marriott San Diego Mission Valley	Cut-off Date LTV:	69.9%
San Diego, CA 92108		U/W NCF DSCR:	1.75x
		U/W NOI Debt Yield:	13.1%

structure (1.1 spaces per room) on the Marriott San Diego Mission Valley Property. The Marriott San Diego Mission Valley Property offers a gift shop off the lobby, which is operated by a third party. The initial five-year term of the gift shop lease expires in October 2019 and the tenant has one, five-year renewal option remaining. Currently, the tenant pays a base rent of approximately $39,000. The Marriott San Diego Mission Valley Property operates under a franchise agreement with Marriott International, Inc. that expires on March 18, 2039 with no renewal options remaining.

A portion of the Marriott San Diego Mission Valley Property, along the southern edge, is currently improved with a 5,800 SF event tent, landscaping, walkways and surface parking (collectively, the “Adjacent Property”). The Adjacent Property encompasses approximately 1.5 acres. The Adjacent Property is ground leased by the Marriott San Diego Mission Valley Borrower to an affiliate, DAD Mission Valley Development, LLC (the “Tenant”) for a term of 99 years with an option to extend for another 99 years upon written notice no later than one year prior to expiration. The Tenant is permitted to use the Adjacent Property solely for the construction and operation of a multi-room hotel (the “Adjacent Hotel”) under any of the operator brands listed in the ground lease and may commence construction provided that certain conditions are met pursuant to the loan documents. See “—Construction of Adjacent Hotel” below. The ground lease provides for ground rent of $1.00 a year plus payment by the Tenant of all real estate taxes and other costs applicable to the Adjacent Property. Any development on the Adjacent Property is subject to a Reciprocal Easement and Operating Agreement entered into by the Marriott San Diego Mission Valley Borrower and the Tenant pursuant to which the Marriott San Diego Mission Valley Borrower grants to the Tenant easements for use of parking and amenities on, and vehicular access from, the Marriott San Diego Mission Valley Property and the Tenant grants to the Marriott San Diego Mission Valley Borrower easements for use of parking and any amenities constructed on, and vehicular access from, the Adjacent Property. The Adjacent Hotel may not open to the public for business on a date earlier than March 18, 2022.

The Marriott San Diego Mission Valley Borrower is required to complete an approximately $7.3 million ($20,768/room) franchisor-required change of ownership property improvement plan, which amount was reserved for at origination of the Marriott San Diego Mission Valley Mortgage Loan. The majority of the planned renovations will be to paving, hardscape and parking, upgrades to the gift shop, fitness room and guest rooms, and mechanical improvements. The property improvement plan is required to be completed by March 18, 2021. The Marriott San Diego Mission Valley Property was acquired by the current seller in 2016 and since then has undergone approximately $7.3 million in renovations, which included extensive renovations to the lobby, restaurant, meeting space, and select portions of the building exterior. The renovation also included the relocation of the M Club lounge from the third floor to the lobby level. The space formerly occupied by the M Club lounge was converted to a hotel guestroom, increasing the overall guestroom count to 353.

In addition, the Marriott San Diego Mission Valley Borrower has the right to construct up to 100 additional rooms at the Marriott San Diego Mission Valley Property, subject to satisfaction of certain conditions set forth in the loan documents. See “—Right of Borrower to Construct Additional Improvements” below.

According to the appraisal, in 2018 the Marriott San Diego Mission Valley Property generated approximately 35% of its room nights from commercial demand, 27% from meeting and group demand, 28% from leisure demand and 10% from government demand.

More specific information about the Marriott San Diego Mission Valley Property and the related competitive set is set forth in the following table:

Historical Occupancy, ADR, RevPAR(1)(2)
	Competitive Set			Marriott San Diego Mission Valley Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2017	84.7%	$155.51	$131.79	85.0%	$149.83	$127.29	100.4%	96.3%	96.6%
12/31/2018	84.9%	$163.05	$138.46	87.5%	$159.72	$139.82	103.1%	98.0%	101.0%
2/28/2019 TTM	85.3%	$164.24	$140.06	87.7%	$162.89	$142.89	102.8%	99.2%	102.0%

Source: Industry Report

(1)	The competitive set includes Hilton San Diego Mission Valley, Sheraton Hotel San Diego Mission Valley, DoubleTree by Hilton Hotel San Diego Mission Valley, DoubleTree by Hilton Hotel San Diego Hotel Circle and Hyatt Regency La Jolla at Aventine. Such competitive set is different from the competitive set used in the Property Competitive Summary table below.

(2)	The variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the Marriott San Diego Mission Valley Property are attributable to variances in reporting methodologies and/or timing differences.

The Market. The Marriott San Diego Mission Valley Property is located in San Diego, California. Primary commercial demand generators in the area include telecommunications, high-technology, and bioscience industries and extensive area military installations including 16 major bases, along with the campuses of six universities. San Diego County is home to the largest military concentration in the United States; employment in this sector accounts for one of every five jobs in the San Diego region. Given the federal increase in defense spending, the Navy plans to expand its current fleet from 283 active ships to 323 by 2023. Healthcare is another major component of the San Diego economic base. Scripps Health and Sharp HealthCare are the two largest healthcare employers in the market. Over 8,000 jobs have been created by the healthcare sector within the last five years.

The Marriott San Diego Mission Valley Property generates leisure demand because of its central location and proximity to many of San Diego’s main attractions and numerous beach towns, including Mission Beach, Pacific Beach, and La Jolla, which attract large numbers of visitors, annually. Attractions such as SeaWorld, LEGOLAND®, Balboa Park and the San Diego Zoo bring families to greater San Diego. The Marriott San Diego Mission Valley Property is located in what is considered as part of the greater Mission Valley submarket, while its immediate neighborhood is Mission Valley East. The neighborhood is largely dominated by the Westfield Mission Valley retail complex and is characterized by restaurants, office buildings, and hotels. The Marriott San Diego Mission Valley Property is in close proximity to San Diego International Airport.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Hospitality – Full Service	Loan #3	Cut-off Date Balance:	$64,040,178
8757 Rio San Diego Drive	Marriott San Diego Mission Valley	Cut-off Date LTV:	69.9%
San Diego, CA 92108		U/W NCF DSCR:	1.75x
		U/W NOI Debt Yield:	13.1%

The following table presents certain information relating to the primary competitive properties to the Marriott San Diego Mission Valley Property:

Property Competitive Summary(1)(2)
Property Name	No. of Rooms	Year Built	Meeting Space (SF)	Commercial	Meeting & Group	Leisure	Gov.	Estimated 2018 Occupancy(3)	Estimated 2018 ADR(3)	Estimated 2018 RevPAR(3)
Marriott San Diego Mission Valley	353	1988	37,162	35%	27%	28%	10%	87.5%	$159.72	$139.65
Hilton San Diego Mission Valley	352	1987	21,000	35%	30%	25%	10%	85.0% - 90.0%	$150 - $160	$130 - $140
DoubleTree by Hilton San Diego Hotel Circle	219	1970	10,300	30%	25%	30%	15%	85.0% - 90.0%	$140 - $150	$130 - $140
DoubleTree by Hilton San Diego Mission Valley	300	1990	16,900	25%	25%	35%	15%	85.0% - 90.0%	$160 - $170	$140 - $150
Sheraton San Diego Mission Valley	260	1984	10,757	30%	20%	35%	15%	85.0% - 90.0%	$130 - $140	$115 - $120
Crowne Plaza San Diego Mission Valley	419	1960	21,143	30%	20%	35%	15%	75.0% - 80.0%	$130 - $140	$105 - $110

Source: Appraisal

(1)	Variances between the underwriting, the appraisal and the Historical Occupancy, ADR, RevPAR table with respect to Occupancy, ADR and RevPAR at the Marriott San Diego Mission Valley Property are attributable to variances in reporting methodologies and/or timing differences.

(2)	The competitive set identified in the table above is different from the competitive set used in the Historical Occupancy, ADR, RevPAR table above.

(3)	Estimated 2018 Occupancy, Estimated 2018 ADR and Estimated 2018 RevPAR are based on the appraisal’s estimated 2018 year-end figures.

According to the appraisal, there are three major projects under development in the Mission Valley area. There is a 127-room hotel opening in October 2019 at the Legacy International Center development, a $70 million redevelopment of the Town and Country Resort, and a hotel has also been proposed as a component of a mixed-use San Diego County Credit Union stadium site (but is in the early development stages). According to the appraisal, these developments are not expected to compete directly with the Marriott San Diego Mission Valley Property. In addition, it is anticipated that the Adjacent Hotel will be constructed on the Adjacent Property.

The following table presents information relating to comparable hotel property sales for the Marriott San Diego Mission Valley Property:

Comparable Property Sales
Property Name/Location	Sale Date	Year Built	No. of Rooms	Total Occupancy	Sale Price	Sale Price per Room
Marriott San Diego Mission Valley (subject) San Diego, CA	Dec-2018	1988	353	87.7%(1)	$85,700,000	$242,776
Marriott Warner Center Woodland Hills Woodland Hills, CA	Oct-2018	1986	475	80.0%	$102,601,500	$216,003
Marriott San Diego La Jolla Newport Beach, CA	Jul-2016	1985	372	88.5%	$135,417,250	$364,025
Hotel La Jolla Curio Collection by Hilton La Jolla, CA	Feb-2016	1972	110	71.8%	$40,000,000	$363,636
San Diego by Marriott Del Mar San Diego, CA	Feb-2016	2002	284	82.9%	$80,500,000	$283,451

Source: Appraisal

(1)	Total Occupancy is as of February 28, 2019.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Hospitality – Full Service	Loan #3	Cut-off Date Balance:	$64,040,178
8757 Rio San Diego Drive	Marriott San Diego Mission Valley	Cut-off Date LTV:	69.9%
San Diego, CA 92108		U/W NCF DSCR:	1.75x
		U/W NOI Debt Yield:	13.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Marriott San Diego Mission Valley Property:

Cash Flow Analysis
	2016	2017	2018	2/28/2019 TTM	UW	UW per Room
Occupancy	83.1%	85.0%	87.5%	87.7%	87.7%
ADR	$151.79	$149.83	$159.72	$162.89	$162.89
RevPAR	$126.15	$127.29	$139.82	$142.89	$142.89

Room Revenue	$16,252,757	$16,353,725	$17,993,144	$18,397,232	$18,259,449	$51,726.49
Food & Beverage Revenue	$5,747,664	$5,816,135	$5,949,662	$6,263,175	$6,216,268	$17,609.82
Other Income	$1,204,340	$1,383,169	$1,579,340	$1,479,658	$1,468,576	$4,160.27
Total Revenue	$23,204,761	$23,553,029	$25,522,146	$26,140,065	$25,944,294	$73,496.58

Real Estate Taxes	$791,577	$794,209	$901,261	$911,647	$951,031	$2,694.14
Insurance	$144,933	$200,048	$184,313	$186,682	$208,196	$589.79
Other Expenses	$15,416,064	$16,159,953	$16,256,589	$16,417,422	$16,371,318	$46,377.67
Total Expenses	$16,352,574	$17,154,210	$17,342,163	$17,515,751	$17,530,545	$49,661.60

Net Operating Income	$6,852,187	$6,398,819	$8,179,983	$8,624,314	$8,413,749	$23,834.98
FF&E	$928,190	$942,077	$1,020,811	$1,045,498	$1,037,772	$2,939.86
Net Cash Flow	$5,923,997	$5,456,742	$7,159,172	$7,578,816	$7,375,977	$20,895.12

NOI DSCR	1.62x	1.51x	1.94x	2.04x	1.99x
NCF DSCR	1.40x	1.29x	1.69x	1.79x	1.75x
NOI Debt Yield	10.7%	10.0%	12.8%	13.5%	13.1%
NCF Debt Yield	9.3%	8.5%	11.2%	11.8%	11.5%

Escrows and Reserves.

Real Estate Taxes - The Marriott San Diego Mission Valley Mortgage Loan documents provide for an upfront reserve of $68,417 for real estate taxes and ongoing monthly reserves for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months (initially $133,789).

Insurance - The Marriott San Diego Mission Valley Mortgage Loan documents do not require ongoing monthly reserves for insurance as long as (i) no event of default has occurred and is continuing, (ii) the insurance coverage for the Marriott San Diego Mission Valley Property is included in a blanket policy approved by the lender in its reasonable discretion, and (iii) the Marriott San Diego Mission Valley Borrower provides the lender with evidence of timely payment of the insurance premiums and renewals of the insurance policies, no later than 10 days prior to the expiration of the current policy. If such conditions are not satisfied, the Marriott San Diego Mission Valley Mortgage Loan documents require monthly reserves for insurance premiums in an amount equal to 1/12 of the estimated annual insurance premiums.

FF&E Reserve - The Marriott San Diego Mission Valley Mortgage Loan documents provide for ongoing monthly reserves for furniture, fixtures and equipment (“FF&E”) in an amount equal to the greater of (i) 1/12 of 4% of the operating income for the Marriott San Diego Mission Valley Property for the preceding calendar year ($85,298 for the balance of 2019) and (ii) the amount of the deposit required by the franchisor on account of FF&E under the franchise agreement. The monthly deposit will be adjusted annually by the lender in January of each calendar year based on the foregoing.

PIP Reserve - The Marriott San Diego Mission Valley Mortgage Loan documents provide for an upfront reserve of $7,300,000 for a scheduled property improvement plan applicable to the Marriott San Diego Mission Valley Property.

Lockbox and Cash Management. The Marriott San Diego Mission Valley Property is structured with a hard lockbox and springing cash management. At origination, the Marriott San Diego Mission Valley Borrower and manager were required to direct credit card companies to deposit all credit card receipts with respect to the Marriott San Diego Mission Valley Property into a lockbox account controlled by the lender. If, notwithstanding the foregoing, the Marriott San Diego Mission Valley Borrower and manager receive any rents from the Marriott San Diego Mission Valley Property, they are required to deposit such amounts into the lockbox account within two business days of receipt. In the absence of a Cash Sweep Event Period (as defined below), the funds in the lockbox account will be swept each business day into an account controlled by the Marriott San Diego Mission Valley Borrower. Upon the first Cash Sweep Event Period, the lender has the right to establish, and the Marriott San Diego Mission Valley Borrower is required to cooperate to establish, a lender-controlled cash management account, and if a Cash Sweep Event Period is continuing, all funds in the lockbox account are required to be swept to such cash management account, and applied, provided that no event of default is continuing under the Marriott San Diego Mission Valley Mortgage Loan, on each monthly payment date to fund the required tax and insurance reserves deposits as described above under “—Escrows and Reserves”, to pay debt service on the Marriott San Diego Mission Valley Mortgage Loan, to fund the required monthly deposit into the FF&E reserve, as described above under “—Escrows and Reserves”, to pay monthly operating expenses referenced in the annual budget (which is required to be approved by the lender during the continuance of a Cash Sweep Event Period) and extraordinary expenses approved by the lender, and to disburse the remainder into an excess cash flow sweep account to be held as additional collateral for the Marriott San Diego Mission Valley Mortgage Loan during the continuance of such Cash Sweep Event Period.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Hospitality – Full Service	Loan #3	Cut-off Date Balance:	$64,040,178
8757 Rio San Diego Drive	Marriott San Diego Mission Valley	Cut-off Date LTV:	69.9%
San Diego, CA 92108		U/W NCF DSCR:	1.75x
		U/W NOI Debt Yield:	13.1%

A “Cash Sweep Event Period” will commence upon:

a)	the occurrence of an event of default and continue until no event of default is continuing; or

b)	the date that the debt service coverage ratio for the immediately preceding 12-month period falls below 1.30x (amortizing) and will continue until such time as the debt service coverage ratio for the immediately preceding 12-month period is at least 1.30x (amortizing); provided, that commencing upon the date the Adjacent Hotel first opens to the public for business, the debt service coverage ratio must be determined based on the trailing six-month period until the Marriott San Diego Mission Valley Property achieves a debt service coverage ratio of at least 1.30x (amortizing) based upon the trailing six-month period, at which point the debt service coverage ratio will again be determined based on the trailing 12-month period; or

c)	the franchisor provides notice to the Marriott San Diego Mission Valley Borrower and/or the lender that there has occurred an uncured default by the Marriott San Diego Mission Valley Borrower under the franchise agreement or that the Marriott San Diego Mission Valley Property is not being operated and maintained in accordance with the franchisor’s standards, resulting in the Marriott San Diego Mission Valley Borrower no longer being in good standing with the franchisor (and such default is not cured within 30 days of such notice) and will continue until such default has been remedied to the reasonable satisfaction of the lender and the franchisor, as evidenced by an estoppel or comfort letter from the franchisor reasonably satisfactory to the lender; or

d)	the date that is one year prior to the expiration of the franchise agreement (if the Marriott San Diego Mission Valley Borrower has not then renewed or extended the franchise agreement upon terms satisfactory to the lender, or entered into a Replacement Franchise Agreement with a Qualified Franchisor (as such terms are defined below)) and continuing until either the franchise agreement has been renewed or extended to the satisfaction of the lender or a Replacement Franchise Agreement with a Qualified Franchisor has been entered into; or

e)	the earlier to occur of (i) the date upon which either the franchisor or the Marriott San Diego Mission Valley Borrower provides to the other party a notice of its intention to terminate the franchise agreement or (ii) the date upon which the franchise agreement is surrendered, cancelled or otherwise terminated, and continuing until a Replacement Franchise Agreement with a Qualified Franchisor has been entered into.

A “Qualified Franchisor” means any of (i) Hilton Hotels & Resorts, (ii) Starwood Hotels and Resorts Worldwide, LLC, (iii) Hyatt Hotels Corporation, (iv) InterContinental Hotels & Resorts or (v) any other reputable and experienced franchisor possessing experience in flagging hotel properties similar in size, scope, use and value as the Marriott San Diego Mission Valley Property and approved by the lender.

A “Replacement Franchise Agreement” means a franchise, trademark or license agreement with a Qualified Franchisor that is either substantially the same in form and substance as the franchise agreement in effect on the loan origination date, or otherwise reasonably acceptable to the lender.

Additional Secured Indebtedness (not including trade debts). None.

Key Money Obligation. The Marriott San Diego Mission Valley Borrower is subject to an unsecured obligation to repay key money contributed by the franchisor to the prior owner of the Marriott San Diego Mission Valley Property in the event that the franchise agreement is terminated prior to its natural expiration date, in an amount equal to the number of months remaining in the term of the franchise agreement multiplied by $1,041.67 (as of origination of the Marriott San Diego Mission Valley Mortgage Loan, $232,876.72).

Mezzanine Loan and Preferred Equity. Provided that no event of default is continuing, the Marriott San Diego Mission Valley Mortgage Loan documents permit a one-time right by one or more of the owners of direct or indirect ownership interests in the Marriott San Diego Mission Valley Borrower to obtain a mezzanine loan secured only by such person’s ownership interest in the Marriott San Diego Mission Valley Borrower, provided that, among other things, (i) the aggregate loan-to-value ratio is not greater than 70.0%, (ii) the aggregate debt service coverage ratio is not less than 1.50x, (iii) the aggregate debt yield is not less than 10.2%, (iv) the mezzanine loan is co-terminous with the Marriott San Diego Mission Valley Mortgage Loan, (v) the lender and mezzanine lender have entered into an intercreditor agreement reasonably acceptable to the lender, and (vi) the lender has received a rating agency confirmation as to the implementation of the mezzanine loan.

Release of Property. Not permitted.

Right of Borrower to Construct Additional Improvements. So long as no event of default under the Marriott San Diego Mission Valley Mortgage Loan documents is then continuing, the Marriott San Diego Mission Valley Mortgage Loan documents permit the Marriott San Diego Mission Valley Borrower to alter the improvements to add up to 100 guest rooms to the hotel existing on the Marriott San Diego Mission Valley Property (the “Addition”) provided that, among other things: (i) the Marriott San Diego Mission Valley Borrower provides to the lender for its approval detailed plans and specifications for the Addition prepared by a licensed architect reasonably acceptable to the lender and a form of guaranteed maximum price or cost plus general contract for the construction of the Addition from a licensed general contractor reasonably acceptable to the lender; and (ii) prior to the commencement of the construction, (a) the related guarantor delivers to the lender a guaranty of completion for the Addition, which is required to remain in effect until such time as the Addition has been completed and all costs and expenses incurred or to be incurred in connection therewith have been paid in full; and (b) the Marriott San Diego Mission Valley Borrower deposits with the lender an amount equal to 10% of the total costs estimated to be incurred by the Marriott San Diego Mission Valley Borrower in connection with the construction, which amount is required to be disbursed to the Marriott San Diego Mission Valley Borrower upon receipt of evidence satisfactory to the lender that no less than 10% of the work required to complete the Addition has been completed and all costs and expenses incurred in connection therewith have been paid in full. The costs of such construction are not otherwise required to be reserved for.

Construction of Adjacent Hotel. The Adjacent Property is ground leased to the Tenant, an affiliate of the Marriott San Diego Mission Valley Borrower. Pursuant to the ground lease and the Marriott San Diego Mission Valley Mortgage Loan documents, the Tenant may use the Adjacent Property solely for the construction and operation of the Adjacent Hotel under the Element Hotel, Courtyard, Four Points, Springhill Suites, Fairfield Inn, aloft, Moxy, AC Hotel, Residence Inn, TownPlace Suites, Hilton Garden Inn, Hampton, Hampton Inn Tru, Homewood Suites, or Home2 operator brands or any new comparable select service and extended stay brands by Marriott and Hilton. So long as no event of default under the Marriott San Diego Mission Valley Mortgage Loan documents is then continuing, such construction may commence provided that certain conditions set forth in the Marriott San Diego

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Hospitality – Full Service	Loan #3	Cut-off Date Balance:	$64,040,178
8757 Rio San Diego Drive	Marriott San Diego Mission Valley	Cut-off Date LTV:	69.9%
San Diego, CA 92108		U/W NCF DSCR:	1.75x
		U/W NOI Debt Yield:	13.1%

Mission Valley Mortgage Loan documents are satisfied, including: (a) at all times until a permanent certificate of occupancy or completion (or local equivalent) is obtained, the leasehold estate created by the ground lease must be wholly owned by Tenant; (b) the Marriott San Diego Mission Valley Borrower is required to use commercially reasonable efforts to obtain a tax folio providing that the Adjacent Property is a separate tax lot (and until obtained, the Marriott San Diego Mission Valley Borrower is required to continue to escrow taxes for the entire Marriott San Diego Mission Valley Property (including the Adjacent Property)); (c) the Adjacent Hotel may not open to the public earlier than March 18, 2022; (d) the Marriott San Diego Mission Valley Borrower is prohibited from incurring any costs in connection with such construction; and (e) the Marriott San Diego Mission Valley Borrower has provided evidence satisfactory to the lender that the guarantor or another borrower affiliate that maintains a specified net worth has entered into a completion guaranty (in form and substance reasonably acceptable to the lender) for the benefit of Tenant’s construction lender with respect to the construction of the Adjacent Hotel.

Right of First Offer/Right of First Refusal. Marriott International, Inc. has a right of first refusal (“ROFR”) to acquire the Marriott San Diego Mission Valley Property if there is a proposed transfer of the hotel or the controlling direct or indirect interest in the Marriott San Diego Mission Valley Borrower to a competitor (generally, a person or entity that has a direct or indirect ownership interest in a hotel brand that is comprised of at least (i) 10 luxury hotels, (ii) 20 full-service hotels, or (iii) 50 limited-service hotels, as more fully defined in the franchise agreement (each, a “Competitor”). The ROFR will apply to any foreclosure or deed-in-lieu thereof that results in a transfer to a Competitor, and is not extinguished by a foreclosure or deed-in-lieu thereof.

Ground Lease. None.

Letter of Credit. None.

Terrorism Insurance. The Marriott San Diego Mission Valley Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the Marriott San Diego Mission Valley Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Marriott San Diego Mission Valley Property. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six month extended period of indemnity. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), and covers both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance which insures against “covered acts” as defined by TRIPRA (or such other program). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Various	Loan #4	Cut-off Date Balance:	$40,000,000
Various	ILPT Hawaii Portfolio	Cut-off Date LTV:	45.2%
Honolulu, HI Various		U/W NCF DSCR:	2.40x
		U/W NOI Debt Yield:	10.6%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Various	Loan #4	Cut-off Date Balance:	$40,000,000
Various	ILPT Hawaii Portfolio	Cut-off Date LTV:	45.2%
Honolulu, HI Various		U/W NCF DSCR:	2.40x
		U/W NOI Debt Yield:	10.6%

HONOLULU
Downtown
Kaka'ako
Sand Island
Honolulu Harbor
Salt Lake
Aliamanu-Salt Lakes Foster Village
HONOLULU
Ke'ehi Lagoon
Oahu
Mililani
Waipahu
Pearl City
Aiea
Kaneohe
Kailua
HONOLULU
Kalihi Kai
Kalihi-Palama
Waipio
Pearl City
Waipahu
Ewa

## ILPT Hawaii Portfolio

| | | |
|---|---|---|
| 1 | 2810 Pukoloa Street | Honolulu, HI |
| 2 | 1360 Pali Highway | Honolulu, HI |
| 3 | 1001 Ahua Street | Honolulu, HI |
| 4 | 848 Ala Lilikoi Street A | Honolulu, HI |
| 5 | 2850 Paa Street | Honolulu, HI |
| 6 | 949 Mapunapuna Street | Honolulu, HI |
| 7 | 2828 Paa Street | Honolulu, HI |
| 8 | 80 Sand Island Access Road | Honolulu, HI |
| 9 | 1030 Mapunapuna Street | Honolulu, HI |
| 10 | 150 Puuhale Road | Honolulu, HI |
| 11 | 2344 Pahounui Drive | Honolulu, HI |
| 12 | 120 Sand Island Access Road | Honolulu, HI |
| 13 | 1122 Mapunapuna Street | Honolulu, HI |
| 14 | 2915 Kaihikapu Street | Honolulu, HI |
| 15 | 819 Ahua Street | Honolulu, HI |
| 16 | 2144 Auiki Street | Honolulu, HI |
| 17 | 1027 Kikowaena Place | Honolulu, HI |
| 18 | 1931 Kahai Street | Honolulu, HI |
| 19 | 148 Mokauea Street | Honolulu, HI |
| 20 | 2886 Paa Street | Honolulu, HI |
| 21 | 2838 Kilihau Street | Honolulu, HI |
| 22 | 803 Ahua Street | Honolulu, HI |
| 23 | 220 Puuhale Road | Honolulu, HI |
| 24 | 930 Mapunapuna Street | Honolulu, HI |
| 25 | 2103 Kaliawa Street | Honolulu, HI |
| 26 | 2969 Mapunapuna Place | Honolulu, HI |
| 27 | 158 Sand Island Access Road | Honolulu, HI |
| 28 | 1926 Auiki Street | Honolulu, HI |
| 29 | 113 Puuhale Road | Honolulu, HI |
| 30 | 2250 Pahounui Drive | Honolulu, HI |
| 31 | 733 Mapunapuna Street | Honolulu, HI |
| 32 | 761 Ahua Street | Honolulu, HI |
| 33 | 918 Ahua Street | Honolulu, HI |
| 34 | 180 Sand Island Access Road | Honolulu, HI |
| 35 | 2829 Awaawaloa Street | Honolulu, HI |
| 36 | 120 Mokauea Street | Honolulu, HI |
| 37 | 2861 Mokumoa Street | Honolulu, HI |
| 38 | 2826 Kaihikapu Street | Honolulu, HI |
| 39 | 179 Sand Island Access Road | Honolulu, HI |
| 40 | 855 Mapunapuna Street | Honolulu, HI |
| 41 | 2308 Pahounui Drive | Honolulu, HI |
| 42 | 619 Mapunapuna Street | Honolulu, HI |
| 43 | 2846-A Awaawaloa Street | Honolulu, HI |
| 44 | 238 Sand Island Access Road | Honolulu, HI |
| 45 | 704 Mapunapuna Street | Honolulu, HI |
| 46 | 1200 Mokauea Street | Honolulu, HI |
| 47 | 1150 Kikowaena Street | Honolulu, HI |
| 48 | 2127 Auiki Street | Honolulu, HI |
| 49 | 2810 Paa Street | Honolulu, HI |
| 50 | 2841 Pukoloa Street | Honolulu, HI |
| 51 | 1000 Mapunapuna Street | Honolulu, HI |
| 52 | 2829 Pukoloa Street | Honolulu, HI |
| 53 | 889 Ahua Street | Honolulu, HI |
| 54 | 2819 Pukoloa Street | Honolulu, HI |
| 55 | 1038 Kikowaena Place | Honolulu, HI |
| 56 | 2965 Mokumoa Street | Honolulu, HI |
| 57 | 850 Ahua Street | Honolulu, HI |
| 58 | 1330 Pali Highway | Honolulu, HI |
| 59 | 2865 Pukoloa Street | Honolulu, HI |
| 60 | 2855 Pukoloa Street | Honolulu, HI |
| 61 | 789 Mapunapuna Street | Honolulu, HI |
| 62 | 2960 Mokumoa Street | Honolulu, HI |
| 63 | 2318 Sand Island Access Road | Honolulu, HI |
| 64 | 2020 Auiki Street | Honolulu, HI |
| 65 | 2857 Awaawaloa Street | Honolulu, HI |
| 66 | 1050 Kikowaena Place | Honolulu, HI |
| 67 | 2850 Mokumoa Street | Honolulu, HI |
| 68 | 2840 Mokumoa Street | Honolulu, HI |
| 69 | 2830 Mokumoa Street | Honolulu, HI |
| 70 | 960 Mapunapuna Street | Honolulu, HI |
| 71 | 1250 Puuhale Road | Honolulu, HI |
| 72 | 2909 Kaihikapu Street | Honolulu, HI |
| 73 | 212 Mohonua Place | Honolulu, HI |
| 74 | 692 Mapunapuna Street | Honolulu, HI |
| 75 | 1024 Kikowaena Place | Honolulu, HI |
| 76 | 680 Ahua Street | Honolulu, HI |
| 77 | 215 Puuhale Road | Honolulu, HI |
| 78 | 142 Mokauea Street | Honolulu, HI |
| 79 | 2847 Awaawaloa Street | Honolulu, HI |
| 80 | 2816 Awaawaloa Street | Honolulu, HI |
| 81 | 2928 Kaihikapu Street - B | Honolulu, HI |
| 82 | 2864 Mokumoa Street | Honolulu, HI |
| 83 | 770 Mapunapuna Street | Honolulu, HI |
| 84 | 151 Puuhale Road | Honolulu, HI |
| 85 | 207 Puuhale Road | Honolulu, HI |
| 86 | 2970 Mokumoa Street | Honolulu, HI |
| 87 | 2868 Kaihikapu Street | Honolulu, HI |
| 88 | 2908 Kaihikapu Street | Honolulu, HI |
| 89 | 2814 Kilihau Street | Honolulu, HI |
| 90 | 759 Puuloa Road | Honolulu, HI |
| 91 | 659 Puuloa Road | Honolulu, HI |
| 92 | 679 Puuloa Road | Honolulu, HI |
| 93 | 667 Puuloa Road | Honolulu, HI |
| 94 | 689 Puuloa Road | Honolulu, HI |
| 95 | 950 Mapunapuna Street | Honolulu, HI |
| 96 | 822 Mapunapuna Street | Honolulu, HI |
| 97 | 842 Mapunapuna Street | Honolulu, HI |
| 98 | 214 Sand Island Access Road | Honolulu, HI |
| 99 | 709 Ahua Street | Honolulu, HI |
| 100 | 766 Mapunapuna Street | Honolulu, HI |
| 101 | 830 Mapunapuna Street | Honolulu, HI |
| 102 | 2855 Kaihikapu Street | Honolulu, HI |
| 103 | 865 Ahua Street | Honolulu, HI |
| 104 | 852 Mapunapuna Street | Honolulu, HI |
| 105 | 2906 Kaihikapu Street | Honolulu, HI |
| 106 | 2879 Paa Street | Honolulu, HI |
| 107 | 702 Ahua Street | Honolulu, HI |
| 108 | 2864 Awaawaloa Street | Honolulu, HI |
| 109 | 2819 Mokumoa Street - A | Honolulu, HI |
| 110 | 2869 Mokumoa Street | Honolulu, HI |
| 111 | 2819 Mokumoa Street - B | Honolulu, HI |
| 112 | 228 Mohonua Place | Honolulu, HI |
| 113 | 2264 Pahounui Drive | Honolulu, HI |
| 114 | 808 Ahua Street | Honolulu, HI |
| 115 | 2827 Kaihikapu Street | Honolulu, HI |
| 116 | 697 Ahua Street | Honolulu, HI |
| 117 | 2849 Kaihikapu Street | Honolulu, HI |
| 118 | 2831 Awaawaloa Street | Honolulu, HI |
| 119 | 2858 Kaihikapu Street | Honolulu, HI |
| 120 | 2276 Pahounui Drive | Honolulu, HI |
| 121 | 2806 Kaihikapu Street | Honolulu, HI |
| 122 | 1052 Ahua Street | Honolulu, HI |
| 123 | 2889 Mokumoa Street | Honolulu, HI |
| 124 | 685 Ahua Street | Honolulu, HI |
| 125 | 2839 Mokumoa Street | Honolulu, HI |
| 126 | 94-240 Pupuole Street | Waipahu, HI |
| 127 | 2828 Kaihikapu Street - A | Honolulu, HI |
| 128 | 719 Ahua Street | Honolulu, HI |
| 129 | 2812 Awaawaloa Street | Honolulu, HI |
| 130 | 2927 Mokumoa Street | Honolulu, HI |
| 131 | 197 Sand Island Access Road | Honolulu, HI |
| 132 | 2844 Kaihikapu Street | Honolulu, HI |
| 133 | 2879 Mokumoa Street | Honolulu, HI |
| 134 | 2135 Auiki Street | Honolulu, HI |
| 135 | 855 Ahua Street | Honolulu, HI |
| 136 | 2122 Kaliawa Street | Honolulu, HI |
| 137 | 2831 Kaihikapu Street | Honolulu, HI |
| 138 | 739 Ahua Street | Honolulu, HI |
| 139 | 729 Ahua Street | Honolulu, HI |
| 140 | 2833 Paa Street #2 | Honolulu, HI |
| 141 | 2833 Paa Street | Honolulu, HI |
| 142 | 2815 Kaihikapu Street | Honolulu, HI |
| 143 | 1062 Kikowaena Place | Honolulu, HI |
| 144 | 673 Ahua Street | Honolulu, HI |
| 145 | 2106 Kaliawa Street | Honolulu, HI |
| 146 | 812 Mapunapuna Street | Honolulu, HI |
| 147 | 2804 Kilihau Street | Honolulu, HI |
| 148 | 525 North King Street | Honolulu, HI |
| 149 | 204 Sand Island Access Road | Honolulu, HI |
| 150 | 660 Ahua Street | Honolulu, HI |
| 151 | 218 Mohonua Place | Honolulu, HI |
| 152 | 125 Puuhale Road | Honolulu, HI |
| 153 | 645 Ahua Street | Honolulu, HI |
| 154 | 675 Mapunapuna Street | Honolulu, HI |
| 155 | 659 Ahua Street | Honolulu, HI |
| 156 | 1055 Ahua Street | Honolulu, HI |
| 157 | 944 Ahua Street | Honolulu, HI |
| 158 | 2019 Kahai Street | Honolulu, HI |
| 159 | 2001 Kahai Street | Honolulu, HI |
| 160 | 106 Puuhale Road | Honolulu, HI |
| 161 | 2875 Paa Street | Honolulu, HI |
| 162 | 1024 Mapunapuna Street | Honolulu, HI |
| 163 | 2760 Kamehameha Highway | Honolulu, HI |
| 164 | 2635 Waiwai Loop A | Honolulu, HI |
| 165 | 2635 Waiwai Loop B | Honolulu, HI |
| 166 | 2836 Awaawaloa Street | Honolulu, HI |
| 167 | 609 Ahua Street | Honolulu, HI |
| 168 | 905 Ahua Street | Honolulu, HI |
| 169 | 2110 Auiki Street | Honolulu, HI |
| 170 | 140 Puuhale Road | Honolulu, HI |
| 171 | 2139 Kaliawa Street | Honolulu, HI |
| 172 | 231 Sand Island Access Road | Honolulu, HI |
| 173 | 2140 Kaliawa Street | Honolulu, HI |
| 174 | 33 South Vineyard Boulevard | Honolulu, HI |
| 175 | 970 Ahua Street | Honolulu, HI |
| 176 | 960 Ahua Street | Honolulu, HI |
| 177 | 1045 Mapunapuna Street | Honolulu, HI |
| 178 | 165 Sand Island Access Road | Honolulu, HI |
| 179 | 2839 Kilihau Street | Honolulu, HI |
| 180 | 2829 Kilihau Street | Honolulu, HI |
| 181 | 2833 Kilihau Street | Honolulu, HI |
| 182 | 2821 Kilihau Street | Honolulu, HI |
| 183 | 2808 Kam Highway | Honolulu, HI |
| 184 | 2815 Kilihau Street | Honolulu, HI |
| 185 | 2850 Awaawaloa Street | Honolulu, HI |
| 186 | 848 Ala Lilikoi Street B | Honolulu, HI |

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 4 – ILPT Hawaii Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller(1):	MSMCH			Single Asset/Portfolio:	Portfolio
Credit Assessment (KBRA/Fitch/S&P):	A+/BBBsf/NR			Location:	Honolulu, HI Various
Original Balance(1):	$40,000,000			General Property Type(4):	Various
Cut-off Date Balance(1):	$40,000,000			Detailed Property Type(4):	Various
% of Initial Pool Balance:	5.8%			Title Vesting:	Fee
Loan Purpose:	Recapitalization			Year Built/Renovated:	Various/N/A
Sponsor:	Industrial Logistics Properties Trust			Size(4):	9,591,512 SF
Guarantor:	Industrial Logistics Properties Trust			Cut-off Date Balance per SF(1):	$68
Mortgage Rate:	4.3100%			Maturity Date Balance per SF(1):	$68
Note Date:	1/29/2019			Property Manager:	The RMR Group LLC
First Payment Date:	3/7/2019				(borrower-related)
Maturity Date:	2/7/2029
Original Term to Maturity:	120 months			Underwriting and Financial Information
Original Amortization Term:	0 months			UW NOI:	$68,763,789
IO Period:	120 months			UW NOI Debt Yield(1):	10.6%
Seasoning:	4 months			UW NOI Debt Yield at Maturity(1):	10.6%
Prepayment Provisions(2):	LO (28); DEF/YM1 (85); O (7)			UW NCF DSCR(1):	2.40x
Lockbox/Cash Mgmt Status:	Hard/Springing			Most Recent NOI:	$57,840,197 (10/31/2018 TTM)
Additional Debt Type(1)(3):	Pari Passu			2nd Most Recent NOI:	$56,877,354 (12/31/2017)
Additional Debt Balance(1)(3):	$610,000,000			3rd Most Recent NOI:	$55,544,563 (12/31/2016)
Future Debt Permitted (Type):	No (N/A)			Most Recent Occupancy:	100.0% (12/13/2018)
Reserves				2nd Most Recent Occupancy:	100.0% (12/31/2017)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	99.5% (12/31/2016)
RE Tax:	$0	Springing	N/A	Appraised Value (as of)(5):	$1,439,117,000 (Various)
Insurance:	$0	Springing	N/A	Appraised Value per SF(5):	$150
Recurring Replacements:	$0	$0	N/A	Cut-off Date LTV Ratio(1)(5):	45.2%
TI/LC:	$0	$0	N/A	Maturity Date LTV Ratio(1)(5):	45.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$650,000,000	100.0%	Paydown of Corporate Revolver(6):	$380,000,000	58.5%
			Return of Equity:	$267,194,938	41.1%
			Closing Costs:	$2,805,063	0.4%
Total Sources:	$650,000,000	100.0%	Total Uses:	$650,000,000	100.0%

(1)	The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the ILPT Hawaii Portfolio Whole Loan (as defined below). The ILPT Hawaii Portfolio Whole Loan was co-originated by Morgan Stanley Bank, N.A. (“MSBNA”), Citi Real Estate Funding Inc. (“CREFI”), UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (“UBS AG”) and JPMorgan Chase Bank, National Association (“JPMCB”) on January 29, 2019.

(2)	Following the lockout period, the ILPT Hawaii Portfolio Borrowers (as defined below) have the right to defease the entire ILPT Hawaii Portfolio Whole Loan, on any date after the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) January 29, 2022 (the “Lockout Expiration Date”). After the Lockout Expiration Date, prepayment in full is permitted with payment of a prepayment fee equal to the greater of (a) 1% of the outstanding principal amount of the ILPT Hawaii Portfolio Whole Loan or (b) the “Yield Maintenance Amount”, which is the present value as of the prepayment date of the remaining monthly interest only payments that would be due through August 7, 2028 (the “Open Prepayment Date”) based on the principal amount of the ILPT Hawaii Portfolio Whole Loan being prepaid, discounted at an interest rate equal to the difference between (i) 4.3100% and (ii) the yield maintenance treasury rate (as defined in the ILPT Hawaii Portfolio Whole Loan documents). The ILPT Hawaii Portfolio Whole Loan is prepayable in full without penalty on or after the Open Prepayment Date. The assumed defeasance and prepayment lockout period of 28 payments is based on the closing date of this transaction in June 2019.

(3)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for a discussion of additional indebtedness.

(4)	The ILPT Hawaii Portfolio Whole Loan is secured by the fee simple interests of the ILPT Hawaii Portfolio Borrowers (as defined below) in an approximately 9,591,512 SF portfolio of 177 leased fee parcels (the “Leased Fee Properties”) and nine fee simple parcels (the “Fee Simple Properties”) located in Honolulu, Hawaii.

(5)	The Appraised Value, Appraised Value per SF, Cut-off Date LTV Ratio and Maturity Date LTV Ratio are based on the aggregate of the individual “as-is” appraised values of leased fee interests in the ILPT Hawaii Portfolio (as defined below) as of December 2018 of $1,439,117,000.

(6)	Prior to the origination of the ILPT Hawaii Portfolio Whole Loan, the ILPT Hawaii Portfolio was unencumbered. According to the borrower sponsor, the proceeds of the ILPT Hawaii Portfolio Whole Loan were used to, among other things, repay all outstanding borrowings under its unsecured revolving credit facility. As of September 30, 2018, the balance of the unsecured revolving credit facility was $380,000,000.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Various	Loan #4	Cut-off Date Balance:	$40,000,000
Various	ILPT Hawaii Portfolio	Cut-off Date LTV:	45.2%
Honolulu, HI Various		U/W NCF DSCR:	2.40x
		U/W NOI Debt Yield:	10.6%

The Mortgage Loan. The fourth largest mortgage loan (the “ILPT Hawaii Portfolio Mortgage Loan”) is part of a whole loan (the “ILPT Hawaii Portfolio Whole Loan”) in the original principal balance of $650,000,000. The ILPT Hawaii Portfolio Whole Loan is secured by a first priority fee mortgage encumbering 177 Leased Fee Properties and nine Fee Simple Properties located in Honolulu, Hawaii (the “ILPT Hawaii Portfolio”). The ILPT Hawaii Portfolio Whole Loan was co-originated by MSBNA, CREFI, UBS AG and JPMCB on January 29, 2019. The ILPT Hawaii Portfolio Whole Loan is comprised of 18 promissory notes, which are pari passu with each other, with an aggregate original principal balance of $650,000,000. Promissory Note A-5-3, in the original principal balance of $40,000,000, represents the ILPT Hawaii Portfolio Mortgage Loan and will be included in the MSC 2019-H6 securitization trust. Of the remaining 17 promissory notes representing the ILPT Hawaii Portfolio Whole Loan (collectively, the “ILPT Hawaii Portfolio Non-Serviced Pari Passu Companion Loans”), Promissory Notes A-1, A-2, A-3, A-4, A-5-1, A-6-1, A-7-1, A-8-1 and A-9, in the aggregate original principal balance of $390,000,000, were contributed to the ILPT Trust 2019-SURF securitization trust. The ILPT Hawaii Portfolio Whole Loan will be serviced pursuant to the trust and servicing agreement for the ILPT Trust 2019-SURF securitization trust. The remaining 8 ILPT Hawaii Portfolio Non-Serviced Pari Passu Companion Loans, which had an aggregate original principal balance of $220,000,000, have been or are expected to be contributed to one or more future securitization transactions or may be otherwise transferred at any time. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

ILPT Hawaii Portfolio Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Lead Servicing Interest(1)
ILPT Hawaii Portfolio Mortgage Loan
A-5-3	$40,000,000	$40,000,000	MSC 2019-H6	No
ILPT Hawaii Portfolio Non-Serviced Pari Passu Companion Loans
A-1	$162,500,000	$162,500,000	ILPT Trust 2019-SURF	Yes
A-2	$65,000,000	$65,000,000	ILPT Trust 2019-SURF	No
A-3	$35,000,000	$35,000,000	ILPT Trust 2019-SURF	No
A-4	$32,500,000	$32,500,000	ILPT Trust 2019-SURF	No
A-5-1	$32,500,000	$32,500,000	ILPT Trust 2019-SURF	No
A-5-2	$50,000,000	$50,000,000	BANK 2019-BNK17	No
A-5-4	$40,000,000	$40,000,000	MSBNA	No
A-6-1	$13,000,000	$13,000,000	ILPT Trust 2019-SURF	No
A-6-2	$22,000,000	$22,000,000	CREFI	No
A-6-3	$30,000,000	$30,000,000	CREFI	No
A-7-1	$13,000,000	$13,000,000	ILPT Trust 2019-SURF	No
A-7-2	$23,000,000	$23,000,000	UBS 2019-C16	No
A-8-1	$6,500,000	$6,500,000	ILPT Trust 2019-SURF	No
A-8-2	$26,000,000	$26,000,000	JPMCB	No
A-9	$30,000,000	$30,000,000	ILPT Trust 2019-SURF	No
A-10	$10,000,000	$10,000,000	UBS AG	No
A-11	$19,000,000	$19,000,000	UBS AG	No
Total	$650,000,000	$650,000,000

(1)	All notes held in the ILPT Trust 2019-SURF securitization trust together constitute the controlling notes for the ILPT Hawaii Portfolio Whole Loan.

The proceeds of the ILPT Hawaii Portfolio Whole Loan were used to pay down the borrower sponsor’s unsecured revolving credit facility, pay closing costs and return equity to the borrower sponsor.

The Borrower and the Sponsor. The borrowers are Higgins Properties LLC, Masters Properties LLC, Robin 1 Properties LLC, Tanaka Properties LLC, ILPT TSM Properties LLC, Z&A Properties LLC, LTMAC Properties LLC, ILPT Orville Properties LLC, RFRI Properties LLC, and TedCal Properties LLC (collectively, the “ILPT Hawaii Portfolio Borrowers”), each a Delaware limited liability company structured to be bankruptcy-remote with two independent directors. Legal counsel to the ILPT Hawaii Portfolio Borrowers delivered a non-consolidation opinion in connection with the origination of the ILPT Hawaii Portfolio Whole Loan. Industrial Logistics Properties Trust (“ILPT”) is the borrower sponsor and non-recourse carveout guarantor with respect to the ILPT Hawaii Portfolio Whole Loan. The obligations of ILPT for any guaranteed obligations for which the ILPT Hawaii Portfolio Whole Loan documents provide full recourse (consisting generally of bankruptcy related events) is capped at 15% of the outstanding principal balance of the ILPT Hawaii Portfolio Whole Loan.

ILPT is a real estate investment trust (“REIT”) formed to own and lease industrial and logistics properties throughout the United States. As of September 30, 2018, ILPT owned 269 industrial and logistics properties with approximately 29.2 million rentable SF, which were approximately 99.3% leased to 245 tenants with a weighted average remaining lease term of approximately 10.9 years. Approximately 58.8% of ILPT’s annualized rental revenues as of September 30, 2018 come from 226 properties (buildings, leasable land parcels and easements) with approximately 16.8 million SF located on the island of Oahu, Hawaii, most of which are long-term ground leases to tenants that have constructed buildings and operate businesses on land owned by ILPT.

The Properties. The ILPT Hawaii Portfolio consists of a total of 186 properties that are wholly owned in fee by the ILPT Hawaii Portfolio Borrowers, consisting of the 177 Leased Fee Properties (where the ILPT Hawaii Portfolio Borrowers own the land but not any of the related improvements, which improvements are owned by the applicable ground lessees) comprised of 9,266,124 SF of land and the nine Fee Simple Properties (where the ILPT

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Various	Loan #4	Cut-off Date Balance:	$40,000,000
Various	ILPT Hawaii Portfolio	Cut-off Date LTV:	45.2%
Honolulu, HI Various		U/W NCF DSCR:	2.40x
		U/W NOI Debt Yield:	10.6%

Hawaii Portfolio Borrowers own both the land and the related improvements) comprised of 325,388 SF of building square footage. References herein to “SF” mean square feet of land with respect to the Leased Fee Properties and building square feet with respect to the Fee Simple Properties. Of the properties, 176 properties, comprising approximately 91.7% of ILPT Hawaii Portfolio SF, are primarily improved with industrial/warehouse distribution facilities that contribute 91.1% of underwritten base rent. The remaining properties are improved with (i) six retail properties comprising approximately 5.6% of ILPT Hawaii Portfolio SF and contributing 6.3% of underwritten base rent, and (ii) four office properties comprising approximately 2.7% of ILPT Hawaii Portfolio SF and 2.6% of underwritten base rent, along with a 30,000 SF fee simple-owned parking lot serving one such property. The ILPT Hawaii Portfolio has an average historical occupancy of approximately 99.5% from 2003 (when the ILPT Hawaii Portfolio was acquired by the borrower sponsor) through 2018. References herein to “occupancy” mean the percentage of the ILPT Hawaii Portfolio SF (including both land SF and building SF) that is occupied. During the same time period, ILPT has renewed ground leases with existing tenants at an annual rent increase of 20% above prior levels and has entered into ground leases with new tenants at an average rent premium of 28% above the prior comparable lease. Tenants of the ILPT Hawaii Portfolio have typically signed longer term leases and/or renewed their leases, with a weighted average tenancy of approximately 20.7 years as of the Cut-off Date.

Based on the rent roll as of December 13, 2018, the ILPT Hawaii Portfolio was over 99.9% leased by a diverse mix of both national and local tenants. The largest tenant, Servco Pacific, Inc., occupies approximately 5.6% of the ILPT Hawaii Portfolio SF and contributes approximately 5.5% of underwritten base rent. The top 10 largest tenants by SF occupy approximately 30.9% of the ILPT Hawaii Portfolio SF and contribute approximately 28.4% of underwritten base rent, and the top 20 largest tenants by SF occupy approximately 43.9% of the ILPT Hawaii Portfolio SF and contribute approximately 42.7% of underwritten base rent. Overall, the ILPT Hawaii Portfolio has more than 170 tenants, with only one vacant suite totaling 900 SF. The ILPT Hawaii Portfolio benefits from well distributed rollover during the loan term, with the largest amount of rollover occurring in 2022, when leases comprising approximately 22.7% of the ILPT Hawaii Portfolio SF and 22.3% of underwritten base rent expire. The weighted average remaining lease term at the ILPT Hawaii Portfolio is approximately 14.2 years as of June 2019, and approximately 52.9% of the ILPT Hawaii Portfolio SF and 50.2% of underwritten base rent rolls after the maturity of the ILPT Hawaii Portfolio Whole Loan.

The following table presents certain information relating to the ILPT Hawaii Portfolio:

ILPT Hawaii Portfolio Summary
Property Type	Net Rentable Area (SF)	% SF	Occupancy	UW Base Rent(1)	UW Base Rent PSF(1)	% of UW Base Rent	Appraised Value(2)	Allocated Loan Amount
Leased Fee Industrial	8,498,906	88.6%	100.0%	$56,700,212	$6.67	85.2%	$1,227,695,000	$554,507,903
Fee Simple Industrial(3)	295,388	3.1%	99.7%	$3,946,788	$13.40	5.9%	$75,500,000	$34,100,772
Sub-total Industrial:	8,794,294	91.7%	100.0%	$60,647,000	$6.90	91.1%	$1,303,195,000	$588,608,675
Leased Fee Retail	533,736	5.6%	100.0%	$4,204,900	$7.88	6.3%	$96,265,000	$43,479,613
Leased Fee Office(4)	263,482	2.7%	100.0%	$1,699,820	$6.45	2.6%	$39,657,000	$17,911,713
Total/Wtd. Avg.:	9,591,512	100.0%	100.0%	$66,551,720	$6.94	100.0%	$1,439,117,000	$650,000,000

(1)	UW Base Rent and UW Base Rent PSF include $3,723,524 ($0.39 PSF) of rent steps through January 15, 2020.

(2)	Based on the appraisals as of December 2018.

(3)	Fee Simple Industrial UW Base Rent PSF excludes 900 SF of vacant space.

(4)	Leased Fee Office also includes a 30,000 SF fee simple-owned parking lot at 1052 Ahua Street, which serves as additional parking for the leased fee office asset at 2828 Paa Street.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Various	Loan #4	Cut-off Date Balance:	$40,000,000
Various	ILPT Hawaii Portfolio	Cut-off Date LTV:	45.2%
Honolulu, HI Various		U/W NCF DSCR:	2.40x
		U/W NOI Debt Yield:	10.6%

The following table presents certain information relating to the leases at the ILPT Hawaii Portfolio:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent(3)	Annual UW Base Rent PSF(3)	% of Total Annual UW Base Rent	Lease Expiration	Termination Option
Servco Pacific, Inc.	NR/NR/NR	537,302	5.6%	$3,672,284	$6.83	5.5%	1/31/2064	N
Coca-Cola Bottling of Hawaii, LLC	NR/NR/NR	350,869	3.7%	$2,014,399	$5.74	3.0%	Various(4)	N
Manheim Remarketing, Inc.	BBB+/Baa2/BBB	337,734	3.5%	$2,450,346	$7.26	3.7%	4/30/2021(5)	N
Bradley Shopping Center Company	NR/NR/NR	333,887	3.5%	$1,515,847	$4.54	2.3%	4/22/2033	N
Honolulu Warehouse Co., Ltd.	NR/NR/NR	298,384	3.1%	$1,775,385	$5.95	2.7%	1/31/2044	N
Warehouse Rentals, Inc.	NR/NR/NR	277,830	2.9%	$1,877,409	$6.76	2.8%	12/31/2049	N
A.L. Kilgo Company, Inc.	NR/NR/NR	276,283	2.9%	$1,913,320	$6.93	2.9%	12/31/2028	N
Kaiser Foundation Health Plan, Inc.	NR/NR/AA-	217,264	2.3%	$1,393,324	$6.41	2.1%	Various(6)	N
Pahounui Partners, LLC	NR/NR/NR	190,836	2.0%	$1,269,059	$6.65	1.9%	6/30/2027	N
New Age Service Hawaii, Inc.	NR/NR/NR	147,444	1.5%	$1,039,548	$7.05	1.6%	Various(7)	N
Subtotal/Wtd. Avg.		2,967,833	30.9%	$18,920,921	$6.38	28.4%

Other Tenants		6,621,709	69.0%	$47,630,799	$7.19	71.6%
Vacant Space(8)		1,970	0.0%	$0	$0.00	0.0%
Total/Wtd. Avg.		9,591,512	100.0%	$66,551,720	$6.94	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

(3)	Annual UW Base Rent and Annual UW Base Rent PSF include contractual rent escalations of $3,723,524 ($0.39 PSF) through January 15, 2020.

(4)	Coca-Cola Bottling of Hawaii, LLC leases 34,755 SF through December 31, 2022 and 316,114 SF through July 31, 2039.

(5)	Manheim Remarketing, Inc. has one lease extension option through March 31, 2026 with an annual rent during the lease extension of the greater of (i) fair market rent and (ii) $7.40 PSF annually.

(6)	Kaiser Foundation Health Plan, Inc. leases 30,000 SF through April 30, 2026 and 187,264 SF through June 30, 2046. Kaiser Foundation Health Plan, Inc. has two, 10-year lease extension options for its 30,000 SF lease through April 30, 2046 at fixed rent and two, 10-year lease extension options for its 187,264 SF lease through June 30, 2066 at fixed rent.

(7)	New Age Service Hawaii, Inc. leases 52,250 SF through May 31, 2032, 38,294 SF through April 30, 2033 and 56,900 SF through June 30, 2035.

(8)	Vacant Space includes 1,070 of structurally non-rentable SF and 900 SF of rentable space.

The following table presents certain information relating to the lease rollover schedule at the ILPT Hawaii Portfolio:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Base Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Base Rent Rolling(3)	Approx. % of Base Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2019	3	15,075	$11.86	0.2%	0.2%	$178,748	0.3%	0.3%
2020	13	134,341	$10.01	1.4%	1.6%	$1,344,996	2.0%	2.3%
2021	18	423,540	$8.19	4.4%	6.0%	$3,468,102	5.2%	7.5%
2022	66	2,179,785	$6.80	22.7%	28.7%	$14,813,268	22.3%	29.8%
2023	9	158,095	$8.14	1.6%	30.3%	$1,286,858	1.9%	31.7%
2024	3	116,146	$8.19	1.2%	31.6%	$951,543	1.4%	33.1%
2025	5	96,154	$8.47	1.0%	32.6%	$814,396	1.2%	34.3%
2026	2	56,000	$9.53	0.6%	33.1%	$533,599	0.8%	35.1%
2027	3	338,166	$7.49	3.5%	36.7%	$2,534,423	3.8%	39.0%
2028	22	1,002,799	$7.20	10.5%	47.1%	$7,222,059	10.9%	49.8%
2029	3	122,819	$7.48	1.3%	48.4%	$918,544	1.4%	51.2%
2030 & Beyond	79	4,946,622	$6.57	51.6%	100.0%	$32,485,183	48.8%	100.0%
Vacant(4)	0	1,970	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.(5)	226	9,591,512	$6.94	100.0%		$66,551,720	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and that are not considered in the lease rollover schedule.

(3)	UW Base Rent PSF Rolling and Total UW Base Rent Rolling include $3,723,524 ($0.39 PSF) of rent steps through January 15, 2020.

(4)	Vacant space includes 1,070 SF of structurally non-rentable SF and 900 SF of rentable space.

(5)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Various	Loan #4	Cut-off Date Balance:	$40,000,000
Various	ILPT Hawaii Portfolio	Cut-off Date LTV:	45.2%
Honolulu, HI Various		U/W NCF DSCR:	2.40x
		U/W NOI Debt Yield:	10.6%

The Market. The properties that comprise the ILPT Hawaii Portfolio are primarily located in Honolulu’s industrial/commercial district, and comprise approximately 220 contiguous acres adjacent to Honolulu International Airport with direct access to the H-1 Freeway, Moanalua Freeway and Nimitz Highway, and are a two-mile drive from Honolulu Harbor. The ILPT Hawaii Portfolio is concentrated in two substantial infill locations and benefits from its proximity to Honolulu International Airport and Honolulu Harbor. Hawaii imports approximately 80% of what it consumes and approximately 95% of its imports enter through its commercial harbors. The ILPT Hawaii Portfolio’s location is a last-mile location for many institutional entities located in Oahu and an important one for many local businesses. The Oahu industrial market exhibited a 1.85% vacancy rate as of the third quarter of 2018 and has remained under 2% for the last three years. At the same time, rents have grown, with the market achieving a 5.9% average annual rent increase from 2011 to 2017.

Oahu Industrial Market Statistics
Period	Number of Buildings	Building Area (SF)	Available Space (SF)	YTD Net Absorption (SF)	Vacancy Rate	Wtd. Avg. Asking Rent (Monthly)	Wtd. Avg. Asking Rent (Annually)	Avg. Net Op. Exp. (Monthly)	Avg. Net Op. Exp. (Annually)
2009	1,760	38,197,898	1,834,993	-210,641	4.80%	$0.99	$11.88	$0.32	$3.84
2010	1,777	38,530,034	1,828,951	6,042	4.75%	$0.99	$11.88	$0.32	$3.84
2011	1,798	38,896,094	1,860,883	-32,267	4.78%	$0.92	$11.04	$0.31	$3.72
3Q2012(1)	1,809	39,211,146	1,674,614	186,269	4.27%	$0.98	$11.76	$0.34	$4.08
2013	1,854	40,372,428	1,093,009	375,959	2.71%	$0.99	$11.88	$0.37	$4.44
2014	1,843	39,230,336	830,303	262,706	2.12%	$1.10	$13.20	$0.43	$5.16
2015	1,799	39,768,281	657,117	173,186	1.65%	$1.13	$13.56	$0.35	$4.20
2016	1,804	39,950,156	638,535	64,582	1.60%	$1.21	$14.52	$0.35	$4.20
2017	1,781	40,193,894	795,757	-157,222	1.98%	$1.30	$15.60	$0.37	$4.44
3Q2018	1,788	40,415,322	746,038	49,719	1.85%	$1.23	$14.76	$0.40	$4.80

Source: Appraisal.

(1)	Year end 2012 figures were unavailable.

170 of the 177 Leased Fee Properties, as well as all nine Fee Simple Properties, are in the Honolulu Industrial node, which consists of the Kalihi, Sand Island, Mapunapuna and Airport submarkets, which are comprised of a range of commercial and industrial uses. Market statistics as of the third quarter of 2018 are highlighted in the table below.

Oahu Industrial Market Statistics
Submarket	Number of Buildings	Building Area (SF)	Tenure	Available Space (SF)	3Q 2018 Net Absorption (SF)	Vacancy Rate	Wtd. Avg. Asking Rent PSF (Monthly)	Avg. Net Op. Exp. PSF (Monthly)
Kalihi	707	9,612,549	Fee Simple	215,094	(9,129)	2.24%	$1.19	$0.42
Sand Island	74	663,005	Leasehold	1,125	1,240	0.17%	$1.40	$0.33
Mapunapuna	107	4,214,301	Leasehold	20,900	0	0.50%	$1.41	$0.31
Airport	125	4,641,933	Fee Simple	22,000	12,579	0.47%	$1.00	$0.28

Source: Appraisal.

Kalihi Submarket Area					Sand Island Submarket Area
Period	Quarterly Net Absorption	Vacancy Rate	Wtd. Avg. Asking Rent PSF (Monthly)	Avg. Net Op. Exp. (Monthly)	Period	Quarterly Net Absorption	Vacancy Rate	Wtd. Avg. Asking Rent PSF (Monthly)	Avg. Net Op. Exp. (Monthly)
1Q2016	15,890	1.81%	$1.22	$0.36	1Q2016	(4,500)	2.56%	$0.82	$0.30
2Q2016	19,548	1.60%	$1.12	$0.33	2Q2016	0	2.56%	$0.82	$0.30
3Q2016	(22,471)	1.83%	$1.09	$0.38	3Q2016	(14,443)	0.00%	$0.00	$0.30
4Q2016	(32,539)	2.17%	$1.17	$0.41	4Q2016	(5,500)	0.97%	$1.36	$0.30
1Q2017	8,603	2.08%	$1.11	$0.40	1Q2017	0	0.97%	$1.36	$0.30
2Q2017	(73,547)	2.85%	$1.29	$0.48	2Q2017	(4,080)	1.68%	$1.36	$0.30
3Q2017	28,007	2.55%	$1.27	$0.50	3Q2017	9,580	0.00%	$1.36	$0.30
4Q2017	30,749	2.23%	$1.28	$0.38	4Q2017	(5,097)	0.77%	$1.36	$0.32
1Q2018	(23,764)	2.46%	$1.17	$0.40	1Q2018	3,857	0.19%	$1.40	$0.32
2Q2018	28,970	2.16%	$1.17	$0.40	2Q2018	(1,125)	0.36%	$1.40	$0.32
3Q2018	(9,129)	2.24%	$1.19	$0.42	3Q2018	1,240	0.17%	$1.40	$0.33

Source: Appraisal.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Various	Loan #4	Cut-off Date Balance:	$40,000,000
Various	ILPT Hawaii Portfolio	Cut-off Date LTV:	45.2%
Honolulu, HI Various		U/W NCF DSCR:	2.40x
		U/W NOI Debt Yield:	10.6%

Mapunapuna Submarket Area					Airport Submarket Area
Period	Quarterly Net Absorption	Vacancy Rate	Wtd. Avg. Asking Rent PSF (Monthly)	Avg. Net Op. Exp. (Monthly)	Period	Quarterly Net Absorption	Vacancy Rate	Wtd. Avg. Asking Rent PSF (Monthly)	Avg. Net Op. Exp. (Monthly)
1Q2016	15,124	0.66%	$1.22	$0.43	1Q2016	29,527	0.11%	$1.20	$0.30
2Q2016	(6,852)	0.83%	$1.21	$0.40	2Q2016	0	0.11%	$1.20	$0.30
3Q2016	8,248	0.63%	$1.35	$0.40	3Q2016	(35,800)	0.88%	$1.20	$0.30
4Q2016	18,250	0.19%	$1.20	$0.35	4Q2016	5,300	0.77%	$1.02	$0.28
1Q2017	(3,020)	0.27%	$1.22	$0.35	1Q2017	13,300	0.48%	$0.85	$0.28
2Q2017	0	0.27%	$1.22	$0.35	2Q2017	0	0.48%	$0.85	$0.28
3Q2017	41,404	1.25%	$1.27	$0.40	3Q2017	22,500	0.00%	$0.85	$0.28
4Q2017	34,072	0.44%	$1.08	$0.33	4Q2017	0	0.00%	$0.85	$0.28
1Q2018	3,086	0.37%	$1.41	$0.26	1Q2018	(29,520)	0.64%	$1.08	$0.28
2Q2018	(5,480)	0.50%	$1.41	$0.31	2Q2018	(5,059)	0.74%	$1.08	$0.28
3Q2018	0	0.50%	$1.41	$0.31	3Q2018	12,579	0.47%	$1.00	$0.28

Source: Appraisal.

Summaries of the appraiser’s market ground rent conclusions for the Mapunapuna and Sand Island submarkets is presented in the below chart. The appraiser concluded market ground rent of $8.59 PSF for Mapunapuna and $7.75 PSF for Sand Island. The weighted average underwritten base rent for the 177 Leased Fee Properties is approximately $6.73 PSF, which is below market.

Summary of Comparable Ground Rents - Mapunapuna
Property Location	Transaction Type	Reset Date	Size (Acres)	Size (SF)	Actual Annual Rent PSF	MC Adjusted Annual Rent PSF(1)
1000 Mapunapuna Street	Ground Rent Reset	July 2017	0.960	41,833	$8.23	$8.58
803 Ahua Street	Ground Rent Reset	May 2018	1.676	73,013	$8.88	$8.88
669 Ahua Street	Ground Rent Reset	June 2018	0.803	35,000	$8.25	$8.25
842 Mapunapuna Street	Ground Rent Reset	November 2022	0.803	35,000	$9.64	$8.59
822 Mapunapuna Street	Ground Rent Reset	November 2022	0.803	35,000	$9.64	$8.59
692 Mapunapuna Street	Ground Rent Reset	January 2023	0.803	35,000	$9.74	$8.63
819 Ahua Street	Ground Rent Reset	January 2023	2.411	105,013	$9.64	$8.54

Source: Appraisal.

Summary of Comparable Ground Rents – Sand Island
Property Location	Transaction Type	Reset Date	Size (Acres)	Size (SF)	Actual Annual Rent PSF	MC Adjusted Annual Rent PSF(1)
158 Sand Island Access Road	Ground Rent Reset	January 2019	2.307	100,500	$7.58	$7.58
2250 Pahounui Drive	Ground Rent Reset	January 2019	1.736	75,627	$7.70	$7.70
2019 Kahai Street	Ground Rent Reset	January 2019	0.619	26,954	$7.73	$7.73
165 Sand Island Access Road	Ground Rent Reset	January 2019	0.359	15,677	$7.73	$7.73
218 Mohonua Place	Ground Rent Reset	January 2019	0.783	34,096	$7.75	$7.75
125 Puuhale Road	Ground Rent Reset	January 2019	0.712	31,006	$7.75	$7.75
2135 Auiki Street	Ground Rent Reset	January 2019	0.765	33,328	$7.75	$7.75
2264 Pahounui Drive	Ground Rent Reset	January 2019	0.760	33,103	$7.75	$7.75
2276 Pahounui Drive	Ground Rent Reset	January 2019	0.754	32,841	$7.75	$7.75
180 Sand Island Access Road	Ground Rent Reset	January 2019	1.534	66,828	$7.89	$7.89
2020 Auiki Street	Ground Rent Reset	January 2019	1.072	46,705	$7.62	$7.62
204 Sand Island Access Road	Ground Rent Reset	January 2019	0.759	33,078	$7.75	$7.75

Source: Appraisal.

(1)	MC Adjusted Annual Rent PSF is equal to Actual Annual Rent PSF adjusted 3% annually for market conditions.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Various	Loan #4	Cut-off Date Balance:	$40,000,000
Various	ILPT Hawaii Portfolio	Cut-off Date LTV:	45.2%
Honolulu, HI Various		U/W NCF DSCR:	2.40x
		U/W NOI Debt Yield:	10.6%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow of the ILPT Hawaii Portfolio:

Cash Flow Analysis
	2015	2016	2017	10/31/2018 TTM	UW	UW PSF
Total Rental Income	$57,794,802	$59,050,133	$60,614,287	$62,463,516	$72,071,712	$7.51
Total Recoveries	$11,804,235	$12,418,670	$13,144,715	$13,907,140	$14,798,912	$1.54
Total Other Income	$194,061	$125,710	$152,497	$58,150	$114,598	$0.01
Effective Gross Income	$69,793,098	$71,594,513	$73,911,499	$76,428,806	$86,985,222	$9.07

Real Estate Taxes	$11,203,237	$11,786,584	$12,396,068	$13,111,618	$14,032,983	$1.46
Insurance	$47,193	$34,176	$31,368	$29,834	$30,915	$0.00
Other Expenses	$2,871,227	$4,229,190	$4,606,709	$5,447,157	$4,157,535	$0.43
Total Expenses	$14,121,657	$16,049,950	$17,034,145	$18,588,609	$18,221,433	$1.90

Net Operating Income(1)	$55,671,441	$55,544,563	$56,877,354	$57,840,197	$68,763,789	$7.17
Capital Expenditures	$0	$0	$0	$0	$59,078	$0.01
TI/LC	$0	$0	$0	$0	$498,822	$0.05
Net Cash Flow	$55,671,441	$55,544,563	$56,877,354	$57,840,197	$68,205,889	$7.11

Occupancy %(2)	100.0%	99.5%	100.0%	100.0%	100.0%
NOI DSCR(3)	1.96x	1.96x	2.00x	2.04x	2.42x
NCF DSCR(3)	1.96x	1.96x	2.00x	2.04x	2.40x
NOI Debt Yield(3)	8.6%	8.5%	8.8%	8.9%	10.6%
NCF Debt Yield(3)	8.6%	8.5%	8.8%	8.9%	10.5%

(1)	The increase in UW Net Operating Income from 10/31/2018 TTM Net Operating Income is primarily attributed to (i) $3,723,524 ($0.39 PSF) of rent steps through January 15, 2020, (ii) $259,026 in percentage rent from three tenants based on certain sales/revenue figures: Bank of Hawaii (2969 Mapunapuna Street), SLSS Partners (808 Ahua Street), and Honolulu Warehouse Co., Ltd. (2850 Paa Street) and (iii) $5,260,967 in straight-line average of ground rent steps from January 2020 through January 2030.

(2)	As of the underwritten rent roll dated December 13, 2018, the ILPT Hawaii Portfolio is over 99.9% occupied.

(3)	Debt service coverage ratios and debt yields are based on the ILPT Hawaii Portfolio Whole Loan.

Escrows and Reserves.

Real Estate Taxes - Solely during the continuance of a Cash Management Sweep Period (as defined below), the ILPT Hawaii Portfolio Borrowers are required to escrow monthly 1/12 of the annual estimated real estate taxes.

Insurance - Solely during the continuance of a Cash Management Sweep Period, the ILPT Hawaii Portfolio Borrowers are required to escrow monthly 1/12 of the annual estimated insurance premiums (unless the ILPT Hawaii Portfolio Borrowers maintain acceptable blanket insurance policies and the insurance premiums payable in connection therewith have been prepaid for not less than one year in advance, or, for the period of coverage under the insurance policies as to which certificates are delivered at loan origination, such period, if less than one year).

Lockbox and Cash Management. The ILPT Hawaii Portfolio Whole Loan is structured with a hard lockbox and springing cash management. The ILPT Hawaii Portfolio Borrowers are required to direct each tenant of the ILPT Hawaii Portfolio to deposit funds directly into the lockbox account, and to deposit any funds received by the ILPT Hawaii Portfolio Borrowers and property manager, notwithstanding such direction, into the lockbox account within two business days of receipt. If no Cash Management Sweep Period exists, amounts on deposit in the lockbox account are required to be disbursed to the ILPT Hawaii Portfolio Borrowers’ operating account on each business day. Upon the first occurrence of a Cash Management Sweep Period, the lender is required to establish, and the ILPT Hawaii Portfolio Borrowers are required to cooperate to establish, a lender-controlled cash management account. If a Cash Management Sweep Period exists, funds on deposit in the lockbox account are required to be transferred to a lender-controlled cash management account, and applied to make monthly deposits to the tax reserve and insurance reserve as described above under “Escrows and Reserves,” to pay debt service on the ILPT Hawaii Portfolio Whole Loan, to pay approved operating expenses in accordance with the annual budget (which is required to be reasonably approved by the lender during the continuance of a Cash Management Sweep Period) and extraordinary expenses approved by the lender, and to pay any remainder (i) during any Cash Management Sweep Period not caused by a Partial Debt Yield Event (as defined below) into a cash trap account or (ii) during a Cash Management Sweep Period caused by a Partial Debt Yield Event, 50% into the cash trap account, and 50% to the ILPT Hawaii Portfolio Borrowers. In each case, the amounts deposited in the cash trap account are required to be held as additional collateral for the ILPT Hawaii Portfolio Whole Loan during the continuance of the Cash Management Sweep Period; provided that, so long as no event of default is continuing under the ILPT Hawaii Portfolio Whole Loan, funds in the cash trap account are required to be applied to pay any shortfalls in debt service, to make deposits into the tax and insurance reserves to the extent amounts on deposit in the cash management account are insufficient, and, if requested by the ILPT Hawaii Portfolio Borrowers, to pay tenant improvements costs and allowances and leasing commissions for leases approved or deemed approved by the lender, capital expenditures set forth in the approved annual budget, management fees not to exceed 3.0% of operating income for the ILPT Hawaii Portfolio, and (subject to an annual cap of $100,000) REIT distributions to owners of the ILPT Hawaii Portfolio Borrowers.

A “Cash Management Sweep Period” will commence (a) upon the occurrence of an event of default under the loan documents, (b) upon the occurrence of a Debt Yield Event (as defined below) or (c) upon the occurrence of a Partial Debt Yield Event and will terminate upon (x) with respect to clause (a),

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Various	Loan #4	Cut-off Date Balance:	$40,000,000
Various	ILPT Hawaii Portfolio	Cut-off Date LTV:	45.2%
Honolulu, HI Various		U/W NCF DSCR:	2.40x
		U/W NOI Debt Yield:	10.6%

the cure of such event of default, (y) with respect to clause (b), the termination of such Debt Yield Event, or (z) with respect to clause (c), the termination of such Partial Debt Yield Event.

A “Debt Yield Event” will commence if the debt yield for the ILPT Hawaii Portfolio Whole Loan is less than 6.75% at the end of two consecutive calendar quarters and will end if (i) the debt yield for the ILPT Hawaii Portfolio Whole Loan is equal to or greater than 6.75% for two consecutive calendar quarters, or (ii) the ILPT Hawaii Portfolio Borrowers have delivered to the lender a letter of credit in accordance with the loan documents in a face amount such that, if applied to reduce the principal balance of the ILPT Hawaii Portfolio Whole Loan, would result in a debt yield of at least 6.75%.

A “Partial Debt Yield Event” will occur if the debt yield for the ILPT Hawaii Portfolio Whole Loan is less than 7.25% at the end of two consecutive calendar quarters (and a Debt Yield Event does not exist) and will end if (i) the debt yield for the ILPT Hawaii Portfolio Whole Loan is equal to or greater than 7.25% for two consecutive calendar quarters, or (ii) the ILPT Hawaii Portfolio Borrowers have delivered to the lender a letter of credit in accordance with the loan documents in a face amount such that, if applied to reduce the principal balance of the ILPT Hawaii Portfolio Whole Loan, would result in a debt yield of at least 7.25%.

Additional Secured Indebtedness (not including trade debts). In addition to the ILPT Hawaii Portfolio Mortgage Loan, the ILPT Hawaii Portfolio also secures the ILPT Hawaii Portfolio Non-Serviced Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $610,000,000. The ILPT Hawaii Portfolio Non-Serviced Pari Passu Companion Loans accrue interest at the same rate as the ILPT Hawaii Portfolio Mortgage Loan. The ILPT Hawaii Portfolio Mortgage Loan is pari passu in right of payment with the ILPT Hawaii Portfolio Non-Serviced Pari Passu Companion Loans. The holders of the ILPT Hawaii Portfolio Mortgage Loan and the ILPT Hawaii Portfolio Non-Serviced Pari Passu Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the ILPT Hawaii Portfolio Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Right of First Offer/Right of First Refusal. A tenant at each of the 1052 Ahua Street, 2828 Paa Street, 2831 Kaihikapu Street, 2826 Kaihikapu Street, 1045 Mapunapuna Street and 918 Ahua Street Mortgaged Properties has a right of first refusal and/or right of first offer to purchase the related Mortgaged Property in the event of a proposed transfer of such Mortgaged Property. None of such rights of first refusal or first offer are applicable to a transfer of (i) any of the related Mortgaged Properties in connection with a foreclosure or deed-in-lieu of foreclosure or (ii) the entire ILPT Hawaii Portfolio.

Ground Lease. None.

Letter of Credit. None.

Terrorism Insurance. The ILPT Hawaii Portfolio Whole Loan documents require that the “all risk” insurance policy required to be maintained by the ILPT Hawaii Portfolio Borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the ILPT Hawaii Portfolio and 24 months of business interruption insurance (in each case, subject to a cap with respect to non-owned improvements); provided that if the Terrorism Risk Insurance Program Reauthorization Act of 2015 or an extension thereof or a substantially similar program (“TRIPRA”) is in effect and continues to cover both foreign and domestic acts of terrorism, the lender is required to accept terrorism insurance with coverage against “covered acts” within the meaning of TRIPRA.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily – High Rise	Loan #5 Tower 28	Cut-off Date Balance:	$30,000,000
42-12 28th Street		Cut-off Date LTV:	33.4%
Long Island City, NY 11101		U/W NCF DSCR:	2.31x
		U/W NOI Debt Yield:	13.0%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily – High Rise	Loan #5 Tower 28	Cut-off Date Balance:	$30,000,000
42-12 28th Street		Cut-off Date LTV:	33.4%
Long Island City, NY 11101		U/W NCF DSCR:	2.31x
		U/W NOI Debt Yield:	13.0%

Tower 28
42-12 28th Street
Long Island City, NY 11101
Upper East Side
Roosevelt Island Garden Club
Rainey Park
34th Ave.
Astoria
Mac Doughnut
Ravenswood Playground
35th Ave.
Museum of the Moving Image
Kaufman Astoria Studios
STEINWAY ST
Roosevelt Island
Vernon Blvd.
Crescent St.
Ravenswood Community Center
36th Ave.
36TH AVE - WASHINGTON AVE
La Guardia Airport 4 miles
York Ave.
FDR Drive
Hospital for Special Surgery
ROOSEVELT ISLAND BRIDGE
Dutch Kills
Cornell School of Medicine
37th Ave.
QUEENS
37th Ave.
Northern Blvd.
Sloan-Kettering Cancer Ctr.
Roosevelt Island Library
38th Ave.
Ravenswood Generating Station
Fisher Landau Center for Art
36TH ST
39th St.
New York Weill Cornell Medical Ctr.
21st St.
39th Ave.
39TH AVE-BEEBE AVE
Rockefeller Univ. Hospital
Queensbridge
40th Ave.
Honeywell St.
ROOSEVELT ISLAND
L. I. CITY/ QUEENSBRIDGE
25A
Firefighters Field
Queens Bridge Park
JetBlue Corporate Headquarters
N R W
Queensboro Bridge
41st Rd.
QUEENSBORO PLAZA
25
43rd Ave.
The Foundry
Silvercup Studios
Gotham Center
43rd Ave.
Cornell Tech
The Secret Theatre
U.S. Citizenship & Immigration Services
Queens Blvd.
33RD ST/ RAWSON ST
MANHATTAN
Elevator Historical Society Mus.
CUNY School of Law
LONG ISLAND RAILROAD
La Guardia Performing Arts Center
The International High School at La Guardia Comm. College
44th Ave.
23RD ST/ ELY AVE
1 Court Square
45TH RD/ COURTHOUSE SQ
COURT SQ/ LONG ISLAND CITY
47th Ave.
Long Island City Courthouse
Van Dam St.
Murray Playground
FDR Drive
Franklin D. Roosevelt Four Freedoms Park
4545 Center Blvd.
4540 Center Blvd.
Long Island City
48th Ave.
Hunters Point Ave
JFK Intl. Airport 13 miles
East River
Gantry Plaza State Park
4705 Center Blvd.
21ST ST
49th Ave.
HUNTERS POINT
HUNTERS POINT AVE
Long Island Expwy
495
United Nations Visitors Ctr.
48th Ave.
4720 Center Blvd.
United Nations Headquarters
VERNON/ JACKSON AVE
Borden Ave.
Silvercup Studios East
QUEENS-MIDTOWN TUNNEL
GUM Studios
Alewife-The Brewpub
Hunters Point
Transmitter Brewing
Greenpoint
Hunters Point South Park
LONG ISLAND CITY
2nd St.
LONG ISLAND RAILROAD
East River Ferry
E. 34th St./ Midtown
Hunters Point South/ L.I. City
Newtown Creek
Brooklyn Ice Cream Factory
The Creamery Studio
The Greenpoint Gallery
Hunters Point
Le Fanfare
BROOKLYN
East River Ferry
NYU Medical Center
NYU School of Medicine
Bellevue Hospital
Eagle St.
Freeman St.
Green St.
Huron St.
West St.
PATERSON
YONKERS
Mount Vernon
New Rochelle
Clifton
Passaic
BRONX
NJ
MANHATTAN
Secaucus
Hoboken
NEWARK
JERSEY CITY
NEW YORK CITY
QUEENS
Elizabeth
Bayonne
BROOKLYN
STATEN ISLAND
LONG ISLAND

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 5 – Tower 28

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (KBRA/Fitch/S&P):	A/BBB-sf/NR			Location:	Long Island City, NY 11101
Original Balance(1):	$30,000,000			General Property Type:	Multifamily
Cut-off Date Balance(1):	$30,000,000			Detailed Property Type:	High Rise
% of Initial Pool Balance:	4.4%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2018/N/A
Sponsor:	Heatherwood Luxury Rentals			Size:	450 Units
Guarantor:	Douglas S. Partrick			Cut-off Date Balance per Unit(1):	$248,889
Mortgage Rate(2):	3.7842%			Maturity Date Balance per Unit(1):	$214,616
Note Date:	3/11/2019			Property Manager:	Dovedale Sales Corp.; DSP
First Payment Date:	5/1/2019				Managing Corp.
Maturity Date:	4/1/2029				(borrower-related)
Original Term to Maturity:	120 months			Underwriting and Financial Information
Original Amortization Term:	360 months			UW NOI:	$14,566,007
IO Period:	36 months			UW NOI Debt Yield(1):	13.0%
Seasoning:	2 months			UW NOI Debt Yield at Maturity(1):	15.1%
Prepayment Provisions(3):	LO (26); YM1 (87); O (7)			UW NCF DSCR(1):	3.36x (IO) 2.31x (P&I)
Lockbox/Cash Mgmt Status:	Hard/In Place			Most Recent NOI:	$12,125,689 (12/31/2018 T-3 Ann.)
Additional Debt Type(1)(4):	Pari Passu/Subordinate/Mezzanine			2nd Most Recent NOI:	$9,436,635 (12/31/2018 T-6 Ann.)
Additional Debt Balance(1)(4):	$82,000,000/$53,000,000/$50,000,000			3rd Most Recent NOI(6):	$4,244,404 (12/31/2018)
Future Debt Permitted (Type):	No (N/A)			Most Recent Occupancy:	93.6% (2/25/2019)
Reserves(5)				2nd Most Recent Occupancy:	N/A
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	N/A
RE Tax:	$0	Springing	N/A	Appraised Value (as of)(7):	$335,000,000 (1/10/2019)
Insurance:	$0	Springing	N/A	Appraised Value per Unit:	$744,444
Deferred Maintenance:	$60,000	$0	N/A	Cut-off Date LTV Ratio(1):	33.4%
Residential Recurring Replacements:	$0	Springing	N/A	Maturity Date LTV Ratio(1):	28.8%
Non-Residential Recurring Replacements:	$0	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan Amount(1):	$112,000,000	52.1%	Loan Payoff:	$154,636,300	71.9%
Subordinate Companion Loan:	$53,000,000	24.7%	Return of Equity:	$55,137,899	25.6%
Mezzanine Loan:	$50,000,000	23.3%	Closing Costs:	$5,165,802	2.4%
			Reserves:	$60,000	0.0%
Total Sources:	$215,000,000	100.0%	Total Uses:	$215,000,000	100.0%

(1)	The Tower 28 Mortgage Loan (as defined below) is part of the Tower 28 Whole Loan (as defined below), which is comprised of three pari passu senior promissory notes with an aggregate original principal balance of $112,000,000 (the “Senior Notes”, and collectively the “Tower 28 Senior Loan”) and one promissory note that is subordinate to the Senior Notes with an original principal balance of $53,000,000 (the “Tower 28 Subordinate Companion Loan”, and together with the Tower 28 Senior Loan, the “Tower 28 Whole Loan”). The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate Cut-off Date principal balance of the Tower 28 Senior Loan, without regard to the Tower 28 Subordinate Companion Loan or the Tower 28 Mezzanine Loan (as defined below). The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers based on the entire Tower 28 Whole Loan are $366,667, $319,270, 8.8%, 10.1%, 1.49x, 49.3% and 42.9%, respectively. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers based on the combined balance of the Tower 28 Whole Loan and the Tower 28 Mezzanine Loan are $477,778, $420,792, 6.8%, 7.7%, 1.07x, 64.2% and 56.5%, respectively.

(2)	Reflects the Tower 28 Mortgage Loan only. The Tower 28 Subordinate Companion Loan bears interest at the rate of 5.0900% per annum.
(3)	Prepayment of the Tower 28 Whole Loan is permitted at any time after the earlier of (i) March 11, 2022 , or (ii) two years from the closing date of the securitization that includes the last pari passu promissory note of the Tower 28 Whole Loan to be securitized. The assumed prepayment lockout period of 26 payments is based on the closing date of this transaction in June 2019.

(4)	See “The Mortgage Loan”, “Additional Secured Indebtedness (not including trade debts)” and “Mezzanine Loan and Preferred Equity” below, for a discussion of additional debt.

(5)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(6)	Financial information prior to December 31, 2018 is not available because the Tower 28 Property (as defined below) was constructed in 2018.

(7)	The appraised value includes $55,000,000 attributable to the net present value of a 421-a tax abatement applicable to the Tower 28 Property (as defined below).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily – High Rise	Loan #5 Tower 28	Cut-off Date Balance:	$30,000,000
42-12 28th Street		Cut-off Date LTV:	33.4%
Long Island City, NY 11101		U/W NCF DSCR:	2.31x
		U/W NOI Debt Yield:	13.0%

The Mortgage Loan. The fifth largest mortgage loan (the “Tower 28 Mortgage Loan”) is part of the Tower 28 Whole Loan in the original principal balance of $165,000,000. The Tower 28 Whole Loan is secured by a first priority fee mortgage encumbering a multifamily property located in Long Island City, New York (the “Tower 28 Property”). The Tower 28 Whole Loan was originated by Morgan Stanley Bank, N.A. as to the Tower 28 Senior Loan and by Morgan Stanley Mortgage Capital Holdings LLC, as to the Tower 28 Subordinate Companion Loan. The Tower 28 Whole Loan is comprised of three pari passu senior promissory notes in the aggregate original principal balance of $112,000,000 and one subordinate promissory note in the original principal balance of $53,000,000. The non-controlling senior Promissory Note A-2, with an original principal balance of $30,000,000, represents the Tower 28 Mortgage Loan and will be contributed to the MSC 2019-H6 securitization transaction. The controlling senior Promissory Note A-1, with an original principal balance of $56,000,000, was contributed to the BANK 2019-BNK17 securitization transaction and the non-controlling Promissory Note A-3, with an original principal balance of $26,000,000, is expected to be contributed to one or more future securitization transactions (collectively, the “Tower 28 Non-Serviced Pari Passu Senior Companion Loans”). The Tower 28 Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2019-BNK17 securitization transaction. See “Description of the Mortgage Pool—The Whole Loans— The Non-Serviced Pari Passu-A/B Whole Loans—The Tower 28 Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Tower 28 Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Note Holder	Lead Servicing Interest
A-1	$56,000,000	$56,000,000	BANK 2019-BNK17	Yes(1)
A-2	$30,000,000	$30,000,000	MSC 2019-H6	No
A-3	$26,000,000	$26,000,000	Morgan Stanley Bank, N.A.	No
B	$53,000,000	$53,000,000	Third party holder	No(1)
Total	$165,000,000	$165,000,000

(1)	The holder of the Tower 28 Subordinate Companion Loan will have the right to appoint the special servicer of the Tower 28 Whole Loan and to direct certain decisions with respect to the Tower 28 Whole Loan, unless a control appraisal event exists under the related co-lender agreement.

The Borrower and the Borrower Sponsor. The borrower is 4212 28ST DE LLC (the “Tower 28 Borrower”), a single-purpose Delaware limited liability company with two independent directors. The borrower sponsor is Heatherwood Luxury Rentals (“Heatherwood”) and the non-recourse carve-out guarantor is Douglas S. Partrick. The Tower 28 Borrower is indirectly owned by Douglas S. Partrick (50.0%), The Partrick Family 2012 Irrevocable Trust (24.5%), Donald G. Partrick Sr. 2012 Irrevocable Trust (24.5%) and Donald G. Partrick (1.0%). Heatherwood is a privately owned, family run company with over 60 years of experience in building residential rental communities, commercial properties and urban spaces. Heatherwood’s portfolio spans rental properties from Brooklyn and Queens to the east end of Long Island.

The Property. The Tower 28 Property is comprised of a 58-story, Class A, multifamily tower totaling 450 units located in Long Island City, New York. Construction of the Tower 28 Property was completed in 2018 and, as of February 25, 2019, the Tower 28 Property was 93.6% leased. Standing at 647 feet in height, the Tower 28 Property is the tallest residential building in Queens and Brooklyn, giving the building views of the East River, the Manhattan skyline and the surrounding cityscape. Amenities at the Tower 28 Property include a 24-hour lobby attendant and concierge service, package room, bike storage, resident storage, common laundry room, on-site parking, and on-site leasing. In addition, there is a club level on the third floor that includes a resident lounge and game room, demonstration kitchen, children’s playroom, business center and conference room, landscaped roof deck with grilling stations, an indoor pool and lounge chairs. The 4th floor includes a fitness center and the 5th floor includes two movement studios, steam room, and sauna. In addition, the building contains a terrace and resident lounge on the 45th floor and an observation deck and observation room on the 57th floor. In-unit amenities include washers/dryers, floor to ceiling windows in every unit and access to a private balcony or terrace in 67 units. In addition to the residential component, the Tower 28 Property contains a commercial component that consists of two grade level retail suites totaling 5,031 SF and a parking garage on the second floor that contains 50 parking spaces.

The following table presents certain information relating to the unit mix at the Tower 28 Property:

Unit Mix
Unit Mix / Type	Units	Occupied Units	% Occupied	Average SF per Unit	Total SF	Monthly Average Rent per Unit
Studio	131	127	96.9%	455	59,611	$2,616
One-Bedroom	136	122	89.7%	688	93,626	$3,305
1.5-Bedroom	50	49	98.0%	744	37,195	$3,682
Two-Bedroom	104	100	96.2%	975	101,410	$4,697
Three-Bedroom	28	23	82.1%	1,329	37,222	$6,417
Four-Bedroom	1	0	0.0%	1,644	1,644	$7,329
Total/Wtd. Avg.	450	421	93.6%	735	330,708	$3,671

Source: Borrower rent roll dated February 25, 2019.

Tax Abatement and Rent Stabilization. The Tower 28 Property has a 15-year tax abatement, which commenced July 1, 2018, under New York City’s 421-a tax abatement program. The 15-year 421-a tax abatement program allows the Tower 28 Property’s increase in assessed value to be 100% exempt for 11 years (through the 2028-2029 tax year). Thereafter, an increase in the assessment is phased in with 20% increments every year beginning in the 12th year of the abatement (the 2029-2030 tax year), with full taxes commencing in the 2033-2034 tax year. The 421-a exemption is capped at an amount equal to $87,355 per dwelling unit, which cap increases by 3.00% annually each January 5. The abated taxes for the 2018-2019 tax year are $436,539, compared to unabated taxes of $5,402,619.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily – High Rise	Loan #5 Tower 28	Cut-off Date Balance:	$30,000,000
42-12 28th Street		Cut-off Date LTV:	33.4%
Long Island City, NY 11101		U/W NCF DSCR:	2.31x
		U/W NOI Debt Yield:	13.0%

Pursuant to the 421-a program, all units at the Tower 28 Property are required to be rent stabilized for the duration of the 421-a benefits. Accordingly, rent increases will be subject to limitations set by the New York City Rent Guidelines Board.

The Market. The Tower 28 Property is located in Long Island City, New York, within the borough of Queens in New York City. The Tower 28 Property is located within a neighborhood that was previously zoned as a light industrial district and was rezoned by the City of New York in 2001. This rezoning represented an effort by the City to revitalize an aging mixed use/industrial district and allows alternative uses, including residential and commercial uses. The immediate area surrounding the Tower 28 Property contains a mix of commercial, residential and light industrial uses. There are numerous residential buildings that were or are being built as a result of the rezoning. In addition to new residential uses, there are several large commercial buildings in the immediate vicinity, including the JetBlue Airways headquarters, One Court Square, and Silvercup Studios. The Tower 28 Property features frontage along 27th and 28th Streets and is positioned one block from Queensboro Plaza Station, which provides direct access to Manhattan and the surrounding boroughs via six different subway lines (7, N, W, E, M and R).

According to a third party report, the Tower 28 Property is in the Long Island City multifamily submarket of the New York City multifamily market. As of the third quarter of 2018, the Long Island City multifamily submarket consisted of 17,116 units, and had an average vacancy of 6.7% and average asking rents of $3,601 per unit. As of the third quarter of 2018, the New York City multifamily market consisted of 1,348,165 units, and had an average vacancy of 2.2% and average asking rents of $2,750 per unit. The appraisal concluded to a market rental rate of $62.00 per SF for the residential units at the Tower 28 Property and $70.00 per SF for the retail units at the Tower 28 Property.

The following table presents certain information relating to comparable rental properties to the Tower 28 Property:

Comparable Rental Properties
	Tower 28 Property	2222 Jackson Avenue	1 QPS	The Forge	The Hayden	Halo LIC	Linc LIC
Year Built	2018	2016	2017	2017	2017	2016	2013
Number of units	450	343	390	272	974	284	591
Occupancy	93.6%(1)	99.7%	99.2%	98.5%	97.8%	99.6%	99.0%
Unit size (SF)(2):
- Studio	455	468	465	455	490	438	546
- 1-BR	688	596	707	717	692	693	685
- 1.5-BR	744	N/A	N/A	N/A	N/A	N/A	N/A
- 2-BR	975	823	1,013	941	939	986	1,014
- 3-BR	1,329	1,159	N/A	N/A	N/A	1,246	1,348
- 4-BR	1,644	N/A	N/A	N/A	N/A	N/A	N/A
Monthly Rent per Unit(2):
- Studio	$2,616	$2,613	$2,505	$2,812	$2,807	$2,264	$2,658
- 1-BR	$3,305	$3,473	$3,149	$3,633	$3,616	$3,207	$3,417
- 1.5-BR	$3,682	N/A	N/A	N/A	N/A	N/A	N/A
- 2-BR	$4,697	$4,423	$5,329	$5,070	$4,845	$5,118	$4,538
- 3-BR	$6,417	$5,773	N/A	N/A	N/A	$5,749	$6,100
- 4-BR	$7,329	N/A	N/A	N/A	N/A	N/A	N/A
Monthly Rent per SF(2):
- Studio	$5.75	$5.58	$5.39	$6.18	$5.73	$5.17	$4.87
- 1-BR	$4.80	$5.83	$4.45	$5.07	$5.23	$4.63	$4.99
- 1.5-BR	$4.95	N/A	N/A	N/A	N/A	N/A	N/A
- 2-BR	$4.82	$5.37	$5.26	$5.39	$5.16	$5.19	$4.48
- 3-BR	$4.83	$4.98	N/A	N/A	N/A	$4.61	$4.53
- 4-BR	$4.46	N/A	N/A	N/A	N/A	N/A	N/A

Source: Appraisal

(1)	As of the borrower rent roll dated February 25, 2019.

(2)	Represents the average for each unit size at the Tower 28 Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily – High Rise	Loan #5 Tower 28	Cut-off Date Balance:	$30,000,000
42-12 28th Street		Cut-off Date LTV:	33.4%
Long Island City, NY 11101		U/W NCF DSCR:	2.31x
		U/W NOI Debt Yield:	13.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Tower 28 Property:

Cash Flow Analysis(1)
	12/31/2018 TTM	12/31/2018 T-6 Ann.	12/31/2018 T-3 Ann.	UW	UW per unit
Gross Potential Rent	$10,838,851	$16,079,807	$17,858,742	$20,139,863	$44,755.25
Other Income(2)	$333,177	$466,095	$524,021	$406,810	$904.02
Concessions	($1,476,905)	($1,556,640)	($898,624)	$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	($1,006,993)	($2,237.76)
Effective Gross Income	$9,695,123	$14,989,262	$17,484,140	$19,539,680	$43,421.51

Real Estate Taxes(3)	$265,695	$437,537	$437,537	$436,539	$970.09
Insurance	$168,000	$168,000	$168,000	$172,000	$382.22
Other Expenses	$5,017,025	$4,947,090	$4,752,914	$4,365,134	$9,700.30
Total Expenses	$5,450,720	$5,552,627	$5,358,451	$4,973,673	$11,052.61

Net Operating Income(4)	$4,244,404	$9,436,635	$12,125,689	$14,566,007	$32,368.91
Capital Expenditures	$0	$0	$0	$113,255	$251.68
TI/LC	$0	$0	$0	$14,529	$32.29
Net Cash Flow	$4,244,404	$9,436,635	$12,125,689	$14,438,224	$32,084.94

Occupancy %	N/A	N/A	93.6%(5)	95.0%(5)
NOI DSCR (IO)(6)	0.99x	2.20x	2.82x	3.39x
NOI DSCR (P&I)(6)	0.68x	1.51x	1.94x	2.33x
NCF DSCR (IO)(6)	0.99x	2.20x	2.82x	3.36x
NCF DSCR (P&I)(6)	0.68x	1.51x	1.94x	2.31x
NOI Debt Yield(6)	3.8%	8.4%	10.8%	13.0%
NCF Debt Yield(6)	3.8%	8.4%	10.8%	12.9%

(1)	Financial information prior to December 31, 2018 is not available because the Tower 28 Property was constructed in 2018.

(2)	Other Income is comprised mainly of amenity and parking revenue.

(3)	UW Real Estate Taxes represent 2018/2019 abated taxes. See “The Property—Tax Abatement and Rent Stabilization” above.

(4)	The increase in Net Operating Income from 12/31/2018 TTM to UW is due to lease up at the Tower 28 Property. The Tower 28 Property was constructed in 2018.

(5)	12/31/2018 T-3 Ann. Occupancy is as of the borrower rent roll dated February 25, 2019. UW Occupancy represents economic occupancy.

(6)	The debt service coverage ratios and debt yields are based on the Tower 28 Senior Loan, and excludes the Tower 28 Subordinate Companion Loan.

Escrows and Reserves.

Real Estate Taxes – The Tower 28 Whole Loan documents provide for monthly deposits to an ongoing monthly real estate tax reserve in an amount equal to 1/12 of the annual estimated real estate taxes (however, such monthly deposits are waived if (a) no event of default has occurred and is continuing, (b) the combined debt service coverage ratio (based on the aggregate annual actual interest only or amortizing, as then applicable, debt service due under both the Tower 28 Whole Loan and Tower 28 Mezzanine Loan) is equal to or greater than 1.20x (clauses (a) and (b), together, the “Reserve Waiver Conditions”)) and (c) the Tower 28 Borrower provides the lender with evidence that all taxes then due and payable in connection therewith have been paid in full at least five business days prior to their delinquency).

Insurance – The Tower 28 Whole Loan documents provide for monthly deposits to an insurance reserve in a monthly amount equal to 1/12 of the annual estimated insurance premiums (however, such monthly deposits are waived if (a) no event of default has occurred and is continuing, (b) the Tower 28 Borrower maintains a blanket policy which complies with the requirements under the Tower 28 Whole Loan documents and includes the liability and casualty policies required therein and (c) the Tower 28 Borrower provides the lender with evidence of renewal of such policies prior to the expiration dates of the policies and provides paid receipts for the payment of the insurance premiums by no later than ten days prior to the expiration dates of the policies).

Required Repairs – The Tower 28 Whole Loan documents provide for an upfront required repairs reserve of $60,000.

Residential Capital Expenditure Funds – The Tower 28 Whole Loan documents provide for monthly deposits to a residential capital expenditure reserve of $9,375 (however, such monthly deposits are waived if the Reserve Waiver Conditions are satisfied).

Non-Residential Capital Expenditure Funds – The Tower 28 Whole Loan documents provide for monthly deposits to a non-residential capital expenditure reserve of $1,274 (however, such monthly deposits are waived if the Reserve Waiver Conditions are satisfied).

Lockbox and Cash Management. The Tower 28 Whole Loan is structured with a hard lockbox with respect to any tenants under a Major Lease (as defined below) and a soft lockbox with respect to any other tenants. The Tower 28 Whole Loan has in place cash management. The Tower 28 Borrower and property manager are required to deposit all rents received by them into the lockbox account within one business day of receipt. All funds in the lockbox account are required to be swept on each business day to a cash management account controlled by the lender, and applied, provided that no event of default is continuing under the Tower 28 Whole Loan, on each monthly payment date to fund the required tax and insurance reserves deposits

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily – High Rise	Loan #5 Tower 28	Cut-off Date Balance:	$30,000,000
42-12 28th Street		Cut-off Date LTV:	33.4%
Long Island City, NY 11101		U/W NCF DSCR:	2.31x
		U/W NOI Debt Yield:	13.0%

as described above under “Escrows and Reserves”, to pay debt service on the Tower 28 Whole Loan, to fund the required residential capital expenditure and non-residential capital expenditure reserves deposits as described above under “Escrows and Reserves”, to pay monthly operating expenses referenced in the lender-approved annual budget and extraordinary expenses approved by the lender, to pay debt service on the Tower 28 Mezzanine Loan and to disburse the remainder, first if no Cash Sweep Event Period (as defined below) has occurred and is continuing and an event of default is continuing under the Tower 28 Mezzanine Loan, to be deposited into a mezzanine excess payment account controlled by the Tower 28 Mezzanine Lender (as defined below) to pay any other amount then due and payable under the Tower 28 Mezzanine Loan until such event of default no longer exists, and second to disburse the remainder (i) if a Cash Sweep Event Period is then in effect, to be deposited into the excess cash flow sweep account to be held as additional collateral for the Tower 28 Whole Loan during the continuance of such Cash Sweep Event Period (upon the termination of any Cash Sweep Event Period, all amounts then on deposit in the excess cash flow sweep account are required to be disbursed to the Tower 28 Borrower); and (ii) if no Cash Sweep Event Period is then continuing, to be disbursed to the Tower 28 Borrower.

A “Cash Sweep Event Period” means the period: (i) commencing upon the occurrence of an event of default under the Tower 28 Whole Loan and ending upon the cure of such event of default in accordance with the Tower 28 Whole Loan documents; or (ii) commencing upon the combined debt service coverage ratio (based on the aggregate annual actual interest only or amortizing, as then applicable, debt service due under both the Tower 28 Whole Loan and Tower 28 Mezzanine Loan and tested as of the end of each calendar quarter), being less than 1.05x for six consecutive calendar months and ending upon the combined debt service coverage ratio (calculated on the same basis) being at least 1.05x for six consecutive calendar months.

A “Major Lease” means (i) any lease which, individually or when aggregated with all other leases at the Tower 28 Property with the same tenant or its affiliate, accounts for 10% or more of apartments and/or units at the Tower 28 Property, assuming the exercise of all fixed expansion rights and other preferential rights to lease additional space at the Tower 28 Property (as distinguished from rights of first offer), (ii) any lease which contains any option, offer, right of first refusal or other similar entitlement to acquire all or any portion of the Tower 28 Property (which such rights will be deemed to be exclusive of any rights under any lease to extend the term thereof or to lease additional space at the Tower 28 Property), (iii) any lease entered, or to be entered, into during the continuance of an event of default under the Tower 28 Whole Loan, (iv) any lease with an affiliate of the Tower 28 Borrower, (v) any lease for commercial and/or retail use, (vi) that certain parking lease, dated as of December 19, 2018, by and between 4212 28ST LLC (as predecessor in interest to the Tower 28 Borrower) and LIC 27 ST LLC, as tenant or (vii) any instrument guaranteeing or providing credit support for any lease meeting the requirements of clauses (i) through (vi) above.

Additional Secured Indebtedness (not including trade debts). In addition to the Tower 28 Mortgage Loan, the Tower 28 Property also secures the Tower 28 Non-Serviced Pari Passu Senior Companion Loans, which have an aggregate Cut-off Date principal balance of $82,000,000, and the Tower 28 Subordinate Companion Loan which has a Cut-off Date principal balance of $53,000,000. The Tower 28 Non-Serviced Pari Passu Senior Companion Loans accrue interest at the same rate as the Tower 28 Mortgage Loan. The Tower 28 Subordinate Companion Loan accrues interest at the rate of 5.0900% per annum. The Tower 28 Senior Loan is generally senior in right of payment to the Tower 28 Subordinate Companion Loan. The holders of the Tower 28 Mortgage Loan, the Tower 28 Non-Serviced Pari Passu Senior Companion Loans and the Tower 28 Subordinate Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Tower 28 Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu-A/B Whole Loans—The Tower 28 Whole Loan” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Morgan Stanley Mortgage Capital Holdings LLC (in such capacity, the “Tower 28 Mezzanine Lender”) made a $50,000,000 mezzanine loan (the “Tower 28 Mezzanine Loan” and, together with the Tower 28 Whole Loan, the “Tower 28 Total Debt”) to 4212 28ST Mezz DE, LLC on the loan origination date, secured by 100% of the equity interest in the Tower 28 Borrower. The Tower 28 Mezzanine Loan accrues interest at a rate of 6.5100% per annum, provides for interest-only payments for the first three years of the mezzanine loan term (until and excluding the monthly payment date occurring in May 2022) with 30-year amortization thereafter, and is coterminous with the Tower 28 Whole Loan. The lender and the Tower 28 Mezzanine Lender have entered into an intercreditor agreement. The Tower 28 Mezzanine Loan has been sold to a third party.

The Tower 28 Total Debt is summarized in the following table.

Tower 28 Total Debt Summary
Note	Original Balance	Interest Rate	Cumulative UW NCF DSCR	Cumulative UW NOI Debt Yield	Cumulative Cut-off Date LTV
Senior Loan	$112,000,000	3.7842%	2.31x	13.0%	33.4%
Subordinate Companion Loan	$53,000,000	5.0900%	1.49x	8.8%	49.3%
Mezzanine Loan	$50,000,000	6.5100%	1.07x	6.8%	64.2%
Total Debt	$215,000,000	4.7400%	1.07x	6.8%	64.2%

Release of Property. Not permitted.

Right of First Offer/Right of First Refusal. None.

Ground Lease. None.

Letter of Credit. None.

Terrorism Insurance. The Tower 28 Borrower is required to obtain “all risk” property insurance covering perils of terrorism and acts of terrorism in an amount equal to 100% of the then replacement cost, together with twenty-four months of business income/loss insurance, to the extent such policies are commercially available. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), and covers both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance which insures against “covered acts” as defined by TRIPRA (or such other program). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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Hospitality – Full Service	Loan #6	Cut-off Date Balance:	$30,000,000
1150 9th Street	Doubletree Modesto	Cut-off Date LTV:	51.7%
Modesto, CA 95354		U/W NCF DSCR:	3.43x
		U/W NOI Debt Yield:	17.6%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Hospitality – Full Service	Loan #6	Cut-off Date Balance:	$30,000,000
1150 9th Street	Doubletree Modesto	Cut-off Date LTV:	51.7%
Modesto, CA 95354		U/W NCF DSCR:	3.43x
		U/W NOI Debt Yield:	17.6%

Sacramento 71 miles
Vintage Faire Mall
Standiford Ave
Standiford Square
Standiford Ave
North Towne Center II
Tully Manor Shopping Ctr.
108
Sylvan Ave
Sylvan Square Shopping Ctr.
Beyer Community Park
Sylvan Ave
99
Rumble Rd
Carver Rd
NorthGate Village
Rumble Rd
Coffee Rd
Oakdale Rd
Golden State Hwy
Prescott Rd
Floyd Ave
Floyd Ave
MODESTO
Briggsmore Plaza
Central Valley Plaza
Briggsmore Square
Sunrise Ave
Memorial Hospital
Oakmoor Plaza
Briggsmore Ave
Aurora
Doctors Medical Center
McHenry Village
Briggsmore Ave
Modesto Jr. College West Campus
Carver Rd
Orangeburg Ave
Orangeburg Ave
Century Center
Blue Gum Ave
Roseburg Ave
Carpenter Rd
Berkeley Farms
Tully Rd
McHenry Ave
Sunrise Ave
Coffee Rd
Brighton Ave
El Vista Ave
Old Oakdale Road Shopping Ctr.
Woodland Ave
9th St
Modesto Junior College
Baker Distributing Company
Stoddard Ave
108
Scenic Dr
East La Loma Park
Crystal Creamery
Doubletree Modesto
1150 9th Street
Modesto, CA 95354
Needham St
McHenry Museum
Lincoln School Shopping Ctr.
99
10th St. Plaza
La Loma Ave
Modesto Art Museum
Crossroads Shopping Center
DOWNTOWN MODESTO
132
Maze Blvd
Maze Blvd
132
Gallo Ctr. for the Arts
Yosemite Blvd
132
Yosemite Blvd
I St
H St
9th St
Washington St
Liberty Creek Wines
STANISLAUS COUNTY
7th St
Stanislaus Food Products
California Meat Dist.
California Ave
G St
Hillier Air Museum
Earnest & J. Gallo Winery
Modesto Marketplace
Tuolumne Blvd
Mitchell Rd
Modesto City-County Airport
Carpenter Rd
Modesto Mun. Golf Course
River Rd
Pepsi Bottling Co.
Tuolumne River Reg. Park
Paradise Rd
Tuolumne River
River Rd
John Thurman Field
Bystrom
West Modesto
Rouse
Stagno's Meat
Herndon Rd
Central Ave
99
Modesto Dryden Golf Course
Shackelford
Tuolumne River
Hatch Rd
Hatch Rd
Ceres Plaza
Bret Harte
Golden State Hwy
Ceres
Dot Foods Incorporated
Rocha Transportation
Crows Landing Rd
Morgan Rd
Stanislaus County Government
99
Fresno 90 miles
Service Rd
Crescent City
Klamath Falls
OREGON
Eureka
Winnemucca
Redding
Pyramid Lake
NEVADA
Chico
Truckee
Reno
Fernley
Sparks
Carson City
Ukiah
CALIFORNIA
Lake Tahoe
SACRAMENTO
Santa Rosa
Napa
Davis
Stockton
SAN FRANCISCO
Oakland
Tracy
SIERRA NEVADA MTS.
SAN JOSE
Modesto
Merced
Pacific Ocean
Santa Cruz
Monterey
Salinas
Fresno
Visalia
COAST RANGES

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 6 – Doubletree Modesto

Mortgage Loan Information	Property Information
Mortgage Loan Seller:	CCRE	Single Asset/Portfolio:	Single Asset
Credit Assessment (KBRA/Fitch/S&P):	NR/NR/NR	Location:	Modesto, CA 95354
Original Balance:	$30,000,000	General Property Type:	Hospitality
Cut-off Date Balance:	$30,000,000	Detailed Property Type:	Full Service
% of Initial Pool Balance:	4.4%	Title Vesting:	Fee
Loan Purpose:	Refinance	Year Built/Renovated:	1989/2013
Borrower Sponsor:	Westmont Investments, LLC	Size(3):	260 Rooms
Guarantor:	WHI Investments, LLC	Cut-off Date Balance per Room:	$115,385
Mortgage Rate:	4.3900%	Maturity Date Balance per Room:	$115,385
Note Date:	5/6/2019	Property Manager:	Westward Hospitality Management
First Payment Date:	7/1/2019	LLC (borrower-related)
Maturity Date:	6/1/2029	Underwriting and Financial Information
Original Term to Maturity:	120 months	UW NOI(3):	$5,272,639
Original Amortization Term:	0 months	UW NOI Debt Yield:	17.6%
IO Period:	120 months	UW NOI Debt Yield at Maturity:	17.6%
Seasoning:	0 months	UW NCF DSCR:	3.43x
Prepayment Provisions:	LO (24); DEF (92); O (4)	Most Recent NOI(3):	$5,553,869 (2/28/2019 TTM)
Lockbox/Cash Mgmt Status:	Hard/Springing	2nd Most Recent NOI(3):	$5,497,989 (12/31/2018)
Additional Debt Type:	N/A	3rd Most Recent NOI(3):	$5,007,905 (12/31/2017)
Additional Debt Balance:	N/A	Most Recent Occupancy(4):	78.0% (2/28/2019)
Future Debt Permitted (Type)(1):	Yes (Mezzanine)	2nd Most Recent Occupancy(4):	77.5% (12/31/2018)
Reserves(2)	3rd Most Recent Occupancy(4):	78.1% (12/31/2017)
Type	Initial	Monthly	Cap	Appraised Value (as of):	$58,000,000 (4/1/2019)
RE Tax:	$152,000	$38,000	N/A	Appraised Value per Room:	$223,077
Insurance:	$116,345	$9,695	N/A	Cut-off Date LTV Ratio:	51.7%
FF&E:	$0	1/12 of 4.0% of gross income from prior year	N/A	Maturity Date LTV Ratio:	51.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$30,000,000	100.0%	Loan Payoff:	$24,941,110	83.1%
			Return of Equity:	$4,374,654	14.6%
			Closing Costs:	$415,891	1.4%
			Reserves:	$268,345	0.9%
Total Sources:	$30,000,000	100.0%	Total Uses:	$30,000,000	100.0%

(1)	See “Mezzanine Loan and Preferred Equity” below for further discussion of future permitted debt.

(2)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(3)	In addition to the 260 rooms, the Doubletree Modesto Property (as defined below) contains 58,697 SF of office space and 2,757 SF of retail space, which are considered in the calculation of UW NOI, Most Recent NOI, 2nd Most Recent NOI and 3rd Most Recent NOI.

(4)	Most Recent Occupancy, 2nd Most Recent Occupancy and 3rd Most Recent Occupancy exclude occupancy of the office and retail components of the Doubletree Modesto Property.

The Mortgage Loan. The sixth largest mortgage loan (the “Doubletree Modesto Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $30,000,000, and secured by a first priority fee mortgage encumbering the full service, 260-room Doubletree Modesto hotel located in Modesto, California (the “Doubletree Modesto Property”). The proceeds of the Doubletree Modesto Mortgage Loan were used to refinance existing debt, fund reserves, pay closing costs and return equity to the borrower. The borrower sponsor has a cost basis of $51.6 million in the Doubletree Modesto Property.

The Borrower and the Borrower Sponsors. The borrower for the Doubletree Modesto Mortgage Loan is Modesto Hospitality, LLC (the “Doubletree Modesto Borrower”), a single purpose Delaware limited liability company structured to be bankruptcy remote with one independent director. WHI Investments, LLC is the guarantor (the “Doubletree Modesto Guarantor”) of certain nonrecourse carve-outs under the Doubletree Modesto Mortgage Loan. The Doubletree Modesto Borrower and Doubletree Modesto Guarantor are affiliates of the Doubletree Modesto Borrower Sponsor (as defined below).

The borrower sponsor for the Doubletree Modesto Mortgage Loan is Westmont Investments, LLC (the “Doubletree Modesto Borrower Sponsor”), an affiliate of Westmont Hospitality Group. Westmont Hospitality Group was founded in 1975, and since then has had an ownership interest in and operated over 1,000 hotels. Currently, Westmont Hospitality Group’s portfolio consists of over 500 hotels totaling 105,000 rooms across four continents. Westmont Hospitality Group is one of the largest franchisees and co-owners of IHG hotels and Hilton hotels worldwide.

The Property. Built in 1989, the Doubletree Modesto Property is a 14-story story, 260-room full service hotel located in Modesto, California. The Doubletree Modesto Property includes 86 king bedrooms, 139 queen/queen bedrooms and 35 king bed suites. Guestroom amenities include complimentary wireless internet, room service, work desk, in-room coffee/tea maker, mini refrigerator and flat screen televisions. The Doubletree Modesto Property offers 45 surface parking spaces and subleases an additional 615 spaces in the City of Modesto-leased garage located across the street from the Doubletree Modesto Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Hospitality – Full Service	Loan #6	Cut-off Date Balance:	$30,000,000
1150 9th Street	Doubletree Modesto	Cut-off Date LTV:	51.7%
Modesto, CA 95354		U/W NCF DSCR:	3.43x
		U/W NOI Debt Yield:	17.6%

Additionally, the Doubletree Modesto Property features approximately 58,697 SF of commercial office space on floors 11 through 15 (there is no 13th floor) leased to 10 tenants as well as two retail spaces totaling 2,757 SF on the ground floor. The hotel component is serviced by three passenger elevators that do not have access to the office floors, while the office component utilizes two passenger elevators, without access to the hotel guestroom floors.

Amenities at the Doubletree Modesto Property include an outdoor swimming pool, fitness center, business center, lounge, on-site restaurant, and 12,956 SF of on-site meeting space, including outdoor terrace space and meeting space on portions of the 11th floor. The Doubletree Modesto Property also has direct physical access to the adjacent Modesto Centre Plaza (the “Convention Center”), which contains 21,400 SF of meeting space and is not collateral for the Doubletree Modesto Mortgage Loan. Pursuant to an agreement (the “Convention Center Agreement”) between the borrower and the City of Modesto, the Doubletree Modesto Property is the exclusive caterer for events and meetings held at the Convention Center and the Doubletree Modesto Borrower has the right to directly book meeting space at the Convention Center. The original Convention Center Agreement expired on May 5, 2019, and the parties are currently operating pursuant to an extension agreement that expires on December 31, 2019. The City of Modesto and the Doubletree Modesto Borrower are currently negotiating a new agreement to replace the Convention Center Agreement, but we cannot assure you that such an agreement will be executed. In the extension agreement, the City indicated that it anticipates the execution of a new agreement by January 1, 2020.

From 2006 to 2018, the Doubletree Modesto Borrower Sponsor invested approximately $10.3 million ($39,542 per room) in capital expenditures on exterior improvements, roof replacement, guestroom renovations, meeting room improvements and fitness equipment. Additionally, according to the Doubletree Modesto Borrower Sponsor, the Doubletree Modesto Borrower currently intends to complete a voluntary $3.6 million renovation of all 260 guestrooms by 2020 and following the voluntary renovation, convert the 11th floor office space into approximately 23 additional guestrooms. The renovations are not required or reserved for under the Doubletree Modesto Mortgage Loan documents or the franchise agreement and as such, we cannot assure you that such renovations will be completed.

On December 9, 2011, the Doubletree Modesto Borrower Sponsor entered into an approximately 10-year franchise agreement with Doubletree Franchise LLC that expires on December 31, 2021 (the “Doubletree Modesto Franchise Agreement”). The Doubletree Modesto Property has operated under a Doubletree Hilton franchise agreement since 2006 when the Doubletree Modesto Borrower Sponsor acquired the Doubletree Modesto Property.

The following table presents historical occupancy, ADR, and RevPAR penetration rates of the Doubletree Modesto Property.

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(2)			Doubletree Modesto Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2016	76.8%	$120.14	$92.33	78.0%	$130.63	$101.85	101.5%	108.7%	110.3%
12/31/2017	75.7%	$123.21	$93.22	78.1%	$137.96	$107.70	103.2%	112.0%	115.5%
12/31/2018	76.4%	$132.94	$101.63	77.5%	$144.68	$112.06	101.4%	108.8%	110.3%
2/28/2019 TTM	77.9%	$134.34	$104.64	78.0%	$144.41	$112.60	100.1%	107.5%	107.6%

Source: Hospitality research reports

(1)	Variances between the underwriting, the appraisal (including the Property Competitive Summary below) and the Historical Occupancy, ADR, RevPAR table with respect to Occupancy, ADR and RevPAR at the Doubletree Modesto Property are attributable to variances in reporting methodologies and/or timing differences.

(2)	Includes Hilton Stockton, Red Lion Inn & Suites Modesto, Holiday Inn Express & Suites Turlock Highway 99, Holiday Inn Express & Suites Modesto Salida, Springhill Suites Modesto and Fairfield Inn & Suites Turlock.

The Market. The Doubletree Modesto Property is located in downtown Modesto, California. Modesto is located in central California, approximately 70 miles south of Sacramento and 90 miles east of San Francisco. Modesto is surrounded by farmland and has an agricultural industry largely based on lettuce, grapes, almonds and dairy products. Additionally, Modesto is home to corporations including Gallo Vineyards, Inc., Del Monte Foods, Inc., City of Modesto, Doctors Medical Center and Memorial Medical Center.

The Doubletree Modesto Property benefits from its proximity to State Route 99 and the intersection of State Route 108 and State Route 132, which are approximately 0.2 miles east and approximately 0.5 miles west of the Doubletree Modesto Property, respectively. State Route 99 is a north-south state highway that stretches approximately 435 miles through the California Central Valley. State Route 132 is a 76-mile east-west throughway that begins at Interstate 580 near Tracy and passes through Vernalis, Modesto, and reaches its east end at Buck Meadows just west of the entrance into Yosemite National Park.

The Doubletree Modesto Property is directly adjacent and has internal access to the Convention Center, which offers 21,400 SF of meeting space across seven rooms. Additionally, the Doubletree Modesto Property is the exclusive caterer for events held at the Convention Center. The E&J Gallo Winery is located approximately two miles southeast of the Doubletree Modesto Property and is one of the largest wineries in the world. The Vintage Faire Mall is located approximately four miles northwest of the Doubletree Modesto Property and offers over 100 retail and dining outlets. The McHenry Mansion is located approximately 0.6 miles east of the Doubletree Modesto Property and is a popular tourist destination. John Thurman Field is located approximately two miles south of the Doubletree Modesto Property and is the home of the Modesto Nuts, which is the class A affiliate of the Seattle Mariners Major League Baseball team.

The appraiser determined 2018 market demand segmentation of 58% commercial, 19% meeting and group and 24% leisure. The Doubletree Modesto Property had 2018 demand segmentation of 60% commercial, 20% meeting and group and 20% leisure. The largest corporate accounts at the Doubletree Modesto Property are E&J Gallo Winery, Deloitte, Ale Solution, Tenet HealthCare, Almond Board of California, Stanislaus Food, State Theater, Pacific Southwest Container and Golden Valley Health.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Hospitality – Full Service	Loan #6	Cut-off Date Balance:	$30,000,000
1150 9th Street	Doubletree Modesto	Cut-off Date LTV:	51.7%
Modesto, CA 95354		U/W NCF DSCR:	3.43x
		U/W NOI Debt Yield:	17.6%

The primary competitive set for the hotel consists of six hotels, which range in size from 29 to 198 rooms and collectively contain an aggregate of 592 rooms. A 95-room Residence Inn by Marriott opened in October 2018 and a 94-room Courtyard by Marriott is anticipated to be completed in late 2020. According to the appraiser, both properties are expected to directly compete with the Doubletree Modesto Property.

The following table presents certain information relating to the primary competitive properties to the Doubletree Modesto Property:

Property Competitive Summary(1)
Property Name	No. of Rooms	Year Built	Meeting Space (SF)(2)	Commercial	Meeting & Group	Leisure	Estimated 2018 Occupancy(3)	Estimated 2018 ADR(3)	Estimated 2018 RevPAR(3)
Doubletree Modesto	260	1989	12,956(4)	60%	20%	20%	77.5%	$144.68	$112.06
Hilton Stockton	198	1990	13,000	60%	20%	20%	75.0% - 80.0%	$140 - $145	$105 - $110
Red Lion Inn & Suites Modesto	29	1990	0	35%	5%	60%	35.0% - 40.0%	$65 - $70	$20 - $25
Holiday Inn Express & Suites Turlock Highway 99	78	2005	1,500	50%	15%	35%	80.0% - 85.0%	$125 - $130	$100 - $105
Holiday Inn Express & Suites Modesto Salida	95	2007	2,025	50%	15%	35%	80.0% - 85.0%	$120 - $125	$95 - $100
Springhill Suites Modesto	111	2007	551	60%	20%	20%	75.0% - 80.0%	$140 - $145	$110 - $115
Fairfield Inn & Suites Turlock	81	2009	0	60%	20%	20%	75.0% - 80.0%	$135 - $140	$105 - $110

Source: Appraisal unless indicated otherwise

(1)	Variances between the underwriting, the appraisal and the Historical Occupancy, ADR, RevPAR table with respect to Occupancy, ADR and RevPAR at the Doubletree Modesto Property are attributable to variances in reporting methodologies and/or timing differences.

(2)	Based on site plan provided by the Doubletree Modesto Borrower.

(3)	Estimated 2018 Occupancy, Estimated 2018 ADR and Estimated 2018 RevPAR are based on the appraisal’s estimated 2018 year-end figures.

(4)	The Doubletree Modesto Property also has direct physical access to the adjacent Convention Center, which contains 21,400 SF of meeting space and is not collateral for the Doubletree Modesto Mortgage Loan. See “The Property” section above for detail regarding use of the Convention Center meeting space.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Doubletree Modesto Property:

Cash Flow Analysis
	2015	2016	2017	2018	TTM 2/28/2019	UW	UW per Room(1)
Occupancy	76.35%	77.96%	78.06%	77.46%	77.97%	77.97%
ADR	$122.73	$130.63	$137.96	$144.68	$144.41	$144.41
RevPAR	$93.70	$101.85	$107.70	$112.06	$112.60	$112.60

Room Revenue	$8,892,000	$9,691,578	$10,220,332	$10,634,622	$10,685,566	$10,685,566	$41,098
Food & Beverage Revenue(2)	$4,878,000	$5,177,381	$4,779,031	$5,043,218	$5,156,506	$5,156,506	$19,833
Other Income(3)	$1,673,000	$1,778,404	$1,886,013	$1,859,566	$1,833,284	$1,594,632	$6,133
Total Revenue	$15,443,000	$16,647,363	$16,885,376	$17,537,406	$17,675,356	$17,436,704	$67,064

Real Estate Taxes	$123,000	$456,583	$443,656	$374,424	$407,658	$454,942	$1,750
Insurance	$134,000	$125,978	$117,109	$117,227	$118,256	$118,256	$455
Other Expenses	$10,838,000	$11,582,239	$11,316,706	$11,547,766	$11,595,573	$11,590,867	$44,580
Total Expenses	$11,095,000	$12,164,800	$11,877,471	$12,039,417	$12,121,487	$12,164,065	$46,785

Net Operating Income	$4,348,000	$4,482,563	$5,007,905	$5,497,989	$5,553,869	$5,272,639	$20,279
FF&E	$0	$0	$0	$0	$0	$697,468	$2,683
Net Cash Flow	$4,348,000	$4,482,563	$5,007,905	$5,497,989	$5,553,869	$4,575,171	$17,597

NOI DSCR	3.26x	3.36x	3.75x	4.12x	4.16x	3.95x
NCF DSCR	3.26x	3.36x	3.75x	4.12x	4.16x	3.43x
NOI Debt Yield	14.5%	14.9%	16.7%	18.3%	18.5%	17.6%
NCF Debt Yield	14.5%	14.9%	16.7%	18.3%	18.5%	15.3%

(1)	Based on 260 guestrooms.

(2)	Underwritten Food & Beverage revenue includes $787,337 from catering for events at the Convention Center.

(3)	Other Income consists of $170,635 from antenna leases, $22,176 of rent from the retail space, $574,771 of rent from the office space, and $827,050 of income from cancellation fees, parking valet/sales and vending income.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Hospitality – Full Service	Loan #6	Cut-off Date Balance:	$30,000,000
1150 9th Street	Doubletree Modesto	Cut-off Date LTV:	51.7%
Modesto, CA 95354		U/W NCF DSCR:	3.43x
		U/W NOI Debt Yield:	17.6%

Escrows and Reserves.

Real Estate Taxes - The Doubletree Modesto Borrower is required to deposit into a real estate tax reserve an initial deposit of $152,000 and is required to escrow, on a monthly basis, 1/12 of the estimated annual real estate taxes (initially, $38,000 per month).

Insurance - The Doubletree Modesto Borrower is required to deposit into an insurance reserve an initial deposit of $116,345 and is required to escrow, on a monthly basis, 1/12 of estimated annual insurance premiums (initially, $9,695 per month).

FF&E Reserve - The Doubletree Modesto Borrower is required to deposit into an FF&E reserve, on a monthly basis, 1/12 of 4% of gross income for the prior calendar year.

Lockbox and Cash Management. The Doubletree Modesto Property is structured with a hard lockbox and springing cash management. The Doubletree Modesto Borrower is required to direct credit card companies to deposit credit card receipts with respect to the Doubletree Modesto Property into the lender controlled lockbox account. Any rents received with respect to the Doubletree Modesto Property are required to be deposited into the lockbox account within two business days of receipt. In the absence of a Cash Trap Period, amounts in the lockbox account are required to be swept into a borrower controlled account. In-place cash management and a full excess cash flow sweep are required upon the commencement of a Cash Trap Period during which time, all amounts are required to remain in a lender controlled account and be applied to pay debt service and reserves as required under the Doubletree Modesto Mortgage Loan documents and any excess cash is required to be retained in a lender controlled account during the continuation of such Cash Trap Period.

A “Cash Trap Period” will commence upon the earliest of the following events, and will terminate as specified below (so long as no other Cash Trap Period is then continuing):

(i)	the occurrence of any event of default until cured;

(ii)	during any period when any Expansion Work (as defined below) is being performed at the Doubletree Modesto Property, the failure of the Doubletree Modesto Borrower after the end of two consecutive calendar quarters to maintain a debt service coverage ratio of at least 2.25x until the debt service coverage ratio is at least 2.30x for two consecutive calendar quarters;

(iii)	during any period when no Expansion Work is being performed at the Doubletree Modesto Property, the failure of the Doubletree Modesto Borrower after the end of two consecutive calendar quarters to maintain a debt service coverage ratio of at least 2.05x until the debt service coverage ratio is at least 2.10x for two consecutive calendar quarters; or

(iv)	the termination, expiration, cancellation or surrender of the Doubletree Modesto Franchise Agreement or any replacement franchise agreement, or the date that is one year prior to June 1, 2029 unless, as of such date, the Doubletree Modesto Franchise Agreement has been renewed in a form reasonably acceptable to the lender and extends to at least June 1, 2031 or the Doubletree Modesto Borrower has entered into a replacement franchise agreement that is acceptable to the lender and extends to at least June 1, 2031.

“Expansion Work” means the renovation of the 11th, 12th, 14th, and/or the 15th floors of the Doubletree Modesto Property to convert the office space on such floors to additional hotel rooms.

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. In connection with the assumption of the Doubletree Modesto Mortgage Loan by a third party, and provided that no event of default is continuing, the Doubletree Modesto Mortgage Loan documents permit the limited partners, non-managing members or sole member of the transferee to obtain a mezzanine loan; provided that, among other things, (i) the aggregate loan-to-value ratio is not greater than 52.0%, (ii) the aggregate debt service coverage ratio is not less than 3.35x, (iii) the aggregate debt yield is not less than 15.3%, (iv) the mezzanine loan is co-terminous with the Doubletree Modesto Mortgage Loan, (v) the lender and mezzanine lender have entered into an intercreditor agreement reasonably acceptable to the lender, and (vi) the lender has received a rating agency “no downgrade” confirmation with respect to the Doubletree Modesto Mortgage Loan.

Release of Property. Not permitted.

Right of First Offer/Right of First Refusal. None.

Ground Lease. None.

Letter of Credit. None.

Terrorism Insurance. The Doubletree Modesto Mortgage Loan documents provide that the “all risk” insurance policy required to be maintained by the Doubletree Modesto Borrower include coverage for terrorism in an amount equal to the full replacement cost of the Doubletree Modesto Property plus the loss of rents and/or business income insurance required under the Doubletree Modesto Mortgage Loan documents for a period of 18 months; The terrorism insurance coverage is required to be maintained so long as the lender determines that either (a) prudent owners of real estate comparable to the Doubletree Modesto Property are maintaining the same or (b) prudent institutional lenders to such owners are requiring that such owners maintain such insurance. . See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Industrial – Warehouse Distribution	Loan #7	Cut-off Date Balance:	$30,000,000
5959 West Howard Street	FedEx Niles	Cut-off Date LTV:	54.7%
Niles, IL 60714		U/W NCF DSCR:	2.14x
		U/W NOI Debt Yield:	9.4%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Industrial – Warehouse Distribution	Loan #7	Cut-off Date Balance:	$30,000,000
5959 West Howard Street	FedEx Niles	Cut-off Date LTV:	54.7%
Niles, IL 60714		U/W NCF DSCR:	2.14x
		U/W NOI Debt Yield:	9.4%

Northbrook
Glenbrook Hospital
NORTH GLENVIEW
Northfield
Willow Rd
Winnetka
WINNETKA
Winnetka Ave
WINNETKA VILLAGE HALL
Lake Michigan
Kenilworth
Indian Hill Club
INDIAN HILL
The Glen Town Center
W. Lake Ave
Glenview
E. Lake Ave
Glen Oak Plaza
Lake Ave
Wagner Rd
Wilmette Golf Club
Edens Expwy
Hibbard Rd
Ridge Rd
Sheridan Rd
Lake Ave
WILMETTE
Wilmette
Patriot Blvd
METRA
Shermer Rd
Greenwood Rd
Glenview Rd
GLENVIEW
North Shore Country Club
Glenview Rd
Mitchell Museum of the American Indian
Central St
CENTRAL ST
Welsh-Ryan Arena
Ryan Field
Central Rd
George F. Nixon Woods
COOK COUNTY
MILWAUKEE
Milwaukee Ave
Golf Milwaukee Plaza
Golf Rd
GOLF
Chick Evans GC
Illinois Holocaust Museum & Educ. Center
Westfield Old Orchard
NorthShore Univ. HealthSystem-Skokie Hospital
Golf Rd
Kellogg School of Management
Northwestern University
UP-NORTH LINE
CTA
The Bradford Group
NORTH LINE
Skokie Fashion Square
North Shore Ctr. For The Performing Arts
Church St
Block Museum of Art
Golf Mill Shopping Center
Morton Grove
Morton Grove Historical Museum
Central Ave
Skokie Blvd
DAVIS ST
DOWNTOWN EVANSTON
Demster Plaza
Dempster St
Dempster St
Evanston
Prairie View Plaza
Gross Point Rd
Niles Ctr Rd
Evanston Golf Club
Greenwood Ave
MORTON GROVE
Frank Bobrytzke Forest
Amazon Distribution
Xylem
Crawford Ave
McCormick Blvd
Main St
North Shore Sculpture Park
Asbury Ave
MAIN ST
Oakton St
Oakton St
DOWNTOWN SKOKIE
Skokie
Niles
Woodward MPC
CTA
FedEx Niles
5959 West Howard Street
Niles, IL 60714
Howard St
Oakton Community College
Howard St
Harts Rd
Pointe Plaza
UPTOWN PARK RIDGE
Edison Park
SHURE Inc.
Touhy Ave
Touhy Ave
PARK RIDGE
Summit of Park Ridge
Village Crossing
Lincolnwood Town Center
ROGERS PARK
Rogers Park
Pratt Ave
Park Ridge
EDISON PARK
Harlem Ave
Milwaukee Ave
Edgebrook
Lincolnwood
UP-NW LINE
Devon Ave
Devon Ave
EDGEBROOK
Lincoln Ave
METRA UP-NORTH LINE
Chicago O'Hare Intl. Airport 4 miles
NORWOOD PARK
Elston Ave
Central Ave
Edens Expwy
Peterson Ave
Talcott Ave
Presence Resurrection Medical Ctr.
Kennedy Expwy
Northeastern Illinois University
GLADSTONE PARK
FOREST GLEN
Foster Ave
North Park University
JEFFERSON PARK
Higgins Ave
Pulaski Rd
Kimball Ave
Lawrence Ave
Jefferson Park
Albany Park
CTA
RAVENSWOOD
Montrose Ave
CHICAGO
MAYFAIR
Western Ave
Lincoln Ave
Irving Park Rd
IRVING PARK
Elston Ave
Irving Park Rd
Portage Park
Addison St
GRAYLAND
MILWAUKEE-NORTH LINE
Kedzie Ave
Addison St
Damen Ave
Belmont Ave
Belmont Ave
Austin Ave
Laramie Ave
Cicero Ave
Milwaukee Ave
Kennedy Expwy
Lake View
Diversey Ave
Logan Square
CTA
Chicago Loop 7 miles
94
43
21
58
43
58
14
94
41
14
14
41
14
72
90
90
41
50
19
90
94
Mundelein
Libertyville
Lake Forest
Algonquin
Barrington
Buffalo Grove
Highland Park
Palatine
Arlington Heights
Glencoe
Lake Michigan
Mount Prospect
Wilmette
Elgin
Hoffman Estates
Schaumburg
Niles
Evanston
Skokie
Park Ridge
St. Charles
Melrose Park
Oak Park
Elmhurst
Wheaton
Cicero
Berwyn
CHICAGO
Aurora
Naperville
Woodridge
Bolingbrook
Burbank
Oak Lawn
Oswego
Romeoville
Orland Park
Oak Forest
Harvey
Calumet City

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 7 – FedEx Niles

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (KBRA/Fitch/S&P):	NR/NR/NR			Location:	Niles, IL 60714
Original Balance(1):	$30,000,000			General Property Type:	Industrial
Cut-off Date Balance(1):	$30,000,000			Detailed Property Type:	Warehouse Distribution
% of Initial Pool Balance:	4.4%			Title Vesting:	Fee
Loan Purpose:	Acquisition			Year Built/Renovated:	2015/N/A
Sponsor:	N/A			Size:	314,202 SF
Guarantor:	N/A			Cut-off Date Balance per SF(1):	$148
Mortgage Rate(2):	4.2320%			Maturity Date or ARD Balance per SF(1):	$148
Note Date:	5/3/2019			Property Manager:	Self-managed
First Payment Date:	7/1/2019			Underwriting and Financial Information
Anticipated Repayment Date(2):	6/1/2029			UW NOI:	$4,370,540
Maturity Date:	5/1/2030			UW NOI Debt Yield(1):	9.4%
Original Term to Maturity(2):	120 months			UW NOI Debt Yield at Maturity or ARD(1):	9.4%
Original Amortization Term(2):	0 months			UW NCF DSCR(1):	2.14x
IO Period(2):	120 months			Most Recent NOI:	$4,769,768 (12/31/2018)
Seasoning:	0 months			2nd Most Recent NOI:	$4,684,549 (12/31/2017)
Prepayment Provisions:	LO (25); YM1 (90); O (5)			3rd Most Recent NOI:	$4,284,170 (12/31/2016)
Lockbox/Cash Mgmt Status:	Hard/Springing			Most Recent Occupancy:	100.0% (6/1/2019)
Additional Debt Type(1)(3):	Pari passu			2nd Most Recent Occupancy:	100.0% (12/31/2018)
Additional Debt Balance(1)(3):	$16,500,000			3rd Most Recent Occupancy:	100.0% (12/31/2017)
Future Debt Permitted (Type):	No (N/A)			Appraised Value (as of):	$85,000,000 (3/21/2019)
Reserves(4)				Appraised Value per SF:	$271
Type	Initial	Monthly	Cap	Cut-off Date LTV Ratio(1):	54.7%
RE Tax:	$1,338,626	Springing	N/A	Maturity Date or ARD LTV Ratio(1):	54.7%
Insurance:	$3,033	Springing	N/A
Recurring Replacements:	$0	Springing	N/A
TI/LC:	$0	Springing	$76,612
Environmental Reserve:	$39,085	$0	N/A
Environmental Deductible:	$50,000	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$46,500,000	53.6%	Purchase Price:	$84,262,035	97.2%
Borrower Equity:	$40,182,815	46.4%	Reserves:	$1,430,744	1.7%
			Closing Costs:	$990,036	1.1%
Total Sources:	$86,682,815	100.0%	Total Uses:	$86,682,815	100.0%

(1)	The FedEx Niles Mortgage Loan (as defined below) is part of the FedEx Niles Whole Loan (as defined below), which is comprised of two pari passu notes with an aggregate principal balance of $46,500,000. The Cut-off Date Balance per SF, Maturity Date or ARD Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity or ARD, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date or ARD LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the FedEx Niles Whole Loan.

(2)	The FedEx Niles Whole Loan has an initial term of 120 months to the anticipated repayment date (“ARD”) of June 1, 2029, with a final maturity date of May 1, 2030. From and after the ARD until the outstanding principal balance of the FedEx Niles Whole Loan and all accrued interest has been paid in full, or until the final maturity date on May 1, 2030, the FedEx Niles Whole Loan will accrue interest at a per annum rate (the “Adjusted Rate”), equal to the lesser of (i) 4.2320% (the “Initial Interest Rate”) plus 4.0000%, and (ii) the greater of (a) the Initial Interest Rate plus 2.5000% and (b) the Treasury Rate (as defined below) plus 2.5000%. In addition, from and after the ARD, (i) the FedEx Niles Whole Loan requires a constant monthly payment of $228,262.31, to be applied first to interest at the Initial Interest Rate and then to principal, and (ii) all excess cash flow from the FedEx Niles Property (as defined below) is required to be collected by the lender and applied to reduce the principal balance of the FedEx Niles Whole Loan until the entire outstanding principal balance of the FedEx Niles Whole Loan is paid in full, and then to pay accrued interest on the FedEx Niles Whole Loan which has accrued at the excess of the Adjusted Rate over the Initial Interest Rate (“Excess Interest”) and has been deferred until repayment of the principal balance of the FedEx Niles Whole Loan. “Treasury Rate” means, as of the ARD, the yield, calculated by the lender by linear interpolation (rounded to the nearest 0.001%) of the yields of non-inflation adjusted noncallable United States Treasury obligations with terms (one longer and one shorter) most nearly approximating the period from such date of determination to the final maturity date, as determined by the lender on the basis of Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Governmental Security/Treasury Constant Maturities, or another recognized source of financial market information selected by the lender. Original Term to Maturity, Original Amortization Term and IO Period are based on the ARD.

(3)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The seventh largest mortgage loan (the “FedEx Niles Mortgage Loan”) is part of a whole loan in the original principal balance of $46,500,000 (the “FedEx Niles Whole Loan”). The FedEx Niles Whole Loan is secured by a first priority fee mortgage encumbering a 314,202 SF industrial property known as FedEx Niles in Niles, Illinois (the “FedEx Niles Property”). Promissory Note A-1, in the original principal amount of $30,000,000, represents the FedEx Niles Mortgage Loan and will be included in the MSC 2019-H6 securitization transaction. Promissory Note A-2, in the original principal amount of $16,500,000 (the “FedEx Niles Serviced Pari Passu Companion Loan”) is expected to be contributed to one or more future securitization transactions. The FedEx Niles Whole Loan will be serviced pursuant to the pooling and servicing agreement for the MSC 2019-H6 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Industrial – Warehouse Distribution	Loan #7	Cut-off Date Balance:	$30,000,000
5959 West Howard Street	FedEx Niles	Cut-off Date LTV:	54.7%
Niles, IL 60714		U/W NCF DSCR:	2.14x
		U/W NOI Debt Yield:	9.4%

FedEx Niles Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Note Holder	Lead Servicing Interest
A-1	$30,000,000	$30,000,000	MSC 2019-H6	Yes
A-2	$16,500,000	$16,500,000	Morgan Stanley Bank, N.A.	No
Total	$46,500,000	$46,500,000

The Borrower. The borrower is Niles Property Holding Company LLC (the “FedEx Niles Borrower”), a single-purpose Delaware limited liability company with one independent director in its organizational structure. The FedEx Niles Borrower is ultimately owned by Stream Property Corp. whose sole member is GSS Property Service III, Inc. which is owned by Frank B. Biolatta (33%), Kevin P. Burns (33%) and Bernard J. Angelo (34%). The owners are principals of Global Securitization Services, LLC (GSS) which is a corporate services company that sets up and administers a number of special purpose vehicle entities involved with securitizations and Shari’ah-compliant financings. The FedEx Niles Borrower was formed in connection with structuring the FedEx Niles Whole Loan as a Shari’ah compliant mortgage loan. There is no nonrecourse carve-out guarantor or environmental indemnitor (other than the single asset FedEx Niles Borrower) for the FedEx Niles Whole Loan.

In order to facilitate a Shari’ah compliant structure, the FedEx Niles Borrower master leases the FedEx Niles Property to Niles Operating Company LLC, a newly formed Delaware entity (the “FedEx Niles Master Tenant”), which in turn leases the FedEx Niles Property to FedEx Ground, the sole tenant. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Shari’ah Compliant Loans” in the Preliminary Prospectus.

The FedEx Niles Master Tenant is indirectly owned by certain investors who are members of the Islamic faith. The FedEx Niles Master Tenant is indirectly managed by two individuals who are personnel of Saudi Economic and Development Company (“SEDCO”), which is an affiliate of SEDCO Holding, a private wealth management organization that is a Shari’ah compliant investor.

Equity interests in the FedEx Niles Borrower and FedEx Niles Master Tenant are freely transferable without restriction, subject to certain administrative requirements.

The Property. The FedEx Niles Property is an industrial property comprising 314,202 SF located in Niles, Illinois, that is leased to FedEx Ground Package System, Inc. (“FedEx Ground”). The FedEx Niles Property is comprised of three Class A buildings, including a 306,448 SF warehouse distribution building, a 5,278 SF vehicle maintenance garage that is used for service and repair, and a 2,476 SF gateway building where a security guard is located. The distribution warehouse building features 4.87% of office space and has 32 foot clear heights. The FedEx Niles Property has 102 dock doors and 10 drive-in doors (6 for the warehouse building and 4 for the vehicle maintenance building). The FedEx Niles Property was constructed in 2015 and is 100% leased to FedEx Ground as of June 1, 2019. Additionally, the FedEx Niles Property received LEED Silver status in March 2016. The FedEx Niles Property is situated on a 37.45 acre site, across two non-contiguous parcels, totaling 1,631,354 SF, and includes 860 parking spaces (467 spaces for employees and 393 trailer spaces).

Major Tenant.

FedEx Ground (314,202 SF, 100.0% of NRA, 100.0% of underwritten rent). FedEx Ground, a division of FedEx Corporation, is a North American provider of small-package ground delivery services. FedEx Corporation provides a broad portfolio of transportation, e-commerce and business services. FedEx Ground provides low-cost, day-certain service to any business address in the U.S. and Canada, as well as residential delivery to U.S. residences through its FedEx Home Delivery service. FedEx Ground has been in occupancy at the FedEx Niles Property since 2015, currently occupies three buildings and has expanded its space once. FedEx Ground’s lease expires on May 31, 2030 with two, five-year renewal options remaining. Annual rent under the two renewal options, if exercised, would be $5,463,291 and $5,873,037.

The following table presents certain information relating to the leases at the FedEx Niles Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration	Termination Option (Y/N)
FedEx Ground	NR/Baa2/BBB	314,202	100.0%	$4,790,396	100.0%	$15.25	5/31/2030	N
Subtotal/Wtd. Avg.		314,202	100.0%	$4,790,396	100.0%	$15.25

Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		314,202	100.0%	$4,790,396	100.0%	$15.25

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Industrial – Warehouse Distribution	Loan #7	Cut-off Date Balance:	$30,000,000
5959 West Howard Street	FedEx Niles	Cut-off Date LTV:	54.7%
Niles, IL 60714		U/W NCF DSCR:	2.14x
		U/W NOI Debt Yield:	9.4%

The following table presents certain information relating to the lease rollover schedule at the FedEx Niles Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	UW Base Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2019	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2020	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2025	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2026	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2027	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2028	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2029	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2030 & Beyond	1	314,202	$15.25	100.0%	100.0%	$4,790,396	100.0%	100.0%
Vacant	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	1	314,202	$15.25	100.0%		$4,790,396	100.0%

(1)	Information is based on the underwritten rent roll.

The Market. The FedEx Niles Property is located in Niles, Illinois, in Cook County, approximately 10 miles from O’Hare International Airport. The FedEx Niles Property is situated adjacent to Interstate 94 and US 14, both of which provide access to the greater Chicago metro area. The FedEx Niles Property is located in the North Cook submarket of the Chicago industrial market. Demand in this locally oriented submarket is driven primarily by small and mid-sized companies in HVAC and plumbing construction and repair, commercial printing, fabricated metals, machinery, and durable and non-durable goods wholesaling. According to the appraisal, as of the fourth quarter of 2018, the vacancy rate in the North Cook submarket was approximately 5.8%, with average asking rents of $8.12 PSF and inventory of approximately 52.2 million SF. According to the appraisal, as of the fourth quarter of 2018, the vacancy rate in the Chicago industrial market was approximately 5.9%, with average asking rents of $6.02 PSF and inventory of approximately 1,308 million SF.

According to the appraisal, the 2018 population within a one-, three- and five-mile radius of the FedEx Niles Property was 10,144, 168,217 and 615,377, respectively. The 2018 median household income within the same one-, three- and five-mile radius was $80,527, $79,455 and $71,175, respectively.

The following table presents certain information relating to the appraiser’s market rent conclusion for the FedEx Niles Property:

Market Rent Summary
Industrial
Market Rent (PSF)	$15.00
Lease Term (Years)	15
Lease Type (Reimbursements)	NNN
Rent Increase Projection	3.0% every five years

Source: Appraisal.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Industrial – Warehouse Distribution	Loan #7	Cut-off Date Balance:	$30,000,000
5959 West Howard Street	FedEx Niles	Cut-off Date LTV:	54.7%
Niles, IL 60714		U/W NCF DSCR:	2.14x
		U/W NOI Debt Yield:	9.4%

The following table presents comparable leases with respect to the FedEx Niles Property:

Comparable Lease Summary
Property Name/Location	Year Built	Total SF	Occupancy	Tenant Name	Lease SF	Lease Date	Lease Term (Yrs.)	Rent PSF	Lease Type
FedEx Niles Property (subject) 5959 West Howard Street Niles, Illinois	2015	314,202	100%	FedEx Ground	314,202	June 2015	15	$15.25	NNN
1965 Terminal Ct 1965 Terminal Ct Joliet, Illinois	2017	133,930	100%	FedEx	133,930	Oct. 2017	12	$15.48	NNN
FedEx 1430 South Wolf Road Wheeling, Illinois	1990	123,000	100%	FedEx	123,000	June 2017	10	$10.40	NNN
530-584 US Highway 130 FedEx Ground 530-584 US Highway 130 FedEx Ground Trenton, New Jersey	2017	347,363	100%	FedEx	347,363	May 2017	15	$15.34	NNN
95 Demarest Dr FedEx Ground 95 Demarest Drive Wayne, New Jersey	2017	163,253	100%	FedEx	163,253	Jan. 2017	14	$14.80	NNN

Source: Appraisal

The following table presents information relating to comparable industrial property sales for the FedEx Niles Property:

Comparable Property Sales
Property Name/Location	Sale Date	Year Built	Total SF	Total Occupancy	Sale Price	Sale Price per SF
FedEx Niles Property (subject) Niles, IL	Feb. 2019	2015	314,202	100.0%	$84,262,035	$268.18
FedEx Boylston, MA	Nov. 2018	2018	366,057	100.0%	$93,870,000	$256.44
530-584 US Highway 130 FedEx Ground Trenton, NJ	Oct. 2018	2017	347,363	100.0%	$85,248,352	$245.42
FedEx - Seekonk, MA Seekonk, MA	Oct. 2017	2017	248,370	100.0%	$47,400,000	$190.84
601 River Rd. – FedEx Conshohocken, PA	Jan. 2016	2016	305,733	100.0%	$64,200,000	$209.99

Source: Appraisal

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Industrial – Warehouse Distribution	Loan #7	Cut-off Date Balance:	$30,000,000
5959 West Howard Street	FedEx Niles	Cut-off Date LTV:	54.7%
Niles, IL 60714		U/W NCF DSCR:	2.14x
		U/W NOI Debt Yield:	9.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the FedEx Niles Property:

Cash Flow Analysis
	2016	2017	2018	UW	UW PSF
Gross Potential Rent	$4,422,649	$4,779,837	$4,817,672	$4,790,396	$15.25
Total Recoveries	$882,799	$1,297,824	$1,373,995	$1,460,319	$4.65
Total Other Income	$0	$0	$0	$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	($239,520)	($0.76)
Effective Gross Income	$5,305,449	$6,077,661	$6,191,667	$6,011,195	$19.13

Real Estate Taxes	$967,943	$1,335,686	$1,373,995	$1,460,319	$4.65
Insurance	$0	$0	$0	$0	$0.00
Other Operating Expenses	$53,335	$57,426	$47,904	$180,336	$0.57
Total Operating Expenses	$1,021,279	$1,393,112	$1,421,898	$1,640,655	$5.22

Net Operating Income	$4,284,170	$4,684,549	$4,769,768	$4,370,540	$13.91
Capital Expenditures	$0	$0	$0	$31,420	$0.10
TI/LC	$0	$0	$0	$78,551	$0.25
Net Cash Flow	$4,284,170	$4,684,549	$4,769,768	$4,260,570	$13.56

Occupancy %(1)	100.0%	100.0%	100.0%	95.0%
NOI DSCR(2)	2.15x	2.35x	2.39x	2.19x
NCF DSCR(2)	2.15x	2.35x	2.39x	2.14x
NOI Debt Yield(2)	9.2%	10.1%	10.3%	9.4%
NCF Debt Yield(2)	9.2%	10.1%	10.3%	9.2%

(1)	As of June 1, 2019, the FedEx Niles Property is 100.0% physically occupied. UW Occupancy % represents an economic vacancy of 5.0%.

(2)	Debt service coverage ratios and debt yields are based on the FedEx Niles Whole Loan.

Escrows and Reserves.

Real Estate Taxes - The FedEx Niles Whole Loan documents provide for an upfront reserve of approximately $1,338,626 for real estate taxes and ongoing monthly reserves for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months; provided that such monthly reserves are not required if (i) no event of default has occurred and is continuing, (ii) the tenant under a Major Lease (as defined below) is obligated to pay all taxes directly to the applicable governmental authority under the terms of its lease, and (iii) the FedEx Niles Borrower provides the lender a paid receipt or other documentary evidence acceptable to the lender that such taxes have been paid in full at least ten business days prior to the date due.

Insurance - The FedEx Niles Whole Loan documents provide for an upfront reserve of $3,033 for insurance premiums and ongoing monthly reserves for insurance premiums in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable during the next twelve months; provided that such monthly reserves are not required if (i) no event of default has occurred and is continuing, (ii) either (x) the tenant under a Major Lease is obligated to pay all insurance premiums directly to the applicable insurer under the terms of its lease or (y) the insurance coverage for the FedEx Niles Property is included in a blanket policy approved by the lender in its reasonable discretion, and (iii) the FedEx Niles Borrower provides the lender with evidence of timely payment of the insurance premiums and renewals of the insurance policies, no later than 10 days prior to the expiration of the current policy. The initial monthly insurance premium reserve deposit is based solely on business interruption insurance, with the remainder of the insurance currently being provided by FedEx Ground.

Recurring Replacements - The FedEx Niles Whole Loan documents provide for monthly deposits of approximately $2,618 into a replacement reserve; provided that such monthly deposits are not required if (i) no event of default has occurred and is continuing, and (ii) the results of the annual roof inspection conducted and/or reviewed by a roof inspector or engineer selected by the lender are acceptable to the lender.

TI/LC Reserve - The FedEx Niles Whole Loan documents provide for monthly deposits of approximately $6,384 into a tenant improvements and leasing commissions reserve; provided that such deposits are not required at any time that they would cause the amount then on deposit in such reserve to exceed $76,612 (the “TI/LC Reserve Cap”), and provided further that such deposits are not required if (i) no event of default has occurred and is continuing, and (ii) the parent company of the tenant under the Major Lease maintains a senior unsecured debt rating of “BB” or better from at least two of the three national credit rating agencies. The FedEx Niles Borrower has the right to deliver a letter of credit meeting the requirements in the loan documents in lieu of any cash deposits required to be made to the TI/LC Reserve, provided that such letter of credit must be in an amount not less than the TI/LC Reserve Cap.

Environmental Policy Reserve - The FedEx Niles Whole Loan documents provide for an upfront reserve of approximately $39,085, which amount represents the estimated cost required to purchase an additional three years of coverage under the environmental insurance policy relating to the FedEx Niles Property in the event that the FedEx Niles Whole Loan is not paid in full on its maturity date.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Industrial – Warehouse Distribution	Loan #7	Cut-off Date Balance:	$30,000,000
5959 West Howard Street	FedEx Niles	Cut-off Date LTV:	54.7%
Niles, IL 60714		U/W NCF DSCR:	2.14x
		U/W NOI Debt Yield:	9.4%

Environmental Deductible Reserve - The FedEx Niles Whole Loan documents provide for an upfront reserve of $50,000, which amount represents the deductible under the environmental insurance policy relating to the FedEx Niles Property.

Lockbox and Cash Management. The FedEx Niles Whole Loan is structured with a hard lockbox and springing cash management. Until the lender has notified the lockbox bank of the existence of a Cash Management Event (as defined below) under the FedEx Niles Whole Loan, all funds in the lockbox account are required to be swept on each business day to an operating account maintained by the FedEx Niles Borrower. If notice of a Cash Management Event has been provided, from and after such time, until the lender has notified the lockbox bank that no Cash Sweep Period (as defined below) exists, funds in the lockbox account are required to be swept on each business day to a cash management account for the benefit of the lender and applied to fund tax and insurance reserves (in each case, if then required) as described above under “Escrows and Reserves,” to pay debt service on the FedEx Niles Whole Loan, to fund the recurring replacements and TI/LC reserves (in each case, if then required), as described above under “Escrows and Reserves,” to disburse, other than during the continuance of an event of default under the FedEx Niles Whole Loan, the monthly operating expenses referenced in the annual budget (which is required to be approved by the lender), and to disburse the remainder (a) during a Cash Sweep Period, to an excess cash flow account to be held by the lender as additional security for the FedEx Niles Whole Loan (or, following the ARD, to be applied to repay principal and after principal is paid in full, to pay Excess Interest) and (b) if no Cash Sweep Period is continuing, to the FedEx Niles Borrower; provided, however, that to the extent that a Cash Sweep Period ends solely as a result of achieving the 5 Year Cap (as defined below), those funds in the excess cash flow account are required to be transferred to the TI/LC account to be available for payment of the cost of tenant improvements and leasing commissions in connection with re-leasing the premises occupied by the applicable Major Tenant.

A “Cash Management Event” means the occurrence of (i) an event of default, (ii) a DSCR Event (as defined below), (iii) a Major Tenant Downgrade Event (as defined below), (iv) a Major Tenant Credit Event (as defined below) and/or (v) the ARD.

A “Cash Sweep Period” means the period:

(i) commencing upon an event of default under the FedEx Niles Whole Loan and ending upon the cure (if applicable) of such event of default to the lender’s sole satisfaction; or

(ii) commencing if the debt service coverage ratio on the FedEx Niles Whole Loan is less than 1.40x for six consecutive calendar months (a “DSCR Event”), and ending on the earlier of (x) the date the FedEx Niles Borrower provides evidence satisfactory to the lender that the debt service coverage ratio on the FedEx Niles Whole Loan has been at least 1.40x for six consecutive calendar months, or (y) to the extent that (i) the DSCR Event is continuing due to income from a Major Tenant (as defined below) not being counted in operating income under the loan documents due to the Major Tenant having expressed its intention (directly, constructively or otherwise) to not renew or to terminate, cancel and/or reject its lease, and (ii) as of the particular date of determination, the credit rating of the bonds issued by the applicable Major Tenant remains at or above “BBB-” from Standard & Poor’s Ratings Group and “Baa3” from Moody’s Investors Service, Inc., the date (occurring from and after the occurrence of such DSCR Event) that excess cash flow has been deposited into the excess cash subaccount pursuant to the loan documents for 60 consecutive monthly payment dates (the “5 Year Cap”); or

(iii) commencing on the date that the senior unsecured debt rating of the parent company of the Major Tenant is downgraded to “B-” or lower by two of the three national credit rating agencies (a “Major Tenant Downgrade Event”), and ending on the date that either (y) the senior unsecured debt rating of the parent company of the applicable Major Tenant is upgraded to “B” or better by at least two of the three national credit rating agencies, or (z) a Major Tenant Credit Event Cure (as defined below) occurs with respect to the space occupied by the applicable Major Tenant; or

(iv) commencing upon a Major Tenant Credit Event and ending upon a Major Tenant Credit Event Cure; or

(v) commencing upon the ARD and continuing thereafter.

“Major Tenant Credit Event” means the date on which any of the following events occurs: (a) a Major Tenant “goes dark” or vacates its space or gives notice of its intent to “go dark” or vacate its space, (b) the Major Tenant files (or gives notice of its intent to file) a voluntary bankruptcy or insolvency petition or is the subject of an involuntary bankruptcy or insolvency petition, or (c) the Major Tenant exercises any early termination option (if applicable) under its lease.

A “Major Tenant Credit Event Cure” means: (a) the Major Tenant, after “going dark” or vacating its space or giving notice of its intent to “go dark” or vacate its space, is in occupancy of its applicable space and is operating its business therein and paying full, unabated rent or a replacement tenant has entered into a replacement lease on Approved Lease Terms (as defined below), (b) in the event of a bankruptcy or insolvency event with respect to the Major Tenant, the Major Tenant’s lease has been reaffirmed in bankruptcy on Approved Lease Terms or a replacement tenant has entered into a replacement lease on Approved Lease Terms, or (c) the Major Tenant withdraws in writing its exercise of an early termination option.

“Major Lease” means any lease, which individually or when aggregated with all other leases with the same tenant or its affiliate, demises more than 300,000 SF of the gross leasable area of the FedEx Niles Property.

“Major Tenant” means a tenant under a Major Lease.

“Approved Lease Terms” means that (i) a lease (or renewal of a Major Lease) has been entered into after having been given prior written approval by the lender; (ii) the tenant (if other than the existing Major Tenant) has been approved by the lender; (iii) the tenant has taken (or in the case of the existing Major Tenant, is continuing in) occupancy of the applicable space and the tenant is operating its business therein; (iv) the tenant is paying its full unabated base monthly rent; and (v) the FedEx Niles Borrower has provided the lender with a reasonably acceptable estoppel certificate from such tenant evidencing that the requirements set forth in items (iii) and (iv) of this definition have been satisfied.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Industrial – Warehouse Distribution	Loan #7	Cut-off Date Balance:	$30,000,000
5959 West Howard Street	FedEx Niles	Cut-off Date LTV:	54.7%
Niles, IL 60714		U/W NCF DSCR:	2.14x
		U/W NOI Debt Yield:	9.4%

Additional Secured Indebtedness (not including trade debts). In addition to the FedEx Niles Mortgage Loan, the FedEx Niles Property also secures the FedEx Niles Serviced Pari Passu Companion Loan, which has a Cut-off Date principal balance of $16,500,000. The FedEx Niles Serviced Pari Passu Companion Loan accrues interest at the same rate as the FedEx Niles Mortgage Loan. The FedEx Niles Mortgage Loan is entitled to payments of interest and principal on a pro rata and pari passu basis with the FedEx Niles Serviced Pari Passu Companion Loan. The holders of the FedEx Niles Mortgage Loan and the FedEx Niles Serviced Pari Passu Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the FedEx Niles Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Ground Lease. None.

Letter of Credit. The FedEx Niles Borrower has the right to deliver a letter of credit meeting the requirements in the loan documents in lieu of any cash deposits required to be made to the TI/LC Reserve, provided that such letter of credit must be in an amount not less than the TI/LC Reserve Cap.

Purchase Options. The FedEx Niles Master Tenant has an option to purchase the FedEx Niles Property on and after the monthly payment date in February 2029, which purchase option is conditional upon payment by the FedEx Niles Master Tenant of (i) all rent due under the master lease on or prior to the purchase date, (ii) an amount equal to the unpaid acquisition cost (which acquisition cost is equal to the original principal balance of the FedEx Niles Whole Loan) and (iii) any yield maintenance premium then applicable. The FedEx Niles Master Tenant also has a purchase option to purchase the FedEx Niles Property if the FedEx Niles Property is damaged or destroyed in a casualty or condemnation to such a degree that it is completely unusable, generally for consideration equal to the foregoing price, but excluding the yield maintenance premium. In addition, a parent entity of the FedEx Niles Master Tenant has the right at any time to purchase 100% of the shares of a parent company of the FedEx Niles Borrower at a price equal to $100. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” in the Preliminary Prospectus.

Terrorism Insurance. The FedEx Niles Whole Loan documents require that the “all risk” insurance policy required to be maintained by the FedEx Niles Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the FedEx Niles Property and eighteen months of business interruption insurance; provided that if the Terrorism Risk Insurance Program Reauthorization Act of 2015 or extension thereof or substantially similar program (“TRIPRA”) is in effect and continues to cover both foreign and domestic acts of terrorism, the lender is required to accept terrorism insurance with coverage against “covered acts” within the meaning of TRIPRA.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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Retail - Anchored	Loan #8	Cut-off Date Balance:	$25,900,000
Various	Lake Meadows Shopping Center	Cut-off Date LTV:	63.8%
Chicago, IL 60616		U/W NCF DSCR:	2.14x
		U/W NOI Debt Yield:	10.4%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail - Anchored	Loan #8	Cut-off Date Balance:	$25,900,000
Various	Lake Meadows Shopping Center	Cut-off Date LTV:	63.8%
Chicago, IL 60616		U/W NCF DSCR:	2.14x
		U/W NOI Debt Yield:	10.4%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail - Anchored	Loan #8	Cut-off Date Balance:	$25,900,000
Various	Lake Meadows Shopping Center	Cut-off Date LTV:	63.8%
Chicago, IL 60616		U/W NCF DSCR:	2.14x
		U/W NOI Debt Yield:	10.4%

Lake Meadows Shopping Center
443 East 34th Street; 3355, 3349-3405, 3365-3367, 3457, 3429-3473, 3469-3481
South Dr. Martin Luther King Junior Drive
Chicago, IL 60616
Chicago Loop
South Loop
Grant Park
Buckingham Fountain
Lake Shore Dr.
Lake Michigan
Shedd Aquarium
Adler Planetarium
Field Museum
Solider Field
Northerly Island
Arie Crown Theatre
McCormick Place
Near South Side
Chicago Convention & Tourism
Mercy Hospital
Chinatown
Chinatown Gate
Heritage Museum of Asian Art
Pilsen
Thalia Hall
University Village/ Little Italy
University of Illinois-Chicago
UIC College of Dentistry
Univ. of Illinois College of Medicine
Rush Univ. Medical Ctr.
Arrigo Park
Addams Park
UIC Forum
Southgate Market
Roosevelt Collection
COOK COUNTY
South Branch Chicago River
CHICAGO
Bridgeport
Palmisano Park
Anthony Marano Co.
Riverside Square and River's Edge
Chicago-Midway Intl. Airport 6 miles
Pepsi Beverages
The Bridgeport Art Center
Armour Square Park
Guaranteed Rate Field
Illinois Institute of Tech.
Ed Glancy Field
Illinois College of Optometry
Dunbar Park
The Lincoln Gardens
31st Street Beach
31st Street Harbor
Burnham Park
Ellis Park
Lake Shore Drive
Amiberica
Chicago Export Packing Co.
Chicago Indoor Sports
Goodman Distribution
Richwell Refrigerated Warehouse
Jernberg Industries
Stateway Park
Mandrake Park
Oakland
Nat "King" Cole Home
Oakwood-41st St. Beach
Louis "Satchmo" Armstrong Home
Congo Square Theater
Morgan Point
Grand Boulevard
Fuller Park
Robert Taylor Park
Harold Washington Cultural Ctr.
Cornell Field
Hyde Park Art Center
Washington Park
Washington Park Arboretum
Grand Boulevard Plaza
Kimbark Plaza
Harper Court
Hyde Park
Hyde Park Shopping Mall
Ronald McDonald House
University of Chicago
W. Harrison St.
W. Roosevelt Rd.
W. 14th Pl.
W. 18th St.
W. Cermak Rd.
W. 26th St.
W. 31st St.
W. 35th St.
W. Pershing Rd.
W. 43rd St.
W. 47th St.
W. 51st St.
W. Garfield Blvd.
E. 31st St.
E. 35th St.
E. Pershing Rd.
E. 43rd St.
E. 47th St.
E. 51st St.
E. 55th St.
S. Ashland Ave.
S. Blue Island Ave.
S. Racine Ave.
S. Halsted St.
S. Canal St.
S. Clinton St.
S. Archer Ave.
Canalport Ave.
S. Throop St.
S. Michigan Ave.
S. Indiana Ave.
Dr. Martin L. King Jr. Dr.
Cottage Grove Ave.
S. Lake Park Ave.
S. Drexel Blvd.
S. Woodlawn Ave.
S. Wentworth Ave.
S. La Salle St.
Dan Ryan Expwy
CTA RED LINE
CTA GREEN LINE
CTA GREEN, ORANGE LINES
CTA ORANGE LINE
CTA BLUE LINE
CTA PINK LINE
METRA
290
90
94
55
41
Des Plaines
Niles
Skokie
Evanston
Park Ridge
Elmhurst
Melrose Park
Oak Park
Cicero
Berwyn
Maywood
Brookfield
La Grange
Downers Grove
Oak Lawn
Orland Park
Blue Island
Evergreen Park
DU PAGE COUNTY
INDIANA

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 8 – Lake Meadows Shopping Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (KBRA/Fitch/S&P):	NR/NR/NR			Location:	Chicago, IL 60616
Original Balance:	$25,900,000			General Property Type:	Retail
Cut-off Date Balance:	$25,900,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	3.8%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1954/2013, 2017
Sponsor:	Lake Meadows Associates			Size:	176,594 SF
Guarantor:	Lake Meadows Associates			Cut-off Date Balance per SF:	$147
Mortgage Rate:	4.4800%			Maturity Date Balance per SF:	$147
Note Date:	4/17/2019			Property Manager:	Property Solutions Group, LLC
First Payment Date:	6/1/2019
Maturity Date:	5/1/2029
Original Term to Maturity:	120 months			Underwriting and Financial Information
Original Amortization Term:	0 months			UW NOI:	$2,700,145
IO Period:	120 months			UW NOI Debt Yield:	10.4%
Seasoning:	1 month			UW NOI Debt Yield at Maturity:	10.4%
Prepayment Provisions:	LO (25); DEF (91); O (4)			UW NCF DSCR:	2.14x
Lockbox/Cash Mgmt Status:	Springing/Springing			Most Recent NOI:	$2,338,343 (12/31/2018)
Additional Debt Type:	N/A			2nd Most Recent NOI:	$2,313,147 (12/31/2017)
Additional Debt Balance:	N/A			3rd Most Recent NOI:	$2,472,036 (12/31/2016)
Future Debt Permitted (Type):	No (N/A)			Most Recent Occupancy:	89.0% (1/1/2019)
Reserves(1)				2nd Most Recent Occupancy:	88.2% (12/31/2017)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	89.5% (12/31/2016)
RE Tax:	$328,317	$54,720	N/A	Appraised Value (as of):	$40,600,000 (1/16/2019)
Insurance:	$0	Springing	N/A	Appraised Value per SF:	$230
Recurring Replacements:	$0	$2,207	N/A	Cut-off Date LTV Ratio:	63.8%
Deferred Maintenance:	$96,250	$0	N/A	Maturity Date LTV Ratio:	63.8%
TI/LC:	$400,000	Springing	$250,000
Other:	$1,740,519	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$25,900,000	100.0%	Loan Payoff:	$20,251,944	78.2%
			Reserves:	$2,565,086	9.9%
			Return of Equity:	$2,455,262	9.5%
			Closing Costs:	$627,708	2.4%
Total Sources:	$25,900,000	100.0%	Total Uses:	$25,900,000	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The eighth largest mortgage loan (the “Lake Meadows Shopping Center Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $25,900,000 and is secured by a first priority fee mortgage encumbering an anchored retail property in Chicago, Illinois (the “Lake Meadows Shopping Center Property”). Proceeds of the Lake Meadows Shopping Center Mortgage Loan were used to refinance the existing debt encumbering the Lake Meadows Shopping Center Property, return equity to the Lake Meadows Shopping Center Borrower (as defined below), pay closing costs and fund reserves.

The Borrower and the Borrower Sponsor. The borrower is Lake Meadows Retail LLC (the “Lake Meadows Shopping Center Borrower”), a newly formed, single purpose, Delaware limited liability company that is 100.0% owned by Lake Meadows Associates, an Illinois limited partnership. Lake Meadows Associates is the sponsor and the recourse carve-out guarantor of the Lake Meadows Shopping Center Mortgage Loan and is an affiliate of Draper and Kramer, Incorporated (“Draper and Kramer”). Draper and Kramer is a family-owned, Chicago-based real estate company founded in 1893. Draper and Kramer currently owns and manages over 42,000 residential units including 34,000 condominium units, 9,000 apartment units and 2.4 million SF of commercial office, retail and industrial assets.

The Property. The Lake Meadows Shopping Center Property is a 176,594 SF anchored neighborhood shopping center located in Chicago, Illinois, approximately five miles south of the downtown Loop, less than one mile west of Lake Michigan and approximately five miles north of The University of Chicago. Built in 1954, the Lake Meadows Shopping Center Property is comprised of six buildings on 16.8 acres and contains a total of 630 parking spaces (3.6 spaces per 1,000 SF of NRA). The traffic count in the vicinity of the Lake Meadows Shopping Center Property is estimated at 24,000 vehicles per day.

As of January 1, 2019, the Lake Meadows Shopping Center Property was 89.0% leased to 21 tenants and is anchored by Jewel Osco, Walgreens and LA Fitness. Jewel Osco and Walgreens have been anchoring the Lake Meadows Shopping Center Property since 1964 and 1954, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail - Anchored	Loan #8	Cut-off Date Balance:	$25,900,000
Various	Lake Meadows Shopping Center	Cut-off Date LTV:	63.8%
Chicago, IL 60616		U/W NCF DSCR:	2.14x
		U/W NOI Debt Yield:	10.4%

Major Tenants.

Jewel Osco (49,786 SF, 28.2% of NRA, 16.7% of underwritten rent). Jewel Osco has been a tenant at the Lake Meadows Shopping Center Property since 1964 and is a subsidiary of Albertsons Companies, LLC (“Albertsons”), a large food and drug retailer in the United States. Albertsons operates more than 2,300 stores located in 35 states and the District of Columbia. Jewel Osco operates 185 stores throughout the Chicagoland area, Indiana and Iowa. Jewel Osco has a lease expiration of January 31, 2029. Jewel Osco reported sales at the Lake Meadows Shopping Center Property for the fiscal years ending December 31, 2016, 2017 and 2018 of approximately $22.9 million ($460 PSF), $22.2 million ($446 PSF) and $19.1 million ($384 PSF), respectively.

LA Fitness (40,027 SF, 22.7% of NRA, 26.4% of underwritten rent). LA Fitness has been a tenant at the Lake Meadows Shopping Center Property since 2015 and is a health club and gym chain with more than 700 locations in both the United States and Canada. LA Fitness offers diverse sport club amenities, group fitness classes and personal training services. LA Fitness has a lease expiration of April 30, 2025 and has four five-year renewal options. The LA Fitness at the Lake Meadows Shopping Center Property reports having over 2,500 members with a daily check-in of 973 members.

Walgreens (16,905 SF, 9.6% of NRA, 15.0% of underwritten rent). Walgreens has been a tenant at the Lake Meadows Shopping Center Property since 1954 and is a subsidiary of the parent holding company Walgreens Boots Alliance. Walgreens Boots Alliance is a large retail pharmacy, health and wellbeing enterprise across the United States and Europe, with over 18,500 stores in 11 countries as well as one of the largest global pharmaceutical wholesale and distribution networks, with over 390 distribution centers delivering to more than 230,000 pharmacies, doctors, health centers and hospitals each year in more than 20 countries. Walgreens has a lease expiration of December 31, 2039 and a termination option effective on December 31, 2020 with notice by December 31, 2019. Walgreens reported sales at the Lake Meadows Shopping Center Property for the fiscal years ending December 31, 2015, 2016 and 2017 of approximately $5.6 million ($330 PSF), $5.3 million ($313 PSF) and $5.0 million ($296 PSF), respectively.

Rainbow (9,445 SF, 5.3% of NRA, 3.4% of underwritten rent). Rainbow has been a tenant at the Lake Meadows Shopping Center Property since 2004 and is a “fast fashion” retailer in the United States, offering affordable apparel designed off of the latest fashion trends. Rainbow offers a selection of women’s, juniors, plus size and children’s clothing and shoes. Rainbow has over 1,000 locations in the United States, Puerto Rico and the U.S. Virgin Islands. Rainbow has a lease expiration of January 31, 2025 and has the option to terminate its lease at any time with 120 days’ prior notice.

DTLR, Inc. (6,000 SF, 3.4% of NRA, 3.4% of underwritten rent). DTLR, Inc. (“DTLR”) has been a tenant at the Lake Meadows Shopping Center Property since 2012 and is a retailer specializing in street-inspired footwear, apparel and music. DTLR operates over 110 stores in the United States. DTLR has a lease expiration of September 30, 2021.

The following table presents a summary regarding the major tenants at the Lake Meadows Shopping Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	App. % of SF	Annual UW Rent	Annual UW Rent PSF(3)	App. % of Total Annual UW Rent	Most Recently Reported Sales(4)		Term. Option	Lease Expiration
							$	PSF
Jewel Osco	NR/B1/B+	49,786	28.2%	$518,786	$10.42	16.7%	$19,123,959	$384	N	1/31/2029
LA Fitness	NR/NR/NR	40,027	22.7%	$820,554	$20.50	26.4%	NAV	NAV	N	4/30/2025
Walgreens	BBB/Baa2/BBB	16,905	9.6%	$467,085	$27.63	15.0%	$4,998,754	$296	Y	12/31/2020(5)
Rainbow	NR/NR/NR	9,445	5.3%	$106,000	$11.22	3.4%	NAV	NAV	Y	1/31/2025
DTLR, Inc.	NR/NR/NR	6,000	3.4%	$105,000	$17.50	3.4%	NAV	NAV	N	9/30/2021
Subtotal/Wtd. Avg.		122,163	69.2%	$2,017,425	$16.51	64.8%

Other Tenants		35,076	19.9%	$1,095,300	$31.23	35.2%
Vacant		19,355	11.0%	$0	$0	0.0%
Total/Wtd. Avg.		176,594	100.0%	$3,112,725	$19.80	100.0%

(1)	Information is based on the underwritten rent roll as of January 1, 2019.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	Most Recently Reported Sales reflects the trailing 12-month period ending (i) December 31, 2018 for Jewel Osco and (ii) December 31, 2017 for Walgreens.

(5)	The lease expiration date set forth above is the effective date of the next termination option with notice given by December 31, 2019. The actual lease expiration is December 31, 2039.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail - Anchored	Loan #8	Cut-off Date Balance:	$25,900,000
Various	Lake Meadows Shopping Center	Cut-off Date LTV:	63.8%
Chicago, IL 60616		U/W NCF DSCR:	2.14x
		U/W NOI Debt Yield:	10.4%

The following table presents certain information relating to the lease rollover at the Lake Meadows Shopping Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	1	860	$20.00	0.5%	0.5%	$17,200	0.6%	0.6%
2019	0	0	$0.00	0.0%	0.5%	$0	0.0%	0.6%
2020	2	19,428	$26.70	11.0%	11.5%	$518,750	16.7%	17.2%
2021	2	8,162	$20.99	4.6%	16.1%	$171,360	5.5%	22.7%
2022	2	2,122	$81.03	1.2%	17.3%	$171,936	5.5%	28.2%
2023	1	3,578	$27.46	2.0%	19.3%	$98,269	3.2%	31.4%
2024	0	0	$0.00	0.0%	19.3%	$0	0.0%	31.4%
2025	5	56,557	$19.95	32.0%	51.4%	$1,128,086	36.2%	67.6%
2026	2	4,445	$29.24	2.5%	53.9%	$129,991	4.2%	71.8%
2027	1	1,262	$30.47	0.7%	54.6%	$38,451	1.2%	73.1%
2028	3	9,039	$28.15	5.1%	59.7%	$254,436	8.2%	81.2%
2029	1	49,786	$10.42	28.2%	87.9%	$518,786	16.7%	97.9%
2030 & Beyond	1	2,000	$32.73	1.1%	89.0%	$65,460	2.1%	100.0%
Vacant	0	19,355	$0.00	11.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg. (3)	21	176,594	$19.80	100.0%		$3,112,725	100.0%

(1)	Information is based on the underwritten rent roll as of January 1, 2019.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

(3)	Annual UW Rent PSF Rolling excludes vacant space.

The Market. The Lake Meadows Shopping Center Property is located in the South Chicago submarket of the Chicago retail market. The Chicago retail market is made up of 559,284,179 SF and the South Chicago submarket is made up of 47,543,079 SF. As of the fourth quarter of 2018, the vacancy rate in the Chicago retail market was 6.0% and the vacancy rate in the South Chicago submarket was 4.9%. As of the fourth quarter of 2018, the average monthly asking rents in the Chicago retail market and South Chicago submarket were $16.82 PSF and $18.06 PSF, respectively.

According to the appraisal, the 2018 estimated population within a one-, three- and five-mile radius of the Lake Meadows Shopping Center Property is 32,063, 226,886 and 664,632, respectively. The 2018 estimated average household income within a one-, three- and five-mile radius of the Lake Meadows Shopping Center Property is $46,096, $76,799 and $86,756, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail - Anchored	Loan #8	Cut-off Date Balance:	$25,900,000
Various	Lake Meadows Shopping Center	Cut-off Date LTV:	63.8%
Chicago, IL 60616		U/W NCF DSCR:	2.14x
		U/W NOI Debt Yield:	10.4%

The following tables present recent leasing data at comparable retail properties with respect to the Lake Meadows Shopping Center Property:

Comparable Inline/Outlot Lease Summary
Property/Location	Year Built	Tenant	Lease Area (SF)	Lease Date	Base Rent PSF	Lease Term (Yrs.)	Lease Type
1519-1525 East 55th Street Chicago, IL	1920	Howard Brown Clinic	2,400	May 2018	$35.00	5.0	NNN
2138 South Indiana Avenue Chicago, IL	2008	Glen Lemer Law	4,650	Mar 2018	$25.50	6.0	NNN
321 East 35th Street Chicago, IL	1920	AT&T	2,986	Jul 2018	$23.50	8.0	NNN
1322-1358 East 47th Street Chicago, IL	1903	Mitchell Foot and Ankle	3,200	Aug 2017	$27.29	6.0	MG
1515-1531 East 53rd Street Chicago, IL	1920	Verizon	3,400	Sep 2017	$40.00	5.0	NNN
5423 South Wentworth Avenue Chicago, IL	1998	Mitchell Foot and Ankle	1,200	Jun 2018	$23.45	5.0	NNN

Source: Appraisal

Comparable Anchor Lease Summary
Property/Location	Year Built	Tenant	Lease Area (SF)	Lease Date	Base Rent PSF	Lease Term (Yrs.)	Lease Type
2101 East 71st Street Chicago, IL	1990	Stop n’ Save	62,303	Jan 2019	$11.25	10.0	AN
17930 Wolf Road Orland Park, IL	2003	Jewel Osco	63,400	Nov 2017	$11.00	20.0	NNN
7901-8013 South Cicero Avenue Chicago, IL	1989	The Room Place	42,000	May 2018	$9.35	10.0	AN
3443 West Addison Street Chicago, IL	1984	Floor & Decor	80,000	Sep 2018	$11.25	10.0	NNN
1101 West North Melrose Park, IL	1987	Sam’s Beauty	42,964	Mar 2018	$9.00	10.0	NNN

Source: Appraisal

Comparable Junior Anchor Lease Summary
Property/Location	Year Built	Tenant	Lease Area (SF)	Lease Date	Base Rent PSF	Lease Term (Yrs.)	Lease Type
4933 – 4957 Dempster Street Skokie, IL	2017	Target	33,000	Oct 2017	$22.25	15.0	NNN
7250 West Cermak Road North Riverside, IL	1970	Binny’s Beverage	29,925	Jul 2017	$13.50	10.0	NNN
4901 West Irving Park Road Chicago, IL	1957	Binny’s Beverage	24,481	Jun 2017	$18.00	15.0	NNN
3636 North Broadway Street Chicago, IL	1930	Planet Fitness	14,495	Jan 2018	$30.00	10.0	NNN
7200 West Foster Avenue Chicago, IL	1958	Planet Fitness	17,700	Apr 2018	$19.25	10.0	NNN

Source: Appraisal

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail - Anchored	Loan #8	Cut-off Date Balance:	$25,900,000
Various	Lake Meadows Shopping Center	Cut-off Date LTV:	63.8%
Chicago, IL 60616		U/W NCF DSCR:	2.14x
		U/W NOI Debt Yield:	10.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Lake Meadows Shopping Center Property:

Cash Flow Analysis
	2016	2017	2018	UW	UW PSF
Gross Potential Rent(1)	$2,693,516	$2,724,631	$2,905,843	$3,544,735	$20.07
Total Recoveries	$843,939	$806,338	$761,446	$884,496	$5.01
Other Income	$21,244	$15,211	$20,504	$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	($432,010)	($2.45)
Effective Gross Income	$3,558,699	$3,546,180	$3,687,793	$3,997,221	$22.64

Real Estate Taxes	$471,125	$626,500(2)	$656,634	$688,056	$3.90
Insurance	$55,969	$50,595	$50,687	$52,368	$0.30
Other Expenses(3)	$536,090	$539,347	$616,459	$534,739	$3.03
Non-Reimbursable	$23,479	$16,591	$25,671	$21,914	$0.12
Total Expenses	$1,086,663	$1,233,033	$1,349,450	$1,297,076	$7.34

Net Operating Income(4)	$2,472,036	$2,313,147	$2,338,343	$2,700,145	$15.29
Capital Expenditures	$0	$0	$0	$26,605	$0.15
TI/LC	$0	$0	$0	$159,551	$0.90
Net Cash Flow	$2,472,036	$2,313,147	$2,338,343	$2,513,989	$14.24

Occupancy %	89.5%	88.2%	89.0%(5)	87.8%
NOI DSCR	2.10x	1.97x	1.99x	2.30x
NCF DSCR	2.10x	1.97x	1.99x	2.14x
NOI Debt Yield	9.5%	8.9%	9.0%	10.4%
NCF Debt Yield	9.5%	8.9%	9.0%	9.7%

(1)	UW Gross Potential Rent is based on the underwritten rent roll dated January 1, 2019 and includes rent steps through April 2020 totaling $43,655.

(2)	The increase in Real Estate Taxes in 2017 was a result of the addition of new buildings and the re-assessment of taxes that occurs every three years in Cook County.

(3)	The decrease in Other Expenses from 2018 to UW is primarily due to the decrease in payroll expenses which is due to (i) the borrower sponsor historically allocating corporate salaries to the Lake Meadows Shopping Center Property and (ii) as of January 2019, there is no longer an on-site employee.

(4)	The increase in Net Operating Income from 2018 to UW is primarily due to four new leases totaling 8,739 SF (4.9% NRA, 8.5% UW rent) with lease commencement dates ranging from July 2018 to April 2019.

(5)	2018 Occupancy % is as of January 1, 2019.

Escrows and Reserves.

Real Estate Taxes - The Lake Meadows Shopping Center Mortgage Loan documents provide for an upfront reserve of $328,317 for real estate taxes and ongoing monthly reserves for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months (initially $54,720).

Insurance - The Lake Meadows Shopping Center Mortgage Loan documents do not require ongoing monthly reserves for insurance as long as (i) no event of default has occurred and is continuing, (ii) the insurance coverage for the Lake Meadows Shopping Center Property is included in a blanket policy approved by the lender in its reasonable discretion, and (iii) the Lake Meadows Shopping Center Borrower provides the lender with evidence of timely payment of the insurance premiums and renewals of the insurance policies, no later than 10 days prior to the expiration of the current policy. If such conditions are not satisfied, the Lake Meadows Shopping Center Mortgage Loan documents require monthly reserves for insurance premiums in an amount equal to 1/12 of the estimated annual insurance premiums.

Deferred Maintenance – The Lake Meadows Shopping Center Mortgage Loan documents provide for an upfront reserve of $96,250 for required repairs, representing 125% of a total estimated cost of $77,000 for required repairs, including repairing asphalt pavement ($50,000), repairing a leaking basement ($25,000) and repairing damaged concrete ($2,000).

Recurring Replacements - The Lake Meadows Shopping Center Mortgage Loan documents provide for monthly deposits of approximately $2,207 into a replacement reserve.

Existing TI/LC Reserve - The Lake Meadows Shopping Center Mortgage Loan documents provide for an upfront reserve of approximately $1,523,899 for existing tenant improvements and leasing commissions.

TI/LC Reserve - The Lake Meadows Shopping Center Mortgage Loan documents provide for an upfront reserve of $400,000 for tenant improvements and leasing commissions. In addition, if at any time the amount in such reserve (including the initial upfront deposit) is less than $250,000, monthly deposits of approximately $14,716 are required to be made into such reserve until the amount then on deposit in such reserve is at least equal to $250,000.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail - Anchored	Loan #8	Cut-off Date Balance:	$25,900,000
Various	Lake Meadows Shopping Center	Cut-off Date LTV:	63.8%
Chicago, IL 60616		U/W NCF DSCR:	2.14x
		U/W NOI Debt Yield:	10.4%

Environmental Probable Cost Reserve - The Lake Meadows Shopping Center Mortgage Loan documents provide for an upfront reserve of $187,500 for an environmental probable cost reserve for the purpose of conducting investigation and/or remediation of recognized environmental conditions identified in the environmental report relating to the Lake Meadows Shopping Center Property.

Environmental Policy Reserve - The Lake Meadows Shopping Center Mortgage Loan documents provide for an upfront reserve of approximately $24,120, which amount represents the estimated cost required to purchase an additional three years of coverage under the environmental insurance policy relating to the Lake Meadows Shopping Center Property in the event that the Lake Meadows Shopping Center Mortgage Loan is not paid in full on its maturity date.

Walgreens Paving Work Reserve - The Lake Meadows Shopping Center Mortgage Loan documents provide for an upfront reserve of approximately $5,000, which represents 125% of the estimated cost of restriping the Walgreens parking lot.

Lockbox and Cash Management. The Lake Meadows Shopping Center Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Cash Sweep Event Period (as defined below), the Lake Meadows Shopping Center Borrower is required to establish a lockbox account and direct tenants to deposit all rents directly into the lockbox account. If, notwithstanding such direction, the Lake Meadows Shopping Center Borrower or property manager receives any rents, it is required to deposit such rents into the lockbox account within one business day of receipt. Upon the first occurrence of a Cash Sweep Event Period, the lender is required to establish, and the Lake Meadows Shopping Center Borrower is required to cooperate with a cash management bank chosen by the lender to establish, a lender-controlled cash management account, into which all funds in the lockbox account will be required to be deposited periodically so long as a Cash Sweep Event Period is continuing. So long as a Cash Sweep Event Period is continuing, and provided no event of default is continuing, funds in the cash management account are required to be applied (i) to make deposits into the tax and insurance escrows (if any are then required), as described above under “Escrows and Reserves”, (ii) to pay debt service on the Lake Meadows Shopping Center Mortgage Loan, (iii) to make deposits into the recurring replacements reserve, and (if then required) TI/LC reserve, as described above under “Escrows and Reserves,” (iv) to pay operating expenses set forth in the annual budget (which is required to be approved by the lender) and extraordinary operating or capital expenses reasonably approved by the lender, and (v) to pay any remainder into an excess cash flow account to be held by the lender as additional security for the Lake Meadows Shopping Center Mortgage Loan during the continuance of the Cash Sweep Event Period. If no Cash Sweep Event Period is continuing, all funds in the lockbox account are required to be disbursed to an account designated by the Lake Meadows Shopping Center Borrower.

A “Cash Sweep Event Period” means a period:

(a)	commencing upon an event of default under the Lake Meadows Shopping Center Mortgage Loan and ending if no event of default exists; or

(b)	commencing upon the interest only debt service coverage ratio falling below 1.35x for six consecutive calendar months and ending upon the interest only debt service coverage ratio being at least 1.35x for six consecutive calendar months; or

(c)	commencing upon a Major Tenant (as defined below) making a bankruptcy filing or being the subject of a bankruptcy filing and ending if one of the following has occurred: (i) the Major Tenant’s lease is affirmed in bankruptcy and the Lake Meadows Shopping Center Borrower delivers to the lender a reasonably acceptable tenant estoppel certificate stating that such Major Tenant is in occupancy of the entirety of its space, open for business and paying full unabated rent, or (ii) the entirety of the Major Tenant’s space is re-leased to one or more replacement tenant(s) pursuant to replacement lease(s), which tenants and leases are acceptable to the lender in its sole discretion, and the Lake Meadows Shopping Center Borrower delivers to the lender a reasonably acceptable tenant estoppel certificate(s) from each such replacement tenant(s) stating that such replacement tenant(s) is/are in occupancy of their leased space, open for business and paying full unabated rent (a cure as described in this subclause (ii), a “Replacement Tenant Cure”); or

(d)	commencing on the earlier to occur of (i) a Major Tenant giving notice to vacate or exercising any termination option under its lease, or (ii) the date which is 12 months prior to a Major Tenant’s then applicable lease expiration date (or such earlier date which is the last day of the extension option notice period under such Major Tenant’s lease) and ending if one of the following has occurred: (i) the Major Tenant renews or extends its lease on terms outlined in its lease and on terms reasonably approved by the lender and the Lake Meadows Shopping Center Borrower delivers to the lender a tenant estoppel certificate from the Major Tenant in form and substance reasonably acceptable to the lender stating that the Major Tenant is in occupancy of the Major Tenant’s space, open for business and paying full unabated rent, or (ii) a Replacement Tenant Cure; or

(e)	commencing upon a Major Tenant vacating or “going dark” in its space or terminating (or given notice of its intention to terminate) its lease, and ending if one of the following has occurred: (i) the Major Tenant occupies the entirety of such Major Tenant’s space and the Lake Meadows Shopping Center Borrower delivers to the lender a reasonably acceptable tenant estoppel certificate from the Major Tenant stating that the Major Tenant is in occupancy of its space, open for business and paying full unabated rent, or (ii) a Replacement Tenant Cure.

A “Major Tenant” means each of (i) Jewel Osco, (ii) LA Fitness, and (iii) any replacement tenant for the foregoing.

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Provided no event of default under the Lake Meadows Shopping Center Mortgage Loan exists, the Lake Meadows Shopping Center Borrower will have the right at any time to obtain the release of an approximately 2.347 acre parcel, without defeasance or prepayment (except to the extent necessary to comply with REMIC requirements), in connection with the conveyance of such parcel to another entity, provided that the following conditions, among others, are satisfied: (i) the loan-to-value ratio immediately following release is not greater than 63.8%, (ii) there is compliance with zoning requirements, other legal requirements and leases, (iii) the granting deed prohibits the transferee from (a) leasing (or offering to

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail - Anchored	Loan #8	Cut-off Date Balance:	$25,900,000
Various	Lake Meadows Shopping Center	Cut-off Date LTV:	63.8%
Chicago, IL 60616		U/W NCF DSCR:	2.14x
		U/W NOI Debt Yield:	10.4%

directing any prospective tenant seeking to lease space at the Lake Meadows Shopping Center Property to the release parcel, (iv) the lender receives reasonably satisfactory evidence that all action needed to create separate tax lots has been taken (provided that until such separate tax lots are issued, the Lake Meadows Shopping Center Borrower will be required to continue to reserve for the taxes on the release parcel), (v) there is compliance with customary REMIC related conditions, and (vi) if required by the lender, a rating agency confirmation is delivered.

Right of First Offer/Right of First Refusal. None.

Ground Lease. None.

Letter of Credit. None.

Terrorism Insurance. The Lake Meadows Shopping Center Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the Lake Meadows Shopping Center Borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Lake Meadows Shopping Center Property. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12 month extended period of indemnity. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), and covers both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance which insures against “covered acts” as defined by TRIPRA (or such other program). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail - Anchored	Loan #9	Cut-off Date Balance:	$21,885,338
1110, 1160, 1166, 1170, 1180, 1190,	Shoppes at Fox River	Cut-off Date LTV:	38.1%
1200, 1210, 1240 and 1220-1230 West		U/W NCF DSCR:	2.76x
Sunset Drive, Waukesha, WI 53189		U/W NOI Debt Yield:	19.8%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail - Anchored	Loan #9	Cut-off Date Balance:	$21,885,338
1110, 1160, 1166, 1170, 1180, 1190,	Shoppes at Fox River	Cut-off Date LTV:	38.1%
1200, 1210, 1240 and 1220-1230 West		U/W NCF DSCR:	2.76x
Sunset Drive, Waukesha, WI 53189		U/W NOI Debt Yield:	19.8%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail - Anchored	Loan #9	Cut-off Date Balance:	$21,885,338
1110, 1160, 1166, 1170, 1180, 1190,	Shoppes at Fox River	Cut-off Date LTV:	38.1%
1200, 1210, 1240 and 1220-1230 West		U/W NCF DSCR:	2.76x
Sunset Drive, Waukesha, WI 53189		U/W NOI Debt Yield:	19.8%

Merton
Ironwood Golf Course
Sussex
Silver Spring Dr.
Silver Spring Golf Club
Menomonee Falls
Pewaukee Rd.
Lisbon Rd.
The Legend at Bristlecone
Lindsay Rd.
Hartland
Capitol Dr.
Capitol Airport
Stonewood Village Shops
W. Capitol Dr.
Pilgrim Rd.
AMTRAK
Lake Pewaukee
Capitol Dr.
Brookfield
Waukesha Co. Technical Coll. Pewaukee Campus
Pewaukee
Watertown Rd.
Bluemound Rd.
Ascension SE Wisc. Hospital - Elmbrook Campus
W. North Ave.
Western Lakes Golf Club
Pewaukee Golf Club
LifeCare Hospitals of Wisc.
GE Healthcare
Springdale Rd.
N. Barker Rd.
N. Brookfield Rd.
N. Calhoun Rd.
Brookfield Fashion Center
Madison 59 miles
Northview Rd.
Meadowbrook Rd.
Waukesha County Airport
Redford Blvd.
Galleria West
The Corners of Brookfield
Bluemound Rd.
Waukesha Co. Expo Center
HUSCO International
Westbrook Shopping Center
Fiserv
Brookfield Square
Univ. of Wisconsin-Milwaukee at Waukesha
Waukesha
Moreland Blvd.
Davidson Rd.
Summit Ave.
Moor Downs GC
E. Main St.
W. Greenfield Ave.
Milwaukee 11 miles
Retzer Nature Center
Madison St.
ProHealth Waukesha Mem. Hospital
DOWNTOWN WAUKESHA
Waukesha Co. Historical Society & Museum
Les Paul Performance Ctr.
Carroll University
Wales
Shoppes at Fox River
1110, 1160, 1166, 1170, 1180, 1190, 1200, 1210, 1240 and 1220-1230 West Sunset Drive
Waukesha, WI 53189
St. Paul Ave.
S. West St.
S. East St.
Les Paul Pkwy.
W. Cleveland Ave.
S. Calhoun Rd.
S. Moorland Rd.
Eaton
W. Sunset Dr.
W. Sunset Dr.
Fox Run Shopping Center
The Legend at Merrill Hills
E. Racine Ave.
W. Coffee Rd.
Les Paul Pkwy.
Infinity Fields Baseball Park
Guthrie Rd.
Minooka County Park
Moorland Square Shopping Ctr.
New Berlin
Waukesha Commerce & Industrial Ctr.
Froedtert & the Medical Coll. Reserve Health Care
Lawnsdale Rd.
WAUKESHA COUNTY
Rock Frwy
Small Rd.
College Ave.
W. National Ave.
Racine Ave.
Little Muskego Lake
Vernon
Muskego
Muskego County Park
Muskego Industrial Park
Woods Rd.
Hartford
Slinger
Jackson
Grafton
Cedarburg
Richfield
Germantown
Mequon
Menomonee Falls
Brookfield
MILWAUKEE
Pewaukee
Wauwatosa
Waukesha
West Allis
New Berlin
Greenfield
Muskego
Franklin
Oak Creek
South Milwaukee
Cudahy
Lake Michigan
Caledonia
Waterford
Big Bend
Mukwonago

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 9 – Shoppes at Fox River

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	SMC			Single Asset/Portfolio:	Single Asset
Credit Assessment (KBRA/Fitch/S&P):	A+/NR/NR			Location:	Waukesha, WI 53189
Original Balance:	$22,000,000			General Property Type:	Retail
Cut-off Date Balance:	$21,885,338			Detailed Property Type:	Anchored
% of Initial Pool Balance:	3.2%			Title Vesting:	Fee
Loan Purpose:	Acquisition			Year Built/Renovated:	2009, 2012, 2014, 2016/N/A
Sponsor:	Harold J. Etkin; Johanne S. Etkin Finley			Size:	331,541 SF
Guarantor:	Harold J. Etkin; Johanne S. Etkin Finley			Cut-off Date Balance per SF:	$66
Mortgage Rate:	4.4800%			Maturity Date Balance per SF:	$49
Note Date:	3/6/2019			Property Manager:	Etkin & Co. (borrower-related)
First Payment Date:	4/6/2019
Maturity Date:	3/6/2029
Original Term to Maturity:	120 months
Original Amortization Term:	300 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI:	$4,338,758
Seasoning:	3 months			UW NOI Debt Yield:	19.8%
Prepayment Provisions:	LO (27); YM1 (87); O (6)			UW NOI Debt Yield at Maturity:	26.8%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	2.76x
Additional Debt Type:	N/A			Most Recent NOI:	$3,657,580 (11/1/2018 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$3,308,410 (12/31/2017)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$3,163,636 (12/31/2016)
Reserves(1)				Most Recent Occupancy(2):	97.4% (3/1/2019)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(2):	90.9% (1/1/2019)
RE Tax:	$240,148	$80,049	N/A	3rd Most Recent Occupancy(2):	81.8% (12/31/2017)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$57,400,000 (1/7/2019)
Deferred Maintenance:	$0	$0	N/A	Appraised Value per SF:	$173
Recurring Replacements:	$0	Springing	$320,414	Cut-off Date LTV Ratio:	38.1%
TI/LC:	$0	$0	N/A	Maturity Date LTV Ratio:	28.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$22,000,000	39.1%	Purchase Price:	$55,000,000	97.8%
Borrower Equity:	$34,257,903	60.9%	Closing Costs:	$1,017,755	1.8%
			Reserves:	$240,148	0.4%
Total Sources:	$56,257,903	100.0%	Total Uses:	$56,257,903	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(2)	The Shoppes at Fox River Property expanded by 54,899 SF in 2017, which space was subsequently leased up in 2017, 2018 and 2019. Additionally, Most Recent Occupancy includes Shopko Optical Center (0.6% of NRA), however the tenant was underwritten as vacant.

The Mortgage Loan. The ninth largest mortgage loan (the “Shoppes at Fox River Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $22,000,000 and secured by a first priority fee mortgage on a 331,541 SF portion of an anchored retail center located in Waukesha, Wisconsin (the “Shoppes at Fox River Property”). The proceeds of the Shoppes at Fox River Mortgage Loan, along with approximately $34.3 million of borrower equity, were used to acquire the Shoppes at Fox River Property, pay closing costs and fund reserves.

The Borrower and the Borrower Sponsor. The borrower is SBV-Fox River LLC, a single purpose Delaware limited liability company with no independent directors (the “Shoppes at Fox River Borrower”).

Harold J. Etkin and Johanne S. Etkin Finley are the nonrecourse carve-out guarantors and borrower sponsors for the Shoppes at Fox River Mortgage Loan. Harold J. Etkin and Johanne S. Etkin Finley are the managing partners of Etkin & Co., a family owned real estate and development company based in Novi, Michigan, joining the company in 1971 and 1973, respectively. Etkin & Co. has developed nearly 500,000 SF of commercial space and over 1,000 multifamily units.

The Property. The Shoppes at Fox River Property is a 13-building anchored retail center built in phases in 2009, 2012, 2014 and 2016 on 50.5 acres located in Waukesha, Wisconsin, with frontage along West Sunset Drive, a commercial, east-west arterial. Sunset Drive is less than one mile from I-90. The Shoppes at Fox River Property contains 331,541 SF of rentable area and 1,912 surface parking spaces (approximately 5.8 spaces per 1,000 SF). The Shoppes at Fox River Property is shadow anchored by a non-collateral corporately-owned Super Target.

The Shoppes at Fox River Property had year-end occupancy rates of 100.0%, 100.0%, 81.8% and 90.9% for 2015, 2016, 2017 and January 1, 2019, respectively. The dip in occupancy in 2017 can be attributed to an additional 54,899 SF being developed at the Shoppes at Fox River Property. As of March 1, 2019, the Shoppes at Fox River Property was 97.4% leased to 36 tenants. Pick ‘n Save and Hobby Lobby are the anchor tenants, and Ross Dress for Less, TJ Maxx, Tuesday Morning, Petco and Old Navy are junior anchor tenants. Other than the anchors, no single tenant occupies more than

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail - Anchored	Loan #9	Cut-off Date Balance:	$21,885,338
1110, 1160, 1166, 1170, 1180, 1190,	Shoppes at Fox River	Cut-off Date LTV:	38.1%
1200, 1210, 1240 and 1220-1230 West		U/W NCF DSCR:	2.76x
Sunset Drive, Waukesha, WI 53189		U/W NOI Debt Yield:	19.8%

7.5% of NRA or represents more than 5.7% of underwritten base rent. Notable national tenants include Five Below, Dollar Tree, Buffalo Wild Wings, Bath & Body Works, Verizon, Skechers, Panera Bread and ATI Physical Therapy.

Tenants accounting for approximately 44.0% of the NRA have co-tenancy provisions tied to either certain major tenants at the Shoppes at Fox River Property (generally, the non-collateral Super Target and/or Pick ’n Save) or an overall occupancy percentage at the Shoppes at Fox River Property or portions thereof (generally between 50%-75%). Both the non-collateral Super Target and Pick ‘n Save have been at the Shoppes at Fox River Property for approximately 10 years. Neither Pick ‘n Save nor Hobby Lobby have co-tenancy provisions. The largest tenant with a co-tenancy provision is Ross Dress for Less at 5.7% of underwritten base rent and accounting for 7.5% of NRA.

Major Tenants.

Pick ‘n Save (61,045 SF, 18.4% of NRA, 17.2% of underwritten base rent). Pick ‘n Save is an original tenant at the Shoppes at Fox River Property. Pick ‘n Save is a full-service grocer, with an on-site pharmacy and fresh foods department, which recently underwent a store-refresh which included updated interior finishes and refreshed Pick ‘n Save branding. Pick ‘n Save is a Kroger-owned brand, which was acquired in the $800 million acquisition of Roundy’s in late 2015. There are currently approximately 90 Pick ‘n Save locations in Wisconsin, with the bulk in the greater Milwaukee area. The tenant has four five-year lease renewal options remaining. Pick ‘n Save’s sales were $381, $398, $382, $358 and $384 for 2014, 2015, 2016, 2017 and 2018, respectively. These sales resulted in occupancy costs (based on underwritten total rent) of 4.8%, 4.6%, 4.8%, 5.1% and 4.7%, respectively.

Hobby Lobby (55,000 SF, 16.6% of NRA, 11.2% of underwritten base rent). Hobby Lobby is a privately owned national chain of arts and crafts stores and has been a tenant at the Shoppes at Fox River Property since 2014. Founded in 1970 by David and Barbara Green, Hobby Lobby remains privately held and now has over 800 stores in 47 states and has approximately 32,000 employees. Hobby Lobby has three five-year lease renewal options remaining.

The following table presents certain information relating to the major tenants at the Shoppes at Fox River Property:

Tenant Summary(1)
Tenant Name	Credit Ratings (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approx. % of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Termination Options
Anchor Tenants
Pick ‘n Save	NR/Baa1/BBB	61,045	18.4%	$824,107	17.2%	$13.50	12/31/2029	4 x 5 Yrs	N/A
Hobby Lobby	NR/NR/NR	55,000	16.6%	$536,250	11.2%	$9.75	3/31/2029	3 x 5 Yrs	N/A
Junior Anchor Tenants
Ross Dress for Less	NR/A3/A-	24,750	7.5%	$272,250	5.7%	$11.00	1/31/2027	4 x 5 Yrs	N/A
TJ Maxx	NR/A2/A+	24,000	7.2%	$216,000	4.5%	$9.00	10/31/2022	4 x 5 Yrs	N/A
Tuesday Morning(3)	NR/NR/NR	18,000	5.4%	$150,000	3.1%	$8.33	7/31/2029	2 x 5 Yrs	Yes
Petco	NR/NR/CCC+	13,500	4.1%	$216,000	4.5%	$16.00	5/31/2020	4 x 5 Yrs	N/A
Old Navy	NR/Baa2/BB+	12,500	3.8%	$156,250	3.3%	$12.50	7/31/2028	3 x 5 Yrs	N/A
Anchor Subtotal/Wtd. Avg.		208,795	63.0%	$2,370,857	49.3%	$11.35

In-Line Tenants(4)		114,195	34.4%	$2,433,452	50.7%	$21.71
Vacant Space		8,551	2.6%	$0	0.0%	$0.00
Total/Wtd. Avg.(5)		331,541	100.0%	$4,804,309	100.0%	$14.97

(1)	Information is based on the underwritten rent roll dated March 1, 2019.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Tuesday Morning has the right to terminate its lease if sales do not exceed $1.5 million in its fifth lease year (ending January 2024).

(4)	Includes Shopko Optical Center (0.6% of NRA) which is in occupancy, however, the tenant was underwritten as vacant and not considered in the Annual UW Rent PSF field.

(5)	Total/Wtd. Avg. Annual UW Rent PSF excludes vacant space and Shopko Optical Center.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail - Anchored	Loan #9	Cut-off Date Balance:	$21,885,338
1110, 1160, 1166, 1170, 1180, 1190,	Shoppes at Fox River	Cut-off Date LTV:	38.1%
1200, 1210, 1240 and 1220-1230 West		U/W NCF DSCR:	2.76x
Sunset Drive, Waukesha, WI 53189		U/W NOI Debt Yield:	19.8%

The following table presents certain information relating to the lease rollover schedule at the Shoppes at Fox River Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2019	4	13,111	$29.05	4.0%	4.0%	380,939	7.9%	7.9%
2020	3	24,000	$16.94	7.2%	11.2%	406,610	8.5%	16.4%
2021	6	27,820	$15.49	8.4%	19.6%	430,947	9.0%	25.4%
2022	4	38,220	$13.60	11.5%	31.1%	519,880	10.8%	36.2%
2023	1	2,103	$32.45	0.6%	31.7%	68,242	1.4%	37.6%
2024(3)	2	3,520	$28.00	1.1%	32.8%	39,200	0.8%	38.4%
2025	0	0	$0.00	0.0%	32.8%	0	0.0%	38.4%
2026	2	14,500	$19.31	4.4%	37.2%	280,000	5.8%	44.2%
2027	4	30,424	$14.81	9.2%	46.4%	450,692	9.4%	53.6%
2028	3	24,173	$17.40	7.3%	53.6%	420,582	8.8%	62.4%
2029	6	143,315	$12.14	43.2%	96.9%	1,739,657	36.2%	98.6%
2030 & Beyond	1	1,804	$37.45	0.5%	97.4%	67,560	1.4%	100.0%
Vacant	0	8,551	$0.00	2.6%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.(3)	36	331,541	$14.97(4)	100.0%		$4,804,309	100.0%

(1)	Information is based on the underwritten rent roll dated March 1, 2019.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

(3)	Includes Shopko Optical Center (0.6% of NRA) which is in occupancy, however, the tenant was underwritten as vacant and not considered in the UW Rent PSF Rolling field.

(4)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space and Shopko Optical Center.

The Market. The Shoppes at Fox River Property is located in Waukesha, approximately 18 miles west of downtown Milwaukee, Wisconsin. According to the appraisal, the Shoppes at Fox River Property is located within the Central Waukesha submarket of the Milwaukee retail market. As of the third quarter of 2018, the submarket contained approximately 9.3 million SF of inventory, with a vacancy rate of 5.1% and average annual asking rents of $12.28 PSF. The Shoppes at Fox River Property is considered by the appraiser to be a power center.

According to the appraisal, the estimated 2018 population within a one-, three- and five-mile radius of the Shoppes at Fox River Property was 6,788, 61,403 and 92,824, respectively. The 2018 average household income within the same radii was $67,807, $77,404 and $84,149, respectively.

The following table presents competitive properties with respect to the Shoppes at Fox River Property:

Competitive Property Summary
Property, Address	Year Built	Property Size	Occupancy	Distance from Subject	Anchor Tenants
Shoppes at Fox River	2009, 2012, 2014 & 2016	331,541	97.4%(1)	N/A	Pick ‘n Save, Hobby Lobby
Brookfield Fashion Center Brookfield, WI	1985	217,346	98.1%	6.0 miles	JOANN Fabrics and Crafts, Stein Mart
The Plaza Brookfield, WI	1985	122,080	92.2%	6.0 miles	Aldi
Calhoun Crossing Brookfield, WI	1970	121,337	100.0%	6.0 miles	Fresh Thyme
Westbrook Shopping Center Waukesha, WI	1973	204,187	99.1%	1.0 miles	Kohl’s
Silvernail Plaza Pewaukee, WI	1987	106,350	100.0%	1.5 miles	Pick ‘n Save, Dollar Tree

Source: Appraisal.

(1)	Information obtained from the underwritten rent roll and does not include the non-collateral portion of the larger shopping center.

The following table presents the appraiser’s market rent conclusions:

Market Rent Summary
	Anchor (Grocery)	Anchor	Junior Anchor	Inline	Large Inline	Restaurant
Market Rent	$13.50	$9.75	$12.00	$25.50	$16.50	$30.00
Lease Term	10.0 years	10.0 years	7.0 years	5.0 years	5.0 years	10.0 years

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail - Anchored	Loan #9	Cut-off Date Balance:	$21,885,338
1110, 1160, 1166, 1170, 1180, 1190,	Shoppes at Fox River	Cut-off Date LTV:	38.1%
1200, 1210, 1240 and 1220-1230 West		U/W NCF DSCR:	2.76x
Sunset Drive, Waukesha, WI 53189		U/W NOI Debt Yield:	19.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Shoppes at Fox River Property:

Cash Flow Analysis
	2015	2016	2017	11/1/2018 TTM	UW	UW PSF
Gross Potential Rent(1)	$3,412,644	$3,475,039	$3,840,444	$4,064,425	$5,012,037	$15.12
Reimbursements	$1,248,716	$1,230,585	$1,226,276	$1,314,234	$1,408,476	$4.25
Other Income	$9,160	$36,022	$13,073	$6,013	$3,000	$0.01
Vacancy and Concessions	$0	$0	$0	$0	($321,176)	($0.97)
Effective Gross Income	$4,670,520	$4,741,646	$5,079,793	$5,384,672	$6,102,337	$18.41

Taxes	$788,551	$835,412	$923,758	$947,118	$932,614	$2.81
Insurance	$23,300	$22,423	$30,862	$38,649	$64,405	$0.19
Other Operating Expenses	$734,090	$720,175	$816,763	$741,325	$766,560	$2.31
Total Operating Expenses	$1,545,941	$1,578,010	$1,771,383	$1,727,093	$1,763,579	$5.32

Net Operating Income(2)	$3,124,579	$3,163,636	$3,308,410	$3,657,580	$4,338,758	$13.09
TI/LC	$0	$0	$0	$0	$226,820	$0.68
Capital Expenditures	$0	$0	$0	$0	$64,083	$0.19
Net Cash Flow	$3,124,579	$3,163,636	$3,308,410	$3,657,580	$4,047,855	$12.21

Occupancy %(3)	100.0%	100.0%	81.8%	97.4%	95.0%
NOI DSCR	2.13x	2.16x	2.26x	2.50x	2.96x
NCF DSCR	2.13x	2.16x	2.26x	2.50x	2.76x
NOI Debt Yield	14.3%	14.5%	15.1%	16.7%	19.8%
NCF Debt Yield	14.3%	14.5%	15.1%	16.7%	18.5%

(1)	UW Gross Potential Rent is based on the March 1, 2019 rent roll, with rent steps taken through December 2019 of approximately $36,148.

(2)	The Shoppes at Fox River Property was developed in phases between 2009 and 2016. As such, historical Net Operating Income has increased as space at the Shoppes at Fox River Property has been completed, leased and delivered to tenants. Additionally, UW Net Operating Income is higher than 11/1/2018 TTM Net Operating Income due in part to six tenants representing approximately $667,106 of underwritten base rent and 47,543 SF (14.3% of NRA) signing new leases within the last 13 months. Additionally, Ross Dress for Less was paying percentage rent in lieu of base minimum rent until certain co-tenancy provisions were met upon Tuesday Morning opening for business in February 2019.

(3)	Occupancy for 2015, 2016 and 2017 represent physical occupancy as of December 31 of each respective year and is based on 237,392 SF, 276,642 SF, and 335,511 SF, respectively. 11/1/2018 TTM Occupancy represents physical occupancy as of March 1, 2019 and is based on 331,541 SF. UW Occupancy represents underwritten economic occupancy and assumes Shopko Optical Center as vacant.

Escrows and Reserves.

Taxes and Insurance Reserves. The Shoppes at Fox River Borrower deposited $240,148 for property taxes and is required to reserve monthly 1/12 of the estimated annual property taxes (currently $80,049) and 1/12 of the estimated annual insurance premiums (unless waived due to a blanket policy in place).

Replacement Reserve. Monthly replacement reserves are initially suspended. If, at any time, the debt service coverage ratio falls below 1.75x, the Shoppes at Fox River Borrower will be required to reserve monthly $5,340, subject to a cap equal to $320,414.

Tenant Improvements and Leasing Commissions Reserve. In lieu of monthly TI/LC Reserve collections, the Shoppes at Fox River Borrower deposited a letter of credit in the amount of $1.25 million with the lender at loan closing which is required to be held as additional collateral throughout the Shoppes at Fox River Mortgage Loan term, and is equivalent to $3.77 PSF.

Lockbox and Cash Management. The Shoppes at Fox River Mortgage Loan documents require a springing lockbox with springing cash management upon the occurrence of a Sweep Event Period (as defined below). The Shoppes at Fox River Mortgage Loan requires that after the occurrence of a Sweep Event Period, the Shoppes at Fox River Borrower must establish a lockbox account and the Shoppes at Fox River Borrower or property manager, as applicable, must (i) deposit into the lockbox account, within one business day after receipt, all rents and other revenue of any kind received by the Shoppes at Fox River Borrower or the property manager with respect to the Shoppes at Fox River Property and (ii) deliver tenant direction letters to the tenants directing such tenants to pay all rents directly into the lockbox account. Upon the occurrence and during the continuance of a Sweep Event Period, all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the Shoppes at Fox River Mortgage Loan documents (i) to make deposits into the tax and insurance escrows, if required, (ii) to pay debt service, (iii) to make deposits into the replacement and TI/LC reserves, if required and (iv) to pay for monthly operating expenses in accordance with the annual budget approved by the lender and extraordinary expenses approved by the lender and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Shoppes at Fox River Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Shoppes at Fox River Mortgage Loan.

A “Sweep Event Period” will commence upon the earlier of the following: (i) the occurrence of an event of default under the Shoppes at Fox River Mortgage Loan and (ii) the date on which the debt service coverage ratio based on the trailing 12-month period is less than 1.15x.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail - Anchored	Loan #9	Cut-off Date Balance:	$21,885,338
1110, 1160, 1166, 1170, 1180, 1190,	Shoppes at Fox River	Cut-off Date LTV:	38.1%
1200, 1210, 1240 and 1220-1230 West		U/W NCF DSCR:	2.76x
Sunset Drive, Waukesha, WI 53189		U/W NOI Debt Yield:	19.8%

A Sweep Event Period will end: with regard to clause (i), upon the cure of such event of default under the Shoppes at Fox River Mortgage Loan and with regard to clause (ii), when the debt service coverage ratio based on the trailing 12-month period is at least 1.25x for two consecutive calendar quarters.

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. The lender will permit the release of two vacant parcels (aggregating approximately 1.3 acres) located at the Shoppes at Fox River Property. Release of the parcels is conditioned on customary release conditions including (i) the absence of default under the Shoppes at Fox River Mortgage Loan, (ii) confirmation that, following the release of each parcel, the remainder of the Shoppes at Fox River Property constitutes a legally subdivided parcel, has the benefit of such reciprocal easement agreements with the released parcels as the lender may require, is in compliance with all applicable laws following the release of the parcels and (iii) delivery of a REMIC opinion. As the appraisal did not include these parcels in its valuation of the Shoppes at Fox River Property, no partial Shoppes at Fox River Mortgage Loan prepayment will be required in connection with the releases (however, if immediately following the release of a parcel, the ratio of the unpaid principal balance of the Shoppes at Fox River Mortgage Loan to the value of the remaining real property relating to the Shoppes at Fox River Property would be greater than 125%, a payment must be made in an amount that would be required in order for the securitization trust to maintain its status as a REMIC trust).

Right of First Offer/Right of First Refusal. None.

Ground Lease. None.

Letter of Credit. The Shoppes at Fox River Borrower provided a letter of credit from JPMorgan Chase Bank, N.A. in the amount of $1.25 million in lieu of making deposits into the TI/LC reserve.

Terrorism Insurance. The Shoppes at Fox River Borrower is required to obtain and maintain property insurance that covers perils of terrorism and acts of terrorism in an amount equal to the full replacement cost of the Shoppes at Fox River Property and business interruption insurance for 12 months. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office - Suburban	Loan #10	Cut-off Date Balance:	$20,500,000
18 Columbia Turnpike	Columbia Corporate Center	Cut-off Date LTV:	53.8%
Florham Park, NJ 07932		U/W NCF DSCR:	2.67x
		U/W NOI Debt Yield:	12.8%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office - Suburban	Loan #10	Cut-off Date Balance:	$20,500,000
18 Columbia Turnpike	Columbia Corporate Center	Cut-off Date LTV:	53.8%
Florham Park, NJ 07932		U/W NCF DSCR:	2.67x
		U/W NOI Debt Yield:	12.8%

Columbia Corporate Center
18 Columbia Turnpike
Florham Park, NJ 07932
Denville
Boonton
Mountain Lakes
Tourne Park
Rockaway River Country Club
Knoll West Golf Course
Boonton Reservoir
Lake Parsippany
PNY Technologies
Parsippany-Troy Hills
Morris Plains
Cedar Knolls
Whippany
Old Troy Park
MORRIS COUNTY
East Hanover
Caldwell
Caldwell College
Roseland
Prudential Roseland
Crestmont Country Club
Hanover
Pine Plaza Shopping Center
Whippany Railway Museum
Bayer Corporation
Whippany High School
Hanover Commons
Novartis Pharmaceuticals
Mennen Sports Arena
Morris County Mall
The Friends of the Frelinghuysen Arboretum
Morristown High School
Morristown-Beard School
Morristown Municipal Airport
Hyatt House Morristown
Morristown
Washington's Headquarters Museum
Mayo Performing Arts Center
Honeywell
Morristown Medical Center
Morris County Golf Club
Spring Brook Country Club
Coll. of St. Elizabeth
Fairleigh Dickinson Univ. Madison Campus
BASF
NY Jets Training Facility
Realogy/ Century 21
Madison High School
Kirby, The Shakespeare Theatre of NJ
Drew University
AT&T Research Florham Park
Pinch Brook Golf Course
Florham Park Plaza/ Trader Joe's
Florham Village Shopping Ctr.
Nestle Nutrition Co.
Siemens
Florham Park
Brooklake Country Club
Cedar Hill Country Club
Livingston Shopping Plaza
W. Mt. Pleasant Ave
Livingston
Livingston Mall
ESSEX COUNTY
West Orange
N.Y. City 17 miles
Saint Barnabas Med. Ctr.
S. Orange Ave
South Orange
South Mountain Reservation
Maplewood
Short Hills
East Orange Golf Course
Investors Bancorp
JFK Pkwy
Mall at Short Hills
Canoe Brook Country Club
New Vernon
Blue Mill Rd
Loantaka Park
Madison
Main St
Chatham
Shunpike Rd
Southern Blvd
Great Swamp National Wildlife Refuge
Summit
Overlook Hospital
Fairmount Ave
New Providence
Newark Intl. Airport 6 miles
Union
UNION COUNTY
Morris Ave
Union Plaza Shopping Center
Baltusrol Golf Club
Mountain Ave
Meisel Ave
Springfield
Route 22 Retail Center
Watchung Reservation
Lenape Park
Meyersville Rd
Springfield Ave
River Rd
Berkeley Heights
Columbia Tpke
Ridgedale Ave
W. Northfield Rd
N. Beverwyck Rd
Vail Rd
Pleasant Ave
Rockaway
Wayne
Paterson
Yonkers
Clifton
Passaic
Montclair
Bloomfield
Parsippany
Hanover
Morristown
Florham Park
Madison
NEW JERSEY
Irvington
Chatham
Summit
NEWARK
JERSEY CITY
NEW YORK CITY
MANHATTAN
QUEENS
BROOKLYN
Union
Elizabeth
Bayonne
Westfield
Plainfield
Rahway
STATEN ISLAND
Edison
Woodbridge
Piscataway
Atlantic Ocean

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 10 – Columbia Corporate Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	AREF			Single Asset/Portfolio:	Single Asset
Credit Assessment (KBRA/Fitch/S&P):	NR/NR/NR			Location:	Florham Park, NJ 07932
Original Balance:	$20,500,000			General Property Type:	Office
Cut-off Date Balance:	$20,500,000			Detailed Property Type:	Suburban
% of Initial Pool Balance:	3.0%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2001 / N/A
Borrower Sponsor:	Seryl Kushner			Size:	159,058 SF
Guarantor:	Seryl Kushner			Cut-off Date Balance per SF:	$129
Mortgage Rate:	4.3750%			Maturity Date Balance per SF:	$129
Note Date:	4/2/2019			Property Manager:	Westminster Management, L.L.C.
First Payment Date:	5/6/2019			Underwriting and Financial Information
Maturity Date:	4/6/2029			UW NOI:	$2,631,887
Original Term to Maturity:	120 months			UW NOI Debt Yield:	12.8%
Original Amortization Term:	0 months			UW NOI Debt Yield at Maturity:	12.8%
IO Period:	120 months			UW NCF DSCR:	2.67x
Seasoning:	2 months			Most Recent NOI:	$1,996,410 (1/31/2019 TTM)
Prepayment Provisions:	LO (26); DEF (90); O (4)			2nd Most Recent NOI:	$2,049,076 (12/31/2018)
Lockbox/Cash Mgmt Status:	Hard/Springing			3rd Most Recent NOI:	$2,657,404 (12/31/2017)
Additional Debt Type:	N/A			Most Recent Occupancy:	94.1% (2/28/2019)
Additional Debt Balance:	N/A			2nd Most Recent Occupancy:	98.3% (12/31/2018)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent Occupancy:	100.0% (12/31/2017)
Reserves(1)				Appraised Value (as of):	$38,100,000 (3/1/2019)
Type	Initial	Monthly	Cap	Appraised Value per SF:	$240
RE Tax:	$25,183	$25,183	N/A	Cut-off Date LTV Ratio:	53.8%
Insurance:	$0	Springing	N/A	Maturity Date LTV Ratio:	53.8%
Recurring Replacements:	$0	$3,622	N/A
TI/LC:	$0	$13,255	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$20,500,000	100.0%	Loan Payoff:	$18,008,623	87.8%
			Return of Equity:	$2,137,320	10.4%
			Closing Costs:	$328,874	1.6%
			Reserves:	$25,183	0.1%
Total Sources:	$20,500,000	100.0%	Total Uses:	$20,500,000	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The tenth largest mortgage loan (the “Columbia Corporate Center Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $20,500,000 and secured by a first priority fee mortgage on a 159,058 SF office building located in Florham Park, New Jersey (the “Columbia Corporate Center Property”). The proceeds of the Columbia Corporate Center Mortgage Loan were used to refinance a previous loan, pay closing costs, fund reserves, and return equity to the borrower sponsor.

The Borrower and the Borrower Sponsor. The borrower is Columbia Corporate Center Development Associates, L.L.C., a single purpose Delaware limited liability company, with at least one independent director (the “Columbia Corporate Center Borrower”). Seryl Kushner is the borrower sponsor and will serve as the nonrecourse carve-out guarantor. Seryl Kushner has a 10.0% ownership interest in the Columbia Corporate Center Borrower and is the trustee with respect to various family trusts comprising the remaining majority interests in the Columbia Corporate Center Borrower. Charles Kushner also has a 10.0% ownership interest in the Columbia Corporate Center Borrower, but owns 100% of the interests in Columbia Corporate Center Building Corp. the sole managing member of the sole member of the Columbia Corporate Center Borrower, and thus has indirect control of the Columbia Corporate Center Borrower. No entity or individual controls or has a 20.0% or greater direct or indirect ownership interest in the Columbia Corporate Center Borrower. Charles Kushner founded the Kushner Companies LLC, which is a privately held real estate developer, investor and manager of over four million SF of office space in New York City.

Charles Kushner pled guilty on August 18, 2004 to 16 counts of assisting in the filing of false tax returns, one count of retaliating against a cooperating witness and one count of making false statements to the Federal Election Commission and was sentenced to two years in prison. Charles Kushner was released from prison in 2006. Although AREF has been informed that Mr. Kushner has relinquished the management and day-to-day operation of the Kushner Companies LLC to Laurent Morali as President, he remains chairman of the company.

The Property. The Columbia Corporate Center Property is comprised of a three-story, Class A office building located in Florham Park, Morris County, New Jersey, approximately 25 miles west of New York City and 15 miles west of Newark. The Columbia Corporate Center Property is located proximate to Route 24 and I-287, as well as Morristown Airport, Newark Airport, the Livingston Mall and The Mall at Short Hills. Access to the Columbia Corporate

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office - Suburban	Loan #10	Cut-off Date Balance:	$20,500,000
18 Columbia Turnpike	Columbia Corporate Center	Cut-off Date LTV:	53.8%
Florham Park, NJ 07932		U/W NCF DSCR:	2.67x
		U/W NOI Debt Yield:	12.8%

Center Property is offered through a full-access curb cut on Vreeland Road and on Columbia Turnpike. Constructed in 2001, the Columbia Corporate Center Property contains 159,058 SF and is situated on 8.92 acres. On-site amenities include a cafeteria and a campus fitness facility.

The Columbia Corporate Center Property has 450 parking spaces located in a basement-level structured garage as well as an asphalt paved surface parking lot, providing for a ratio of 2.8 spaces per 1,000 SF.

The Columbia Corporate Center Property is 94.1% occupied by four tenants as of February 28, 2019. The Columbia Corporate Center Property has maintained an occupancy rate of 93.0% or greater since 2011.

Major Tenants.

Saiber LLC (59,896 SF, 37.7% of NRA, 42.1% of underwritten base rent). Saiber LLC is a law firm founded nearly 70 years ago and specializes in trusts, estates probate matters and taxation. Saiber LLC is headquartered at the Columbia Corporate Center Property and has been in occupancy since 2009. Saiber LLC leases 56,450 SF of office space at a base rent of $31.31 PSF and an additional 3,446 SF of basement storage space at a base rent of $12.00 PSF. The lease expires in April 2023 with the option to extend a minimum of 25,000 SF for two, five-year terms. Either Saiber LLC or the landlord may terminate 2,325 SF of the leased premises at any time with 60 days’ prior written notice.

Stifel Nicolaus and Co Inc (49,570 SF, 31.2% of NRA, 32.6% of underwritten base rent). Stifel Nicolaus and Co Inc is the customer arm of Stifel Financial Corporation, which is an American independent investment bank and financial services company founded in 1890. The company employs over 6,500 individuals and is headquartered in St. Louis, Missouri. Stifel Nicolaus and Co. Inc has been in occupancy since 2003 and leases 48,802 SF of office space at a base rent of $28.50 PSF and 768 SF of storage space at a base rent of $16.69 PSF. The lease expires on April 30, 2024 with one five-year option to renew.

McGivney, Kluger & Cook, P.C. (22,022 SF, 13.8% of NRA, 12.8% of underwritten base rent). McGivney, Kluger & Cook, P.C. is a law firm founded in 1994 and headquartered in Florham Park, New Jersey at the Columbia Corporate Center Property. The company currently employs approximately 100 attorneys and legal staff and operates in 12 locations nationwide. McGivney, Kluger & Cook, P.C. has been in occupancy at the Columbia Corporate Center Property since October 2017 when it commenced a 15-year and three-month lease. The lease has a current base rent of $25.00 PSF and a lease expiration date of January 31, 2033, with one five-year option to renew.

Gordon & Rees LLP (18,253 SF, 11.5% of NRA, 12.5% of underwritten base rent). Gordon & Rees LLP (“Gordon & Rees”) is an American law firm operating in more than 60 locations nationwide and with over 900 employees. Gordon & Rees has been in occupancy at the Columbia Corporate Center Property since 2010 and leases 17,292 SF of office space at a base rent of $30.25 PSF and 961 SF of storage space at a base rent of $14.00 PSF. Gordon & Rees has a one-time option to terminate its lease on July 31, 2022 by providing 12 months’ prior written notice. The termination notice must be accompanied by a termination fee equal to (i) the unamortized portion of the landlord’s work, (ii) all free rent, and (iii) any unamortized brokerage commissions. The termination fee may not exceed $324,905 or $17.80 PSF. The lease expires on July 31, 2024 with one, five-year renewal option remaining.

The following table presents certain information relating to the tenants at the Columbia Corporate Center Property:

Tenant Summary(1)
Tenant Name	Moody’s/S&P/ Fitch Ratings	Tenant SF	Approx. % of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Termination Options (Y/N)
Saiber LLC(2)	NR/NR/NR	59,896	37.7%	$1,808,971	42.1%	$30.20	4/30/2023	Y
Stifel Nicolaus and Co Inc	NR/NR/NR	49,570	31.2%	$1,403,675	32.6%	$28.32	4/30/2024	N
McGivney, Kluger & Cook, P.C.	NR/NR/NR	22,022	13.8%	$550,550	12.8%	$25.00	1/31/2033	N
Gordon & Rees(3)	NR/NR/NR	18,253	11.5%	$536,537	12.5%	$29.39	7/31/2024	Y
Subtotal/Wtd. Avg.		149,741	94.1%	$4,299,733	100.0%	$28.71

Vacant Space		9,317	5.9%	$0	0.0%	$0.0
Total/Wtd. Avg.(4)		159,058	100.0%	$4,299,733	100.0%	$28.71(4)

(1)	Information is based on the underwritten rent roll dated February 28, 2019.
(2)	Either Saiber LLC or the landlord may terminate 2,325 SF of the leased premises at any time with 60-days’ prior written notice.
(3)	Gordon & Rees has a one-time option to terminate its lease on July 31, 2022 by providing 12-months’ prior written notice. The termination notice must be accompanied by a termination fee equal to (i) the unamortized portion of the landlord’s work, (ii) all free rent, and (iii) any unamortized brokerage commissions. The termination fee may not exceed $324,905 or $17.80 PSF.
(4)	Total/Wtd. Avg. Annual UW Rent PSF excludes vacant space but includes 5,175 SF of storage space leased by in-place tenants which has a weighted average rent PSF of $13.07.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office - Suburban	Loan #10	Cut-off Date Balance:	$20,500,000
18 Columbia Turnpike	Columbia Corporate Center	Cut-off Date LTV:	53.8%
Florham Park, NJ 07932		U/W NCF DSCR:	2.67x
		U/W NOI Debt Yield:	12.8%

The following table presents certain information relating to the lease rollover schedule at the Columbia Corporate Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2019	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2020	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	1	59,896	$30.20	37.7%	37.7%	$1,808,971	42.1%	42.1%
2024	2	67,823	$28.61	42.6%	80.3%	$1,940,212	45.1%	87.2%
2025	0	0	$0.00	0.0%	80.3%	$0	0.0%	87.2%
2026	0	0	$0.00	0.0%	80.3%	$0	0.0%	87.2%
2027	0	0	$0.00	0.0%	80.3%	$0	0.0%	87.2%
2028	0	0	$0.00	0.0%	80.3%	$0	0.0%	87.2%
2029	0	0	$0.00	0.0%	80.3%	$0	0.0%	87.2%
2030 & Beyond	1	22,022	$25.00	13.8%	94.1%	$550,550	12.8%	100.0%
Vacant	0	9,317	$0.00	5.9%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	4	159,058	$28.71(3)	100.0%		$4,299,733	100.0%

(1)	Information is based on the underwritten rent roll dated February 28, 2019.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.
(3)	Wtd. Avg. UW Rent PSF Rolling includes 5,175 SF of storage space leased by in-place tenants which has a weighted average rent PSF of $13.07. The Wtd. Avg. UW Rent PSF Rolling excluding the storage space is approximately $29.27 PSF.

The Market. The Columbia Corporate Center Property is located in the borough of Florham Park, Morris County, New Jersey. Florham Park is a suburb of Morristown and is located in the New York-Newark-Jersey City metropolitan area. According to the appraisal, a high percentage of residents commute to other cities within the metropolitan area for employment. The largest industries in the borough include educational services, healthcare/social assistance and professional/scientific/technical services. The top employers in Morris County include Picatinny Arsenal (6,000), Atlantic Health System (5,171), Novartis (4,622), Bayer (2,800), and Morris County (1,757). Florham Park is home to the local headquarters of BASF (an international chemical producer that supplies products to a wide variety of industries) and VDM Metals USA (a producer of high-performance materials in metal). The borough’s commercial area is on Columbia Turnpike, featuring retail, office, lodging, and financial services.

According to the appraisal, Florham Park’s location in the New York-Newark-Jersey City metropolitan area, combined with access to transportation networks, make it a desirable location for tenants and investors. The borough benefits from a stable economy fueled by a strong healthcare industry and growing services and manufacturing sectors. According to the appraisal, the estimated 2018 population within a one-, three- and five-mile radius of the Columbia Corporate Center Property was 3,749, 47,366, and 155,330, respectively. The 2018 average household income within the same radii was $169,853, $173,609, and $181,753, respectively.

According to a third party report, the Columbia Corporate Center Property is part of the Morristown Region office submarket which, as of the fourth quarter of 2018, had a total office inventory of 15,437,113 SF with a vacancy rate of 13.9% and an average asking rent of $28.44 PSF. There was no additional inventory delivered in the fourth quarter of 2018, which had positive net absorption of 132,468 SF. Further, the appraiser surveyed six lease comparables that had asking rents ranging from $24.50 PSF to $33.50 PSF. The appraiser concluded to a market rent of $32.00 PSF for the office space and $15.00 PSF for the storage space at the Columbia Corporate Center Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office - Suburban	Loan #10	Cut-off Date Balance:	$20,500,000
18 Columbia Turnpike	Columbia Corporate Center	Cut-off Date LTV:	53.8%
Florham Park, NJ 07932		U/W NCF DSCR:	2.67x
		U/W NOI Debt Yield:	12.8%

The following table presents recent leasing data at comparable office properties with respect to the Columbia Corporate Center Property:

Comparable Lease Summary
Property	Year Built/ Renovated	Distance from Subject	Property Size (SF)	Tenant	Lease Area (SF)	Lease Date	Initial Rent PSF	Lease Term (Yrs.)	Lease Type
Columbia Corporate Center(1)	2001 / N/A	N/A	159,058	Saiber LLC	56,450	Nov-09	$31.31	13.5	Modified Gross
67 Park Place East Morristown, NJ	1973 / 1995	5.8 miles	145,019	Becker & Poliakoff	7,194	Oct-18	$32.50	7.4	Modified Gross
412 Kemble Avenue Morristown, NJ	1986 / N/A	7.0 miles	475,100	Jacobs Engineering	43,005	Oct-18	$24.50	11.0	Modified Gross
180 Park Avenue Florham Park, NJ	2001 / N/A	2.9 miles	221,565	USI Insurance	35,635	Apr-18	$28.00	8.3	Modified Gross
100 Campus Drive Florham Park, NJ	1989 / N/A	2.9 miles	382,520	W2O	25,000	Jan-18	$33.50	10.8	Modified Gross
220 Park Avenue Florham Park, NJ	1976 / 2001	3.2 miles	55,000	Sherman, Wells, Slyves	20,213	Jul-17	$28.00	5.0	Modified Gross
200 Park Avenue Florham Park, NJ	1976 / 2001	3.2 miles	166,661	Viner Finance	11,956	Jul-17	$29.75	11.0	Modified Gross

Source: Appraisal.

(1)	Information obtained from the underwritten rent roll dated February 28, 2019.

The following table presents the appraiser’s market rent conclusions:

Market Rent Summary
	Office	Storage
Market Rent	$32.00	$15.00
Lease Term	5 years	5 years
Rental Increase Projection	3.0%	0.0%

Source: Appraisal.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office - Suburban	Loan #10	Cut-off Date Balance:	$20,500,000
18 Columbia Turnpike	Columbia Corporate Center	Cut-off Date LTV:	53.8%
Florham Park, NJ 07932		U/W NCF DSCR:	2.67x
		U/W NOI Debt Yield:	12.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Columbia Corporate Center Property:

Cash Flow Analysis
	2016	2017	2018	TTM 1/31/2019	UW	UW PSF
Gross Potential Rent(1)	$4,200,536	$4,155,630	$3,626,618	$3,570,721	$4,502,796	$28.31
Reimbursements	$214,334	$249,008	$165,299	$163,519	$157,308	$0.99
Other Income(2)	$48,535	$48,000	$48,030	$48,030	$24,000	$0.15
Vacancy and Concessions	$0	$0	$0	$0	($279,606)	($1.76)
Effective Gross Income	$4,463,405	$4,452,638	$3,839,947	$3,782,270	$4,404,497	$27.69

Taxes	$324,711	$333,774	$302,200	$299,569	$302,200	$1.90
Insurance	$52,496	$49,732	$34,259	$34,439	$35,652	$0.22
Other Operating Expenses	$1,595,768	$1,411,728	$1,454,412	$1,451,852	$1,434,759	$9.02
Total Operating Expenses	$1,972,975	$1,795,234	$1,790,871	$1,785,860	$1,772,611	$11.14

Net Operating Income(1)	$2,490,430	$2,657,404	$2,049,076	$1,996,410	$2,631,887	$16.55
TI/LC	$0	$0	$0	$0	$159,058	$1.00
Replacement Reserves	$0	$0	$0	$0	$43,466	$0.27
Net Cash Flow	$2,490,430	$2,657,404	$2,049,076	$1,996,410	$2,429,363	$15.27

Occupancy %	100.0%	100.0%	98.3%	94.1%(3)	94.0%(3)
NOI DSCR	2.74x	2.92x	2.25x	2.20x	2.89x
NCF DSCR	2.74x	2.92x	2.25x	2.20x	2.67x
NOI Debt Yield	12.2%	13.0%	10.0%	9.7%	12.8%
NCF Debt Yield	12.2%	13.0%	10.0%	9.7%	11.9%

(1)	UW Gross Potential Rent is based on the February 28, 2019 rent roll and includes rent steps taken through January 2020 of $110,404. The increase in UW Gross Potential Rent and UW Net Operating Income from historical Gross Potential Rent and historical Net Operating Income is primarily attributable to the burn-off of rent abatements for the McGivney, Kluger & Cook, P.C. tenant.
(2)	UW Other Income consists of cafeteria rent. Stifel Nicolaus and Co Inc is contractually obligated to pay $24,000 per year in cafeteria rent. Historical income includes an additional $24,000 of cafeteria rent from a tenant that occupies office space at a nearby office building which is expected to vacate in the near term and, therefore, this income was not underwritten.
(3)	The underwritten economic vacancy is 6.0%. The Columbia Corporate Center Property was 94.1% physically occupied as of February 28, 2019.

Escrows and Reserves.

Real Estate Taxes - The Columbia Corporate Center Mortgage Loan documents provide for an upfront real estate tax reserve of $25,183 and an ongoing monthly real estate tax reserve in an amount equal to 1/12 of the annual estimated real estate taxes, which currently equates to $25,183.

Insurance - The Columbia Corporate Center Mortgage Loan documents provide for an insurance reserve in a monthly amount equal to 1/12 of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding 12 month period, provided that the monthly insurance reserve deposit is waived if the Columbia Corporate Center Borrower is maintaining an acceptable blanket insurance policy. An acceptable blanket insurance policy is currently in place.

Recurring Replacement Reserve - The Columbia Corporate Center Mortgage Loan documents require an ongoing monthly replacement reserve for capital expenditures in an amount equal to $3,622.

Rollover Reserve - The Columbia Corporate Center Mortgage Loan documents provide for an ongoing monthly rollover reserve (the “Rollover Reserve”) in an amount equal to $13,255. However, at any time after August 1, 2024, provided that the Rollover Reserve Release Conditions (as defined below) have been satisfied, and no event of default is then continuing, the lender is required to make a one-time disbursement of funds from the Rollover Reserve to the Columbia Corporate Center Borrower in an amount equal to the amount by which the funds in the Rollover Reserve exceed $150,000.

“Rollover Reserve Release Conditions” means (i) the lease terms of both the Saiber LLC lease and the Stifel Nicolaus and Co Inc lease have been renewed at terms acceptable to the lender, such that the term of each of the Saiber LLC lease and the Stifel Nicolaus and Co Inc lease is required to be extended at least three years beyond April 6, 2029, (ii) no less than 80% of the rentable square feet of the Columbia Corporate Center Property is occupied pursuant to leases that exist as of the origination date of the Columbia Corporate Center Mortgage Loan and/or which have been entered into in accordance with the terms set forth in the Columbia Corporate Center Mortgage Loan agreement, and (iii) the Columbia Corporate Center Property has achieved a debt yield of at least 11.0%.

Lockbox and Cash Management. The Columbia Corporate Center Mortgage Loan is structured with a hard lockbox and springing cash management. Provided no Cash Management Period (as defined below) is in effect, all funds in the lockbox account are required to be transferred to an account controlled by the Columbia Corporate Center Borrower. Upon the occurrence and during the continuance of a Cash Management Period, all funds are required to be deposited into an account controlled by the lender and applied on each monthly payment date, provided no event of default is continuing

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office - Suburban	Loan #10	Cut-off Date Balance:	$20,500,000
18 Columbia Turnpike	Columbia Corporate Center	Cut-off Date LTV:	53.8%
Florham Park, NJ 07932		U/W NCF DSCR:	2.67x
		U/W NOI Debt Yield:	12.8%

under the Columbia Corporate Center Mortgage Loan documents, (i) to make deposits into the tax and insurance escrows as described above under “Escrows and Reserves”, (ii) to pay debt service, capital reserves and rollover reserves, (iii) to pay for monthly operating expenses in accordance with the annual budget approved by the lender and to pay for approved additional operating expenses approved by the lender and (iv) to pay any remainder (a) during the continuance of a Cash Management Period continuing solely as a result of a Lease Sweep Period (as defined below), into the special rollover reserve subaccount and (b) otherwise, into a cash collateral reserve.

A “Cash Management Period” will commence upon (i) an event of default, (ii) the debt service coverage ratio being less than 1.20x (on an interest only basis) as of the last day of each calendar quarter during the term, or (iii) the commencement of a Lease Sweep Period. A Cash Management Period will expire upon (a) with respect to clause (i) above, such event of default being cured (or otherwise waived) and no other event of default has occurred and is continuing, (b) with respect to clause (ii) above, the debt service coverage ratio equaling or exceeding 1.25x (on an interest only basis) (the “Minimum DSCR Threshold”) for two consecutive calendar quarters or the Columbia Corporate Center Borrower delivering to the lender cash or a letter of credit in an amount, that if applied to the debt, would result in achievement of the Minimum DSCR Threshold and (c) with respect to clause (iii) above, such Lease Sweep Period has ended.

A “Lease Sweep Period” will commence upon any of the following: (i) the date that is 18 months prior to the expiration of any Major Lease (as defined below); however, in the event that the Saiber LLC lease has been renewed in accordance with its terms, then with respect to the Stifel Nicolaus and Co Inc lease, the foregoing 18-month trigger will be reduced to 12 months prior to expiration of the Stifel Nicolaus and Co Inc lease, (ii) the notice date on which a tenant under a Major Lease is required to give notice of renewal, if such notice has not been given, (iii) the early termination of a Major Lease, (iv) a tenant under a Major Lease going dark, (v) a default under a Major Lease, or (vi) a bankruptcy or insolvency proceeding of a tenant under a Major Lease.

A Lease Sweep Period will end upon the occurrence of the date when $25 PSF has been collected in the special rollover reserve subaccount (or the Columbia Corporate Center Borrower deposits cash or a letter of credit in such amount) or, (a) with respect to clauses (i) through (iv) above, upon the earlier to occur of (A) the date on which the Major Tenant (as defined below) exercises its renewal or extension option with respect to all of the space demised under its Major Lease, and sufficient funds have been accumulated in the special rollover reserve subaccount (during the continuance of the Lease Sweep Period) to pay for all anticipated approved leasing expenses (including rent during free rent periods) for such Major Lease and any other anticipated expenses in connection with such renewal or extension, or (B) the date on which all of the space demised under the subject Major Lease (or portion thereof) that gave rise to the subject Lease Sweep Period has been fully leased pursuant to a replacement lease or replacement leases approved by the lender, and entered into in accordance with the terms of the Columbia Corporate Center Mortgage Loan documents, and all approved leasing expenses have been paid in full (or reserved for in the special rollover reserve subaccount), (b) with respect to clause (v) above, if the subject Major Tenant default has been cured, and no other Major Tenant default has occurred for a period of three consecutive months following such cure, and (c) with respect to clause (vi) above, if the applicable Major Tenant insolvency proceeding has terminated and the applicable Major Lease has been affirmed, assumed or assigned in a manner satisfactory to the lender.

A “Major Lease” means the Saiber LLC or Stifel Nicholaus and Co Inc lease and any other lease that covers 25,000 or more net rentable SF.

A “Major Tenant” means any tenant under either a Major Lease, or under one or more leases (leased by such tenant and/or its affiliates), which when taken together cover in the aggregate 25,000 or more rentable SF.

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Right of First Offer/Right of First Refusal. None.

Ground Lease. None.

Letter of Credit. None.

Terrorism Insurance. The Columbia Corporate Center Borrower is required to obtain and maintain property insurance that covers perils of terrorism and acts of terrorism in an amount equal to the full replacement cost of the Columbia Corporate Center Property and business interruption insurance for 12 months with a six-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 11 – The Block Northway

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller(1):	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Pittsburgh, PA 15237
Original Balance(2):	$19,000,000			General Property Type:	Retail
Cut-off Date Balance(2):	$19,000,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	2.8%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1958/2018
Borrower Sponsors:	Lawrence B. Levey; Lawrence B. Levey Trust (First Restatement)			Size:	354,400 SF
				Cut-off Date Balance per SF(2):	$237
				Maturity Date Balance per SF(2):	$218
Guarantors:	Lawrence B. Levey; Lawrence B. Levey Trust (First Restatement)			Property Manager:	LRC Realty, Inc. (borrower-related)
				Underwriting and Financial Information
				UW NOI:	$7,356,578
Mortgage Rate:	4.6495%			UW NOI Debt Yield(2)(6):	9.0%
Note Date:	2/15/2019			UW NOI Debt Yield at Maturity(2)(6):	9.8%
First Payment Date:	4/6/2019			UW NCF DSCR(2):	1.84x (IO)	1.40x (P&I)
Maturity Date:	3/6/2029			Most Recent NOI(7):	N/A
Original Term to Maturity	120 months			2nd Most Recent NOI(7):	N/A
Original Amortization Term:	360 months			3rd Most Recent NOI(7):	N/A
IO Period:	60 months			Most Recent Occupancy(8):	92.6% (2/14/2019)
Seasoning:	3 months			2nd Most Recent Occupancy:	67.6% (12/31/2017)
Prepayment Provisions:	LO (27); DEF (89); O (4)			3rd Most Recent Occupancy:	62.1% (12/31/2016)
Lockbox/Cash Mgmt Status:	Hard/Springing			Appraised Value (as of):	$122,500,000 (10/18/2018)
Additional Debt Type(2):	Pari Passu			Appraised Value per SF:	$346
Additional Debt Balance(2):	$65,000,000			Cut-off Date LTV Ratio(2):	68.6%
Future Debt Permitted (Type):	No (N/A)			Maturity Date LTV Ratio(2):	63.0%
Reserves
Type	Initial	Monthly	Cap
RE Tax:	$869,163	$131,691	N/A
Insurance:	$106,374	$11,081	N/A
Recurring Replacements:	$0	$2,953	N/A
TI/LC:	$3,500,000	Springing	$1,000,000
Unfunded Tenant Obligations(3):	$5,110,999	$0	N/A
Rent Concession:	$19,397	$0	N/A
Contract Tenant Achievement(4):	$310,000	$0	N/A
Skechers Lease Achievement(4):	$690,000	$0	N/A
Debt Yield Achievement(5):	$2,200,000	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(2):	$84,000,000	100.0%	Loan Payoff:	$63,885,248	76.1%
			Reserves:	$12,805,933	15.2%
			Closing Costs:	$1,364,036	1.6%
			Return of Equity:	$5,944,783	7.1%
Total Sources:	$84,000,000	100.0%	Total Uses:	$84,000,000	100.0%

(1)	The Block Northway Whole Loan (as defined below) was originated by UBS AG, New York Branch (“UBS AG”). Morgan Stanley Mortgage Capital Holdings LLC (“MSMCH”) acquired five pari passu notes, Promissory Notes A-2, A-4, A-5, A-7-2 and A-8, with an aggregate original principal balance of $42,000,000, from UBS AG and has re-underwritten such mortgage loan in accordance with the procedures described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Morgan Stanley Mortgage Capital Holdings LLC” in the Preliminary Prospectus.

(2)	The Block Northway Mortgage Loan (as defined below) is part of The Block Northway Whole Loan, which is comprised of ten pari passu promissory notes with an aggregate original principal balance of $84,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising The Block Northway Whole Loan.

(3)	Represents (A) $4,703,088 associated with outstanding tenant improvements for Dave & Buster’s ($3,000,525), David’s Bridal ($720,000), Carter’s ($331,380), Lands’ End ($216,405), Skechers ($37,506), Stretch Lab ($31,350), Torrid ($255,000), Blaze Pizza ($57,422) and Le Creuset ($53,500) and (B) $407,911 associated with outstanding leasing commissions for Dave & Buster’s ($134,078), David’s Bridal ($28,350), Carter’s ($36,612), Lands’ End ($82,778), Skechers ($70,887), Row House ($21,083), Stretch Lab ($14,123) and Torrid ($20,000).

(4)	Provided that no event of default, Material Tenant Trigger Event (as defined in the loan documents), or Cash Sweep Event (as defined in the loan documents) has occurred and is continuing, at any time prior to March 6, 2020, following the occurrence of an Occupying Event (as defined below) relating to (i) Lands’ End and/or (ii) Skechers (either such tenant, a “Contract Tenant”), (a) $310,000 will be released from the Contract Tenant Achievement reserve for Lands’ End (the “Contract Tenant Achievement Reserve”) and/or (b) $690,000 will be released from the Skechers Lease Achievement reserve for Skechers (the “Skechers Achievement Reserve”), and deposited (1) during the continuation of a cash management period, into the cash management account, or (2) in the absence of a cash management period, into a borrower-directed account. Notwithstanding the above, The Block Northway Borrower (as defined below) has the right to deliver to the lender a letter of credit in the amount of (i) $310,000 to substitute for the funds in the Contract Tenant Achievement Reserve and/or (ii) $690,000 to substitute for the funds in the Skechers Achievement Reserve, and it is anticipated that The Block Northway Borrower may do so in the near future. Notwithstanding the foregoing, if The Block Northway Borrower fails to obtain the release of all or any portion of the Contract Tenant Achievement Reserve funds and or the Skechers Achievement Reserve funds prior to March 6, 2020, the lender may require that The Block Northway Borrower partially defease The Block Northway Whole Loan in the amount equal to the then remaining balance in the Contract Tenant Achievement Reserve account and/or the Skechers Achievement Reserve account, plus (i) all accrued interest on the amount to be prepaid, (ii) reasonable, out-of-pocket third party costs incurred by the lender, and (iii) all other sums due and payable under The Block

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail - Anchored	Loan #11	Cut-off Date Balance:	$19,000,000
6210-6300 Northway Drive and	The Block Northway	Cut-off Date LTV:	68.6%
8003-8033 McKnight Road		U/W NCF DSCR:	1.40x
Pittsburgh, PA 15237		U/W NOI Debt Yield:	9.0%

Northway Whole Loan documents. An “Occupying Event” will occur upon the lender’s receipt of (i) an estoppel stating that (a) the applicable Contract Tenant’s lease is in full force and effect, (b) all amounts due to such Contract Tenant from The Block Northway Borrower have been paid in full, including allowances, concessions, and tenant improvements, (c) all of The Block Northway Borrower’s obligations to such Contract Tenant have been completed, (d) such Contract Tenant is open for business to the public at The Block Northway Property and paying full, unabated contractual rent under such tenant’s lease in the following amounts: (A) $210,188 per annum with regards to Lands’ End and (B) $180,030 per annum with regards to Skechers, (ii) a copy of the permanent certificate of occupancy for the premises leased to such Contract Tenant, and (iii) written evidence that all work performed at the premises leased to such Contract Tenant has been completed in a good and workmanlike manner in accordance with all legal requirements on a lien-free basis.

(5)	With respect to the $2,200,000 Debt Yield Achievement reserve above (the “Debt Yield Achievement Reserve”), provided that no event of default, Material Tenant Trigger Event, or Cash Sweep Event has occurred and is continuing, if The Block Northway Borrower has delivered written evidence to the lender that (i) the debt yield (as determined by the lender without taking into account an assumed 5% vacancy allowance) is not less than 9.0% and (ii) at least 90% of the net rentable area of The Block Northway Property is leased to tenants that (a) have taken occupancy, (b) are open for business to the public, and (c) are paying full, unabated contractual rent under their respective leases or The Block Northway Borrower has deposited into the rent concessions reserve, an amount equal to the sum of free rent in connection with such Debt Yield Achievement Reserve release, funds in the Debt Yield Achievement Reserve will be released and deposited (i) during the continuation of a cash management period, into the cash management account, or (ii) in the absence of a cash management period, into a borrower-directed account. Notwithstanding the above, The Block Northway Borrower has the right to deliver to the lender a letter of credit in the amount of $2,200,000 to substitute for the funds in the Debt Yield Achievement Reserve and it is anticipated that The Block Northway Borrower may do so in the near future.

(6)	UW NOI Debt Yield and UW NOI Debt Yield at Maturity are based on The Block Northway Whole Loan net of the $2,200,000 Debt Yield Achievement Reserve. The UW NOI Debt Yield and UW NOI Debt Yield at Maturity without netting the Debt Yield Achievement Reserve are 8.8% and 9.5%, respectively.

(7)	The Block Northway Borrower (as defined below) purchased The Block Northway Property (as defined below) in 2012 for $12.0 million (at a foreclosure sale), and has subsequently invested approximately $96.7 million from 2013 through 2018 to completely redevelop the shopping center. Delivery of the redeveloped shopping center occurred in stages over the last two years, and lease-up was not completed until 2018 (approximately two-thirds of the underwritten rent roll consists of new leases that commenced in 2017 or later). The strategic tenant mix includes two replacement anchors and additional new anchors, and prior long term anchor and other tenants have been relocated to different parts of the shopping center, have remodeled their spaces and/or now have non-anchor roles. Due to the nature and scope of such redevelopment, historical operating performance was not considered in underwriting The Block Northway Whole Loan and is therefore not provided herein.

(8)	Most Recent Occupancy includes two executed leases (collectively, 12,183 SF; 3.4% of NRA) at The Block Northway Property with Lands’ End (6,182 SF; 1.7% of NRA) and Skechers (6,001 SF; 1.7% of NRA) as to which the related Contract Tenants were expected to take occupancy and start paying full unabated rent beginning in April 2019 (Lands’ End) and August 2019 (Skechers) (collectively, the “Contract Leases”). At loan origination, the Contract Tenant Achievement Reserve for Lands’ End and the Skechers Achievement Reserve for Skechers were escrowed. Excluding the Contract Leases, The Block Northway Property was 89.2% occupied as of February 14, 2019. Skechers has the right to terminate its lease if The Block Northway Borrower does not deliver possession by September 30, 2019. According to information provided by The Block Northway Borrower, Land’s End took occupancy and opened for business on March 21, 2019 and is currently paying rent and The Block Northway Borrower tendered delivery of possession of the related premises to Skechers on May 20, 2019. No request has yet been made for release of any portion of the Contract Tenant Achievement Reserve.

The Mortgage Loan. The eleventh largest mortgage loan (“The Block Northway Mortgage Loan”) is part of a whole loan (“The Block Northway Whole Loan”) evidenced by ten pari passu promissory notes with an aggregate original principal balance of $84,000,000. The Block Northway Whole Loan is secured by a first priority fee mortgage encumbering a 354,400 SF anchored lifestyle power center located in Pittsburgh, Pennsylvania (“The Block Northway Property”). Promissory Notes A-4, A-5 and A-8, with an aggregate original principal balance of $19,000,000, represent The Block Northway Mortgage Loan and will be included in the MSC 2019-H6 trust. The below table summarizes the remaining pari passu promissory notes, which have been or are expected to be contributed to one or more future securitization transactions. The controlling Promissory Note A-6, as well as Promissory Notes A-1-2, A-3 and A-7-1 with respect to The Block Northway Whole Loan are currently held by UBS AG and are expected to be contributed to the BBCMS 2019-C3 securitization transaction. The BBCMS 2019-C3 securitization transaction is expected to close before the closing date of the MSC 2019-H6 securitization transaction, and The Block Northway Whole Loan is expected to be serviced pursuant to the pooling and servicing agreement for the BBCMS 2019-C3 securitization transaction; however, if the closing of the BBCMS 2019-C3 securitization transaction does not occur as scheduled, The Block Northway Whole Loan will continue to be serviced pursuant to the pooling and servicing agreement for the UBS 2019-C16 securitization transaction until the securitization of Promissory Note A-6. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

The Block Northway Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Lead Servicing Interest
Note A-1-1	$25,000,000	$25,000,000	WFCM 2019-C50	No
Note A-1-2	$5,000,000	$5,000,000	BBCMS 2019-C3(1)	No
Note A-2	$20,000,000	$20,000,000	UBS 2019-C16	No
Note A-3	$10,000,000	$10,000,000	BBCMS 2019-C3(1)	No
Note A-4	$8,000,000	$8,000,000	MSC 2019-H6	No
Note A-5	$5,000,000	$5,000,000	MSC 2019-H6	No
Note A-6	$1,000,000	$1,000,000	BBCMS 2019-C3(1)	Yes
Note A-7-1	$1,000,000	$1,000,000	BBCMS 2019-C3(1)	No
Note A-7-2	$3,000,000	$3,000,000	UBS 2019-C16	No
Note A-8	$6,000,000	$6,000,000	MSC 2019-H6	No
Total	$84,000,000	$84,000,000
(1)	Anticipated to be contributed to the BBCMS 2019-C3 securitization upon the closing of such securitization.

The proceeds of The Block Northway Whole Loan were used to pay off existing debt on The Block Northway Property, pay closing costs, fund reserves and return approximately $5.9 million in equity to the borrower sponsor.

The Borrower and the Borrower Sponsors. The borrower is LRC Northway Mall Acquisitions LLC (“The Block Northway Borrower”), a single purpose Ohio limited liability company structured to be bankruptcy remote with two independent directors. Legal counsel to The Block Northway Borrower delivered a non-consolidation opinion in connection with the origination of The Block Northway Whole Loan. The Block Northway Borrower is indirectly owned by Lawrence B. Levey, Trustee of the Lawrence B. Levey Trust (48.965%), Frank A. Licata (47.035%), Kevin Fallon (2.000%) and George P. Matthews (1.500%), and directly by Northway Management LLC (0.500%). The borrower sponsors and non-recourse carveout guarantors of The Block Northway Whole Loan are, individually and collectively, Lawrence B. Levey, an individual, and Lawrence B. Levey Trust (First Restatement).

Lawrence B. Levey is the founder and principal of LRC Realty. LRC Realty is a full service real estate development company providing services to dozens of retailers. LRC Realty has developed over five million SF of single and multi-tenant retail properties as well as mixed use properties. Based in Akron, Ohio, LRC Realty has assets operating or under construction in Ohio, North Carolina, Pennsylvania and Florida and currently has 30 full-time associates.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail - Anchored	Loan #11	Cut-off Date Balance:	$19,000,000
6210-6300 Northway Drive and	The Block Northway	Cut-off Date LTV:	68.6%
8003-8033 McKnight Road		U/W NCF DSCR:	1.40x
Pittsburgh, PA 15237		U/W NOI Debt Yield:	9.0%

The Property. The Block Northway Property is a 354,400 SF lifestyle power center anchored by Nordstrom Rack (40,346 SF), Dave & Buster’s (40,158 SF), Saks Off 5th (36,000 SF), Marshalls (35,500 SF) and The Container Store (24,303 SF). Located on a 25.6-acre site, The Block Northway Property provides for 1,850 parking spaces (approximately 5.2 per 1,000 SF). The Block Northway Property was originally developed in 1958 and was the first enclosed mall in Pennsylvania. The Block Northway Borrower purchased The Block Northway Property in 2012 for $12.0 million (at a foreclosure sale), and has subsequently invested approximately $96.7 million from 2013 through 2018 to completely redevelop the shopping center. Marshalls (35,500 SF), Aldi (17,298 SF) and America’s Best (3,000 SF) remained at The Block Northway Property during the redevelopment and have been at The Block Northway Property since 1995, 2007 and 1990, respectively. Other tenants at The Block Northway Property are retail, restaurant and lifestyle tenants, including DSW, PetSmart, Bassett Furniture, Ulta, David’s Bridal, Kirklands, Lands’ End, J. Crew Mercantile, Skechers, Carters Osh Kosh, and Jason’s Deli. As of February 14, 2019, The Block Northway Property was 92.6% leased by 30 tenants. Two tenants (12,183 SF) at The Block Northway Property have executed the Contract Leases and were expected to take occupancy and start paying full unabated rent beginning in April 2019 and August 2019, respectively. Excluding these two Contract Leases, The Block Northway Property was 89.2% occupied by 28 tenants as of February 14, 2019. According to information provided by The Block Northway Borrower, Land’s End took occupancy and opened for business on March 21, 2019 and is currently paying rent and The Block Northway Borrower tendered delivery of possession of the related premises to Skechers on May 20, 2019.

Major Tenants.

Nordstrom Rack (40,346 SF, 11.4% of NRA, 10.8% of underwritten base rent). Founded in 1901 in Seattle, Washington, Nordstrom Inc. (Fitch/Moody’s/S&P: BBB+/Baa1/BBB+) (NYSE: JWN) is a fashion retailer of apparel, shoes, and accessories for men, women, and children. Nordstrom Inc. operates 363 U.S. stores across 40 states, including 235 off-price Nordstrom Rack stores, as well as six full-price stores in Canada as of March 2018. Nordstrom Rack is the off-price retail division of Nordstrom Inc. Nordstrom Rack occupies 40,346 SF at The Block Northway Property under a lease that expires in August 2026 and currently pays base rent of $20.50 PSF NNN, which increases to $22.55 PSF in September 2021. Nordstrom Rack has three, five-year renewal options, followed by one, four-year and six-month renewal option remaining and no termination options.

Dave & Buster’s (40,158 SF, 11.3% of NRA, 14.1% of underwritten base rent). Dave & Buster’s (NASDAQ: PLAY) is owned by Dave & Buster’s Entertainment, Inc., an owner and operator of entertainment and dining venues that operate under the name “Dave & Buster’s”. Dave and Buster’s provides customers with interactive entertainment options for adults and families while serving food and beverages. Dave & Buster’s occupies 40,158 SF at The Block Northway Property under a lease that expires in February 2034 and currently pays base rent of $27.00 PSF. Dave & Buster’s has two, five-year renewal options, followed by one, four-year and six-month renewal option remaining and no termination options.

Saks Off 5th (36,000 SF, 10.2% of NRA, 10.2% of underwritten base rent). Saks Fifth Avenue is a subsidiary of Saks Incorporated, an American department store owned by Hudson’s Bay Company. Saks Fifth Avenue offers men’s and women’s fashions. Saks Fifth Avenue operates 41 stores across North America as of the end of fiscal year 2018. Saks Off 5th is the off-price retail division of Saks Fifth Avenue and operates 129 stores across North America as of the end of fiscal year 2018. Saks Off 5th occupies 36,000 SF at The Block Northway Property under a lease that expires in October 2026 and currently pays a base rent of $21.75 PSF, which increases to $23.92 PSF in November 2021. Saks Off 5th has three, five-year renewal options remaining and no termination options.

Marshalls (35,500 SF, 10.0% of NRA, 4.2% of underwritten base rent). Marshalls is owned by the TJX Companies, Inc. (Moody’s/S&P: A2/A+) (NYSE: TJX), and is an off-price apparel and home fashions retailer in the United States and worldwide. The company offers a changing assortment of brand name and designer merchandise generally at discounted prices. TJ Maxx and Marshalls chains collectively have a total of 2,285 stores, which includes 1,062 Marshalls stores as of the end of fiscal year 2018. Marshalls occupies 35,500 SF at The Block Northway Property under a lease that expires in January 2021 and currently pays a base rent of $9.10 PSF NNN. Marshalls has three, five-year renewal options remaining and has no termination options.

The Container Store (24,303 SF, 6.9% of NRA, 7.1% of underwritten base rent). The Container Store Group, Inc. (S&P: B) (NYSE: TCS) is an American specialty retail chain company that operates The Container Store. The Container Store is a specialty retailer of storage and organization products and solutions in the United States and is the only national retailer solely devoted to the category. The Container Store operates 90 stores with an average size of approximately 25,000 SF in 32 states and the District of Columbia as of the end of fiscal year 2018. The Container Store occupies 24,303 SF at The Block Northway Property under a lease that expires in February 2027 and currently pays a base rent of $22.50 PSF. The Container Store has two, five-year renewal options remaining and no termination options.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail - Anchored	Loan #11	Cut-off Date Balance:	$19,000,000
6210-6300 Northway Drive and	The Block Northway	Cut-off Date LTV:	68.6%
8003-8033 McKnight Road		U/W NCF DSCR:	1.40x
Pittsburgh, PA 15237		U/W NOI Debt Yield:	9.0%

The following table presents a summary regarding the largest tenants at The Block Northway Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Base Rent	% of Annual UW Base Rent	Annual UW Base Rent PSF(3)	Most Recently Reported Sales(4)		Occ. Cost %(5)	Term. Option	Lease Expiration
							$	PSF
Anchor Tenants
Nordstrom Rack	BBB+/Baa1/BBB+	40,346	11.4%	$827,093	10.8%	$20.50	NAV	NAV	NAV	N	8/31/2026
Dave & Buster’s	NR/NR/NR	40,158	11.3%	$1,084,266	14.1%	$27.00	NAV	NAV	NAV	N	2/28/2034
Saks Off 5th	NR/NR/NR	36,000	10.2%	$783,000	10.2%	$21.75	$4,529,999	$126	21.7%	N	10/31/2026
Marshalls	NR/A2/A+	35,500	10.0%	$323,050	4.2%	$9.10	NAV	NAV	NAV	N	1/31/2021
The Container Store	NR/NR/B	24,303	6.9%	$546,818	7.1%	$22.50	$4,364,010	$180	12.5%	N	2/28/2027
Total Anchor Tenants		176,307	49.7%	$3,564,227	46.4%	$20.22

Major Tenants
DSW(6)	NR/NR/NR	18,452	5.2%	$442,848	5.8%	$24.00	$3,603,605	$195	17.4%	Y	1/31/2028
Aldi	NR/NR/NR	17,298	4.9%	$104,738	1.4%	$6.05	NAV	NAV	NAV	N	11/8/2027
PetSmart	NR/Caa3/CCC	14,102	4.0%	$239,734	3.1%	$17.00	NAV	NAV	NAV	N	9/30/2025
Bassett Furniture	NR/NR/NR	12,740	3.6%	$471,380	6.1%	$37.00	NAV	NAV	NAV	N	8/31/2027
Ulta	NR/NR/NR	10,636	3.0%	$294,724	3.8%	$27.71	NAV	NAV	NAV	N	5/31/2026
Total Major Tenants		73,228	20.7%	$1,553,424	20.2%	$21.21

Other Tenants(7)		78,712	22.2%	$2,563,428	33.4%	$32.57
Vacant		26,153	7.4%	$0	0.0%	$0.00
Total/Wtd. Avg.		354,400	100.0%	$7,681,078	100.0%	$23.40

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Base Rent PSF excludes vacant space.

(4)	Most Recently Reported Sales reflects the trailing 12-month period ending (i) January 31, 2018 for Saks Off 5th, (ii) February 28, 2018 for The Container Store and (iii) January 31, 2018 for DSW.

(5)	Occ. Cost % is based on the underwritten rent as of the February 14, 2019 rent roll and underwritten recoveries divided by most recently reported sales.

(6)	DSW has a right to terminate its lease if DSW’s gross sales are less than $3,750,000 in the fifth lease year (the “Measuring Period”), within 90 days’ notice after the Measuring Period and a termination fee of $367,600.

(7)	Other Tenants includes two tenants, Lands’ End and Skechers (collectively, 12,183 SF; 3.4% of NRA) that have executed leases at The Block Northway Property and were expected to take occupancy and start paying full unabated rent beginning in April 2019 (Lands’ End) and August 2019 (Skechers). Skechers has the right to terminate its lease if The Block Northway Borrower does not deliver possession by September 30, 2019. According to information provided by The Block Northway Borrower, Land’s End took occupancy and opened for business on March 21, 2019 and is currently paying rent and The Block Northway Borrower tendered delivery of possession of the related premises to Skechers on May 20, 2019.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail - Anchored	Loan #11	Cut-off Date Balance:	$19,000,000
6210-6300 Northway Drive and	The Block Northway	Cut-off Date LTV:	68.6%
8003-8033 McKnight Road		U/W NCF DSCR:	1.40x
Pittsburgh, PA 15237		U/W NOI Debt Yield:	9.0%

The following table presents certain information relating to the lease rollover at The Block Northway Property:

	Lease Rollover Schedule(1)(2)(3)
Year	# of Leases Rolling	SF Rolling	UW Base Rent PSF Rolling(4)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2019	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2020	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	1	35,500	$9.10	10.0%	10.0%	$323,050	4.2%	4.2%
2022	1	3,000	$39.00	0.8%	10.9%	$117,000	1.5%	5.7%
2023	1	1,785	$40.00	0.5%	11.4%	$71,400	0.9%	6.7%
2024	0	0	$0.00	0.0%	11.4%	$0	0.0%	6.7%
2025	1	14,102	$17.00	4.0%	15.3%	$239,734	3.1%	9.8%
2026	3	86,982	$21.90	24.5%	39.9%	$1,904,817	24.8%	34.6%
2027	11	87,509	$25.99	24.7%	64.6%	$2,274,027	29.6%	64.2%
2028	5	35,124	$26.46	9.9%	74.5%	$929,393	12.1%	76.3%
2029	6	24,087	$30.61	6.8%	81.3%	$737,391	9.6%	85.9%
2030 & Beyond	1	40,158	$27.00	11.3%	92.6%	$1,084,266	14.1%	100.0%
Vacant	0	26,153	$0.00	7.4%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	30	354,400	$23.40	100.0%		$7,681,078	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

(3)	Includes two tenants (collectively, 12,183 SF) that have executed leases at The Block Northway Property and were expected to take occupancy and start paying full unabated rent beginning in April 2019 (Lands’ End) and August 2019 (Skechers). Skechers has the right to terminate its lease if The Block Northway Borrower does not deliver possession by September 30, 2019. According to information provided by The Block Northway Borrower, Land’s End took occupancy and opened for business on March 21, 2019 and is currently paying rent and The Block Northway Borrower tendered delivery of possession of the related premises to Skechers on May 20, 2019.

(4)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

The Market. The Block Northway Property is located in Pittsburgh, Allegheny County, Pennsylvania, approximately 9.1 miles north of the Pittsburgh central business district. According to the appraisal, The Block Northway Property is situated along the McKnight Road corridor in Pittsburgh’s northern suburb of North Hills, approximately one mile from U.S. Route 19. The five-mile corridor along McKnight Road is a premier shopping destination in Pittsburgh. This stretch is home to approximately three million SF of retail, 500,000 SF of office space, and approximately 1,500 apartment units. According to a third party market research report, The Block Northway Property experiences average daily traffic counts of 36,600 vehicles at its intersection with Browns Lane, approximately 0.4 miles southeast of The Block Northway Property.

Ross Park Mall is located on Ross Park Mall Drive, approximately one-mile south of The Block Northway Property. The approximate 1.2 million SF multi-level indoor mall is anchored by Macy’s, Nordstrom and JCPenney and has approximately 170 specialty shops including Tiffany & Co., Apple, Louis Vuitton, Burberry, Crate & Barrel, Kate Spade, Coach, and Michael Kors. Dining options such as The Cheesecake Factory, California Pizza Kitchen, and Chick-fil-a are located in the mall’s outdoor lifestyle component. Within a three-mile radius of The Block Northway Property, there are four other large, open-air shopping centers: (1) McIntyre Square, adjacent east of The Block Northway Property, which includes major tenants such as At Home, Stein Mart, OfficeMax, Giant Eagle, and Gabes; (2) McCandless Crossing, 1.2 miles north of The Block Northway Property, which is anchored by Lowe’s, LA Fitness, Dick’s Sporting Goods, and Cinemark Theatres; (3) North Hills Village, 2.3 miles north of The Block Northway Property, which includes national tenants such as Best Buy, Burlington, Kohl’s, Target, and Staples; and (4) Ross Town Center, 1.4 miles south of The Block Northway Property, which includes tenants such as Jo-Ann Fabrics, Pier 1 Imports, and Ross.

According to a third party market research report, the 2018 estimated population within a one-, three- and five-mile radius of The Block Northway Property is 7,900, 66,183 and 152,008, respectively. The 2018 estimated average household income within the same radius was $86,273, $96,888 and $97,885, respectively. Comparatively, the Pittsburgh, Pennsylvania metropolitan statistical area had a 2018 estimated average household income of $81,789.

According to a third party market research report, The Block Northway Property is located within the Pittsburgh retail market and North Pittsburgh/Route 19 retail submarket. As of the second quarter of 2018, the Pittsburgh retail market reported inventory of 154.3 million SF, an overall vacancy rate of 3.4%, and an average asking rental rate of $14.41 PSF. As of the second quarter of 2018, the North Pittsburgh/Route 19 retail submarket reported inventory of 13.8 million SF, an overall vacancy rate of 1.7%, an average asking rental rate of $16.33 PSF and net absorption of 142,802 SF. As of the second quarter of 2018, the North Pittsburgh retail sub-cluster reported inventory of 15.9 million SF, an overall vacancy rate of 1.6%, and an average asking rental rate of $16.04 PSF.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail - Anchored	Loan #11	Cut-off Date Balance:	$19,000,000
6210-6300 Northway Drive and	The Block Northway	Cut-off Date LTV:	68.6%
8003-8033 McKnight Road		U/W NCF DSCR:	1.40x
Pittsburgh, PA 15237		U/W NOI Debt Yield:	9.0%

The following table presents comparable anchor rental leases with respect to The Block Northway Property:

Comparable Anchor Leases
Property Name	Location	Year Built/ Renovated	Property Size (SF)(1)	Total Occupancy(1)	Tenant(1)	Lease Size (SF)(1)	Annual Rent PSF(1)	Distance to Subject
The Block Northway	Pittsburgh, PA	1958/2018	354,400	92.6%(2)	Nordstrom Rack	40,346	$20.50	—
Goodwill - Cranbury	Cranberry, PA	2017/NA	23,900	100.0%	Goodwill of Southwestern Pennsylvania	23,900	$17.50	10.3 mi
The Waterfront	Homestead, PA	2001/NA	764,691	90.0%	Ross Dress For Less	25,000	$14.94	11.4 mi
Settlers Ridge	Robinson, PA	2008/2011	472,572	100.0%	Ulta	10,308	$26.74	10.2 mi
Monroeville Plaza	Monroeville, PA	1970/NA	139,286	90.0%	Gander Mountain	80,746	$15.32	16.6 mi
Village at Pittsburgh Mills	Tarentum, PA	2007/NA	110,908	100.0%	Best Buy	30,000	$18.81	11.5 mi

Source: Appraisal

(1)	Information for The Block Northway Property is based on the underwritten rent roll.

(2)	Total Occupancy includes two tenants (12,183 SF) that have executed leases at The Block Northway Property and were expected to take occupancy and start paying full unabated rent beginning in April 2019 (Lands’ End) and August 2019 (Skechers). Skechers has the right to terminate its lease if The Block Northway Borrower does not deliver possession by September 30, 2019. According to information provided by The Block Northway Borrower, Land’s End took occupancy and opened for business on March 21, 2019 and is currently paying rent and The Block Northway Borrower tendered delivery of possession of the related premises to Skechers on May 20, 2019.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at The Block Northway Property:

Cash Flow Analysis
	2016(1)	2017(1)	2018(1)	UW	UW PSF
Base Rent(2)	N/A	N/A	N/A	$8,738,335	$24.66
Total Recoveries	N/A	N/A	N/A	$2,447,881	$6.91
Other Income	N/A	N/A	N/A	$40,000	$0.11
Less Vacancy & Credit Loss	N/A	N/A	N/A	($1,068,104)	($3.01)
Effective Gross Income	N/A	N/A	N/A	$10,158,112	$28.66

Real Estate Taxes	N/A	N/A	N/A	$1,580,296	$4.46
Insurance	N/A	N/A	N/A	$132,968	$0.38
Other Expenses	N/A	N/A	N/A	$1,088,269	$3.07
Total Expenses	N/A	N/A	N/A	$2,801,534	$7.91

Net Operating Income	N/A	N/A	N/A	$7,356,578	$20.76
Capital Expenditures	N/A	N/A	N/A	$35,440	$0.10
TI/LC	N/A	N/A	N/A	$31,571	$0.09
Net Cash Flow	N/A	N/A	N/A	$7,289,568	$20.57

Occupancy %(3)	N/A	N/A	N/A	90.5%
NOI DSCR (IO)(4)	N/A	N/A	N/A	1.86x
NOI DSCR (P&I)(4)	N/A	N/A	N/A	1.42x
NCF DSCR (IO)(4)	N/A	N/A	N/A	1.84x
NCF DSCR (P&I)(4)	N/A	N/A	N/A	1.40x
NOI Debt Yield(5)	N/A	N/A	N/A	9.0%
NCF Debt Yield(5)	N/A	N/A	N/A	8.9%

(1)	The Block Northway Borrower purchased The Block Northway Property in 2012 for $12.0 million (at a foreclosure sale), and has subsequently invested approximately $96.7 million from 2013 through 2018 to completely redevelop the shopping center. Delivery of the redeveloped shopping center occurred in stages over the last two years, and lease-up was not completed until 2018 (approximately two-thirds of the underwritten rent roll consists of new leases that commenced in 2017 or later). The strategic tenant mix includes two replacement anchors and additional new anchors, and prior long term anchor and other tenants have been relocated to different parts of the shopping center, have remodeled their spaces and/or now have non-anchor roles. Due to the nature and scope of such redevelopment, historical operating performance was not considered in underwriting The Block Northway Whole Loan and is therefore not provided herein.

(2)	UW Base Rent is based on the underwritten rent roll and includes (i) vacancy gross up of $992,808, (ii) rent steps of $46,429 through March 2020 and (iii) $64,449 in straight-line rent associated with Nordstrom Rack.

(3)	UW Occupancy % is based on the underwritten economic vacancy of 9.5%. As of February 14, 2019, The Block Northway Property is 92.6% leased, including two tenants (collectively, 12,183 SF) with executed leases that were expected to take occupancy and start paying full unabated rent beginning in April 2019 (Lands’ End) and August 2019 (Skechers). Excluding these two tenants, The Block Northway Property is 89.2% occupied. Skechers has the right to terminate its lease if The Block Northway Borrower does not deliver possession by September 30, 2019. According to information provided by The Block Northway Borrower, Land’s End took occupancy and opened for business on March 21, 2019 and is currently paying rent and The Block Northway Borrower tendered delivery of possession of the related premises to Skechers on May 20, 2019.

(4)	Debt service coverage ratios are based on The Block Northway Whole Loan.

(5)	Debt yields are based on The Block Northway Whole Loan net of the $2,200,000 Debt Yield Achievement Reserve. The NOI Debt Yield and NCF Debt Yield without netting the Debt Yield Achievement Reserve are 8.8% and 8.7%, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 12 – 65 Broadway

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	CCRE			Single Asset/Portfolio:	Single Asset
Credit Assessment (KBRA/Fitch/S&P):	A/BBB-/N/A			Location:	New York, NY 10006
Original Balance(1):	$15,500,000			General Property Type:	Office
Cut-off Date Balance(1):	$15,500,000			Detailed Property Type:	CBD
% of Initial Pool Balance:	2.3%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1914-1917/1978, 2008, 2015-2018
Sponsors:	Meyer Chetrit; Robert Wolf			Size:	355,217 SF
Guarantors:	Meyer Chetrit; Robert Wolf			Cut-off Date Balance per SF(1):	$156
Mortgage Rate:	4.9350%			Maturity Date Balance per SF(1):	$156
Note Date:	4/5/2019			Property Manager:	Plaza Management USA Inc.
First Payment Date:	5/6/2019			Underwriting and Financial Information
Maturity Date:	4/6/2024			UW NOI:	$9,288,055
Original Term to Maturity:	60 months			UW NOI Debt Yield(1):	16.7%
Original Amortization Term:	0 months			UW NOI Debt Yield at Maturity(1):	16.7%
IO Period:	60 months			UW NCF DSCR(1):	3.30x
Seasoning:	2 months			Most Recent NOI:	$6,673,585 (1/31/2019 TTM)
Prepayment Provisions:	LO(26); DEF(30); O(4)			2nd Most Recent NOI:	$6,993,719 (12/31/2018)
Lockbox/Cash Mgmt Status:	Hard/In Place			3rd Most Recent NOI:	$6,377,143 (12/31/2017)
Additional Debt Type(1):	Pari Passu/Subordinate			Most Recent Occupancy:	98.7% (4/1/2019)
Additional Debt Balance(1):	$40,000,000/$96,000,000			2nd Most Recent Occupancy:	80.0% (12/31/2018)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent Occupancy:	87.0% (12/31/2017)
Reserves				Appraised Value (as of):	$215,000,000 (3/11/2019)
Type	Initial	Monthly	Cap	Appraised Value per SF:	$605
RE Tax:	$932,000	$233,000	N/A	Cut-off Date LTV Ratio(1):	25.8%
Insurance:	$183,300	$15,275	N/A	Maturity Date LTV Ratio(1):	25.8%
Deferred Maintenance:	$33,330	N/A	N/A
Recurring Replacements:	$0	$5,032	N/A
TI/LC:	$1,500,000	Springing	$1,000,000
Other(2):	$12,578,778	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Notes(1):	$55,500,000	36.6%	Loan Payoff:	$102,360,129	67.6%
Junior Note(1):	$96,000,000	63.4%	Return of Equity:	$30,852,833	20.4%
			Reserves:	$15,227,408	10.1%
			Closing Costs:	$3,059,630	2.0%
Total Sources:	$151,500,000	100.0%	Total Uses:	$151,500,000	100.0%

(1)	The 65 Broadway Mortgage Loan (as defined below) is part of the 65 Broadway Whole Loan (as defined below) that consists of the promissory Note A-1 with an original principal balance of $40,000,000, the promissory Note A-2 with an original principal balance of $15,500,000 and a subordinate promissory Note B with an original principal balance of $96,000,000, with an aggregate original and Cut-off Date principal balance of $151,500,000. For additional information, see “The Mortgage Loan” below. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate Cut-off Date principal balance of the 65 Broadway Senior Notes (as defined below), without regard to the 65 Broadway Junior Note (as defined below). The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers based on the 65 Broadway Whole Loan are $427, $427, 6.1%, 6.1%, 1.21x, 70.5% and 70.5%, respectively.

(2)	At loan origination, the borrowers deposited $8,073,745 into an initial TI/LC reserve in connection with nine tenants and $4,505,033 into a free rent reserve in connection with six tenants.

The Mortgage Loan. The twelfth largest mortgage loan (the “65 Broadway Mortgage Loan”) is part of a whole loan (the “65 Broadway Whole Loan”) with an aggregate original and Cut-off Date principal balance of $151,500,000 that is evidenced by three promissory notes: two pari passu senior notes with an aggregate original and Cut-off Date principal balance of $55,500,000 (the “65 Broadway Senior Notes”) and one subordinate promissory Note B with an original and Cut-off Date principal balance of $96,000,000 (the “65 Broadway Junior Note”). The 65 Broadway Whole Loan is secured by a first priority fee mortgage encumbering a 21-story, 355,217 SF Class A office building located at 65 Broadway in New York, New York (the “65 Broadway Property”). The 65 Broadway Mortgage Loan is evidenced by Note A-2 with an outstanding principal balance as of the Cut-off Date of $15,500,000. Only the 65 Broadway Mortgage Loan will be included in the mortgage pool for the MSC 2019-H6 securitization transaction. The other 65 Broadway Senior Note and the 65 Broadway Junior Note have been included in the CF 2019-CF1 securitization transaction. The 65 Broadway Whole Loan will be serviced pursuant to the pooling and servicing agreement for the CF 2019-CF1 securitization transaction. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu-A/B Whole Loans—The 65 Broadway Pari Passu-A/B Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

The relationship between the holders of the 65 Broadway Senior Notes and the 65 Broadway Junior Note will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu-A/B Whole Loans—The 65 Broadway Pari Passu-A/B Whole Loan” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office - CBD	Loan #12	Cut-off Date Balance:	$15,500,000
65 Broadway	65 Broadway	Cut-off Date LTV:	25.8%
New York, NY 10006		UW NCF DSCR:	3.30x
		UW NOI Debt Yield:	16.7%

65 Broadway Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Note Holder	Lead Servicing Interest(1)
65 Broadway Senior Notes
A-1	$40,000,000	$40,000,000	CF 2019-CF1	Yes
A-2	$15,500,000	$15,500,000	MSC 2019-H6	No
65 Broadway Junior Note
B	$96,000,000	$96,000,000	CF 2019-CF1	No
65 Broadway Whole Loan:	$151,500,000	$151,500,000

(1)	The initial controlling note is the 65 Broadway Junior Note, so long as no related control appraisal period has occurred and is continuing. If and for so long as a 65 Broadway junior note control appraisal period has occurred and is continuing, then the controlling note will be Note A-1. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu-A/B Whole Loans—The 65 Broadway Pari Passu-A/B Whole Loan” in the Preliminary Prospectus. The 65 Broadway Whole Loan will be serviced under the pooling and servicing agreement for the CF 2019-CF1 securitization transaction.

The Borrowers and the Borrowers Sponsors. The borrowers are 65 Broadway Owner LLC, 65 Broadway Owner II LLC and 65 Broadway Owner III LLC, each a Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure. The borrowers own the 65 Broadway Property as tenants-in-common. Two of the borrower entities (65 Broadway Owner LLC and 65 Broadway Owner II LLC) are controlled by Meyer Chetrit and the third borrower entity (65 Broadway Owner III LLC) is controlled by Robert Wolf.

The borrower sponsors and non-recourse carveout guarantors are Meyer Chetrit and Robert Wolf on a joint and several basis except that the liability of Robert Wolf under the guaranty and the environmental indemnity is limited to 17.647% of the outstanding obligations under the guaranty and the environmental indemnity plus costs of enforcement, unless such liability is with respect to acts, events or matters caused by 65 Broadway Owner III LLC, Robert Wolf or certain of their respective affiliates.

Meyer Chetrit is a principal of the Chetrit Group. Founded by Joseph and Meyer Chetrit, the Chetrit Group is headquartered in Manhattan and operates a portfolio of over 14.0 million SF across New York, Chicago, Miami, Los Angeles and other countries. Some of the Chetrit Group’s projects include the purchase, repositioning and sale of the 100-story Willis Tower (Chicago, IL) (formerly known as the Sears Tower), the multifamily and retail development of Columbus Square (New York, NY), the 91-unit condominium and retail development of 135 West 52nd Street (New York, NY), and the 420-key Empire Hotel (New York, NY).

Robert Wolf is a principal of Read Property Group LLC. Read Property Group LLC is a Brooklyn-based real estate developer that was founded in 1993.

The Property. The 65 Broadway Property is a 21-story, 355,217 SF Class A office building located in Downtown Manhattan. The 65 Broadway Property was originally built between 1914 and 1917, and renovated in 1978, 2008 and 2015 through 2018. From 2015 to 2018, the borrower sponsors have invested approximately $19.4 million in capital expenditures and leasing costs, which includes $12.6 million that was reserved at loan origination. The most recent renovations between 2015 and 2018 included building/system improvements as well as a lobby renovation and redesign that is currently ongoing and is not reserved for. The 65 Broadway Property is the former American Express Building, which served as the company headquarters until 1975. The neoclassical-style building was designated a New York City landmark by the New York City Landmarks Preservation Commission in 1995. The 65 Broadway Property benefits from an Industrial & Commercial Incentive Program with a 12-year term, which expires in June 2021.  See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus.

As of April 1, 2019, the 65 Broadway Property was 98.7% leased to 63 tenants with no tenant representing more than 15.9% of the net rentable area. The largest tenants (based on NRA) are as follows:

Arbor E&T (56,587 SF; 15.9% of NRA; 15.5% of UW Base Rent) Arbor E&T provides job-related education, counseling, workforce management, and employment assistance services. Additionally, Arbor E&T provides child care services including coordination of training and technical assistance to child care teachers and directors, parent education, and managing electronic benefits transfers (EBTs) to child care providers and parents. Arbor E&T also offers employee training, job searching, retention and advancement, career assessment and planning, youth counseling, and academic and vocational programs. Founded in 1968, Arbor E&T is based in Austin, Texas.

In February 2019, Arbor E&T executed two leases (40,587 SF expiring in March 2029 and 16,000 SF expiring in December 2019 (temporary space, underwritten as vacant space)). Arbor E&T took possession of its space in March 2019 and is currently building out its space. With respect to the 40,587 SF space, Arbor E&T may terminate its lease any time on or after March 26, 2025 with 10 months’ notice in the event its funding from NYC Human Resources Administration is reduced by at least 55.0% from the initial funding amount of $15,300,000. With respect to the 16,000 SF of temporary space, Arbor E&T may terminate its lease at any time by providing 30 days’ prior notice. Arbor E&T has one, five-year renewal option with respect to the 40,587 SF. Arbor E&T is in a free rent period until April 2020.

Kofinas Fertility Services, PC (34,396 SF; 9.7% of NRA; 10.1% of UW Base Rent) Kofinas Fertility Services, PC (“Kofinas”) operates as a medical fertility center. Kofinas offers services in areas of infertility evaluation, infertility treatment, financing options for patients, reproductive surgery, and in vitro fertilization techniques. Kofinas has been a tenant at the 65 Broadway Property since 2017 and is currently completing its build out of the common areas within its space. Kofinas occupies two suites (under one lease) with 17,269 SF expiring in January 2034 and 17,127 SF expiring in November 2033. Kofinas is permitted to pay 25.0% and 24.4% reduced rent during years one and two of the lease, respectively, of which the remaining possible reduction ($419,852 reduction) was reserved at origination in a free rent reserve. In addition, the tenant also received a tenant improvement credit that will be used to reduce a portion of the annual base rent due during years two through six ($2,235,740 reduction), which was reserved at origination in the owed TI/LC reserve. Kofinas has no renewal or termination options.

Stella Adler (26,923 SF; 7.6% of NRA; 7.8% of UW Base Rent) Stella Adler is an acting school that was founded by actress and teacher Stella Adler. Founded in 1949, the school’s current activities focus on professional actor training, free acting classes to low income and underserved communities and cultural events that are free and open to the public. Stella Adler executed a lease at the 65 Broadway Property in November 2018 and is currently building out its space. Stella Adler is in a free rent period through the date that is nine months following the later of (x) the date that is ten business days

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office - CBD	Loan #12	Cut-off Date Balance:	$15,500,000
65 Broadway	65 Broadway	Cut-off Date LTV:	25.8%
New York, NY 10006		UW NCF DSCR:	3.30x
		UW NOI Debt Yield:	16.7%

after the landlord provides notice that the work is completed and (y) August 1, 2019. It has a current lease expiration in July 2034 with one, five-year renewal option and no termination options. Additionally, Stella Adler has a right of first offer for any space on the third floor of the 65 Broadway Property.

Great American Insurance (20,995 SF; 5.9% of NRA; 4.4% of UW Base Rent) Great American Insurance is engaged primarily in property and casualty insurance, focusing on specialty commercial products for businesses, and on the sale of traditional fixed and fixed-indexed annuities in the retail, financial institutions and education markets. Great American Insurance currently occupies two spaces with 15,580 SF expiring in May 2020 and 5,415 SF expiring in August 2020. With respect to both spaces, Great American Insurance has one, five-year renewal option and no termination options. Great American Insurance has been a tenant at the 65 Broadway Property since 1999.

New York Cares Inc. (17,441 SF; 4.9% of NRA; 3.6% of UW Base Rent) New York Cares Inc. is a nonprofit organization focused on volunteer management that was founded by a group of New York residents in 1987. The organization currently engages approximately 52,000 volunteers in service each year. New York Cares Inc. has been a tenant at the 65 Broadway Property since July 2012 and has a lease expiration in June 2023 with no renewal or termination options.

Tenant Summary(1)
Tenant Name	Credit Ratings (Fitch/Moody’s /S&P)	Tenant SF	Approx. % of SF	Annual UW Rent	Annual UW Rent PSF	App. % of Total Annual UW Rent	Lease Expiration	Termination Options (Y/N)
Arbor E&T	NR/NR/NR	56,587	15.9%	$2,512,564	$44.40	15.5%	3/25/2029(2)	Y
Kofinas Fertility Services, PC	NR/NR/NR	34,396	9.7%	$1,635,038	$47.54	10.1%	1/31/2034(3)	N
Stella Adler(4)	NR/NR/NR	26,923	7.6%	$1,275,000	$47.36	7.8%	7/31/2034	N
Great American Insurance	NR/NR/NR	20,995	5.9%	$713,830	$34.00	4.4%	5/31/2020(5)	N
New York Cares Inc.	NR/NR/NR	17,441	4.9%	$580,079	$33.26	3.6%	6/30/2023	N
Total Major Tenants		156,342	44.0%	$6,716,510	$42.96	41.3%

Other Tenants		194,347	54.7%	$9,543,951	$49.11	58.7%
Vacant Space		4,528	1.3%	$0	$0.00
Total		355,217	100.0%	$16,260,462	$46.37	100.0%

(1)	Based on the underwritten rent roll dated April 1, 2019.

(2)	In February 2019, Arbor E&T executed two leases (40,587 SF expiring in March 2029 and 16,000 SF expiring in December 2019 (temporary space, underwritten as vacant space)). Arbor E&T took possession of its space in March 2019 and is currently building out its space. With respect to the 40,587 SF space, Arbor E&T may terminate its lease any time after March 26, 2025 with 10 months’ notice in the event its funding from NYC Human Resources Administration is reduced by at least 55.0% from the initial funding amount of $15,300,000. With respect to the 16,000 SF of temporary space, Arbor E&T may terminate its lease at any time by providing 30 days’ prior notice. Arbor E&T is in a free rent period until April 2020.

(3)	Kofinas has been a tenant at the 65 Broadway Property since 2017 and is currently building out a portion of its space. Kofinas occupies two suites (under one lease) with 17,269 SF expiring in January 2034 and 17,127 SF expiring in November 2033. Kofinas is permitted to pay 25.0% and 24.4% reduced rent during years one and two of the lease, respectively, of which the remaining possible reduction ($419,852 reduction) was reserved at origination in the free rent reserve. In addition, the tenant also received a tenant improvement credit that will be used to reduce a portion of the annual base rent due during years two through six ($2,235,740 reduction), which was reserved at origination in the owed TI/LC reserve.

(4)	Stella Adler executed a lease at the 65 Broadway Property in November 2018 and is currently building out its space. Stella Adler is in a free rent period through the date that is nine months following the later of (x) the date that is ten business days after the landlord provides notice that the work is completed and (y) August 1, 2019.

(5)	Great American Insurance occupies two spaces with 15,580 SF expiring in May 2020 and 5,415 SF expiring in August 2020. With respect to both spaces, Great American Insurance has one, five-year renewal option.

The Market. The 65 Broadway Property is located in Manhattan, New York in the Financial District submarket within the greater Downtown office market. The 65 Broadway Property is located one to two blocks from the 1, R and W trains at Rector Street, the 4 and 5 trains at Wall Street and the J and Z trains at Broad Street. Additionally, the Fulton Street Transit Center, which provides access to 14 subway lines, is located approximately five blocks south. As of the fourth quarter of 2018, the greater Downtown office market consisted of approximately 88.7 million SF of office space with an overall market vacancy rate of 10.4% and average asking rents of $60.23 per SF. The Financial District submarket totaled approximately 55.5 million SF with an average vacancy of 10.7% and average asking rents of $57.12 per SF. The appraisal identified six directly competitive office rent comparables in the Downtown office market with base rental rates ranging from $43.00 to $58.00 per SF and average asking rents of $49.70 per SF. With respect to the office space (96.9% of net rentable area), the appraisal concluded a market rent of $47.00 per SF. With respect to the retail space (3.1% of net rentable area), the appraisal concluded a market rent of $108.18 per SF. The overall market rent conclusion is $48.90 per SF, which is greater than the underwritten base rent of $46.37 per SF.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office - CBD	Loan #12	Cut-off Date Balance:	$15,500,000
65 Broadway	65 Broadway	Cut-off Date LTV:	25.8%
New York, NY 10006		UW NCF DSCR:	3.30x
		UW NOI Debt Yield:	16.7%

The following table presents the lease rollover schedule with respect to the 65 Broadway Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling	% of Total SF Rolling	Cumulative % of SF Rolling	Annual UW Rent Rolling	% of Annual UW Rent Rolling	Cumulative % of Annual UW Rent Rolling
MTM(3)	4	4,281	$13.55	1.2%	1.2%	$58,020	0.4%	0.4%
2019	11	34,675	$40.80	9.8%	11.0%	$1,414,784	8.7%	9.1%
2020	10	50,376	$45.53	14.2%	25.1%	$2,293,649	14.1%	23.2%
2021	5	11,440	$42.91	3.2%	28.4%	$490,893	3.0%	26.2%
2022	4	16,283	$45.92	4.6%	33.0%	$747,711	4.6%	30.8%
2023	13	47,617	$39.69	13.4%	46.4%	$1,890,069	11.6%	42.4%
2024	8	17,563	$46.89	4.9%	51.3%	$823,607	5.1%	47.5%
2025	4	25,114	$45.83	7.1%	58.4%	$1,150,981	7.1%	54.5%
2026	6	17,867	$47.68	5.0%	63.4%	$851,824	5.2%	59.8%
2027	1	1,550	$47.43	0.4%	63.8%	$73,520	0.5%	60.2%
2028	2	7,644	$39.17	2.2%	66.0%	$299,439	1.8%	62.1%
2029	2	43,960	$46.77	12.4%	78.4%	$2,055,928	12.6%	74.7%
Thereafter	4	72,319	$56.83	20.4%	98.7%	$4,110,038	25.3%	100.0%
Vacant	NAP	4,528	NAP	1.3%	100.0%	$0	0.0%	100.0%
Total / Wtd. Avg.	74	355,217	$46.37	100.0%		$16,260,462	100.0%

(1)	Based on the underwritten rent roll dated April 1, 2019.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

(3)	MTM tenants include the management office (2,130 SF), Jimmy C. Sung MD PLLC (1,371 SF), Tower Legal Staffing Inc. (537 SF) and Geiger Engineering (243 SF). Such spaces were incorporated into the underwritten vacancy.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office - CBD	Loan #12	Cut-off Date Balance:	$15,500,000
65 Broadway	65 Broadway	Cut-off Date LTV:	25.8%
New York, NY 10006		UW NCF DSCR:	3.30x
		UW NOI Debt Yield:	16.7%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 65 Broadway Property:

Cash Flow Analysis
	2016	2017	2018	1/31/2019 TTM	UW	UW PSF
Base Rent(1)	$11,732,023	$11,483,057	$12,634,686	$12,399,962	$16,473,278	$46.38
Total Recoveries	$1,130,732	$1,027,572	$868,885	$865,185	$928,347	$2.61
Other Income	$418,302	$453,096	$569,193	$554,170	$456,677	$1.29
Less: Vacancy(2)	$0	$0	$0	$0	($1,151,446)	($3.24)
Effective Gross Income	$13,281,058	$12,963,725	$14,072,763	$13,819,317	$16,706,855	$47.03

Real Estate Taxes	$2,822,650	$2,589,589	$2,710,469	$2,718,671	$2,795,708	$7.87
Insurance	$123,128	$123,932	$167,018	$167,018	$183,283	$0.52
Other Expenses	$3,811,002	$3,873,060	$4,201,558	$4,260,042	$4,439,809	$12.50
Total Expenses	$6,756,780	$6,586,581	$7,079,045	$7,145,731	$7,418,800	$20.89

Net Operating Income(3)	$6,524,278	$6,377,143	$6,993,719	$6,673,585	$9,288,055	$26.15
Capital Expenditures	$0	$0	$0	$0	$60,387	$0.17
TI/LC	$0	$0	$0	$0	$55,217	$0.16
Net Cash Flow	$6,524,278	$6,377,143	$6,993,719	$6,673,585	$9,172,451	$25.82

Occupancy %	85.0%	87.0%	80.0%	98.7%(4)	93.4%
NOI DSCR(5)	2.35x	2.30x	2.52x	2.40x	3.34x
NCF DSCR(5)	2.35x	2.30x	2.52x	2.40x	3.30x
NOI Debt Yield(5)	11.8%	11.5%	12.6%	12.0%	16.7%
NCF Debt Yield(5)	11.8%	11.5%	12.6%	12.0%	16.5%

(1)	UW Base Rent is based on the rent roll dated April 1, 2019 with rents steps of $336,903 through February 2020.

(2)	UW Vacancy represents 6.6% of Gross Potential Rent and Total Recoveries, which is greater than in-place economic vacancy of 1.3%. As of April 1, 2019, the 65 Broadway Property is 98.7% leased. UW Vacancy includes MTM, temporary space and tenants expiring within three months of the 65 Broadway Whole Loan closing date.

(3)	The increase from historical cash flows to UW Net Operating Income is primarily a result of the increase in occupancy from December 31, 2018 (80.0%) to April 1, 2019 (98.7%). The 65 Broadway Property was most recently renovated from 2015 to 2018.

(4)	Based on the rent roll dated April 1, 2019.

(5)	The debt service coverage ratios and debt yields are based on the 65 Broadway Senior Notes and exclude the 65 Broadway Junior Note.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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Mortgage Loan No. 13 – Avalon at Seven Hills

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (KBRA/Fitch/S&P):	NR/NR/NR			Location:	Henderson, NV 89052
Original Balance:	$15,500,000			General Property Type:	Multifamily
Cut-off Date Balance:	$15,500,000			Detailed Property Type:	Garden
% of Initial Pool Balance:	2.3%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1999/2018
Sponsor:	WTI, Inc.			Size:	188 Units
Guarantor:	WTI, Inc.			Cut-off Date Balance per Unit:	$82,447
Mortgage Rate:	4.2480%			Maturity Date Balance per Unit:	$82,447
Note Date:	4/8/2019			Property Manager:	American Management Services West LLC
First Payment Date:	6/1/2019			Underwriting and Financial Information
Maturity Date:	5/1/2029			UW NOI:	$1,600,204
Original Term to Maturity:	120 months			UW NOI Debt Yield:	10.3%
Original Amortization Term:	0 months			UW NOI Debt Yield at Maturity:	10.3%
IO Period:	120 months			UW NCF DSCR:	2.33x
Seasoning:	1 month			Most Recent NOI:	$1,551,986 (2/28/2019 TTM)
Prepayment Provisions:	LO (25); DEF (91); O (4)			2nd Most Recent NOI:	$1,554,246 (12/31/2018)
Lockbox/Cash Mgmt Status:	Springing/Springing			3rd Most Recent NOI:	$1,366,662 (12/31/2017)
Additional Debt Type:	N/A			Most Recent Occupancy:	92.6% (3/11/2019)
Additional Debt Balance:	N/A			2nd Most Recent Occupancy:	95.7% (12/31/2018)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent Occupancy:	95.2% (12/31/2017)
Reserves				Appraised Value (as of):	$29,800,000 (2/14/2019)
Type	Initial	Monthly	Cap	Appraised Value per Unit:	$158,511
RE Tax:	$21,484	$10,742	N/A	Cut-off Date LTV Ratio:	52.0%
Insurance:	$6,984	$3,492	N/A	Maturity Date LTV Ratio:	52.0%
Recurring Replacements:	$0	$3,917	N/A
Condominium(1):	$0	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$15,500,000	100.0%	Loan Payoff:	$7,629,599	49.2%
			Return of Equity:	$7,513,808	48.5%
			Closing Costs:	$328,125	2.1%
			Reserves:	$28,468	0.2%
Total Sources:	$15,500,000	100.0%	Total Uses:	$15,500,000	100.0%

(1)	Monthly deposits into the Condominium reserve will occur upon (a) an event of default and/or (b) the debt service coverage ratio dropping below 1.20x for six consecutive calendar months based on the trailing six calendar month periods.

The Mortgage Loan. The thirteenth largest mortgage loan (the “Avalon at Seven Hills Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $15,500,000 secured by a first priority fee mortgage encumbering 188 units in a garden-style apartment community in Henderson, Nevada known as Avalon at Seven Hills (the “Avalon at Seven Hills Property”). The proceeds of the Avalon at Seven Hills Mortgage Loan were primarily used to refinance a previous loan of approximately $7.6 million, fund reserves, pay closing costs and return equity of approximately $7.5 million to the Avalon at Seven Hills Borrowers (as defined below).

The Borrowers and Borrower Sponsor. The borrowers are Sevenx Capital, LLC, a single purpose Delaware limited liability company, Avalon 618, LLC, a single purpose Nevada limited liability company and Avalon 1322, LLC, a single purpose Nevada limited liability company (collectively, the “Avalon at Seven Hills Borrowers”), with each having no independent directors. WTI, Inc. is the nonrecourse carve-out guarantor and the borrower sponsor of the Avalon at Seven Hills Mortgage Loan. The Avalon at Seven Hills Borrowers are wholly owned by WTI, Inc.

WTI, Inc. was established in San Jose, California over 25 years ago and completed its first real estate transaction in 1992 when it acquired a 32.6 acre office campus in San Jose. WTI, Inc. also owns over 1,200 apartments in three residential communities (Renaissance Villas, the Avalon at Seven Hills Property, and Esplanade Condominiums) and an approximate 50-acre development project in Las Vegas. WTI, Inc. is controlled by Christine Ma, who is an investor based in Hong Kong. The president and chief financial officer of WTI, Inc. is Lumin Chang, who is domiciled in Taiwan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily - Garden	Loan #13	Cut-off Date Balance:	$15,500,000
2900 Sunridge Heights Parkway	Avalon at Seven Hills	Cut-off Date LTV:	52.0%
Henderson, NV 89052		U/W NCF DSCR:	2.33x
		U/W NOI Debt Yield:	10.3%

The Property. The Avalon at Seven Hills Property encompasses 188 Class B, garden-style apartment units built in 1999 and located in Henderson, Nevada. The Avalon at Seven Hills Property is part of a larger complex comprised of 320 units originally built as separate condominium units in a condominium. Of the 320 total units, 188 units will serve as the collateral for the Avalon at Seven Hills Mortgage Loan, which represents 58.8% of the total condominium interests. The remaining 132 units are owned by individual condominium owners and are scattered throughout the site. The units are contained within 19 two- and three-story buildings on an approximate 22.1-acre site. Amenities at the Avalon at Seven Hills Property include a gated entrance, swimming pool, jacuzzi, clubhouse, fitness room and onsite security. Unit amenities include a patio/balcony, fireplace, dishwasher, trash disposal, washer/dryer, air conditioning, walk-in closets and ceiling fans. The Avalon at Seven Hills Property also includes 486 total parking spaces (2.6 parking spaces per unit). Of the entire 783 parking spaces at the community, 58 spaces are located in an attached garage, 319 are covered and 406 are open surface spaces. As of March 11, 2019, the Avalon at Seven Hills Property is 92.6% occupied and has one model unit. Since acquiring the Avalon at Seven Hills Property, the Avalon at Seven Hills Borrowers spent approximately $762,000 on capital expenditures.

The table below shows the apartment unit mix at the Avalon at Seven Hills Property:

Avalon at Seven Hills Property Unit Mix Summary
Floor Plan	No. of Units	% of Total Units	Average Unit Size (SF)	Total SF	Monthly Asking Rent Per Unit	Market Rent
1 Bed / 1 Bath	51	27.1%	810	41,310	$925	$1,000
1 Bed / 1 Bath	9	4.8%	913	8,217	$975	$1,100
1 Bed / 1 Bath	30	16.0%	1,038	31,140	$1,085	$1,150
2 Bed / 2 Bath	41	21.8%	1,171	48,011	$1,150	$1,200
2 Bed / 2 Bath	50	26.6%	1,208	60,400	$1,208	$1,250
3 Bed / 2 Bath	7	3.7%	1,544	10,808	$1,550	$1,650
Total/Wtd. Avg.	188	100.0%	1,063	199,886	$1,101	$1,163

Source: Appraisal.

The Market. According to the appraisal, the Avalon at Seven Hills Property is located in the southeast area of Las Vegas. Primary access to the Avalon at Seven Hills Property is provided by Interstate 215, a major freeway arterial that crosses the Las Vegas metro area from the southeast to the northwest. Public transportation is provided by RTC Transit and provides access to various areas throughout the Las Vegas Valley. The Avalon at Seven Hills Property is in close proximity to the McCarran International Airport. The Avalon at Seven Hills Property is located within the Henderson/Southeast multifamily submarket of the Las Vegas multifamily market. According to the appraisal, as of the fourth quarter of 2018, the Las Vegas multifamily market contains 149,050 inventory units, has an average vacancy of approximately 4.0% and has asking rents of $1,031 per month. According to the appraisal, as of the fourth quarter of 2018, the Henderson/Southeast multifamily submarket contains 30,708 inventory units, has an average vacancy of 4.5% and has asking rents of $1,313 per month.

The estimated 2018 population within a one-, three- and five-mile radius of the Avalon at Seven Hills Property is 16,741, 124,900 and 276,436, respectively, according to the appraisal. The estimated 2018 median household income within a one-, three- and five-mile radius of the Avalon at Seven Hills Property is $68,920, $70,680 and $69,581, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily - Garden	Loan #13	Cut-off Date Balance:	$15,500,000
2900 Sunridge Heights Parkway	Avalon at Seven Hills	Cut-off Date LTV:	52.0%
Henderson, NV 89052		U/W NCF DSCR:	2.33x
		U/W NOI Debt Yield:	10.3%

Comparable rental properties to the Avalon at Seven Hills Property are shown in the table below:

Avalon at Seven Hills Property Comparable Rentals Summary
Property Name / Address	Year Built	Occupancy	Beds/Bath	Units	Unit Size (SF)	Rent per Month	Rent per SF
Avalon at Seven Hills 2900 Sunridge Heights Parkway Henderson, NV	1999	92.6%(1)	1 BD/1 BA 2 BD/2 BA 3 BD/2 BA	90 91 7	896 1,191 1,544	$983 $1,182 $1,550	$1.10 $0.99 $1.00
The Equestrian 10701 South Eastern Avenue Henderson, NV	1998	99%	1BD/1BA 1BD/1BA 2BD/1BA 2BD/2BA 2BD/2BA 3BD/2BA	72 72 40 96 64 32	688 712 815 948 1,061 1,133	$960 $1,085 $1,065 $1,265 $1,310 $1,490	$1.40 $1.52 $1.31 $1.33 $1.23 $1.32
Veritas 3370 State Rose Parkway Henderson, NV	2010	96%	1BD/1BA 1BD/1BA 1BD/1BA 2BD/2BA 2BD/2BA 2BD/2BA 2BD/2BA 2BD/2BA 3BD/2BA	90 64 32 64 10 56 32 28 54	727 754 839 1,058 1,167 1,168 1,212 1,333 1,289	$1,122 $1,176 $1,192 $1,263 $1,388 $1,297 $1,383 $1,518 $1,534	$1.54 $1.56 $1.42 $1.19 $1.19 $1.11 $1.14 $1.14 $1.19
The Summit at Sunridge 11000 South Eastern Avenue Henderson, NV	1997	96%	1BD/1BA 1BD/1BA 1BD/1BA 2BD/2BA 2BD/2BA 3BD/2BA	64 24 24 48 144 64	715 777 923 992 1,085 1,210	$970 $1,055 $1,165 $1,230 $1,160 $1,470	$1.36 $1.36 $1.26 $1.24 $1.07 $1.21
Positano Apartments 10115 Jeffreys Street Las Vegas, NV	2002	98%	1BD/1BA 1BD/1BA 2BD/2BA 2BD/2BA 3BD/2BA	70 70 102 102 16	735 751 955 1,034 1,126	$1,066 $1,176 $1,227 $1,214 $1,215	$1.45 $1.57 $1.28 $1.17 $1.08
La Serena at the Heights 2951 Siena Heights Drive Henderson, NV	2000	98%	1BD/1BA 2BD/2BA 3BD/2BA	120 208 32	786 1,164 1,402	$1,095 $1,200 $1,360	$1.39 $1.03 $0.97

Source: Appraisal.

(1)	Per the rent roll dated March 11, 2019.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Avalon at Seven Hills Property:

Cash Flow Analysis
	2016	2017	2018	2/28/2019 TTM	UW	UW per Unit
Gross Potential Rent	$2,233,214	$2,322,222	$2,403,810	$2,419,555	$2,523,414	$13,422.41
Concessions	($26,727)	($51,701)	($19,692)	($7,979)	($7,979)	($42.44)
Other Income(1)	$210,356	$230,482	$252,854	$256,829	$256,829	$1,366.11
Less Vacancy & Credit Loss	($205,416)	($155,250)	($89,603)	($110,486)	($126,171)	($671.12)
Effective Gross Income	$2,211,426	$2,345,753	$2,547,369	$2,557,920	$2,646,094	$14,074.97

Real Estate Taxes	$105,885	$118,560	$131,914	$133,242	$137,454	$731.14
Insurance	$8,122	$16,063	$19,235	$19,455	$41,894	$222.84
Other Expenses	$799,059	$844,468	$841,975	$853,236	$866,542	$4,609.27
Total Expenses	$913,066	$979,091	$993,124	$1,005,934	$1,045,890	$5,563.25

Net Operating Income	$1,298,360	$1,366,662	$1,554,246	$1,551,986	$1,600,204	$8,511.72
Capital Expenditures	$0	$0	$0	$0	$47,000	$250.00
Net Cash Flow	$1,298,360	$1,366,662	$1,554,246	$1,551,986	$1,553,204	$8,261.72

Occupancy %	94.1%	95.2%	95.7%	92.6%(2)	95.0%
NOI DSCR	1.94x	2.05x	2.33x	2.32x	2.40x
NCF DSCR	1.94x	2.05x	2.33x	2.32x	2.33x
NOI Debt Yield	8.4%	8.8%	10.0%	10.0%	10.3%
NCF Debt Yield	8.4%	8.8%	10.0%	10.0%	10.0%

(1)	Other Income is comprised of residential reimbursements, laundry and parking.

(2)	Occupancy % as of March 11, 2019.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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Mortgage Loan No. 14 – AC by Marriott San Jose

Mortgage Loan Information	Property Information
Mortgage Loan Seller:	CCRE	Single Asset/Portfolio:	Single Asset
Credit Assessment (KBRA/Fitch/S&P):	NR/NR/NR	Location:	San Jose, CA 95113
Original Balance(1):	$15,000,000	General Property Type:	Hospitality
Cut-off Date Balance(1):	$15,000,000	Detailed Property Type:	Select Service
% of Initial Pool Balance:	2.2%	Title Vesting:	Fee
Loan Purpose:	Acquisition	Year Built/Renovated:	2016/N/A
Borrower Sponsor:	Allan V. Rose	Size:	210 Rooms
Guarantor:	Allan V. Rose	Cut-off Date Balance per Room(1):	$285,714
Mortgage Rate:	4.9300%	Maturity Date Balance per Room(1):	$285,714
Note Date:	3/27/2019	Property Manager:	Aimbridge Hospitality, LLC
First Payment Date:	5/1/2019
Maturity Date:	4/1/2029	Underwriting and Financial Information
Original Term to Maturity:	120 months	UW NOI:	$6,843,361
Original Amortization Term:	0 months	UW NOI Debt Yield(1):	11.4%
IO Period:	120 months	UW NOI Debt Yield at Maturity(1):	11.4%
Seasoning:	2 months	UW NCF DSCR(1):	2.05x
Prepayment Provisions:	LO(26); DEF(90); O(4)	Most Recent NOI:	$7,418,679 (2/28/2019 TTM)
Lockbox/Cash Mgmt Status:	Hard/Springing	2nd Most Recent NOI:	$7,176,172 (12/31/2018)
Additional Debt Type(1)(2):	Pari Passu	3rd Most Recent NOI(3):	N/A
Additional Debt Balance(1)(2):	$45,000,000	Most Recent Occupancy:	80.7% (2/28/2019)
Future Debt Permitted (Type):	No (N/A)	2nd Most Recent Occupancy:	80.0% (12/31/2018)
Reserves	3rd Most Recent Occupancy(3):	N/A
Type	Initial	Monthly	Cap	Appraised Value (as of):	$100,500,000 (3/1/2019)
RE Tax:	$0	Springing	N/A	Appraised Value per Room:	$478,571
Insurance:	$0	Springing	N/A	Cut-off Date LTV Ratio(1):	59.7%
FF&E:	$0	1/12 of 4.0% of gross income from prior year	N/A	Maturity Date LTV Ratio(1):	59.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$60,000,000	60.6%	Purchase Price:	$98,500,000	99.5%
Borrower Equity:	$38,978,596	39.4%	Closing Costs:	$478,596	0.5%
Total Sources:	$98,978,596	100.0%	Total Uses:	$98,978,596	100.0%

(1)	The AC by Marriott San Jose Mortgage Loan (as defined below) is part of the AC by Marriott San Jose Whole Loan (as defined below) which is comprised of three pari passu promissory notes in the aggregate original principal balance of $60,000,000. The Cut-off Date Balance per Room, Maturity Date Balance per Room, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the AC by Marriott San Jose Whole Loan. For additional information on the pari passu notes, see “The Mortgage Loan” below.

(2)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt.

(3)	The AC by Marriott San Jose Property (as defined below) began operations in January 2017. As such, 3rd Most Recent NOI and 3rd Most Recent Occupancy are not available for the AC by Marriott San Jose Property.

The Mortgage Loan. The fourteenth largest mortgage loan (the “AC by Marriott San Jose Mortgage Loan”) is part of a whole loan (the “AC by Marriott San Jose Whole Loan”) evidenced by three pari passu promissory notes in the aggregate original principal balance of $60,000,000, secured by a first priority fee mortgage encumbering a 210-room select service hotel located in San Jose, California (the “AC by Marriott San Jose Property”). The non-controlling Promissory Note A-2-1 in the original principal amount of $15,000,000 represents the AC by Marriott San Jose Mortgage Loan and will be included in the MSC 2019-H6 securitization trust. The controlling Note A-1 with an original principal balance of $35,000,000 was contributed to the CF 2019-CF1 securitization trust. The non-controlling note A-2-2 with an original principal balance of $10,000,000 is held by CCRE and is expected to be contributed to a future securitization transaction. The AC by Marriott San Jose Mortgage Loan will be serviced pursuant to the pooling and servicing agreement for the CF 2019-CF1 securitization transaction. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

AC by Marriott San Jose Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Note Holder	Lead Servicing Interest
A-1	$35,000,000	$35,000,000	CF 2019-CF1	Yes
A-2-1	$15,000,000	$15,000,000	MSC 2019-H6	No
A-2-2	$10,000,000	$10,000,000	CCRE	No
Total:	$60,000,000	$60,000,000

The Borrower and the Borrower Sponsors. The borrower for the AC by Marriott San Jose Whole Loan is AVR San Jose Downtown Hotel LLC (the “AC by Marriott San Jose Borrower”), a single purpose Delaware limited liability company structured to be bankruptcy remote with two independent directors. Allan V. Rose is the borrower sponsor and guarantor of certain nonrecourse carve-outs under the AC by Marriott San Jose Whole Loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Hospitality – Select Service	Loan #14	Cut-off Date Balance:	$15,000,000
350 West Santa Clara Street	AC by Marriott San Jose	Cut-off Date LTV:	59.7%
San Jose, CA 95113		U/W NCF DSCR:	2.05x
		U/W NOI Debt Yield:	11.4%

Allan V. Rose is the owner and chief executive officer of AVR Realty (“AVR”), a privately held real estate development and management company. AVR was founded over 45 years ago and has built, acquired and developed more than 30 million SF of commercial and residential space. AVR’s portfolio includes office complexes, shopping centers, corporate and industrial parks, apartment complexes, residential communities and hotels.

The Property. Built in 2016, the AC by Marriott San Jose Property is a seven story, 210-room select service hotel located in San Jose, California. The AC by Marriott San Jose Property includes 169 king bedrooms, 23 queen/queen bedrooms and 18 king bed suites. Guestroom amenities include complimentary wireless internet, work desks and flat screen televisions. Amenities at the AC by Marriott San Jose Property include an outdoor swimming pool, fitness center, business center, lounge and 895 SF of dedicated meeting space. In 2017 and 2018, the previous ownership of the AC by Marriott San Jose Property invested approximately $320,000 in capital expenditures.

The AC by Marriott San Jose Property also has exclusive access to 74 parking spaces within an adjacent five-story parking garage (that is not part of the collateral securing the AC by Marriott San Jose Whole Loan) pursuant to a recorded parking agreement and reciprocal easement agreement. Among other conditional termination rights, the parking garage owner has the right to demolish the parking garage and terminate the parking agreement with 12 months’ prior notice. For additional information regarding the parking arrangement at the AC by Marriott San Jose Property, see “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties” in the Preliminary Prospectus.

On March 27, 2019, the AC by Marriott San Jose Borrower entered into an approximately 28 year franchise agreement with Marriott International, Inc. that expires on January 31, 2047.

The following table presents historical occupancy, ADR, and RevPAR penetration rates of the AC by Marriott San Jose Property.

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			AC by Marriott San Jose Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2018	80.6%	$240.99	$194.23	80.0%	$252.24	$201.82	99.3%	104.7%	103.9%
1/31/2019 TTM	80.5%	$242.80	$195.48	80.5%	$255.10	$205.31	100.0%	105.1%	105.0%

Source: Hospitality research report

(1)	Includes Hyatt Place San Jose Downtown, Westin San Jose, Destination Hotels Hotel De Anza, Courtyard San Jose Airport, Hilton San Jose, and Hampton Inn San Jose.

The Market. The AC by Marriott San Jose Property is located in San Jose, California, which is part of the San Jose-Sunnyvale-Santa Clara MSA. San Jose is the largest city in Northern California, in both population and area, and the 10th largest in the country in population. San Jose, together with the surrounding area, is a major technology hub known as Silicon Valley. According to the appraisal, Silicon Valley added 1.5 million jobs between 2010 and 2018. Major employers in San Jose include Cisco Systems, Paypal, Inc., eBay, Adobe Systems, Inc., Kaiser Permanente, Western Digital, Super Micro, and IBM. According to the appraisal, the 2017 population estimate and median household income for San Jose was 1,035,317 and $96,662, respectively.

The AC by Marriott San Jose Property is located in downtown San Jose, which is an economic, cultural and political center consisting of hotels, retail, office buildings, and apartment complexes. The AC by Marriott San Jose Property benefits from access to and visibility from Santa Clara Street and State Route 87, which has direct access to Interstate 280. Additionally, the AC by Marriott San Jose Property benefits from its proximity to Mineta San Jose International Airport and San Francisco International Airport, which are four miles north and thirty miles northwest of the AC by Marriott San Jose Property, respectively.

The San Jose McEnery Convention Center is located within 0.4 miles of the AC by Marriott San Jose Property and offers 550,000 SF of meeting space, 165,000 SF of exhibit space, 31 meeting rooms, and banquet facilities for 5,000 people. The SAP Center is located approximately 0.2 miles from the AC by Marriott San Jose Property and is home to the San Jose Sharks of the NHL. San Jose State University is located approximately two miles from the AC by Marriott San Jose Property and has a total enrollment of approximately 33,000 undergraduate students in 2018. Additionally, in June 2017, the City of San Jose entered exclusive negotiations with Google for several land parcels on the west side of downtown San Jose called the Google Transit Village. The Google Transit Village has the potential for 8 million SF of new offices, which could accommodate approximately 30,000 jobs. Google has already purchased several land parcels in the area, but has not developed the land into offices at this time. We cannot assure you that the land will be developed in the future. Other demand generators include Levi’s Stadium and Santa Clara University.

The appraiser determined 2018 market demand segmentation of 68% commercial, 21% meeting and group and 10% leisure. The AC by Marriott San Jose Property had 2018 demand segmentation of 75% commercial, 20% meeting and group and 5% leisure.

The primary competitive set for the hotel consists of six hotels, which range in size from 80 to 353 rooms and collectively contain an aggregate of 1,095 rooms. There are currently three hotels under construction totaling 543 rooms. These hotels include an AC by Marriott hotel, a Hyatt House hotel and a Hyatt Place hotel. The AC by Marriott hotel is expected to open in July 2019 and directly compete with the AC by Marriott San Jose Property, while the Hyatt House hotel and Hyatt Place hotel are expected to open in August 2019 and partially compete with the AC by Marriott San Jose Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Hospitality – Select Service	Loan #14	Cut-off Date Balance:	$15,000,000
350 West Santa Clara Street	AC by Marriott San Jose	Cut-off Date LTV:	59.7%
San Jose, CA 95113		U/W NCF DSCR:	2.05x
		U/W NOI Debt Yield:	11.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the AC by Marriott San Jose Property:

Cash Flow Analysis(1)
	2018	TTM 2/28/2019	UW	UW per Room(2)
Occupancy	80.0%	80.7%	80.7%
ADR	$252.24	$257.43	$255.10
RevPAR	$201.82	$207.72	$205.31

Room Revenue	$15,469,850	$15,922,077	$15,922,077	$75,819
Food & Beverage Revenue	$877,761	$919,158	$919,158	$4,377
Other Income	$547,575	$529,306	$529,306	$2,521
Total Revenue	$16,895,186	$17,370,541	$17,370,541	$82,717

Real Estate Taxes	$475,316	$481,333	$1,164,948	$5,547
Insurance	$171,242	$167,863	$74,806	$356
Other Expenses(3)	$9,072,456	$9,302,666	$9,287,426	$44,226
Total Expenses	$9,719,014	$9,951,862	$10,527,180	$50,129

Net Operating Income	$7,176,172	$7,418,679	$6,843,361	$32,587
FF&E	$0	$0	$694,822	$3,309
Net Cash Flow	$7,176,172	$7,418,679	$6,148,539	$29,279

NOI DSCR(4)	2.39x	2.47x	2.28x
NCF DSCR(4)	2.39x	2.47x	2.05x
NOI Debt Yield(4)	12.0%	12.4%	11.4%
NCF Debt Yield(4)	12.0%	12.4%	10.2%

(1)	The AC by Marriott San Jose Property began operations in January 2017. As such, historical financial information and Occupancy prior to 2018 is not available for the AC by Marriott San Jose Property.

(2)	Based on 210 guestrooms.

(3)	UW Other Expenses include a projected real estate tax increase due to California’s Proposition 13, accounting for a $683,615 increase over the TTM 2/28/2019 real estate tax expense.

(4)	Debt service coverage ratios and debt yields shown are based on the AC by Marriott San Jose Whole Loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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Mortgage Loan No. 15 – Westin Atlanta Airport

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		MSMCH		Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):		NR/NR/NR		Location:	College Park, GA 30337
Original Balance(1):		$15,000,000		General Property Type:	Hospitality
Cut-off Date Balance(1):		$14,963,196		Detailed Property Type:	Full Service
% of Initial Pool Balance:		2.2%		Title Vesting:	Fee
Loan Purpose:		Refinance		Year Built/Renovated:	1982/2008
Sponsor:		Columbia Sussex Corporation		Size:	500 Rooms
Guarantor:		CSC Holdings, LLC		Cut-off Date Balance per Room(1):	$120,703
Mortgage Rate:		4.6200%		Maturity Date Balance per Room(1):	$98,475
Note Date:		3/8/2019		Property Manager:	Columbia Sussex
First Payment Date:		5/1/2019			Management, LLC
Maturity Date:		4/1/2029			(borrower-related)
Original Term to Maturity:		120 months		Underwriting and Financial Information
Original Amortization Term:		360 months		UW NOI:	$8,842,358
IO Period:		0 months		UW NOI Debt Yield(1):	14.7%
Seasoning:		2 months		UW NOI Debt Yield at Maturity(1):	18.0%
Prepayment Provisions:		LO (26); DEF (89); O (5)		UW NCF DSCR(1):	2.07x
Lockbox/Cash Mgmt Status:		Hard/Springing		Most Recent NOI:	$8,876,153 (3/31/2019 TTM)
Additional Debt Type(1):		Pari Passu		2nd Most Recent NOI:	$7,920,135 (12/31/2018)
Additional Debt Balance(1):		$45,388,361		3rd Most Recent NOI:	$7,143,741 (12/31/2017)
Future Debt Permitted (Type):		No (N/A)		Most Recent Occupancy:	86.0% (3/31/2019)
Reserves				2nd Most Recent Occupancy:	86.3% (12/31/2018)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	89.4% (12/31/2017)
RE Tax:	$178,421	$89,211	N/A	Appraised Value (as of):	$87,500,000 (3/1/2019)
Insurance:	$0	Springing	N/A	Appraised Value per Room:	$175,000
FF&E(2):	$0	$89,164	N/A	Cut-off Date LTV Ratio(1):	69.0%
PIP(3):	$3,500,000	Springing	N/A	Maturity Date LTV Ratio(1):	56.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$60,500,000	100.0%	Loan Payoff:	$40,502,460	66.9%
			Return of Equity:	$15,629,533	25.8%
			Reserves:	$3,678,421	6.1%
			Closing Costs:	$689,586	1.1%
Total Sources:	$60,500,000	100.0%	Total Uses:	$60,500,000	100.0%

(1)	The Cut-off Date Balance per Room, Maturity Date Balance per Room, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Westin Atlanta Airport Whole Loan (as defined below).

(2)	The Westin Atlanta Airport Whole Loan documents provide for ongoing monthly reserves for furniture, fixtures and equipment (“FF&E”) in an amount equal to the greater of (i) 1/12 of 4% of the operating income for the Westin Atlanta Airport Property (as defined below) for the preceding calendar year ($89,164 for the balance of 2019) and (ii) the amount of the deposit required by the franchisor on account of FF&E under the franchise agreement. The monthly deposit will be adjusted annually by the lender in January of each calendar year based on the foregoing.

(3)	The Westin Atlanta Airport Borrower (as defined below) may, at its option but subject to no less than 30 days’ prior written notice to the lender, provide a letter of credit in lieu of any of the cash deposits required to be made pursuant to the Westin Atlanta Airport Whole Loan documents in connection with the PIP reserve, provided that such letter of credit is in the amount of the cash deposit required thereunder and otherwise meets all applicable requirements set forth in the Westin Atlanta Airport Whole Loan documents.

The Mortgage Loan. The fifteenth largest mortgage loan (the “Westin Atlanta Airport Mortgage Loan”) is part of a whole loan (the “Westin Atlanta Airport Whole Loan”) evidenced by three pari passu promissory notes in the aggregate original principal amount of $60,500,000, all of which are secured by a first priority fee mortgage encumbering the full service, 500-room hotel known as Westin Atlanta Airport located in College Park, Georgia (the “Westin Atlanta Airport Property”). The non-controlling Promissory Note A-1-A in the original principal amount of $15,000,000 represents the Westin Atlanta Airport Mortgage Loan and will be included in the MSC 2019-H6 securitization trust. Promissory Note A-1-B and the controlling Promissory Note A-2 in the original principal amounts of $20,000,000 and $25,500,000, respectively, and together aggregating a $45,500,000 original principal amount, are expected to be contributed to the BANK 2019-BNK18 securitization transaction. The Westin Atlanta Airport Whole Loan is expected to be serviced pursuant to the pooling and servicing agreement for the BANK 2019-BNK18 securitization transaction. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Hospitality – Full Service	Loan #15	Cut-off Date Balance:	$14,963,196
4736 Best Road	Westin Atlanta Airport	Cut-off Date LTV:	69.0%
College Park, GA 30337		U/W NCF DSCR:	2.07x
		U/W NOI Debt Yield:	14.7%

Westin Atlanta Airport Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Lead Servicing Interest
A-1-A	$15,000,000	$14,963,196	MSC 2019-H6	No
A-1-B	$20,000,000	$19,950,928	BANK 2019-BNK18(1)	No
A-2	$25,500,000	$25,437,433	BANK 2019-BNK18(1)	Yes
Total	$60,500,000	$60,351,557

(1)	Anticipated to be contributed to the BANK 2019-BNK18 securitization upon the closing of such securitization.

The Borrower and the Borrower Sponsor. The borrower is CP Best Rd., LLC (the “Westin Atlanta Airport Borrower”), a single-purpose Delaware limited liability company with two independent directors. The borrower sponsor is Columbia Sussex Corporation (“Columbia Sussex”) and the non-recourse carveout guarantor is CSC Holdings, LLC. The Westin Atlanta Airport Borrower is wholly owned by CSC Holdings, LLC.

Founded in 1972, Columbia Sussex is a private hotel company operating in the United States. Columbia Sussex’s portfolio of hotels is made up primarily of upscale branded full-service properties under the Marriott and Hilton brands. Columbia Sussex is one of the largest full-service franchisees of Marriott Hotels, and currently owns and operates 39 hotels (including brands such as Marriott, Hilton, Westin, Renaissance, and Hyatt).

The Property. The Westin Atlanta Airport Property is a 10-story, full service hotel located in College Park, Georgia. The Westin Atlanta Airport Property contains 500 rooms, including 245 king bedrooms, 229 double/double bedrooms, and 26 suites. Amenities include three food and beverage venues (Revive Coffee House, Martini’s lobby bar and Cecilia’s Southern Table), an indoor/outdoor pool, a fitness center, a business center and a sundry shop. The Westin Atlanta Airport Property also features approximately 22,290 SF of meeting space spread across 20 rooms, the largest of which is 6,519 SF. There are 499 garage/surface parking spaces (1.0 space per room) located at the Westin Atlanta Airport Property. The Westin Atlanta Airport Property operates under a franchise agreement with Westin Hotel Management, L.P. that expires on March 31, 2037 with no renewal options remaining.

The Westin Atlanta Airport Borrower is required to complete a change of ownership property improvement plan (“PIP”) totaling $3.5 million ($7,000/room), which amount was reserved for at origination of the Westin Atlanta Airport Whole Loan. The majority of the planned renovations will be to guestrooms, lobby area, and shared amenity spaces. This includes replacing carpet, decorative light fixtures, vinyl wall, artwork, upholstered goods, desk chairs, full length mirrors and window treatments. The change of ownership PIP is required to be completed by September 28, 2020. The Westin Atlanta Airport Property was built in 1982 and underwent its last major renovation in 2008. Since 2008, the Westin Atlanta Airport Property has undergone approximately $22.8 million in renovations.

According to the appraisal, in 2018 the Westin Atlanta Airport Property generated approximately 35% of its room nights from commercial demand, 25% from meeting and group demand, 20% from leisure demand and 20% from contract demand.

More specific information about the Westin Atlanta Airport Property and the related competitive set is set forth in the following table:

Historical Occupancy, ADR, RevPAR(1)(2)
	Competitive Set			Westin Atlanta Airport Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2017	80.6%	$118.59	$95.60	89.5%	$111.56	$99.83	111.0%	94.1%	104.4%
12/31/2018	80.0%	$121.39	$97.05	86.4%	$117.19	$101.20	108.0%	96.5%	104.3%
3/31/2019 TTM	79.7%	$125.98	$100.41	86.1%	$120.30	$103.54	108.0%	95.5%	103.1%

Source: Industry Report.

(1)	The competitive set includes Holiday Inn Atlanta Airport North, Crowne Plaza Atlanta Airport, Marriott Atlanta Airport, Hilton Atlanta Airport, Embassy Suites by Hilton Atlanta Airport, Renaissance Concourse Atlanta Airport Hotel and Hotel Indigo Atlanta Airport College Park.

(2)	The variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the Westin Atlanta Airport Property are attributable to variances in reporting methodologies and/or timing differences.

The Market. The Westin Atlanta Airport Property is located in College Park, Georgia, approximately 11 miles southwest of the city of Atlanta. Primary commercial demand generators in the area include professional and business services, education and health services, government, retail trade and leisure. The main demand generating locations include the Delta Airlines Training Center which is approximately 3.5 miles northeast of the Westin Atlanta Airport Property and the Georgia International Convention Center which is 1.5 miles north of the Westin Atlanta Airport Property. Primary access to the Westin Atlanta Airport Property is provided by Interstate 285, which encircles Atlanta and connects to Interstate 20, and Interstate 285. The Westin Atlanta Airport Property is also in close proximity to the Hartsfield-Jackson Atlanta International Airport, which is the primary airport in Atlanta and maintains seven passenger terminals.

According to the appraisal, there are multiple planned developments for the College Park area. Airport City is a planned 320-acre mixed use development located west of Interstate 85 and the Hartsfield-Jackson Atlanta International Airport. 250 of the 320 acres is estimated to be developable and the remainder is expected to be used for a nine-hole golf course and green space. The project is envisioned to contain a mix of Class A office space, restaurants, as many as 10 new hotels, and retail space. Construction is slated to begin in the summer of 2019. Other developments include BMW of North America, LLC which is currently building its southern region training center in College Park on a 4.1 acre site.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Hospitality – Full Service	Loan #15	Cut-off Date Balance:	$14,963,196
4736 Best Road	Westin Atlanta Airport	Cut-off Date LTV:	69.0%
College Park, GA 30337		U/W NCF DSCR:	2.07x
		U/W NOI Debt Yield:	14.7%

The following table presents certain information relating to the primary competitive properties to the Westin Atlanta Airport Property:

Property Competitive Summary(1)
Property Name	No. of Rooms	Year Built	Meeting Space (SF)	Commercial	Meeting & Group	Leisure	Contract	Estimated 2018 Occupancy(2)	Estimated 2018 ADR(2)	Estimated 2018 RevPAR(2)
Westin Atlanta Airport	500	1982	22,290	35%	25%	20%	20%	86.3%	$116.08	$100.22
Holiday Inn & Suites Atlanta Airport - North	330	1967	12,203	40%	20%	25%	15%	75.0% - 80.0%	$100 - $105	$75 - $80
Crowne Plaza Atlanta Airport	378	1973	14,727	35%	25%	25%	15%	75.0% - 80.0%	$105 - $110	$80 - $85
Atlanta Airport Marriott	641	1981	30,178	30%	30%	20%	20%	80.0% - 85.0%	$125 - $130	$100 - $105
Hilton Atlanta Airport	507	1989	23,052	30%	30%	20%	20%	85.0% - 90.0%	$130 - $135	$110 - $115
Embassy Suites by Hilton Atlanta Airport	236	1989	7,542	45%	25%	15%	15%	80.0% - 85.0%	$120 - $125	$100 - $105
Renaissance Concourse Atlanta Airport Hotel	387	1992	29,474	30%	30%	20%	20%	80.0% - 85.0%	$135 - $140	$110 - $115
Hotel Indigo Atlanta Airport College Park	142	2012	1,242	45%	20%	25%	10%	70.0% - 75.0%	$105 - $110	$70 - $75

Source: Appraisal.

(1)	Variances between the underwriting, the appraisal and the Historical Occupancy, ADR, RevPAR table with respect to Occupancy, ADR and RevPAR at the Westin Atlanta Airport Property are attributable to variances in reporting methodologies and/or timing differences.

(2)	Estimated 2018 Occupancy, Estimated 2018 ADR and Estimated 2018 RevPAR are based on the appraisal’s estimated 2018 year-end figures.

According to the appraisal, four major projects are currently under development or have been recently opened in the market. There is a 214-room luxury Solis Two Porsche Drive hotel that opened in November 2017, a 99 room Home2Suites by Hilton currently under construction, a 222 room AC by Marriott Hotel that was announced in September 2018 and a new full service InterContinental Hotel planned at the airport redevelopment which is in the early development stages. According to the appraisal, these developments are not expected to directly compete with the Westin Atlanta Airport Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Westin Atlanta Airport Property:

Cash Flow Analysis
	2016	2017	2018	3/31/2019 TTM	UW	UW per Room
Occupancy	89.6%	89.4%	86.3%	86.0%	86.0%
ADR	$106.31	$111.19	$116.08	$118.97	$118.97
RevPAR	$95.26	$99.35	$100.22	$102.37	$102.37

Room Revenue	$17,432,692	$18,131,982	$18,289,690	$18,683,174	$18,683,174	$37,366
Food & Beverage Revenue	$8,027,694	$7,393,307	$7,088,220	$7,794,130	$7,794,130	$15,588
Other Income	$1,097,322	$882,894	$1,077,012	$1,126,637	$1,126,637	$2,253
Total Revenue	$26,557,708	$26,408,183	$26,454,922	$27,603,941	$27,603,941	$55,208

Real Estate Taxes	$852,000	$1,067,326	$1,070,999	$1,074,395	$1,070,520	$2,141
Insurance	$305,955	$346,987	$293,224	$299,779	$302,302	$605
Other Expenses	$19,642,359	$17,850,129	$17,170,564	$17,353,614	$17,388,761	$34,778
Total Expenses	$20,800,314	$19,264,442	$18,534,787	$18,727,788	$18,761,583	$37,523

Net Operating Income	$5,757,394	$7,143,741	$7,920,135	$8,876,153	$8,842,358	$17,685
FF&E	$1,062,308	$1,056,327	$1,058,197	$1,104,157	$1,104,158	$ 2,208
Net Cash Flow	$4,695,086	$6,087,414	$6,861,938	$7,771,996	$7,738,200	$15,476

NOI DSCR(1)	1.54x	1.91x	2.12x	2.38x	2.37x
NCF DSCR(1)	1.26x	1.63x	1.84x	2.08x	2.07x
NOI Debt Yield(1)	9.5%	11.8%	13.1%	14.7%	14.7%
NCF Debt Yield(1)	7.8%	10.1%	11.4%	12.9%	12.8%

(1)	Debt service coverage ratios and debt yields are based on the Westin Atlanta Airport Whole Loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-H6

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